     As filed with the Securities and Exchange Commission on June 8, 2001

                                             Registration Number 333-60572
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            ALAMOSA (DELAWARE), INC.
                            (EXACT NAME OF REGISTRANT
                          AS SPECIFIED IN ITS CHARTER)

   DELAWARE                           4812                        75-2843707
(STATE OR OTHER          (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
JURISDICTION OF           CLASSIFICATION CODE NUMBER)           IDENTIFICATION
INCORPORATION OR                                                    NUMBER)
 ORGANIZATION)

                            ------------------------

                                5225 S. LOOP 289
                              LUBBOCK, TEXAS 79424
                                 (806) 722-1100
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                       SEE TABLE OF ADDITIONAL REGISTRANTS

                            ------------------------

                                David E. Sharbutt
                             Chief Executive Officer
                            Alamosa (Delaware), Inc.
                                5225 S. Loop 289
                              Lubbock, Texas 79424
                                 (806) 722-1100
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                            Fred B. White, III, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                                 (212) 735-3000

                            ------------------------

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS


                                          STATE OR OTHER    PRIMARY STANDARD
                                          JURISDICTION OF     INDUSTRIAL           I.R.S. EMPLOYER
            EXACT NAME OF                  INCORPORATION    CLASSIFICATION        IDENTIFICATION
       ADDITIONAL REGISTRANTS              OR FORMATION      CODE NUMBER              NUMBER

Alamosa Holdings, LLC*                        Delaware          4812                75-2900875

Alamosa PCS, Inc.*                            Delaware          4812                74-2938804

Alamosa Missouri, LLC*                        Missouri          4812                43-1827437

Alamosa Missouri Properties, LLC*             Missouri          4812                43-1860773

Washington Oregon Wireless, LLC*              Oregon            4812                93-1249029

Washington Oregon Wireless Properties,
LLC*                                          Delaware          4812                93-1311633

Washington Oregon Wireless Licenses, LLC*     Delaware          4812                93-1311636

SWLP, L.L.C.*                                 Oklahoma          4812                75-2900875

SWGP, L.L.C.*                                 Oklahoma          4812                75-2900875

Southwest PCS, L.P.*                          Oklahoma          4812                73-1545917

Southwest PCS Properties, LLC*                Delaware          4812                52-2303150

Southwest PCS Licenses, LLC*                  Delaware          4812                52-2303152

Alamosa Wisconsin GP, LLC*                    Wisconsin         4812                74-2938804

Alamosa Wisconsin Limited Partnership*        Wisconsin         4812                74-2938839

Alamosa (Wisconsin) Properties, LLC*          Wisconsin         4812                74-2938839

Alamosa Finance, LLC*                         Delaware          4812                74-2938804

Alamosa Limited, LLC
     200 West Ninth Street Plaza
     Suite 102
     Wilmington, Delaware 19801               Delaware          4812                74-2938804

Alamosa Delaware GP, LLC*                     Delaware          4812                74-2938804

Texas Telecommunications, LP*                 Texas             4812                75-2851320

Alamosa Properties, LP*                       Texas             4812                75-2921304


-------------------
* Address and telephone of principal executive offices are the same as those of Alamosa (Delaware), Inc.

THE INFORMATION CONTAINED IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 8, 2001



PROSPECTUS




                           ALAMOSA (DELAWARE), INC.


                               EXCHANGE OFFER FOR
                          12 1/2% SENIOR NOTES DUE 2011

                            ---------------------
     We are offering to exchange an aggregate principal amount of up to $250,000,000 of our new 12 1/2% senior notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like amount of our outstanding 12 1/2% senior notes due 2011.

                            ---------------------
                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON            , 2001, UNLESS EXTENDED.
                            ---------------------
TERMS OF THE EXCHANGE OFFER:


    o We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.


    o You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.


    o We believe that the exchange of outstanding notes will not be a taxable exchange for United States federal income tax purposes, but you should see the section entitled "Material Federal Income Tax Consequences" on page 135 for more information.


    o The terms of the notes to be issued are substantially identical to the terms of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.


    o We will not receive any proceeds from the exchange offer.


    o There is no existing market for the notes to be issued, and we do not intend to apply for their listing on any securities exchange.


     SEE THE SECTION ENTITLED "RISK FACTORS" THAT BEGINS ON PAGE 9 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING NOTES FOR EXCHANGE.

                            ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------
                 The date of this Prospectus is         , 2001.

                      WHERE YOU MAY FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission. Copies of those reports and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

    o Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

    o Seven World Trade Center, 13th Floor, New York, New York 10048; or

    o Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

     We have filed a registration statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the registered notes to be issued in the exchange offer. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

     In the event that we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we will be required under the indenture for the registered notes to continue to file with the Securities and Exchange Commission, and to furnish the holders of the registered notes with, the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

     The documents referred to in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is referred to in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents referred to in this prospectus are not themselves specifically referred to in this prospectus, then the exhibits will not be provided.

   Requests for documents should be directed to:

        Alamosa (Delaware), Inc.
        5225 S. Loop 289
        Lubbock, TX 79424
        Attention: Kendall W. Cowan,
                  Chief Financial Officer and Secretary

     You should rely only on the information contained in this prospectus or information to which we have referred you. We have not authorized anyone to provide you with any additional information.


                          FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology such as "may," "might," "could," "would," "believe," "expect," "intend," "plan," "seek," "anticipate," "estimate," "project" or "continue" or the negative thereof or other variations thereon or comparable terminology. All statements other than statements of historical fact included in this prospectus, including, but not limited to, those regarding our financial position and liquidity, are forward-looking statements. These forward-looking statements also include:

    o forecasts of growth in the number of consumers using wireless personal communications services and in estimated populations;


    o statements regarding our plans for, schedule for and costs of the build-out of our portion of the Sprint PCS network;


    o statements regarding our anticipated revenues, expense levels, liquidity and capital resources, operating losses and projections of when we will launch commercial wireless personal communications service in particular markets; and


    o statements regarding expectations or projections about markets in our territories.


     Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. Important factors that could cause actual results to differ materially from those in the forward-looking statements included herein include, but are not limited to:


    o our dependence on our affiliation with Sprint PCS;


    o the ability of Sprint PCS to alter fees paid or charged to us in accordance with our affiliation agreements;


    o the need to successfully complete the build-out of our portion of the Sprint PCS network on our anticipated schedule;


    o our limited operating history and anticipation of future losses;


    o our dependence on Sprint PCS's back office services;


    o potential fluctuations in our operating results;


    o changes or advances in technology;


    o competition in the industry and markets in which we operate;


    o our ability to attract and retain skilled personnel;


    o our potential need for additional capital or the need for refinancing existing indebtedness;


    o our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;


    o changes in government regulation; and


    o general economic and business conditions.


     All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

                              PROSPECTUS SUMMARY


     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety. References in this prospectus to "Alamosa (Delaware)," "we," "our" and "us" refer to Alamosa (Delaware), Inc. and our subsidiaries. "Alamosa Holdings" refers to Alamosa Holdings, Inc., our parent holding company.

                                  THE COMPANY

     OVERVIEW. We are an indirect wholly owned subsidiary of Alamosa Holdings, Inc., a Delaware corporation, whose shares of common stock are quoted on the Nasdaq National Market System under the symbol "APCS." We are a holding company, and through our operating subsidiaries we provide wireless personal communications services, commonly referred to as PCS, in the Southwestern, Northwestern and Midwestern United States. We are a network partner of Sprint PCS, the personal communications services group of Sprint Corporation. Sprint PCS, directly and through affiliates such as us, provides wireless personal communications services in more than 4,000 cities and communities across the country. We have the exclusive right to provide digital wireless personal communications network services under the Sprint and Sprint PCS brand names in a territory primarily located in Texas, New Mexico, Arizona, Colorado, Wisconsin, Illinois, Oklahoma, Kansas, Missouri, Washington and Oregon. Through December 31, 1999, we were a development stage company.

     We launched Sprint PCS service in Laredo, Texas in June 1999, and through March 31, 2001 have commenced service in 62 additional markets, including 41 markets in territories serviced by companies that we acquired in 2001. At March 31, 2001, our systems covered approximately 9,202,300 residents out of approximately 15,642,200 million total residents in those markets. The number of residents covered by our systems does not represent the number of Sprint PCS subscribers that we expect to be based in our territories. As of March 31, 2001, 261,345 Sprint PCS subscribers were based in our territories.

     RECENT ACQUISITIONS. On February 14, 2001, we completed our acquisition of Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW"). Roberts' service area, which includes 2.5 million people, includes the market areas surrounding Kansas City, the world headquarters of Sprint PCS, and St. Louis, including the Interstate 70 corridor connecting the two cities. At December 31, 2000, Roberts' network covered approximately 1.1 million people. WOW's service area, which includes 1.5 million people, includes the market areas of Ellenburg, Yakima and Kennewick, Washington and key travel corridors within Washington and Oregon. At December 31, 2000, WOW's network covered approximately 800,000 people.

     On March 30, 2001, we completed our acquisition of Southwest PCS Holdings, Inc. ("Southwest"). Southwest's service area, which includes 2.8 million people, includes market areas in Texas, Oklahoma and Arkansas, encompassing over 2,100 heavily traveled highway miles. At December 31, 2000, Southwest had launched service in 18 markets covering approximately 1.5 million residents and had approximately 40,000 customers.

     In connection with the Roberts and WOW acquisitions, we entered into a new senior secured credit facility for up to $280 million. In connection with the acquisition of Southwest, we increased the amount of the senior secured credit facility from $280 million to $333 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."
                            ---------------------
     Our principal executive office is located at 5225 S. Loop 289, Lubbock, Texas 79424. Our telephone number is (806) 722-1100.

                              THE EXCHANGE OFFER

     On January 31, 2001, we issued and sold $250 million aggregate principal amount of 12 1/2% senior notes due 2011 in a transaction exempt from the registration requirements of the Securities Act. Simultaneously with that transaction, we entered into a registration rights agreement with the initial purchasers of those original notes, in which we agreed to deliver this prospectus to you and to commence this exchange offer. In this exchange offer, you may exchange your outstanding notes for registered notes which have substantially the same terms. You should read the discussion under the headings "The Exchange Offer" and "Description of Notes" for further information regarding the notes to be issued in the exchange offer. The term "registered notes" refers to the registered 12 1/2% Senior Notes due 2011 being offered in the exchange offer. The term "outstanding notes" refers to our currently outstanding 12 1/2% Senior Notes due 2011 that are exchangeable for the registered notes.



Securities Offered..........   Up to $250 million in principal amount of new
                               12 1/2% senior notes due 2011, registered under the Securities Act of 1933. The terms of the notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that the transfer restrictions, registration rights and special interest provisions relating to the outstanding notes do not apply to the new registered notes.



The Exchange Offer..........   We are offering registered notes in exchange
                               for a like principal amount of our outstanding unregistered notes. We are offering these registered notes to satisfy our obligations under a registration rights agreement which we entered into with the initial purchasers of the outstanding notes. You may tender your outstanding notes for exchange by following the procedures described under the heading "The
                               Exchange Offer."


Tenders; Expiration Date;
 Withdrawal.................   The exchange offer will expire at 5:00 p.m.,
                               New York City time, on [ ], unless we extend it.
                               If you decide to exchange your outstanding notes for registered notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the registered notes. You may withdraw any notes that you tender for exchange at any time prior to [ ]. If we decide for any reason not to accept any notes you have tendered for exchange, those notes will be returned to you without cost promptly after the expiration or termination of the exchange offer.
                               See "The Exchange Offer--Terms of the Exchange
                               Offer" for a more complete description of the tender and withdrawal provisions.


United States Federal Income Tax
 Consequences...............   Your exchange of outstanding notes for
                               registered notes to be issued in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes.
                               See "Material United States Federal Tax
                               Considerations" for a summary of material United
                               States federal income tax consequences associated with the exchange of outstanding notes for the registered notes to be issued in the exchange offer and the ownership and disposition of those registered notes.

Accounting Treatment........   We will not recognize any gain or loss for
                               accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the registered notes under accounting principles generally acceptable in the United States of America.


Use of Proceeds.............   We will not receive any cash proceeds from the
                               exchange offer.


Exchange Agent..............   Wells Fargo Bank Minnesota, N.A.


Consequences of Failure to
 Exchange...................   Outstanding notes not exchanged in the exchange
                               offer will continue to be subject to the restrictions on transfer that are described in the legend on the outstanding notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the outstanding notes under the Securities Act. If your notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged notes.


Consequences of Exchanging Your
 Outstanding Notes..........   Based on interpretations of the staff of the
                               Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                o you acquire the notes issued in the exchange
                                  offer in the ordinary course of your
                                  business;

                                o you are not participating, do not intend to
                                  participate, and have no arrangement or
                                  undertaking with anyone to participate, in the distribution of the notes issued to you in the exchange offer; and

                                o you are not an "affiliate" of Alamosa
                                  (Delaware), as defined in Rule 405 of the Securities Act.

                               If any of these conditions are not satisfied and you transfer any notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you may incur.

                               Each broker-dealer that receives registered notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. See "Plan of Distribution".

                             THE REGISTERED NOTES

     When we refer to the term "note" or "senior notes", we are referring to both the outstanding notes and the registered notes.

     The terms of the registered notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except:

    o the registered notes will have been registered under the Securities Act;


    o the registered notes will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

    o the registered notes will not contain provisions relating to the payment of special interest to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

     A brief description of the material terms of the registered notes follows:



Securities Offered..........   $250 million aggregate principal amount of
                               12 1/2% senior notes due 2011.


Issuer......................   Alamosa (Delaware), Inc.


Maturity Date...............   February 1, 2011.


Interest....................   12 1/2% per annum, payable semi-annually on
                               February 1 and August 1, beginning on August 1,
                               2001.


Subsidiary Guarantees.......   The registered notes will be guaranteed on a
                               senior subordinated basis by all of our current or future domestic restricted subsidiaries. See
                               "Description of Notes--Subsidiary Guarantees."


Ranking.....................   The registered notes will be:

                                o senior unsecured obligations of Alamosa
                                  (Delaware) (except to the extent of amounts secured under the security agreement described below);

                                o equal in right of payment to all of our
                                  existing and future senior debt, including our 12 7/8% senior discount notes due 2010; and

                                o senior in right of payment to all of our
                                  existing and future subordinated debt.

                               The guarantees will be unsecured obligations of the guarantors and will be:

                                o subordinated in right of payment to each
                                  guarantor's obligations under any credit facilities with banks or institutional lenders, referred to herein as "designated senior debt;"

                                o equal in right of payment to all existing and
                                  future senior subordinated debt of each
                                  guarantor; and

                                o senior in right of payment to all existing
                                  and future subordinated debt of each
                                  guarantor.

                               At the time of completion of this offering, the guarantees will be subordinated to any obligations of our subsidiaries under our senior secured credit facility for up to $333.0 million. Our guarantors generate all of our operating income, and we are dependent on them to meet our obligations under the notes.

                               See "Description of Notes--Ranking."


Security Agreement..........   Concurrently with the closing of the offering
                               of the outstanding notes, we deposited with Wells
                               Fargo Bank Minnesota, N.A., as custody agent, approximately $59.0 million from the proceeds of such offering in U.S. government securities to secure on a pro rata basis our payment obligations under the notes and under our 12 7/8% senior discount notes. The amount that was deposited in the security account, together with the proceeds from the investment thereof, will be sufficient to pay when due the first four interest payments on the notes. Funds will be released from the custody account to make interest payments on the notes as they become due, so long as there does not exist an event of default with respect to the notes or the 12 7/8% senior discount notes.


Optional Redemption.........   On or prior to February 1, 2004, we may use the
                               net proceeds from certain equity offerings by us or our direct or indirect parent companies to redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 112.5% of the principal amount as of the date of redemption, provided that at least 65% of the principal amount of the notes remains outstanding immediately after the redemption.

                               See "Description of Notes--Optional Redemption."

                               On or after February 1, 2006, we may redeem all or part of the registered notes at various redemption prices set forth under "Description of Notes--Optional Redemption," together with accrued and unpaid interest, if any, to the date of redemption.


Change of Control...........   If we experience a change of control, we will
                               be required to make an offer to repurchase the registered notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of repurchase. See
                               "Description of Notes--Repurchase at the Option of Holders Upon a Change of Control."


Restrictive Covenants.......   The indenture governing the registered notes
                               contains covenants that, among other things and subject to important excep- tions, limit our ability and the ability of our existing and future domestic restricted subsidiaries to:

                                o incur additional debt or issue preferred
                                  stock;

                                o pay dividends, redeem capital stock or make
                                  other restricted payments or investments;

                                o create liens on assets;

                                o merge, consolidate or dispose of assets;

                                o enter into transactions with affiliates; and

                                o change lines of business.

                               See "Description of Notes--Certain Covenants."


                                 RISK FACTORS


     See "Risk Factors" beginning on page 9 for a discussion of factors that should be considered by holders of the outstanding notes in the exchange offer.

                           ALAMOSA (DELAWARE), INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of December 31, 2000, 1999 and 1998 and for each of the years ended December 31, 2000 and 1999 and for the period ended December 31, 1998 have been derived from the audited consolidated financial statements of Alamosa (Delaware) and the notes.

     The selected financial data presented under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of March 31, 2001 and 2000 and for the three months ended March 31, 2001 and 2000 are derived from the unaudited consolidated financial statements of Alamosa (Delaware). The unaudited financial statements of Alamosa (Delaware) include all adjustments, consisting only of normal accruals, that management considers necessary for a fair presentation of financial position and results of operations for the unaudited interim periods. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

     It is important that you also read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements for the three months ended March 31, 2001 and March 31, 2000, and for the periods ended December 31, 2000, 1999, and 1998 and the related notes.





                                                                                                               FOR THE PERIOD
                                                                                                               JULY 16, 1998
                                            FOR THE           FOR THE        FOR THE YEAR      FOR THE YEAR     (INCEPTION)
                                          THREE MONTHS      THREE MONTHS         ENDED            ENDED           THROUGH
                                        ENDED MARCH 31,   ENDED MARCH 31,    DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                              2001              2000             2000              1999             1998
                                       ----------------- ----------------- ---------------- ----------------- ---------------
SELECTED OPERATING DATA:
 Revenues:
  Service revenues ...................    $ 41,919,223      $ 10,296,742     $ 73,499,638      $  6,533,623      $      --
  Product sales ......................       3,914,866         1,583,358        9,200,669         2,450,090             --
                                          ------------      ------------     ------------      ------------      ---------
   Total revenue .....................      45,834,089        11,880,100       82,700,307         8,983,713             --
                                          ------------      ------------     ------------      ------------      ---------
 Costs and expenses ..................      74,626,002        24,994,350      151,596,913        39,655,669        958,394
 Interest and other
  income/(expense) ...................      (8,995,021)       (2,465,624)     (11,291,494)       (2,163,903)        34,572
 Income tax benefit ..................      13,858,115                --                -                --             --
 Loss on debt extinguishment .........      (3,503,279)               --               --                 -             --
                                          ------------      ------------     ------------      ------------      ---------
 Net income/(loss) ...................   ($ 27,432,098)    ($ 15,579,874)   ($ 80,188,100)    ($ 32,835,859)    ($ 923,822)
                                          ============      ============     ============      ============      =========
 Other data:
  Deficiency of earnings before
   fixed charges (1) .................   ($ 29,229,840)    ($ 15,579,874)   ($ 80,188,100)    ($ 33,492,844)    ($ 923,822)
                                          ------------      ------------     ------------      ------------      ---------




                                               AS OF             AS OF             AS OF            AS OF           AS OF
                                             MARCH 31,         MARCH 31,       DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                               2001               2000             2000             1999             1998
                                         ----------------   ---------------   --------------   --------------   -------------
SELECTED BALANCE SHEET DATA:
 Cash and cash equivalents ...........    $  163,044,589     $283,880,790      $141,768,167     $  5,655,711     $13,529,077
 Short-term investments ..............        33,900,000       15,063,018         1,600,000               --              --
 Property and equipment, net .........       386,792,498       91,439,091       228,982,869       84,713,724       2,092,762
 Restricted cash .....................        70,585,203        1,000,000                --          518,017              --
 Goodwill and intangible assets              914,987,707               --                --               --              --
 Total assets ........................     1,639,535,165      410,116,324       458,398,013      104,492,199      15,673,885
 Accounts payable and accrued
  expenses ...........................       100,214,370       15,689,939        59,749,061       15,153,068         395,355
 Long-term debt ......................       668,937,323      195,103,423       263,804,132       71,876,379              --
 Total liabilities ...................       989,901,794      215,877,252       326,999,923       93,052,369       1,597,707
 Total shareholders' equity ..........    $  649,633,371     $194,239,072      $131,398,090     $ 11,439,830     $14,076,178


----------
(1) For purposes of computing the deficiency of earnings before fixed charges, fixed charges consist of interest expense, rental expense and amortization of expense related to indebtedness. The deficiency of earnings before fixed charges is the amount required for the ratio of earnings to fixed charges to be one-to-one.

                                CAPITALIZATION


     The following table shows our cash and cash equivalents, restricted cash, short-term debt, long-term debt, stockholders' equity and capitalization on an historical basis as of March 31, 2001, and reflects (1) the acquisitions of Roberts, WOW and Southwest, (2) the issuance of $250 million in senior notes, less discounts and commissions of the initial purchasers and estimated offering expenses of $7.5 million, (3) the initial draw of $150 million under the senior secured credit facility used to pay off the EDC debt and the debt of Roberts and WOW and the subsequent increase of the senior secured credit funding to $333 million and drawdown of $53 million thereunder to pay off the secured portion of the debt of Southwest, and (4) the use of approximately $59 million to establish a security account to secure on a pro rata basis our payment obligations under the senior notes and the senior discount notes and $11.5 million as interest collateral for the new senior secured credit facility.





                                                                          AS OF MARCH 31, 2001
                                                                       --------------------------
                                                                        (UNAUDITED, IN THOUSANDS)
Cash and cash equivalents ..........................................           $  163,045
Short-term investments .............................................           $   33,900
Restricted cash (1) ................................................           $   70,585
Short-term debt
Current portion of capital lease obligations .......................                   37
Long-term debt:
 Senior discount notes .............................................           $  215,937
 Senior notes ......................................................              250,000
 Senior secured credit facility ....................................              203,000
 Capital lease obligations .........................................                1,029
                                                                               ----------
 Total long-term debt ..............................................           $  669,966
Stockholders' equity:
 Preferred stock, par value $.01 per share; 1,000 shares authorized;
   no shares issued ................................................           $       --
 Common stock, par value $.01 per share: 9,000 shares authorized;
   100 shares outstanding ..........................................                 .001
 Additional paid-in capital ........................................              791,928
 Unearned compensation .............................................                 (930)
 Accumulated other comprehensive income, net of tax ................                   15
 Accumulated deficit ...............................................             (141,380)
                                                                               ----------
Total stockholders' equity .........................................           $  649,633
                                                                               ----------
Total capitalization ...............................................           $1,319,636
                                                                               ==========



----------
(1) Reflects the portion of the net proceeds of the offering of the outstanding senior notes used to purchase a portfolio of U.S. government securities.

                                 RISK FACTORS

     You should consider carefully the following risks and all of the information set forth in this prospectus before tendering your notes for exchange in the exchange offer. The risk factors set forth below, other than those which discuss the consequences of failing to exchange your outstanding notes in the exchange offer, are generally applicable to both the outstanding notes and the registered notes.


RISKS RELATED TO THE NOTES

     YOU MAY HAVE DIFFICULTY SELLING THE NOTES WHICH YOU DO NOT EXCHANGE.

     If you do not exchange your outstanding notes for the notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your notes. Those transfer restrictions are described in the indenture and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act of 1933.

     In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the outstanding notes under the Securities Act.

     If a large number of outstanding notes are exchanged for notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

     See "The Exchange Offer--Consequences of Failure to Exchange Outstanding Notes" for a discussion of the possible consequences of failing to exchange your notes.

     THE ABSENCE OF A PUBLIC MARKET MAY MAKE IT DIFFICULT TO SELL THE REGISTERED NOTES.

     The outstanding notes were issued to, and we believe these securities are currently owned by, a relatively small number of beneficial owners. The outstanding notes have not been registered under the Securities Act and will remain subject to restrictions on transferability if they are not exchanged for the registered notes. Although the registered notes may be resold or otherwise transferred by the holders (who are not our affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. There can be no assurance that such a market will develop. In addition, the registered notes will not be listed on any national securities exchange. The registered notes may trade at a discount from the initial offering price of the outstanding notes, depending upon prevailing interest rates, the market for similar securities, our operating results and other factors. We have been advised by the initial purchasers that they currently intend to make a market in the registered notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. In addition, such market-making activity may be limited during the exchange offer and the pendency of a shelf registration. Therefore, there can be no assurance that an active market for any of the registered notes will develop, either prior to or after our performance of our obligations under the registration rights agreement. If an active public market does not develop, the market price and liquidity of the registered notes may be adversely affected.

     If a public trading market develops for the registered notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, our financial condition, and the market for similar securities. Depending on these and other factors, the registered notes may trade at a discount.

     Notwithstanding the registration of the registered notes in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of Alamosa (Delaware) may publicly offer for sale or resale the registered notes only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives registered notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. See "Plan of Distribution."

   WE ARE A HOLDING COMPANY AND BECAUSE THE GUARANTEES ARE UNSECURED AND SUBORDINATED TO DEBT THAT ENCUMBERS OUR GUARANTOR SUBSIDIARIES' ASSETS, YOU MAY NOT BE FULLY REPAID IF WE OR OUR GUARANTOR SUBSIDIARIES BECOME INSOLVENT.

     The notes are unsecured obligations of Alamosa (Delaware) (except to the extent of amounts secured under the security agreement). We are a holding company that will derive all our operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to the notes. If we or our guarantor subsidiaries become insolvent, we or our guarantor subsidiaries may not have sufficient assets to make payments on amounts due on any or all of the notes or the subsidiary guarantees.

     In addition, the right to payment on the guarantees will be subordinated to all of our guarantor subsidiaries' existing and future senior debt. Our guarantor subsidiaries are parties to our senior secured credit facility, pursuant to which they may incur indebtedness of up to $333 million. The senior secured credit facility is secured by liens on substantially all of the assets of our guarantor subsidiaries. We have guaranteed all of the obligations under the senior secured credit facility and have granted a security interest in substantially all of our assets (other than certain cash amounts and certain other exceptions) as security for such obligations under the senior secured credit facility. If our guarantor subsidiaries were to default on the senior secured credit facility, Citibank, as administrative agent and collateral agent under the senior secured credit facility, could foreclose on the collateral (including our pledged assets) regardless of whether there exists any default with respect to the notes and could, under certain circum stances, seek repayment from us under our guarantee. These assets would first be used to repay in full all amounts outstanding under the senior secured credit facility. If our guarantor subsidiaries become bankrupt, liquidate, dissolve, reorganize or undergo a similar proceeding, such guarantor subsidiaries' assets will be available to pay obligations on the notes or the applicable guarantee only after all outstanding senior debt of such party has been paid in full. In addition, an event of default under the senior credit facility may prohibit us and the guarantors of the notes from paying the notes or the guarantees of the notes.

     Our agreements with Sprint PCS and the infrastructure equipment used in our network create the value of our assets. These assets are highly specialized and, taken individually, have limited marketability, particularly as a result of some of the provisions in the Sprint PCS agreements. Therefore, in a foreclosure sale, these assets are likely to be sold as an entirety, and the lender may not realize enough money to satisfy all senior debt.

   BECAUSE FEDERAL AND STATE STATUTES MAY ALLOW COURTS TO VOID THE GUARANTEES OF THE NOTES BY OUR SUBSIDIARIES, YOU MAY NOT HAVE THE RIGHT TO RECEIVE ANY MONEY PURSUANT TO THE GUARANTEES.

     Although the guarantees of the notes by our subsidiaries provide you with a claim against the assets of the applicable subsidiary guarantor, creditors of a bankrupt subsidiary guarantor may challenge the guarantee. If a challenge were upheld, then the applicable guarantee would be invalid and unenforceable, junior to all creditors, including trade creditors, of that subsidiary guarantor.

     The creditors of a bankrupt subsidiary guarantor could challenge a guarantee on the grounds that the guarantee constituted a fraudulent conveyance under bankruptcy laws. If a court were to rule that the guarantee did constitute a fraudulent conveyance, then the court could void the obligations under the guarantee or subordinate the guarantee to other debt of the guarantor or take other action detrimental to holders of the notes. In addition, any of the guarantees could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of our subsidiary that provided the guarantee, the obligations of the applicable guarantor were incurred for less than fair consideration.

     WE MAY BE UNABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control event, we would be required to offer to purchase the notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any. We would also be required to offer to purchase our senior discount notes for cash at a price equal to 101% of their aggregate accreted value, plus accrued and unpaid interest, if any. The terms of the notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.


     A change of control under the terms of the notes is likely to constitute an event of default under the senior secured credit facility. If this occurs, then Citibank or other lenders pursuant to the senior secured credit facility may declare their debt immediately due and payable. Since the guarantees of our subsidiaries are subordinate in right of payment to the senior secured credit facility, our subsidiary guarantors would first be obligated to pay any debt declared under the senior secured credit facility immediately due and payable before repurchasing any notes. The same could be true of any future debt incurred by our subsidiaries pursuant to credit facilities with banks or other institutional lenders. We cannot assure you that we will have the financial resources necessary to repurchase the notes and satisfy other payment obligations that could be triggered upon a change of control. If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the notes. We cannot assure you that financing would be available to us on satisfactory terms.


RISKS PARTICULAR TO OUR INDEBTEDNESS


     OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH.


     We are highly leveraged. As of December 31, 2000, on a pro forma consolidated basis after giving effect to the issuance of the notes, the acquisitions of Roberts, WOW and Southwest and the completion of the senior secured credit facility, our total long-term indebtedness would have been approximately $663 million. As of that date, such total long term indebtedness represents approximately 49% of our total capitalization.


     The senior secured credit facility and the indentures governing the senior discount notes and the senior notes permit us to incur additional indebtedness subject to some limitations.


     Our substantial indebtedness could adversely affect our financial health by, among other things:


    o increasing our vulnerability to adverse economic conditions or increases in prevailing interest rates, particularly if any of our borrowings are at variable interest rates;


    o limiting our ability to obtain any additional financing we may need to operate, develop and expand our business;


    o requiring us to dedicate a substantial portion of any cash flow from operations to service our debt, which reduces the funds available for operations and future business opportunities; and


    o potentially making us more highly leveraged than our competitors, which could potentially decrease our ability to compete in our industry.


     The ability to make payments on our debt will depend upon our future operating performance which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. The senior secured credit facility and the indentures for the senior discount notes and for the notes may limit our ability to take several of these actions. Our failure to generate sufficient funds to pay our debts or to successfully undertake any of these actions could, among other things, materially adversely affect the market value of the notes and our ability to repay our obligations under the notes.

   THE TERMS OF OUR DEBT PLACE RESTRICTIONS ON US AND OUR SUBSIDIARIES WHICH MAY LIMIT OUR OPERATING FLEXIBILITY AND OUR ABILITY TO PAY PRINCIPAL AND INTEREST ON THE NOTES.

     The documents governing the terms of our debt, including the documents governing these notes, impose material operating and financial restrictions on us and our subsidiaries. These restrictions, subject to ordinary course of business exceptions, may limit our ability and the ability of our subsidiaries to engage in some transactions, including the following:

    o designated types of mergers or consolidations;

    o paying dividends or other distributions to our stockholders;

    o making investments;

    o selling or encumbering assets;

    o repurchasing our common stock;

    o changing lines of business;

    o borrowing additional money; and

    o engaging in transactions with affiliates.

     These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding debt, complete acquisitions for cash or debt, or react to changes in our operating environment.

     The senior secured credit facility contains numerous affirmative and negative covenants customary for credit facilities of a similar nature, including, but not limited to, negative covenants imposing limitations on our ability to, among other things, (1) declare dividends or repurchase stock; (2) prepay, redeem or repurchase debt; (3) incur liens and engage in sale-leaseback transactions; (4) make loans and investments; (5) incur additional debt, hedging agreements and contingent obligations; (6) issue preferred stock of subsidiaries; (7) engage in mergers, acquisitions and asset sales; (8) engage in certain transactions with affiliates; (9) amend, waive or otherwise alter material agreements or enter into restrictive agreements; and (10) alter the businesses we conduct.

     Pursuant to the senior secured credit facility, we are also subject to the following financial covenants, which will apply until June 30, 2002:

    o minimum numbers of Sprint PCS subscribers;

    o providing coverage to a minimum number of residents;

    o minimum service revenue;

    o maximum negative EBITDA or minimum EBITDA;

    o ratio of senior debt to total capital;

    o ratio of total debt to total capital; and

    o maximum capital expenditures.

     After June 30, 2002, the financial covenants will be the following:

    o ratio of senior debt to EBITDA;

    o ratio of total debt to EBITDA;

    o ratio of EBITDA to total fixed charges (the sum of debt service, capital expenditures and taxes);

    o ratio of EBITDA to total cash interest expense; and

    o ratio of EBITDA to pro forma debt service.

     We may not satisfy the financial ratios and tests under the senior secured credit facility due to events that are beyond our control. If we fail to satisfy any of the financial ratios and tests, we could be in a default under the senior secured credit facility, or we may be limited in our ability to access additional funds under the senior secured credit facility, which could result in our being unable to make payments on the notes.

   IF WE DEFAULT UNDER THE SENIOR SECURED CREDIT FACILITY, THE LENDERS MAY DECLARE THE DEBT IMMEDIATELY DUE AND SPRINT PCS WILL HAVE THE RIGHT TO EITHER PURCHASE OUR ASSETS OR PURCHASE THE OUTSTANDING DEBT OBLIGATIONS UNDER THE SENIOR SECURED CREDIT FACILITY AND FORECLOSE ON OUR ASSETS.

     The senior secured credit facility requires us and our subsidiaries to comply with specified financial ratios and other performance covenants. If we fail to comply with these covenants or default on our obligations under the senior secured credit facility, the lenders may accelerate the maturity of the debt. If the lenders accelerate the debt, Sprint PCS will have the right to either:

    o purchase our operating assets for an amount equal to the greater of (i) 72% of our "entire business value" and (ii) the aggregate amount of the outstanding debt under the senior secured credit facility; or

    o purchase the obligations under the senior secured credit facility by repaying the lenders in full in cash. To the extent Sprint PCS purchases these obligations from the lenders, Sprint PCS's rights as a senior lender would enable it to foreclose on the assets securing the senior secured credit facility in a manner not otherwise permitted under our affiliation agreements with Sprint PCS.

     If Sprint PCS does not exercise either of these options, the lenders under the senior secured credit facility may sell the assets securing the facility to third parties. In addition, if Sprint PCS provides notice to the lenders under the senior secured credit facility that we are in breach of our management agreements with Sprint PCS and, as a result, our obligations under the senior secured credit facility are accelerated and Sprint PCS does not elect to operate our business, the lenders under the senior secured credit facility may designate a third party to operate our business.


RISKS RELATING TO OUR BUSINESS, STRATEGY AND OPERATIONS

   WE HAVE A VERY LIMITED OPERATING HISTORY AND WE MAY NOT ACHIEVE OR SUSTAIN OPERATING PROFITABILITY OR POSITIVE CASH FLOWS, WHICH MAY LIKELY RESULT IN OUR INABILITY TO MAKE PAYMENTS ON THE NOTES.

     We have a limited operating history. We expect to continue to incur significant operating losses and to generate significant negative cash flow from operating activities at least through the year ending December 31, 2001. Our operating profitability will depend upon many factors, including, among others, our ability to market Sprint PCS services, achieve projected market penetration and manage customer turnover rates. If we do not achieve and maintain operating profitability and positive cash flow from operating activities on a timely basis, we may be unable to make interest or principal payments on our notes and you could lose all or part of your investment. We will have to dedicate a substantial portion of any cash flow from operations to make interest and principal payments on our consolidated debt, which will reduce funds available for other purposes. If we do not achieve and maintain positive cash flow from operations on a timely basis, we may be unable to develop our network or conduct our business in an effective or competitive manner.

   OUR FAILURE TO OBTAIN ADDITIONAL CAPITAL, IF NEEDED TO COMPLETE THE BUILD-OUT OF OUR PORTION OF THE SPRINT PCS NETWORK, COULD CAUSE DELAY OR ABANDONMENT OF OUR DEVELOPMENT PLANS.

     The build-out of our portions of the Sprint PCS network will require substantial capital. We estimate that we will have incurred approximately $279.4 million in total capital expenditures from inception through December 31, 2001 for the build-out of our portion of the Sprint PCS network. We plan to fund these requirements using existing cash and funds available from the issuance of the outstanding notes and the senior secured credit facility. Additional funds could be required for a variety of reasons, including unforeseen delays, unanticipated expenses, higher than expected operating losses, engineering design changes and other technology risks or other corporate purposes. In addition, if the build-out is completed more rapidly than currently anticipated, or if we contract to develop additional markets, we will need to raise additional equity or debt capital. These additional funds may not be available. Even if these funds are available, we may not be able to obtain them on a timely basis, on terms acceptable to us or within limitations permitted under the covenants contained in the documents governing our debt. Failure to obtain additional funds, should the need for funds develop, could result in the delay or abandonment of our development and expansion plans and we may be unable to fund its ongoing operations.

   WE MAY ENCOUNTER DIFFICULTIES IN COMPLETING THE BUILD-OUT OF OUR PORTION OF THE SPRINT PCS NETWORK, WHICH COULD INCREASE COSTS AND DELAY COMPLETION OF OUR BUILD-OUT.

     As part of our build-out, we must successfully lease or otherwise retain rights to a sufficient number of radio communications and network control sites, complete the purchase and installation of equipment, build out the physical infrastructure and test the network. Some of the radio communications sites are likely to require us to obtain zoning variances or other local governmental or third party approvals or permits. Additionally, we must obtain rights to a sufficient number of tower sites, which will require us to obtain local regulatory approvals. The local governmental authorities in various locations in our markets have, at times, placed moratoriums on the construction of additional towers and radio communications sites. We may also have to make changes to our radio base station network design as a result of difficulties in the site acquisition process. Additionally, the FCC requires that our portion of the PCS network must not interfere with the operations of microwave radio systems, and Sprint PCS may be required to relocate incumbent microwave operations to enable us to complete our build-out. Any of the foregoing developments could increase the costs and delay the completion of our network build-out. Any failure by us to construct our portion of the Sprint PCS network on a timely basis may limit our network capacity and may reduce the number of new Sprint PCS subscribers. Any significant delays could have a material adverse effect on our business.

   BECAUSE WE DEPEND HEAVILY ON OUTSOURCING, THE INABILITY OF THIRD PARTIES TO FULFILL THEIR CONTRACTUAL OBLIGATIONS TO US MAY DISRUPT OUR SERVICES OR THE BUILD-OUT OF OUR PORTION OF THE SPRINT PCS NETWORK.

     Because we outsource portions of our business, we depend heavily on third-party vendors, suppliers, consultants, contractors and local exchange carriers. These parties:

    o design and engineer our systems;

    o construct base stations, switch facilities and towers;

    o install T-1 lines; and

    o deploy our wireless personal communications services network systems.

     We are especially dependent on Nortel for network equipment. Pursuant to the equipment agreement with Nortel, we are required to purchase a total of $167.0 million of equipment and services from Nortel. As of March 31, 2001, we have remaining commitments of $12.5 million under the Nortel equipment agreement. In addition, we lease some tower sites for our wireless systems through a master lease agreement with Omni America Development Corp. and a master design build agreement with SBA Towers, Inc. Both Omni America and SBA in turn have separate leasing arrangements with each of the owners of the sites. If Omni America or SBA were to become insolvent or Omni America or SBA were to breach its leasing arrangements, we may experience extended service interruption in the areas serviced by those sites. We rely on CHR Solutions, Inc. for engineering, marketing, operating and other consulting services. The failure by any of our vendors, suppliers, consultants, contractors or local exchange carriers to fulfill their contractual obligations to us could materially delay build out or adversely affect the operations of our portion of the Sprint PCS network.

   OUR ROAMING ARRANGEMENTS MAY NOT BE COMPETITIVE WITH OTHER WIRELESS SERVICE PROVIDERS, WHICH MAY RESTRICT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS AND THUS MAY ADVERSELY AFFECT OUR OPERATIONS.

     We rely on roaming arrangements with other wireless service providers for coverage in some areas. Some risks related to these arrangements are as follows:

    o the quality of the service provided by another provider during a roaming call may not approximate the quality of the service provided by Sprint PCS;

    o the price of a roaming call may not be competitive with prices charged by other wireless companies for roaming calls;

    o customers may have to use a more expensive dual-band/dual mode handset with diminished standby and talk time capacities;

    o customers must end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network; and


    o Sprint PCS customers may not be able to use Sprint PCS advanced features, such as voicemail notification, while roaming.

     If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, we may lose current Sprint PCS subscribers and Sprint PCS services will be less attractive to potential new customers.

   WE ARE LIKELY TO RECEIVE VERY LITTLE NON-SPRINT PCS ROAMING REVENUE SINCE THE SPRINT PCS NETWORK IS NOT COMPATIBLE WITH MANY OTHER NETWORKS.

     A portion of our revenue may be derived from payments by other wireless service providers for use by their subscribers of the Sprint PCS network in our territories. However, the technology used in the Sprint PCS network is not compatible with the technology used by many other systems, which diminishes the ability of other wireless service providers' subscribers to use Sprint PCS services. Sprint PCS has entered into few agreements that enable customers of other wireless service providers to roam onto the Sprint PCS network. As a result, the actual non-Sprint PCS roaming revenue that we receive in the future is likely to be low relative to that of other wireless service providers.

   IF WE RECEIVE LESS REVENUES OR INCUR MORE FEES THAN WE ANTICIPATE FOR SPRINT PCS ROAMING, OUR RESULTS OF OPERATIONS MAY BE NEGATIVELY AFFECTED.

     We are paid a fee from Sprint PCS or a Sprint PCS affiliate for every minute that a Sprint PCS subscriber based outside of our territories uses the Sprint PCS network in our territories. Similarly, we pay a fee to Sprint PCS for every minute that a Sprint PCS subscriber based in our territories uses the Sprint PCS network outside our territories. Sprint PCS customers from our territories may spend more time in other Sprint PCS coverage areas than we anticipate, and Sprint PCS customers from outside our territories may spend less time in our territories or may use our services less than we anticipate. As a result, we may receive less Sprint PCS roaming revenue than we anticipate or we may have to pay more Sprint PCS roaming fees than we collect. In addition, Sprint PCS could change the current fee for each Sprint PCS roaming minute used. If we were to receive less Sprint PCS roaming net revenue than anticipated, our results of operations may be negatively affected. See "Our Affiliation Agreements with Sprint PCS - Recent Developments."

     WE MAY NOT BE ABLE TO MANAGE OUR RAPID GROWTH SUCCESSFULLY.

     We expect to experience rapid growth and development in a relatively short period of time as we complete the build-out of our portion of the Sprint PCS network. The management of this anticipated growth will require, among other things:

    o continued development of our operational and administrative systems;

    o stringent control of costs and timing of network build-out;

    o increased marketing activities;

    o the ability to attract and retain qualified management, technical and sales personnel; and

    o the training of new personnel.

     Our failure to successfully manage our expected rapid growth and development could impair our ability to complete the build-out of our portion of the Sprint PCS network, manage the expanding systems in those territories and achieve profitability.

   OUR PROJECTED BUILD-OUT PLAN DOES NOT COVER ALL AREAS OF OUR TERRITORIES, WHICH COULD MAKE IT DIFFICULT TO MAINTAIN A PROFITABLE CUSTOMER BASE.

     Our projected build-out plan does not cover all areas of our territories. Upon completion of our current build-out plan, we expect to cover approximately 72.1% of the resident population in our territories. As a result, our build-out plan may not adequately serve the needs of the potential customers in our territories or attract enough subscribers to operate our business successfully. To correct this potential problem, we may have to cover a greater percentage of our territories than we currently anticipate, which we may not have the financial resources to complete or may be unable to do profitably.

   WE MAY HAVE DIFFICULTY OBTAINING EQUIPMENT THAT IS IN SHORT SUPPLY, WHICH COULD CAUSE DELAYS IN THE BUILD-OUT OF OUR NETWORK.

     We depend on our relationships with manufacturers of equipment used by us to construct our portion of the Sprint PCS network. The demand for this equipment is considerable, and some manufacturers could have substantial order backlogs. If we are unable to rely on these manufacturers, we could have difficulty obtaining necessary equipment in a timely manner and our costs for obtaining necessary equipment could increase. As a result, we could suffer increased costs, delays in the build-out of our portion of the Sprint PCS network, disruptions in customer service and a reduction in subscribers.

   PARTS OF OUR TERRITORIES HAVE LIMITED LICENSED SPECTRUM, AND THIS MAY AFFECT THE QUALITY OF OUR SERVICE OR RESTRICT OUR ABILITY TO PURCHASE SPECTRUM LICENSES FROM SPRINT PCS IN THOSE AREAS.

     While Sprint PCS has licenses to use 30 MHZ of spectrum throughout most of our territories, it has licenses covering only 10 MHZ in New Mexico and Durango and 20 MHZ in El Paso. In the future, as the number of our subscribers in those areas increases, this limited licensed spectrum may not be able to accommodate increases in call volume and may lead to more dropped calls than in other parts of our territories. In addition, if Sprint PCS were to terminate its affiliation agreements with us, Sprint PCS would have no obligation to sell spectrum licenses to us in areas where Sprint PCS owns less than 20 MHZ of spectrum. Accordingly, if Sprint PCS were to terminate the affiliation agreements with us, it is likely that we would be unable to operate our business in New Mexico and Durango.

   THE TECHNOLOGY THAT WE USE MAY BECOME OBSOLETE, WHICH WOULD LIMIT OUR ABILITY TO COMPETE EFFECTIVELY WITHIN THE WIRELESS INDUSTRY.

     The wireless telecommunications industry is experiencing significant technological change. We employ code division multiple access ("CDMA") digital technology, the digital wireless communications technology selected by Sprint PCS for its nationwide network. CDMA technology may not ultimately provide all of the advantages expected by us or Sprint PCS. If another technology becomes the preferred industry standard, we would be at a competitive disadvantage and competitive pressures may require Sprint PCS to change its digital technology, which in turn could require us to make changes to our network at substantial costs. We may be unable to respond to these pressures and implement new technology on a timely basis or at an acceptable cost.

   UNAUTHORIZED USE OF, OR INTERFERENCE WITH, THE SPRINT PCS NETWORK COULD DISRUPT OUR SERVICE AND INCREASE OUR COSTS.

     We may incur costs associated with the unauthorized use of the Sprint PCS network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraudulent use of the Sprint PCS network may impact interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for inviolable fraudulent roaming. In addition, some of our border markets are susceptible to uncertainties related to areas not governed by the FCC. For example, unauthorized microwave radio signals near the border in Mexico could disrupt our service in the United States.

   POTENTIAL ACQUISITIONS MAY REQUIRE US TO INCUR SUBSTANTIAL ADDITIONAL DEBT AND INTEGRATE NEW TECHNOLOGIES, OPERATIONS AND SERVICES, WHICH MAY BE COSTLY AND TIME CONSUMING.

     We intend to continually evaluate opportunities for the acquisition of businesses that are intended to complement or extend our existing operations. If we acquire new businesses, we may encounter difficulties that may be costly and time-consuming, may slow our growth or may lower the value of our notes. Examples of such difficulties are that we may have to:

    o assume and/or incur substantial additional debt to finance the acquisitions and fund the ongoing operations of the acquired companies;

    o integrate new technologies with our existing technology;

    o integrate new operations with our existing operations;

    o integrate new services with our existing offering of services; or

    o divert the attention of our management from other business concerns.

RISKS RELATED TO THE RELATIONSHIPS WITH SPRINT PCS

   IF WE FAIL TO COMPLETE THE BUILD-OUT OF OUR PORTION OF THE SPRINT PCS NETWORK IN ACCORDANCE WITH THE TERMS OF OUR MANAGEMENT AGREEMENTS WITH SPRINT PCS, AND AN ACCELERATION IS DECLARED UNDER THE SENIOR SECURED CREDIT FACILITY, SPRINT PCS MAY HAVE THE RIGHT TO PURCHASE OUR OPERATING ASSETS AT A DISCOUNT TO MARKET VALUE.

     Our affiliation agreements with Sprint PCS require that we provide network coverage to a minimum network coverage area within specified time frames. We may amend our agreements with Sprint PCS in the future to expand this network coverage. A failure by us to meet the build-out requirements for any one of our markets could constitute an event of termination under our management agreements with Sprint PCS. Our affiliation agreements provide that upon the occurrence of an event of termination, Sprint PCS has the right to purchase our operating assets without further stockholder approval and for a price equal to 72% of our "entire business value." The "entire business value" includes our spectrum licenses, business operations and other assets.

     Sprint PCS's right to purchase our assets following an event of termination under our affiliation agreements is currently subject to the provisions of a consent and agreement entered into by Sprint PCS for the benefit of the lenders under the senior secured credit facility. Pursuant to the terms of this consent and agreement, Sprint may not purchase our operating assets until all of our obligations under the senior secured credit facility have been paid in full in cash and all commitments to advance credit under the senior secured credit facility have been terminated or have expired. However, Sprint PCS may purchase our assets if it first pays all obligations due under the senior secured credit facility and the senior secured credit facility is terminated in connection with such payment. Furthermore, Sprint PCS also has the right to purchase our assets upon receipt of a notice of acceleration under the senior secured credit facility following an event of default thereunder. Such right to purchase is subject to time limitations, and the purchase price must be the greater of an amount equal to 72% of our "entire business value" or the amount owed under the senior secured credit facility.

   IF SPRINT PCS DOES NOT COMPLETE THE CONSTRUCTION OF ITS NATIONWIDE PCS NETWORK, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN CUSTOMERS.

     Sprint PCS currently intends to cover a significant portion of the population of the United States, Puerto Rico and the U.S. Virgin Islands by creating a nationwide PCS network through its own construction efforts and those of its network partners. Sprint PCS is still constructing its nationwide network and does not offer PCS services, either on its own network or through its roaming agreements, in every city in the United States. Sprint PCS has entered into, and anticipates entering into, management agreements similar to ours with companies in other markets under its nationwide PCS build-out strategy. Our results of operations are dependent on Sprint PCS's national network and, to a lesser extent, on the networks of Sprint PCS's other network partners. Sprint PCS's network may not provide nationwide coverage to the same extent as its competitors, which could adversely affect our ability to attract and retain customers.

   SPRINT PCS'S VENDOR DISCOUNTS MAY BE DISCONTINUED, WHICH COULD INCREASE OUR EQUIPMENT COSTS AND REQUIRE MORE CAPITAL THAN WE PROJECT TO BUILD-OUT OUR NETWORK.

     We intend to continue to purchase infrastructure equipment under Sprint PCS's vendor agreements that include significant volume discounts. If Sprint PCS were unable to continue to obtain vendor discounts for its affiliates, the loss of vendor discounts could increase our equipment costs for our new markets.

   SPRINT PCS MAY MAKE DECISIONS THAT COULD INCREASE OUR EXPENSES, REDUCE OUR REVENUES OR MAKE OUR AFFILIATE RELATIONSHIPS WITH SPRINT PCS LESS COMPETITIVE.

     Sprint PCS, under our affiliation agreements has a substantial amount of control over factors which significantly affect the conduct of our business. Accordingly, Sprint PCS may make decisions that adversely affect our business, such as the following:


    o Sprint PCS prices its national plans based on its own objectives and could set price levels that may not be economically sufficient for our business. See "Our Affiliation Agreements with Sprint PCS--Recent Developments."


    o Sprint PCS could change the per minute rate for Sprint PCS roaming fees and increase the costs for Sprint PCS to perform back office services. See "Our Affiliation Agreements with Sprint PCS --Recent Developments."

    o Sprint PCS may alter its network and technical requirements or request that we build out additional areas within our territories, which could result in increased equipment and build-out costs or in Sprint PCS building out that area itself or assigning it to another affiliate.

   THE TERMINATION OF OUR AFFILIATION AGREEMENTS WITH SPRINT PCS WOULD SEVERELY RESTRICT OUR ABILITY TO CONDUCT OUR BUSINESS.

     Our relationship with Sprint PCS is governed by our affiliation agreements with Sprint PCS. Since we do not own any licenses to operate a wireless network, our business depends on the continued effectiveness of these affiliation agreements. However, Sprint PCS may be able to terminate our affiliation agreements if we materially breach the agreements. Among other things, a failure by us to meet the build-out requirements for any one of the individual markets in our territories or to meet Sprint PCS's technical or customer service requirements contained in the affiliation agreements would constitute a material breach of the agreements, which could lead to its termination. If Sprint PCS terminates the affiliation agreements, we may not be a part of the Sprint PCS network and we would have extreme difficulty conducting our business. Sprint's right to terminate its affiliation agreement with us is subject to the provisions of the consent and agreement entered into by Sprint with Citicorp, as administrative agent for the lenders, in connection with the senior secured credit facility.

   IF SPRINT PCS DOES NOT RENEW OUR AFFILIATION AGREEMENTS, OUR ABILITY TO CONDUCT OUR BUSINESS WOULD BE SEVERELY RESTRICTED.

     Our affiliation agreements with Sprint PCS are not perpetual, and will eventually expire. Sprint PCS can choose not to renew these agreements at the expiration of their 20 year initial terms or any ten year renewal term. If Sprint PCS decides not to renew our affiliation agreements, we may no longer be a part of the Sprint PCS network and we would have extreme difficulty conducting our business.

   CERTAIN PROVISIONS OF OUR AFFILIATION AGREEMENTS WITH SPRINT PCS MAY DIMINISH OUR VALUE AND RESTRICT THE SALE OF OUR BUSINESS.

     Under specific circumstances and without further stockholder approval, Sprint PCS may purchase our operating assets or capital stock at a discount. In addition, Sprint PCS must approve any change of control of our ownership and must consent to any assignment of our affiliation agreements. Sprint PCS also has a right of first refusal if we decide to sell our operating assets to a third party. We are also subject to a number of restrictions on the transfer of our business, including a prohibition on the sale of us or our operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions contained in these affiliation agreements with Sprint PCS could adversely affect the value of our common stock, may limit our ability to sell our business, may reduce the value a buyer would be willing to pay for our business and may reduce our "entire business value."

   PROBLEMS EXPERIENCED BY SPRINT PCS WITH ITS INTERNAL SUPPORT SYSTEMS COULD LEAD TO CUSTOMER DISSATISFACTION OR INCREASE OUR COSTS.

     We rely on Sprint PCS's internal support systems, including customer care, billing and back office support. As Sprint PCS has expanded, its internal support systems have been subject to increased demand and, in some cases, suffered a degradation in service. We cannot assure you that Sprint PCS will be able to successfully add system capacity or that its internal support systems will be adequate. It is likely that problems with Sprint PCS's internal support systems could cause:

    o delays or problems in our operations or services;

    o delays or difficulty in gaining access to customer and financial information;

    o a loss of Sprint PCS customers; and

    o an increase in the costs of customer care, billing and back office services.

   OUR COSTS FOR INTERNAL SUPPORT SYSTEMS MAY INCREASE IF SPRINT PCS TERMINATES ALL OR PART OF OUR SERVICES AGREEMENTS.

     We currently estimate that the costs for the services provided by Sprint PCS under our services agreements in the year 2001 will be approximately $11 million. We expect this number to significantly increase as the number of Sprint PCS subscribers based in our territories increases. Our services agreements with Sprint PCS provide that, upon nine months' prior written notice, Sprint PCS may terminate any service provided under such agreements. We do not expect to have a contingency plan if Sprint PCS terminates any such service. If Sprint PCS terminates a service for which we have not developed a cost-effective alternative or increases the amount it charges for these services, our operating costs may increase beyond our expectations and our operations may be interrupted or restricted.

     WE MAY HAVE DIFFICULTY IN OBTAINING HANDSETS FROM SPRINT PCS, WHICH ARE IN SHORT SUPPLY.

     We depend on our relationship with Sprint PCS to obtain handsets. The demand for specific types of handsets is considerable and the manufacturers of those handsets may have to distribute their limited supply of products among their numerous customers. If Sprint PCS modifies its handset logistics and delivery plan or if we are not able to continue to rely on Sprint PCS's relationships with suppliers and vendors, we could have difficulty obtaining specific types of handsets in a timely manner. As a result, we could suffer disruptions in customer service and a reduction in subscribers.

   IF SPRINT PCS DOES NOT MAINTAIN CONTROL OVER ITS LICENSED SPECTRUM, THE AFFILIATION AGREEMENTS WITH SPRINT PCS MAY BE TERMINATED.

     Sprint PCS, not us, owns the licenses necessary to provide wireless services in our territories. The FCC requires that licensees like Sprint PCS maintain control of their licensed systems and not delegate control to third party operators or managers. Our affiliation agreements with Sprint PCS reflect an arrangement that the parties believe meets the FCC requirements for licensee control of licensed spectrum. However, if the FCC were to determine that any of our affiliation agreements with Sprint PCS need to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreements to comply with applicable law. If we cannot agree with Sprint PCS to modify the agreements, those agreements may be terminated. If the agreements are terminated, we would no longer be a part of the Sprint PCS network and we would not be able to conduct our business.

   THE FCC MAY FAIL TO RENEW THE SPRINT PCS LICENSES UNDER CERTAIN CIRCUMSTANCES, WHICH WOULD PREVENT US FROM PROVIDING WIRELESS SERVICES.

     We do not own any licenses to operate a wireless network. We are dependent on Sprint PCS's licenses, which are subject to renewal and revocation by the FCC. Sprint PCS's licenses in our territories will expire in 2005 or 2007 but may be renewed for additional ten-year terms. The FCC has adopted specific standards that apply to wireless personal communications services license renewals. Any failure by Sprint PCS or us to comply with these standards could cause the nonrenewability of the Sprint PCS licenses for our territories. Additionally, if Sprint PCS does not demonstrate to the FCC that Sprint PCS has met the five-year and ten-year construction requirements for each of its wireless personal communications services licenses, it can lose those licenses. If Sprint PCS loses its licenses in our territories for any of these reasons, we and our subsidiaries would not be able to provide wireless services without obtaining rights to other licenses.

RISKS RELATED TO THE WIRELESS PERSONAL COMMUNICATIONS SERVICES INDUSTRY

   WE MAY EXPERIENCE A HIGH RATE OF CUSTOMER TURNOVER WHICH WOULD INCREASE OUR COSTS OF OPERATIONS AND REDUCE OUR REVENUE.

     The wireless personal communications services industry in general and Sprint PCS in particular have experienced a higher rate of customer turnover as compared to cellular industry averages. In particular, the customer turnover experienced by us may be high because:

    o Sprint PCS does not require its customers to sign long-term contracts;
      and

    o Sprint PCS's handset return policy allows customers to return used handsets within 14 days of purchase and receive a full refund.

     A high rate of customer turnover could adversely affect our competitive position, results of operations and our costs of, or losses incurred in, obtaining new subscribers, especially because our subsidiaries subsidize some of the costs of initial purchases of handsets by customers.

   REGULATION BY GOVERNMENT AGENCIES AND TAXING AUTHORITIES MAY INCREASE OUR COSTS OF PROVIDING SERVICE OR REQUIRE US TO CHANGE OUR SERVICES.

     Our operations and those of Sprint PCS may be subject to varying degrees of regulation by the FCC, the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and state and local regulatory agencies and legislative bodies. Adverse decisions or regulations of these regulatory bodies could negatively impact Sprint PCS's operations and our costs of doing business. For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could subject us to increased income, sales, gross receipts or other tax costs or require us to alter the structure of our current relationship with Sprint PCS.

   CONCERNS OVER HEALTH RISKS POSED BY THE USE OF WIRELESS HANDSETS MAY REDUCE THE CONSUMER DEMAND FOR OUR SERVICES.

     Media reports have suggested that radio frequency emissions from wireless handsets may:

    o be linked to various health problems resulting from continued or excessive use, including cancer;

    o interfere with various electronic medical devices, including hearing aids and pacemakers; and

    o cause explosions if used while fueling an automobile.

     Widespread concerns over radio frequency emissions may expose us to potential litigation or discourage the use of wireless handsets. Any resulting decrease in demand for these services could impair our ability to profitably operate our business.

   WORSE THAN EXPECTED FOURTH QUARTER RESULTS MAY SIGNIFICANTLY REDUCE OUR OVERALL RESULTS OF OPERATIONS AND CAUSE OUR STOCK PRICE TO DROP.

     The wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three fiscal quarters.

     Our overall results of operations could be significantly reduced, and the price of our common stock may drop, if we have a worse than expected fourth quarter for any reason, including the following:

    o our inability to match or beat pricing plans offered by competitors;

    o the failure to adequately promote Sprint PCS's products, services and pricing plans;

    o our inability to obtain an adequate supply or selection of handsets;

    o a downturn in the economy of some or all markets in our territories; or

    o a poor holiday shopping season.

   SIGNIFICANT COMPETITION IN THE WIRELESS COMMUNICATIONS SERVICES INDUSTRY MAY RESULT IN OUR COMPETITORS OFFERING NEW SERVICES OR LOWER PRICES, WHICH COULD PREVENT US FROM OPERATING PROFITABLY.


     Competition in the wireless communications services industry is intense. We anticipate that competition will cause the market prices for two-way wireless products and services to decline in the future. Our ability to compete will depend, in part, on our ability to anticipate and respond to various competitive factors affecting the telecommunications industry.


     Our dependence on Sprint PCS to develop competitive products and services and the requirement that we obtain Sprint PCS's consent for our subsidiaries to sell non-Sprint PCS approved equipment may limit our ability to keep pace with our competitors on the introduction of new products, services and equipment. Some of our competitors are larger than us, possess greater resources and more extensive coverage areas, and may market other services, such as landline telephone service, cable television and Internet access, with their wireless communications services. In addition, we may be at a competitive disadvantage since we may be more highly leveraged than some of our competitors.


     Furthermore, there has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, reorganizations and acquisitions. We expect this consolidation to lead to larger competitors over time. We may be unable to compete successfully with larger competitors who have substantially greater resources or who offer more services than we do.


   A LACK OF SUITABLE TOWER SITES MAY DELAY THE BUILD-OUT OF OUR PORTION OF THE SPRINT PCS NETWORK AND RESTRICT OUR OPERATING CAPACITY.


     We experienced difficulty, and may continue to have difficulty, in obtaining tower sites in some areas of our territories on a timely basis. For example, the local governmental authorities in various locations in our territories have at times placed moratoriums on the construction of additional towers and base stations. These moratoriums may materially and adversely affect the timing of the planned build-out and quality of the network operations in those markets. A lack of tower site availability due to difficulty in obtaining local regulatory approvals, or for any other reasons, may delay the build-out of our portion of the Sprint PCS network, delay the opening of markets, limit network capacity or reduce the number of new Sprint PCS subscribers in our territories.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When we sold the outstanding notes in January 2001, we entered into a registration rights agreement with the initial purchasers of those notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the outstanding notes for notes which are registered under the Securities Act of 1933. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the Securities and Exchange Commission, and to conduct this exchange offer after the registration statement is declared effective. We will keep the exchange offer open for a period of not less than 20 business days after the day notice thereof is mailed to the holders of the outstanding notes. The outstanding notes provide that generally we will be required to pay special interest to the holders of the outstanding notes if:

    o the registration statement is not filed by May 1, 2001;

    o the registration statement is not declared effective by July 30, 2001;

    o the exchange offer has not been completed by August 29, 2001.

     A copy of the registration rights agreement and a form of global note relating to the outstanding notes is filed as an exhibit to the registration statement to which this prospectus is a part.

     Because the registration statement was filed on May 9, 2001, special interest (in addition to the stated interest on the outstanding notes) accrued on the principal amount of the outstanding notes from and including May 1, 2001 to but excluding May 9, 2001.

TERMS OF THE EXCHANGE OFFER

     This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date
for this exchange offer is 5:00 p.m., New York City time, on [   ], or such
later date and time to which we, in our sole discretion, extend the exchange offer.

     The form and terms of the notes being issued in the exchange offer are the same as the form and terms of the outstanding notes, except that:

    o the notes being issued in the exchange offer will have been registered under the Securities Act;

    o the notes issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

    o the notes being issued in the exchange offer will not contain the registration rights and special interest provisions contained in the outstanding notes.

     Notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple thereof.

     We expressly reserve the right, in our sole discretion:

    o to extend the expiration date;

    o to delay accepting any outstanding notes;

    o if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any notes for exchange; or

    o to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.


HOW TO TENDER NOTES FOR EXCHANGE

     When the holder of outstanding notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who wishes to tender notes for exchange must, on or prior to the expiration date:

    o transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank Minnesota, N.A. (the "exchange agent"), at the address set forth below under the heading "Exchange Agent"; or

    o if notes are tendered pursuant to the book-entry procedures set forth below, transmit an agent's message to the exchange agent at the address set forth below under the heading "Exchange Agent."

     In addition, either:

    o the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;

    o the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the notes being tendered into the exchange agent's account at the Depository Trust Company (the "DTC"), along with the letter of transmittal or an agent's message; or

    o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the DTC and received by the exchange agent and forming a part of a book-entry transfer (a "book-entry confirmation"), which states that the DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

     THE METHOD OF DELIVERY OF THE OUTSTANDING NOTES, THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT DIRECTLY TO US.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the notes surrendered for exchange are tendered:

    o by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    o for the account of an eligible institution.

     An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If notes are registered in the name of a person other than the signer of the letter of transmittal, the notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

    o reject any and all tenders of any note improperly tendered;

    o refuse to accept any note if, in our judgment or the judgment of our counsel, acceptance of the note may be deemed unlawful; and

    o waive any defects or irregularities or conditions of the exchange offer as to any particular note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender notes in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer as to any particular notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of notes for exchange, nor shall any of us incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the tendered notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

     By tendering, each holder will represent to us, among other things, that the person acquiring notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the notes issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Alamosa (Delaware), or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such notes to be acquired in the exchange offer, such holder or any such other person:

    o may not rely on the applicable interpretations of the staff of the SEC;
      and

    o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives registered notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. See "Plan of Distribution".


ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF NOTES ISSUED IN THE EXCHANGE OFFER

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue notes registered under the Securities Act. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any notes for exchange.

     For each outstanding note accepted for exchange, the holder will receive a note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Accordingly, registered holders of notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the outstanding notes, from January 31, 2001. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the terms of the outstanding notes, we may be required to make additional payments in the form of special interest to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

     In all cases, we will issue notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

    o certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the DTC;

    o a properly completed and duly executed letter of transmittal or an agent's message; and

    o all other required documents.

     If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged notes without cost to the tendering holder. In the case of notes tendered by book-entry transfer into the exchange agent's account at the DTC, such non-exchanged notes will be credited to an account maintained with the DTC. We will return the notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFERS

     The exchange agent will make a request to establish an account with respect to the outstanding notes at the DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the DTC's systems must make book-entry delivery of outstanding notes by causing the DTC to transfer such outstanding notes into the exchange agent's account at the DTC in accordance with the DTC's procedures for transfer. Such participant should transmit its acceptance to the DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

    o be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date; or

    o comply with the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES

     If a holder of outstanding notes desires to tender such notes and the holder's notes are not immediately available, or time will not permit such holder's notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

    o the holder tenders the notes through an eligible institution;

    o prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the notes being tendered and the amount of the notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    o the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     You may withdraw tenders of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must:

    o specify the name of the person having tendered the outstanding notes to be withdrawn;

    o identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

    o where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder.

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of notes tendered by book-entry transfer into the exchange agent's account at the DTC, the notes withdrawn will be credited to an account maintained with the DTC for the outstanding notes. The notes will be returned or credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "--How to Tender Notes for Exchange" above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue registered notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such outstanding notes:

    o there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

      (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof; or

      (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in paragraph (1) or
            (2) above, or

    o there shall have occurred:

      (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

      (2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

      (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

      (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or


    o any change (or any development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the registered notes;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.


     In addition, we may terminate or amend the exchange offer if at any time before the acceptance of such outstanding notes for exchange there shall occur a change in the current interpretation by staff of the SEC which permits the notes issued in the exchange offer in exchange for the outstanding notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of Alamosa (Delaware) within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such notes issued in the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no registered notes will be issued in exchange for any such outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.


THE EXCHANGE AGENT

     Wells Fargo Bank Minnesota, N.A. has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:


              WELLS FARGO BANK MINNESOTA, N.A., AS EXCHANGE AGENT


By Registered & Certified Mail:      By Regular Mail or Overnight Courier:     In Person by Hand Only:
WELLS FARGO BANK MINNESOTA, N.A.     WELLS FARGO BANK MINNESOTA, N.A.          WELLS FARGO BANK MINNESOTA, N.A.
Corporate Trust Operations           Corporate Trust Operations                12th Floor -- Northstar East Building
MAC N9303-121                        MAC N9303-121                             Corporate Trust Services
PO Box 1517                          Sixth & Marquette Avenue                  608 Second Avenue South
Minneapolis, MN 55480                Minneapolis, MN 55479                     Minneapolis, MN

                By Facsimile (for Eligible Institutions only):
                                (612) 667-4927

                 For Information or Confirmation by Telephone:
                                (800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.


FEES AND EXPENSES

     The principal solicitation is being made by mail by Wells Fargo Bank Minnesota, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We may make payment to brokers, dealers or others soliciting acceptances of the exchange offer.

     Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.


ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the registered notes under accounting principles generally accepted in the United States of America.


TRANSFER TAXES

     Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.


CONSEQUENCES OF FAILURE TO EXCHANGE OUTSTANDING NOTES

     Holders who desire to tender their outstanding notes in exchange for notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Alamosa (Delaware) is under any duty to give notification of defects or irregularities with respect to the tenders of notes for exchange.

     Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering circular dated January 24, 2001, relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

     Holders of the notes issued in the exchange offer and any outstanding notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.


CONSEQUENCES OF EXCHANGING OUTSTANDING NOTES

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder which is an "affiliate" of Alamosa (Delaware) within the meaning of Rule 405 under the Securities Act. Such notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

    o such notes issued in the exchange offer are acquired in the ordinary course of such holder's business; and

    o such holder, other than broker-dealers, has no arrangement or understanding with any person to participate in the distribution of such notes issued in the exchange offer.

     However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances.

     Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

    o it is not an affiliate of Alamosa (Delaware);

    o it is not engaged in, and does not intend to engage in, a distribution of the notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of notes issued in the exchange offer; and

    o it is acquiring the notes issued in the exchange offer in the ordinary course of its business.

     Each broker-dealer that receives notes issued in the exchange offer for its own account in exchange for outstanding notes must acknowledge that such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such notes issued in the exchange offer. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.


     In addition, to comply with state securities laws of certain jurisdictions, the notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the notes. We have agreed in the registration rights agreement that, prior to the exchange offer, we will register or qualify the transfer restricted securities for offer or sale under the securities laws of any jurisdiction reasonably requested by a holder. Unless a holder requests, we currently do not intend to register or qualify the sale of the notes issued in the exchange offer in any state where an exemption from registration or qualification is required and not available.

                                   BUSINESS

     References in this prospectus to us as a provider of wireless personal communications services or similar phrases generally refer to our building, owning and managing our portion of the Sprint PCS network pursuant to our affiliation agreements with Sprint PCS. Sprint PCS holds the spectrum licenses and controls the network through its agreements with us.

     All references contained in this prospectus to resident population and residents are based on projections of year-end 2000 population counts calculated by applying the annual growth rate from 1990 to 1999 to estimates of 1999 population counts compiled by the U.S. Census Bureau.


OVERVIEW

     We are an indirect wholly owned subsidiary of Alamosa Holdings, Inc., a Delaware corporation, whose shares of common stock are quoted on The Nasdaq National Market System under the symbol "APCS". We are a holding company and through our subsidiaries provide wireless personal communication services, commonly referred to as PCS, in the Southwestern, Northwestern and Midwestern United States. We are a network partner of Sprint PCS, the personal communications services group of Sprint Corporation. Sprint PCS, directly and through affiliates such as us, provides wireless services in more than 4,000 cities and communities across the country. We have the exclusive right to provide digital wireless mobility communications network services under the Sprint and Sprint PCS brand names in territories primarily located in Texas, New Mexico, Arizona, Colorado, Wisconsin, Illinois, Oklahoma, Kansas, Missouri, Washington and Oregon. Through December 31, 1999, we were a development stage company.

     We launched Sprint PCS service in Laredo, Texas in June 1999, and through March 31, 2001 have commenced service in 62 additional markets, including 41 markets in territories serviced by companies that we acquired in 2001. At March 31, 2001, our systems covered approximately 9,202,300 residents out of approximately 15,642,200 million total residents in those markets. The number of residents covered by our systems does not represent the number of Sprint PCS subscribers that we expect to be based in our territories. As of March 31, 2001, 261,345 Sprint PCS subscribers were based in our territories.


OUR BACKGROUND

     Prior to the closing of our initial public offering in February 2000, we were comprised of Alamosa PCS LLC, a Texas limited liability company, Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership and a 99.75% owned subsidiary of Alamosa PCS LLC, and Texas Telecommunications, LP, a Texas limited partnership and wholly owned subsidiary of Alamosa PCS LLC. Immediately prior to the closing of our initial public offering, we reorganized the business into a holding company structure. The members of Alamosa PCS LLC received shares of our common stock in the same proportion to their membership interests in Alamosa PCS LLC.

     Texas Telecommunications, LP was formed in December 1999. In connection with our original reorganization, Texas Telecommunications, LP received the assets of Alamosa PCS LLC related to operations in the Southwest United States and operated the business of Alamosa PCS LLC. Alamosa PCS, Inc. held a 99% limited partnership interest in Texas Telecommunications, LP. Alamosa Delaware GP, LLC, a wholly owned subsidiary of Alamosa PCS, Inc., held a 1% general partnership interest in Texas Telecommunications, LP. Currently Alamosa Limited, LLC, a wholly owned subsidiary of Alamosa PCS, Inc., holds the 99% limited partnership interest in Texas Telecommunications, LP and Alamosa Delaware GP, LLC continues to hold the 1% general partnership interest in Texas Telecommunications, LP.

     Alamosa Wisconsin Limited Partnership was formed in December 1999. In connection with our original reorganization, Alamosa Wisconsin Limited Partnership received the assets of Alamosa PCS LLC related to operations in Wisconsin. After our original reorganization, Alamosa Wisconsin Limited Partnership commenced our business operations in Wisconsin. Alamosa PCS, Inc. holds the 98.75% Class A limited partnership interests in Alamosa Wisconsin Limited Partnership and Alamosa PCS Holdings holds the .25% Class B limited partnership interests in Alamosa Wisconsin Limited Partnership. Alamosa Wisconsin GP, LLC, a wholly owned subsidiary of Alamosa PCS, Inc., holds a 1% general partnership interest in Alamosa Wisconsin Limited Partnership.

     We are a Delaware corporation and we were formed in October 1999 under the name "Alamosa PCS Holdings, Inc." to operate as a holdings company. On February 3, 2000, we completed our initial public offering. On December 14, 2000, we formed a new holding company pursuant to a merger under Section 251(g) of the Delaware General Corporation Law. Each of our common shares was converted into one share of the new holding company and we became a wholly owned subsidiary of the new holding company. The Section 251(g) transaction did not require any vote of our stockholders. Upon effectiveness of the Section 251(g) transaction, our name was changed to Alamosa (Delaware), Inc. and the new holding company's name was changed to Alamosa PCS Holdings, Inc.


     On February 14, 2001, Alamosa Sub I, Inc. ("Alamosa Sub I"), Alamosa Holdings' wholly owned subsidiary, merged with and into Alamosa PCS Holdings, with Alamosa PCS Holdings surviving the merger and becoming a wholly owned subsidiary of Alamosa Holdings. Each share of Alamosa PCS Holdings common stock issued and outstanding immediately prior to the merger, was converted into the right to receive one share of Alamosa Holdings' common stock.


     On February 14, 2001, we completed our acquisition of Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW"). Roberts' service area, which includes 2.5 million people, includes the market areas surrounding Kansas City, the world headquarters of Sprint PCS, and St. Louis, including the Interstate 70 corridor connecting the two cities. At December 31, 2000, Roberts' network covered approximately 1.1 million people. WOW's service area, which includes 1.5 million people, includes the market areas of Ellenburg, Yakima and Kennewick, Washington and key travel corridors within Washington and Oregon. At December 31, 2000, WOW's network covered approximately 800,000 people.


     On March 31, 2001, we completed our acquisition of Southwest PCS Holdings, Inc. ("Southwest"). Southwest's service area, which includes 2.8 million people, includes the market areas in Texas, Oklahoma and Arkansas, encompassing over 2,100 heavily traveled highway miles. At December 31, 2000, Southwest had launched service in 18 markets covering approximately 1.5 million residents and had approximately 40,000 customers.


     In connection with the Roberts and WOW acquisitions, we entered into a new senior secured credit facility for up to $280 million. In connection with the acquisition of Southwest, we increased the amount of the senior secured credit facility from $280 million to $333 million.


     The current organization of Alamosa Holdings and its subsidiaries is illustrated in the chart on the following page:

                                                 --------------------------

                                                   Alamosa Holdings, Inc.

                                                 --------------------------
                                                              |
                                                              |
                                                              |
                                                 --------------------------

  ---------------------------------------------- Alamosa PCS Holdings, Inc.
 | .25%
 |                                               --------------------------
 |                                                            |
 |                                                            |
 |                                                            |
 |                                               --------------------------
 |
 |                                                Alamosa (Delaware), Inc.
 |
 |                                               --------------------------
 |                                                            |
 |                                                            |--------------------------------
 |                                                            |                                |
 |                                               --------------------------       --------------------------
 |
 |                                                  Alamosa Holdings, LLC              Alamosa Delaware
 |                                                                                      Operations, LLC
 |                                               --------------------------       --------------------------
 |                                                            |
 |                                     -----------------------------------------------------------------------------------------
 |                                    |
 |                       --------------------------
 |
 |  --------------------      Alamosa PCS, Inc.
 | |
 | |                     --------------------------
 | | 98.75%                           |
 | |               -----------------------------------------------------------------------
 | |              |                            |                                          |
 | | --------------------------   --------------------------                 ----------------------------
 | |                                                                        |                            |
 | |  Alamosa Wisconsin GP, LLC      Alamosa Finance, LLC      --------------------------   --------------------------
 | |
 | | --------------------------   --------------------------      Alamosa Limited, LLC       Alamosa Delaware GP, LLC
 | |           1% |
 | | --------------------------                                --------------------------   --------------------------
 |  -                                                                       |                            |     |
 |        Alamosa Wisconsin                                                  ----------------------------      |
  ---    Limited Partnership                                                              |                    |
     --------------------------                                               --------------------------       |
                  |                                                                                            |
     --------------------------                                                          Texas                 |  1% GP
                                                                                 Telecommunications LP         |
         Alamosa (Wisconsin)                                                  --------------------------       |
           Properties, LLC                                                                | 99%                |
     --------------------------                                               --------------------------       |
                                                                                                               |
                                                                                Alamosa Properties, LP   -----

                                                                              --------------------------


                                                 (continued on next page)

----------------------------------------------------------------------------------------------------------
           |                                         |                                                    |
----------------------                  --------------------------                             --------------------------
                                                                                              |                          |
        Alamosa                              Washington Oregon                    -----------------------   ------------------------
   Missouri, LLC(1)                            Wireless, LLC
----------------------                  --------------------------                      SWGP, L.L.C.              SWLP, L.L.C.
           |                                         |
           |                           ----------------------------               -----------------------   ------------------------
           |                          |                            |                          |                          |
----------------------   --------------------------   --------------------------               --------------------------
                                                                                                          |
   Alamosa Missouri      Washington Oregon Wireless   Washington Oregon Wireless               --------------------------
  Properties, LLC(2)           Properties, LLC               Licenses, LLC
----------------------   --------------------------   --------------------------                    Southwest PCS, LP

                                                                                               --------------------------
                                                                                                          |
                                                                                               --------------------------
                                                                                              |                          |
                                                                                  -----------------------   ------------------------

                                                                                        Southwest PCS              Southwest PCS
                                                                                       Properties, LLC             Licenses, LLC
                                                                                  -----------------------   ------------------------

(1)      Formerly Roberts Wireless Communications, L.L.C.
(2)      Formerly Roberts Wireless Properties, L.L.C.

OUR RELATIONSHIP WITH SPRINT PCS


     Sprint PCS is a wholly owned tracking group of Sprint Corporation and operates the largest 100% digital, 100% PCS nationwide network in the United States with licenses to provide services to an area of more than 280 million residents in the United States, Puerto Rico and the U.S. Virgin Islands. The Sprint PCS network uses code division multiple access technology nationwide. Sprint PCS directly operates its PCS network in major markets throughout the United States and has entered into independent agreements with various affiliates such as us, under which the affiliate has agreed to construct and manage PCS networks in smaller metropolitan areas and along major highways.

     We are the largest affiliate of Sprint PCS based on the resident population in our territories, and our territories adjoin several major Sprint PCS markets. The build-out of our territories will significantly extend Sprint PCS's coverage in the Southwestern and Midwestern United States. Due to our relationship with Sprint PCS, we benefit from:

     BRAND RECOGNITION. We market products and services directly under the Sprint and Sprint PCS brand names. We benefit from the recognizable Sprint and Sprint PCS brand names and national advertising as we open markets. We offer pricing plans, promotional campaigns and handset and accessory promotions of Sprint PCS.

     EXISTING DISTRIBUTION CHANNELS. We benefit from relationships with major national retailers who distribute Sprint PCS products and services under existing Sprint PCS contracts. These national retailers have approximately 470 retail outlets in our territories. Furthermore, we benefit from sales made by Sprint PCS to customers in our territories through its national telemarketing sales force, national account sales team and Internet sales capability. These existing distribution channels provide immediate access to customers as our services become available in their area. For more information on our distribution plan, see "--Sales and Distribution."

     SPRINT PCS'S NATIONAL NETWORK. We offer access to Sprint PCS's wireless network. Sprint PCS's network offers service in metropolitan markets across the country representing 223 million people. We derive additional revenue from Sprint PCS when its customers based outside of our territories roam on our portion of the Sprint PCS network.

     HIGH CAPACITY NETWORK. Sprint PCS built its network around code division multiple access digital technology, which we believe provides advantages in capacity, voice-quality, security and handset battery life. For more information on the benefits of this technology, see "--Technology--Code Division Multiple Access."

     SPRINT PCS'S LICENSED SPECTRUM. Sprint PCS has invested approximately $100.0 million to purchase the wireless mobility communications network service licenses in our territories and to pay costs to remove sources of microwave signals that interfere with the licensed spectrum, a process generally referred to as microwave clearing.

     BETTER EQUIPMENT AVAILABILITY AND PRICING. We are able to acquire handsets and network equipment more quickly and at a lower cost than we would without our affiliation with Sprint PCS. For example, Sprint PCS will use commercially reasonable efforts to obtain for us the same discounted volume-based pricing on wireless-related products and warranties as Sprint PCS receives from its vendors.

     ESTABLISHED BACK OFFICE SUPPORT SERVICES. We have contracted with Sprint PCS to provide critical back office services, including customer activation, handset logistics, billing, customer care and network monitoring services. Because we do not have to establish and operate these systems, we are able to accelerate our market launches and capitalize upon Sprint PCS's economies of scale.

     ACCESS TO THE SPRINT PCS WIRELESS WEB. We support the Sprint PCS Wireless Web service in our portion of the Sprint PCS network. For more information on the Sprint PCS Wireless Web, see "--Products and Services--Access to the Sprint PCS Wireless Web."

     Statements in this prospectus regarding Sprint or Sprint PCS are derived from information contained in our affiliation agreements with Sprint and Sprint PCS and periodic reports and other documents filed with the Securities and Exchange Commission by, or press releases issued by, Sprint and Sprint PCS.

MARKETS


     The following table lists the location, basic trading area number, whether the network coverage has been launched, megahertz of spectrum, estimated total residents and estimated covered residents for each of the markets that comprise our territories under our affiliation agreements with Sprint PCS at March 31, 2001. The number of estimated covered residents does not represent the number of Sprint PCS subscribers that we expect to be based in our territories.




                                                      MHZ OF    ESTIMATED TOTAL   ESTIMATED COVERED
LOCATION                               BTA NO. (1)   SPECTRUM    RESIDENTS (2)      RESIDENTS (3)    DATE LAUNCHED
------------------------------------- ------------- ---------- ----------------- ------------------ --------------
ARKANSAS
Fayetteville-Springdale-Rogers ......      140      30              325,400            243,100      3Q99
Fort Smith ..........................      153      30              326,900            182,500      4Q98
Little Rock .........................      257      30               19,600
Russellville ........................      387      30               95,400
ARIZONA
Flagstaff ...........................      144      30              116,300             76,600      4Q00
Las Vegas, NV (Arizona side) (4).....      245      30              155,000
Prescott ............................      362      30              167,500            141,200      4Q00
Phoenix (4) .........................      347      30               15,900
Sierra Vista-Douglas ................      420      30              117,800
Tucson (4) ..........................      447      30               17,200
Yuma ................................      486      30              160,000            142,200      1Q01
CALIFORNIA
El Centro-Calexico ..................      124      30              142,400
San Diego (4) .......................      402      30                3,500
COLORADO
Colorado Springs (4) ................       89      30                9,000
Farmington, NM-Durango, CO ..........      139      30              208,300
Grand Junction ......................      168      30              246,100            135,500      4Q00
Pueblo ..............................      366      30              312,800            207,400      3Q00
ILLINOIS
Carbondale-Marion ...................       67      30              214,200            114,700      1Q01
KANSAS
Pittsburg-Parsons ...................      349      30               92,500             27,900      1Q01
Emporia .............................      129      30               47,800             31,900      1Q99
Hutchinson (4) ......................      200      30               30,700             20,700      1Q99
Manhattan-Junction City .............      275      30              117,800             85,400      4Q98
Salina ..............................      396      30              144,300             63,400      4Q98
MINNESOTA
La Crosse, WI-Winona, MN ............      234      30              320,400
Minneapolis-St. Paul (4) ............      298      30               84,800
MISSOURI
Cape Girardeau-Sikeston .............       66      30              189,400            158,600      1Q01
Columbia ............................       90      30              216,800            154,200      1Q99

                                                    MHZ OF    ESTIMATED TOTAL   ESTIMATED COVERED
LOCATION                             BTA NO. (1)   SPECTRUM    RESIDENTS (2)      RESIDENTS (3)     DATE LAUNCHED
----------------------------------- ------------- ---------- ----------------- ------------------- --------------
Jefferson City ....................      217      30              163,600            131,400       1Q99
Kirksville ........................      230      30               57,400             37,700       4Q00
Poplar Bluff ......................      355      30              154,000             50,900       1Q01
Quincy, IL-Hannibal ...............      367      30              184,800            104,500       1Q01
Rolla .............................      383      30              104,800             69,400       4Q00
St. Joseph ........................      393      30              196,600            135,600       2Q00
Sedalia ...........................      414      30               92,600             57,700       1Q99
Springfield .......................      428      30              660,200            427,800       4Q99
West Plains .......................      470      30               77,100
NEW MEXICO
Albuquerque .......................        8      10              831,900            684,200       3Q99
Carlsbad ..........................       68      10               51,700
Clovis ............................       87      30               75,300
Gallup ............................      162      10              144,200
Hobbs .............................      191      30               55,500
Roswel ............................      386      10               80,800
Santa Fe ..........................      407      10              218,800            140,100       3Q99
Las Cruces ........................      244      10              249,900            195,200       3Q99
OKLAHOMA
Joplin, MO-Miami ..................      220      30              247,300            214,800       4Q00
Ada ...............................        4      30               55,100             29,100       2Q99
Ardmore ...........................       19      30               90,800             51,000       3Q99
Bartlesville ......................       31      30               49,000             43,300       3Q99
Enid ..............................      130      30               85,700             50,300       2Q00
Lawton-Duncan .....................      248      30              180,900            103,200       1Q99
McAlester .........................      267      30               54,600             30,100       3Q99
Muskogee ..........................      311      30              164,300             71,800       2Q99
Oklahoma City (4) .................      329      30              577,600            200,000       1Q99
Ponca City ........................      354      30               48,100             42,000       2Q99
Stillwater ........................      433      30               79,600             57,500       4Q98
Tulsa (4) .........................      448      30              278,500             92,800       3Q99
OREGON
Bend ..............................       38      30              153,600            134,200       1Q01
Coos Bay-North Bend ...............       97      30               83,900             35,900       3Q00
Klamath Falls .....................      231      30               80,600             59,600       3Q00
Medford-Grants Pass ...............      288      30              257,000            199,000       3Q00
Portland (4) ......................      358      30               20,600             20,600       3Q00
Roseburg ..........................      385      30              100,400             80,100       3Q00
Walla Walla, WA-Pendleton, OR .....      460      30              174,500            128,300       3Q00
TEXAS
Eagle Pass-Del Rio ................      121      30              117,400            111,600       1Q00
El Paso ...........................      128      20              748,200            702,400       3Q99
Laredo ............................      242      30              216,400            212,400       2Q99
Wichita Falls .....................      473      30              222,500            135,600       4Q98
Abilene ...........................        3      30              261,700            155,200       4Q99

                                                   MHZ OF    ESTIMATED TOTAL   ESTIMATED COVERED
LOCATION                            BTA NO. (1)   SPECTRUM    RESIDENTS (2)      RESIDENTS (3)     DATE LAUNCHED
---------------------------------- ------------- ---------- ----------------- ------------------- --------------
Amarillo .........................       13      30                410,300           240,900      3Q99
Big Spring .......................       40      30                 35,800
Lubbock ..........................      264      30                409,200           359,600      3Q99
Midland ..........................      296      30                120,800           106,300      3Q99
Odessa ...........................      327      30                209,100           146,800      3Q99
San Angelo .......................      400      30                161,900           106,100      4Q99
WASHINGTON
Kennewick-Pasco-Richland .........      228      30                191,800           181,300      3Q00
Wenatchee ........................      468      30                213,500           146,100      4Q00
Yakima ...........................      482      30                255,900           246,100      3Q00
WISCONSON
Appleton-Oshkosh .................       18      30                452,400           359,000      4Q00
Eau Claire .......................      123      30                195,400
Fond du Lac ......................      148      30                 97,300            86,500      4Q00
Green Bay ........................      173      30                355,800           264,500      4Q00
Madison (4) ......................      272      30                149,000
Manitowoc ........................      276      30                 82,900            78,500      4Q00
Milwaukee (4) ....................      297      30                 84,600
Sheboygan ........................      417      30                112,600           100,000      4Q00
Stevens Point-Marshfield-
 Wisconsin Rapids ................      432      30                214,600
Wausau-Rhinelander ...............      466      30                244,000
TOTAL ............................                              15,642,200         9,202,300

----------
(1) BTA No. refers to the basic trading area number assigned to that market by the Federal Communications Commission (the "FCC") for the purposes of issuing licenses for wireless services.

(2) Estimated total residents is based on projections of year-end 2000 population counts calculated by applying the annual growth rate from 1990 to 1999 to estimates of 1999 population counts compiled by the U.S. Census Bureau.

(3) Estimated percent coverage is based on our actual or projected network coverage in markets at the launch date using current projections of year-end 2000 population counts calculated by applying the annual growth rate from 1990 to 1999 to estimates of 1999 population counts compiled by the U.S. Census Bureau.

(4) Total residents, covered residents and actual customers for these markets reflect only those residents or customers contained in our licensed territories, not the total residents, covered residents and actual customers in the entire basic trading area.

     Pursuant to our affiliation agreements with Sprint PCS, we have agreed to cover a minimum percentage of the resident population in our territories within specified time periods. We are fully compliant with these build-out requirements and expect to launch our remaining markets ahead of the schedule established in our affiliation agreements with Sprint PCS. As of March 31, 2001, we had 261,345 Sprint PCS subscribers.


NETWORK OPERATIONS

     GENERAL. The effective operation of our portion of the Sprint PCS network requires:

    o public switched and long distance interconnection;

    o the implementation of roaming arrangements; and

    o the development of network monitoring systems.

     Our network connects to the public switched telephone network to facilitate the origination and termination of traffic between our network and both local exchange and long distance carriers. Sprint provides preferred rates for long distance services. Through our arrangements with Sprint PCS and Sprint PCS's arrangements with other wireless service providers, Sprint PCS subscribers based in our territories have roaming capabilities on other networks. We monitor our portion of the Sprint PCS network during normal business hours. For after hours monitoring, Sprint PCS Network Operating Centers provide 24 hours, seven days a week monitoring of our portion of the Sprint PCS network and notification to our designated personnel.

     As of March 31, 2001, our portion of the Sprint PCS network included 1,021 base stations and 10 switching centers.


PRODUCTS AND SERVICES

     We offer products and services throughout our territories under the Sprint and Sprint PCS brand names. Our services are designed to mirror the service offerings of Sprint PCS and to integrate with the Sprint PCS network. The Sprint PCS service packages we currently offer include the following:

     100% DIGITAL WIRELESS NETWORK WITH SERVICE ACROSS THE COUNTRY. We are part of the largest 100% digital wireless personal communications services network in the country. Sprint PCS customers based in our territories may access Sprint PCS services throughout the Sprint PCS network, which includes more than 4,000 cities and communities across the United States. Dual-band/dual-mode handsets allow roaming on wireless networks where Sprint PCS has roaming agreements.

     ACCESS TO THE SPRINT PCS WIRELESS WEB. We support the Sprint PCS Wireless Web in our portion of the Sprint PCS network. The Sprint PCS Wireless Web allows customers with data capable handsets to connect their portable computers or personal digital assistants to the Internet. Sprint PCS customers with data capable handsets also have the ability to receive periodic information updates such as stock prices, sports scores and weather reports. Sprint PCS customers with web-browser enabled handsets have the ability to connect to and browse specially designed text-based Internet sites on an interactive basis.

     OTHER SERVICES. In addition to these services, we may also offer wireless local loop services in our territories, but only where Sprint is not a local exchange carrier. Wireless local loop is a wireless substitute for the landline-based telephones in homes and businesses. We also believe that new features and services will be developed on the Sprint PCS network to take advantage of code division multiple access technology. Sprint PCS conducts ongoing research and development to produce innovative services that are intended to give Sprint PCS a competitive advantage. We may incur additional expenses in modifying our technology to provide these additional features and services.


ROAMING

     SPRINT PCS ROAMING. Sprint PCS roaming includes both inbound Sprint PCS roaming, when a Sprint PCS subscriber based outside of our territories uses our portion of the Sprint PCS network, and outbound Sprint PCS roaming, when a Sprint PCS subscriber based in our territories uses the Sprint PCS network outside of our territories. Sprint PCS pays us a per minute fee for inbound Sprint PCS roaming. Similarly, we pay a per minute fee to Sprint PCS for outbound Sprint PCS roaming. Pursuant to our affiliation agreements with Sprint PCS, Sprint PCS has the discretion to change the per minute rate for Sprint PCS roaming fees. See "Our Affiliation Agreements with Sprint PCS--Recent Developments."

     NON-SPRINT PCS ROAMING. Non-Sprint PCS roaming includes both inbound non-Sprint PCS roaming, when a non-Sprint PCS subscriber uses our portion of the Sprint PCS network, and outbound non-Sprint PCS roaming, when a Sprint PCS subscriber based in our territories uses a non-Sprint PCS network. Pursuant to roaming agreements between Sprint PCS and other wireless service providers, when another wireless service provider's subscriber uses our portion of the Sprint PCS network, we earn inbound non-Sprint PCS roaming revenue. These wireless service providers must pay fees for their subscribers' use of our portion of the Sprint PCS network, and as part of our collected revenues, we are entitled to 92% of these fees. Currently, pursuant to our services agreement with Sprint PCS, Sprint PCS bills these wireless service providers for these fees. When another wireless service provider provides service to one of the Sprint PCS subscribers based in our territories, we pay outbound non-Sprint PCS roaming fees. Sprint PCS, pursuant to our current services agreement with Sprint PCS, then bills the Sprint PCS subscriber for use of that provider's network at rates specified in his or her contract and pays us 100% of this outbound non-Sprint PCS roaming revenue collected from that subscriber on a monthly basis. We bear the collection risk for all service.


MARKETING STRATEGY

     Our marketing strategy is to complement Sprint PCS's national marketing strategies with techniques tailored to each of the specific markets in our territories.

     USE SPRINT PCS'S BRAND EQUITY. We feature exclusively and prominently the nationally recognized Sprint and Sprint PCS brand names in our marketing and sales effort. From the customers' point of view, they use our portion of the Sprint PCS network and the rest of the Sprint PCS network as a unified national network.

     ADVERTISING AND PROMOTIONS. Sprint PCS promotes its products through the use of national as well as regional television, radio, print, outdoor and other advertising campaigns. In addition to Sprint PCS's national advertising campaigns, we advertise and promote Sprint PCS products and services on a local level in our markets at our cost. We have the right to use any promotion or advertising materials developed by Sprint PCS and only have to pay the incremental cost of using those materials, such as the cost of local radio and television advertisement placements, and material costs and incremental printing costs. We also benefit from any advertising or promotion of Sprint PCS products and services by third party retailers in our territories, such as RadioShack, Circuit City and Best Buy. We must pay the cost of specialized Sprint PCS print advertising by third party retailers. Sprint PCS also runs numerous promotional campaigns which provide customers with benefits such as additional features at the same rate or free minutes of use for limited time periods. We offer these promotional campaigns to potential customers in our territories.

     SALES FORCE WITH LOCAL PRESENCE. We have established local sales forces to execute our marketing strategy through direct business-to-business contacts, our company-owned retail stores, local distributors and other channels. Our market teams also participate in local clubs and civic organizations such as the Chamber of Commerce, Rotary and Kiwanis.


SALES AND DISTRIBUTION

     Our sales and distribution plan is designed to exploit Sprint PCS's multiple channel sales and distribution plan and to enhance it through the development of local distribution channels. Key elements of our sales and distribution plan consist of the following:

     SPRINT PCS RETAIL STORE. As of March 31, 2001, we owned and operated 55 Sprint PCS stores and 7 kiosks at military base locations. These stores provide us with a local presence and visibility in the markets within our territories. Following the Sprint PCS model, these stores are designed to facilitate retail sales, activation, bill collection and customer service.

     SPRINT STORE WITHIN A RADIOSHACK STORE. Sprint has an exclusive arrangement with RadioShack to install a "store within a store," making Sprint PCS the exclusive brand of wireless mobility communications network services using CDMA technology in the 1900 MHz spectrum and products sold through RadioShack stores. As of March 31, 2001, Radio Shack had approximately 213 stores in our territories.

     OTHER NATIONAL THIRD PARTY RETAIL STORES. In addition to RadioShack, we benefit from the distribution agreements established by Sprint PCS with other national and regional retailers such as Best Buy, Circuit City and Target. As of March 31, 2001, these retailers had approximately 334 stores in our territories.

     ELECTRONIC COMMERCE. Sprint PCS maintains an Internet site, www.sprintpcs.com, which contains information on Sprint PCS products and services. A visitor to Sprint PCS's Internet site can order and pay for a handset and select a rate plan. Sprint PCS customers visiting the site can review the status of their account, including the number of minutes used in the current billing cycle. We will recognize the revenues generated by Sprint PCS customers in our territories who purchase products and services over the Sprint PCS Internet site.


SEASONALITY


     Our business is subject to seasonality because the wireless industry is heavily dependent on fourth quarter results. Among other things, the industry relies on significantly higher customer additions and handset sales in the fourth quarter as compared to the other three fiscal quarters. A number of factors contribute to this trend, including:


    o the increasing use of retail distribution, which is dependent upon the year-end holiday shopping season;


    o the timing of new product and service announcements and introductions;


    o competitive pricing pressures; and


    o aggressive marketing and promotions.


TECHNOLOGY


     GENERAL. In 1993, the FCC allocated the 1900 MHz frequency block of the radio spectrum for wireless personal communications services. Wireless personal communications services differ from traditional analog cellular telephone service principally in that wireless personal communications services systems operate at a higher frequency and employ advanced digital technology. Analog-based systems send signals in which the transmitted signal resembles the input signal, the caller's voice. Digital systems convert voice or data signals into a stream of digits that permit a single radio channel to carry multiple simultaneous transmissions. Digital systems also achieve greater frequency reuse than analog systems resulting in greater capacity than analog systems. This enhanced capacity, along with enhancements in digital protocols, allows digital-based wireless technologies, whether using wireless personal communications services or cellular frequencies, to offer new and enhanced services, including greater call privacy and more robust data transmission, such as facsimile, electronic mail and connecting notebook computers with computer/data networks.


     Wireless digital signal transmission is accomplished through the use of various forms of frequency management technology or "air interface protocols." The FCC has not mandated a universal air interface protocol for wireless personal communications services systems. Wireless personal communications systems operate under one of three principal air interface protocols; code division multiple access, time division multiple access, commonly referred to as TDMA, or global system for mobile communications, commonly referred to as GSM. Time division multiple access and global system for mobile communications are both time division multiple access systems but are incompatible with each other. The code division multiple access system is incompatible with both global system for mobile communications and time division multiple access systems. Accordingly, a subscriber of a system that utilizes code division multiple access technology is unable to use a code division multiple access handset when traveling in an area not served by code division multiple access-based wireless personal communications services operators, unless the customer carries a dual-band/dual-mode handset that permits the customer to use the analog cellular system in that area. The same issue would apply to users of time division multiple access or global system for mobile communications systems. All of the wireless personal communications services operators now have dual-mode or tri-mode handsets available to their customers. Because digital networks do not cover all areas in the country, these handsets will remain necessary for segments of the subscriber base.

CODE DIVISION MULTIPLE ACCESS TECHNOLOGY

     Sprint PCS's network and its affiliates' networks all use digital code division multiple access technology. We believe that code division multiple access provides important system performance benefits such as:

     GREATER CAPACITY. We believe, based on studies by code division multiple access manufacturers, that code division multiple access systems can provide system capacity that is approximately seven to ten times greater than that of current analog technology and approximately three times greater than time division multiple access and global system for mobile communications systems.

     PRIVACY AND SECURITY. One of the benefits of code division multiple access technology is that it combines a constantly changing coding scheme with a low power signal to enhance call security and privacy.

     SOFT HAND-OFF. Code division multiple access systems transfer calls throughout the code division multiple access network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new base station while maintaining a connection with the base station currently in use. Code division multiple access networks monitor the quality of the transmission received by multiple base stations simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell unless replaced by a stronger signal from another base station. Analog, time division multiple access and global system for mobile communications networks use a "hard hand-off" and disconnect the call from the current base station as it connects with a new one without any simultaneous connection to both base stations.

     SIMPLIFIED FREQUENCY PLANNING. Frequency planning is the process used to analyze and test alternative patterns of frequency used within a wireless network to minimize interference and maximize capacity. Unlike time division multiple access and global system for mobile communications based systems, code division multiple access based systems can reuse the same subset of allocated frequencies in every cell, substantially reducing the need for costly frequency reuse patterning and constant frequency plan management.

     LONGER BATTERY LIFE. Due to their greater efficiency in power consumption, code division multiple access handsets can provide longer standby time and more talk time availability when used in the digital mode than handsets using alternative digital or analog technologies.

COMPETITION

     Competition in the wireless communications services industry is intense. We compete with a number of wireless service providers in our markets. We believe that our primary competition is with national wireless providers such as AT&T Wireless Services, Cingular and Voicestream Wireless, Verizon Wireless and Alltel.

     We also face competition from resellers, which provide wireless services to customers but do not hold FCC licenses or own facilities. Instead, the resellers buy blocks of wireless telephone numbers and capacity from a licensed carrier and resell services through their own distribution network to the public. The FCC currently requires all cellular and wireless personal communications services licensees to permit resale of carrier services to a reseller.

     In addition, we compete with existing communications technologies such as paging, enhanced specialized mobile radio service dispatch and conventional landline telephone companies in our markets. Potential users of wireless personal communications services systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for potential customers who do not need to speak to the caller.

     In the future, we expect to face increased competition from entities providing similar services using other communications technologies, including satellite-based telecommunications and wireless cable systems. While some of these technologies and services are currently operational, others are being developed or may be developed in the future.

     Many of our competitors have significantly greater financial and technical resources and subscriber bases than we do. Some of our competitors also have established infrastructures, marketing programs and brand names. In addition, some of our competitors may be able to offer regional coverage in areas not served by the Sprint PCS network, or, because of their calling volumes or relationships with other wireless providers, may be able to offer regional roaming rates that are lower than those we offer. Wireless personal communications services operators will likely compete with us in providing some or all of the services available through the Sprint PCS network and may provide services that we do not. Additionally, we expect that existing cellular providers will continue to upgrade their systems to provide digital wireless communication services competitive with Sprint PCS. Recently, there has been a trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, mergers and acquisitions. We expect this consolidation to lead to larger competitors over time. These larger competitors may have substantial resources or may be able to offer a variety of services to a large customer base.

     Over the past several years the FCC has auctioned and will continue to auction large amounts of wireless spectrum that could be used to compete with Sprint PCS services. Based upon increased competition, we anticipate that market prices for two-way wireless services generally will decline in the future. We will compete to attract and retain customers principally on the basis of:

    o the strength of the Sprint and Sprint PCS brand names, services and features;

    o nationwide network;

    o our network coverage and reliability; and

    o CDMA technology.

     Our ability to compete successfully will also depend, in part, on our ability to anticipate and respond to various competitive factors affecting the industry, including:

    o new services and technologies that may be introduced;

    o changes in consumer preferences;

    o demographic trends;

    o economic conditions; and

    o discount pricing strategies by competitors.


INTELLECTUAL PROPERTY

     The Sprint diamond design logo is a service mark registered with the United States Patent and Trademark Office. The service mark is owned by Sprint. We use the Sprint and Sprint PCS brand names, the Sprint diamond design logo and other service marks of Sprint in connection with marketing and providing wireless services within our territories. Under the terms of the trademark and service mark license agreements with Sprint and Sprint PCS, we do not pay a royalty fee for the use of the Sprint and Sprint PCS brand names and Sprint service marks.

     Except in certain instances and other than in connection with the national distribution agreements, Sprint PCS has agreed not to grant to any other person a right or license to use the licensed marks in our territories. In all other instances, Sprint PCS reserves the right to use the licensed marks in providing its services within or without our territories.

     The trademark license agreements contain numerous restrictions with respect to the use and modification of any of the licensed marks. See "Our Affiliation Agreements with Sprint PCS--The Trademark and Service Mark License Agreements" for more information on this topic.


EMPLOYEES

     As of March 31, 2001, we employed 870 employees. None of our employees are represented by a labor union. We believe that our relations with our employees are good.

PROPERTIES


     Our headquarters are located in Lubbock, Texas and we lease space in a number of locations, primarily for our Sprint PCS stores, base stations, and switching centers. As of March, 31 2001 we leased 71 retail stores and 10 switching centers. As of March, 31 2001 we leased 1,021 towers and owned 4 towers. We believe that our facilities are adequate for our current operations and that additional leased space can be obtained if needed on commercially reasonable terms.


ENVIRONMENTAL COMPLIANCE


     Our environmental compliance expenditures primarily result from the operation of standby power generators for our telecommunications equipment and compliance with various environmental rules during network build-out and operations. The expenditures arise in connection with standards compliance or permits which are usually related to generators, batteries or fuel storage. Our environmental compliance expenditures have not been material to our financial statements or to our operations and are not expected to be material in the future.


LEGAL PROCEEDINGS


     We and our subsidiaries are not parties to any pending legal proceedings that we believe would, if adversely determined, individually or in the aggregate, have a material adverse effect on our, or our subsidiaries', financial condition or results of operations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis when you read the consolidated financial statements and the related notes included in this prospectus. The discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors including, but not limited to, those under "Risk Factors" and "Forward-Looking Statements."


OVERVIEW

     Prior to January 1, 2000, we had very limited operations, very limited revenues, significant losses, substantial future capital requirements and an expectation of continued losses. As a result of significant operational results reflected in the December 31, 2000 financial statements presented in this document, beginning on page F-1, a comparison of these results to the same period for 1999 may not be meaningful.


     Since our inception, we have incurred substantial costs to negotiate our contracts with Sprint PCS and our debt financing, to raise funds in the public market, to engineer our wireless system, to develop our business infrastructure and distribution channels and to build-out our portion of the Sprint PCS network. Prior to the opening of Laredo on June 22, 1999, we did not have any markets in operation. As of March 31, 2001, our accumulated deficit was $141.4 million. Through March 31, 2001, we incurred $279.9 million of capital expenditures and construction in progress related to the build-out our portion of the Sprint PCS network. While we anticipate operating losses to continue, we expect revenue to continue to increase substantially as the base of Sprint PCS subscribers located in our territories increases.

     On July 17, 1998, we entered into our affiliation agreements with Sprint PCS. We subsequently amended our affiliation agreements with Sprint PCS to expand our territories so that as of March 31, 2001 it included approximately
9.2 million covered residents.

     As a Sprint PCS affiliate, we have the exclusive right to provide wireless mobility communications network services under the Sprint and Sprint PCS brand names in our territories. We are responsible for building, owning and managing the portion of the Sprint PCS network located in our territories. We market wireless products and services in our territories under the Sprint and Sprint PCS brand names. We offer national plans designed by Sprint PCS and intend to offer specialized local plans tailored to our market demographics. Our portion of the Sprint PCS network is designed to offer a seamless connection with Sprint PCS's 100% digital wireless network. We market wireless products and services through a number of distribution outlets located in our territories, including our own Sprint PCS stores, major national distributors and third party local representatives.


     We recognize 100% of revenues from Sprint PCS subscribers based in our territories, proceeds from the sales of handsets and accessories and fees from Sprint PCS and other wireless service providers when their customers roam onto our portion of the Sprint PCS network. Sprint PCS handles our billing and collections and retains 8% of all collected revenue from Sprint PCS subscribers based in our territories and fees from wireless service providers other than Sprint PCS when their subscribers roam onto our portion of the Sprint PCS network. We report the amount retained by Sprint PCS as an operating expense.

     As part of our affiliation agreements with Sprint PCS, we have the option of contracting with Sprint PCS to provide back office services such as customer activation, handset logistics, billing, customer service and network monitoring services. We have elected to delegate the performance of these services to Sprint PCS to take advantage of Sprint PCS's economies of scale, to accelerate our build-out and market launches and to lower our initial capital requirements. The cost for these services is primarily calculated on a per subscriber and per transaction basis and is recorded as an operating expense.

     As of the end of the first quarter of 2001, we completed the acquisitions of three Sprint PCS network partners. On February 14, 2001, we completed our acquisition of Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW"). In connection with the Roberts and WOW acquisitions, we entered into a new senior secured credit facility for up to $280 million. On March 30, 2001, we completed our acquisition of Southwest PCS. In connection with the Southwest acquisition we increased the senior secured credit facility from $280 million to $333 million. Each of these transactions was accounted for under the purchase method of accounting.


     Roberts' service area, which includes 2.5 million people, includes the market areas surrounding Kansas City, the world headquarters of Sprint PCS, and St. Louis, including the Interstate 70 corridor connecting the two cities. At March 31, 2001, Roberts' network covered approximately 1.7 million people. The merger consideration in the Roberts acquisition consisted of 13.5 million common shares of Alamosa Holdings and approximately $4.0 million in cash.

     WOW's service area, which includes 1.5 million people, includes the market areas of Ellenburg, Yakima and Kennewick, Washington and key travel corridors within Washington and Oregon. At March 31, 2001, WOW's network covered approximately 0.9 million people. The merger consideration in the WOW acquisition consisted of 6.05 million common shares of Alamosa Holdings and approximately $12.5 million in cash.

     Southwest's service area, which includes 2.8 million people, includes the market areas in Texas, Oklahoma and Arkansas, encompassing over 2,100 heavily traveled highway miles. At March 31, 2001, Southwest had launched service in 18 markets covering approximately 1.5 million residents and had approximately 40,000 customers. The merger consideration in the Southwest acquisition consisted of approximately 11.1 million common shares of Alamosa Holdings and approximately $5 million in cash.


     On February 14, 2001, as part of the reorganization transaction in which we acquired Roberts and WOW, Alamosa PCS Holdings, Inc. merged with a wholly owned subsidiary of Alamosa Holdings and became a wholly owned subsidiary of Alamosa Holdings, with Alamosa Holdings becoming our new public holding company. Each share of Alamosa PCS Holdings common stock issued and outstanding immediately prior to the merger was converted into the right to receive one share of Alamosa Holdings common stock.


     We launched Sprint PCS service in our first market, Laredo, Texas, in June 1999, and have since commenced service in 21 additional markets through March 31, 2001. At March 31, 2001 our systems, including acquisitions, covered approximately 9.2 million residents out of approximately 15.6 million total residents in those markets. The number of residents covered by our systems does not represent the number of Sprint PCS subscribers that we expect to be based in our territories. As of March 31, 2001, 261,345 Sprint PCS subscribers were based in our territories.


     Additionally, pursuant to our services agreements with Roberts and WOW prior to closing the mergers on February 14, 2001, we launched markets in Springfield and Joplin, Missouri for Roberts and Kennewick, Yakima and Walla Walla, Washington and Klamath Falls, Roseburg and Medford-Grants Pass, Oregon on behalf of WOW. Roberts and WOW systems cover approximately 1.9 million residents out of approximately 2.4 million total residents in those territories.

     Pursuant to our services agreements with Roberts and WOW prior to closing the mergers, we were responsible for the operation of Jefferson City, Columbia and St. Joseph, Missouri which were in operation when the services agreements were signed.


RESULTS OF OPERATION



FOR THE QUARTER ENDED MARCH 31, 2001 COMPARED TO THE QUARTER ENDED MARCH 31,
   2000

     NET LOSS. Our net loss for the quarter ended March 31, 2001 was $27,432,098 as compared to a net loss of $15,579,874 for the quarter ended March 31, 2000. These losses were comprised of the continued incurrence of start-up expenses relative to the preparation of markets for commercial launch and the operation of markets launched during 2000.

     SERVICE REVENUES. Service revenues are comprised of subscriber revenue, Sprint PCS roaming revenue, non-Sprint PCS roaming revenue and long distance revenue, all of which initially began accruing to us at or near our first initial commercial launch in June 1999. Subscriber revenue consists of payments received from Sprint PCS subscribers based in our territories for monthly Sprint PCS service in our territories under a variety of service plans. These plans generally reflect the terms of national plans offered by Sprint PCS. We receive Sprint PCS roaming revenue at a per minute rate (which was 20 cents per minute for travel and 6 cents per minute for long distance in the first quarter of 2001 and 2000) from Sprint PCS or another Sprint PCS affiliate when Sprint PCS subscribers based outside of our territories use our portion of the Sprint PCS network. Service revenues were $41,919,223 for the quarter ended March 31, 2001, and $10,296,742 for the quarter ended March 31, 2000. This increase is due to the growth in our subscribers and subscribers acquired on February 14, 2001 upon closing the mergers of Roberts and WOW totaling approximately 40,000 subscribers.

     Non-Sprint PCS roaming revenue primarily consists of fees collected from Sprint PCS customers based in our territories when they roam on non-Sprint PCS networks. These fees are based on rates specified in the customers' contracts. However, it is possible that in some cases these fees may be less than the amount we must pay to other wireless service providers that provide service to Sprint PCS customers based in our territories. Non-Sprint PCS roaming revenue also includes payments from wireless service providers, other than Sprint PCS, when those providers' customers roam on our portion of the Sprint PCS network. Our average monthly revenue per user ("ARPU") for Sprint PCS customers in our territories, including long distance and roaming revenue, was approximately $82 for the quarter ended March 31, 2001 and was approximately $84 for the quarter ended March 31, 2000. Without roaming, our ARPU was $60 and $63 for the quarters ended March 31, 2001 and 2000, respectively.

     PRODUCT SALES. 100% of the revenue from the sale of handsets and accessories through our retail stores and local indirect distributors are recorded, net of an allowance for returns, as product sales. The amount recorded for the quarter ended March 31, 2001 totaled $3,914,866 as compared to $1,583,358 for the quarter ended March 31, 2000. Sprint PCS's handset return policy allows customers to return their handsets for a full refund within 14 days of purchase. When handsets are returned to us, we may be able to reissue the handsets to customers at little additional cost to us. However, when handsets are returned to Sprint PCS for refurbishing, we receive a credit from Sprint PCS, which is less than the amount we originally paid for the handset.

     COST OF SERVICE AND OPERATIONS. Expenses totaling $32,268,705 for the quarter ended March 31, 2001 and $7,857,593 for the quarter ended March 31, 2000 related to providing wireless services to customers and are included in cost of services and operations. Among these costs are the cost of operations for our network, (such as fees related to data transfer via T-1 and other transport lines and inter-connection fees), Sprint PCS and, non-Sprint PCS roaming fees long distance, the affiliation fee paid to Sprint PCS of 8% of collected service revenues and customer care, billing and service fees paid to Sprint PCS. Also included is non-cash compensation expense related to the Company's stock option plans of $455,736 for the quarter ended March 31, 2000. We pay Sprint PCS roaming fees when Sprint PCS subscribers based in our territories use the Sprint PCS network outside of our territories (which was 20 cents per minute for travel and 6 cents per minute for long distance in the first quarter of 2001 and 2000). Pursuant to our affiliation agreements with Sprint PCS, Sprint PCS can change this per minute rate. Sprint and the Company recently agreed in principle to change the reciprocal roaming rate which has been 20 cents to 15 cents effective June 1, 2001, 12 cents effective October 1, 2001, and 10 cents effective January 1, 2002 and thereafter. We pay non-Sprint PCS roaming fees to other wireless service providers when Sprint PCS customers based in our territories use their network.

     COST OF PRODUCTS SOLD. The cost of products sold through our retail and local indirect stores totaled $8,032,996 for the quarter ended March 31, 2001 as compared to $3,327,508 for the quarter ended March 31, 2000. The increase was due to growth in our subscribers between March 31, 2000 and March 31, 2001. These amounts include the cost of accessories and the cost of handsets sold through our retail stores including sales to local indirects. We expect the cost of handsets to exceed the retail sales price because we subsidize the price of handsets for competitive reasons. The handset subsidy included in cost of products sold through our retail stores totaled $4,862,615 for the quarter ended March 31, 2001 and $1,715,316 for the quarter ended March 31, 2000.

     SELLING AND MARKETING. Selling and marketing expenses totaled $18,482,336 for the quarter ended March 31, 2001 and $6,650,644 for the quarter ended March 31, 2000. Selling and marketing expenses include advertising expenses, promotion costs, sales commissions and expenses related to our distribution channels and handset subsidy paid to Sprint PCS for customers based in our territories that purchase handsets through Sprint PCS or its national retailers. The amount of handset subsidy from channels other than our retails stores and local indirects included in selling and marketing totaled $1,690,200 and $1,144,436 for the quarter ended March 2001 and 2000, respectively.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include corporate costs and expenses such as administration, human resources and accounting and finance. For the quarter ended March 31, 2001 and 2000 general and administrative expenses totaled $3,906,340 and $4,901,658, respectively. Also included in general and administrative expenses is non-cash compensation expense related to the Company's stock option plans of $183,120 and $3,516,894 for the quarters ended March 31, 2001 and 2000, respectively. The increase of $2,338,456 from the first quarter of 2000 to the first quarter of 2001, when non-cash compensation is excluded is due to increases in personnel and administrative expenses due to the growth in the Company from March 2000.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization for the quarter ended March 31, 2001 totaled $11,935,625 as compared to $2,256,947 for the quarter ended March 31, 2000. Included in depreciation and amortization for the quarter ended March 31, 2001 was $4,637,000 of amortization of Goodwill that resulted from the mergers with the three other Sprint affiliates as discussed in Note 5 of the consolidated financial statements. Depreciation is calculated using the straight-line method over the useful life of the asset. We begin to depreciate the assets for each market only after we launch that market. The increase in depreciation expense is due to the significant increase in network infrastructure we built and launched since March 2000.

     INTEREST AND OTHER INCOME. Interest and other income totaled $5,720,933 for the quarter ended March 31, 2001 and $2,314,485 for the quarter ended March 31, 2000. This income generally has been generated from the investment of equity and loan proceeds held in liquid accounts waiting to be deployed.

     INTEREST EXPENSE. Interest expense totaled $14,715,954 for the quarter ended March 31, 2001 and $4,780,109 for the quarter ended March 31, 2000. During the first quarter of 2001, we issued new senior notes and a new credit facility for a combined total of approximately $450 million. The increase from 2000 to 2001 is due to higher average outstanding debt balances due to business acquisition and network construction.



FOR THE YEAR ENDED DECEMBER 31, 2000 COMPARED TO THE YEAR ENDED DECEMBER 31,
1999

     NET LOSS. Our net loss for the year ended December 31, 2000 was $80,188,100 as compared to a net loss of $32,835,859 for the year ended December 31, 1999. These losses were comprised of the continued incurrence of start-up expenses relative to the preparation of markets for commercial launch and the operation of markets launched during 1999 and 2000. We launched 11 markets during the year ended December 31, 1999. For the year ended December 31, 2000, we launched 10 additional markets.

     SERVICE REVENUES. Service revenues are comprised of subscriber revenue, Sprint PCS roaming revenue, non-Sprint PCS roaming revenue and long distance revenue, all of which initially began accruing to us at or near our first initial commercial launch in June 1999. Subscriber revenue consists of payments received from Sprint PCS subscribers based in our territories for monthly Sprint PCS service in our territories under a variety of service plans. These plans generally reflect the terms of national plans offered by Sprint PCS and are issued on a month-to-month basis. We receive Sprint PCS roaming revenue at a per minute rate from Sprint PCS or another Sprint PCS affiliate when Sprint PCS subscribers based outside of our territories use our portion of the Sprint PCS network. Service revenues were $73,499,638 for the year ended December 31, 2000, and $6,533,623 for the year ended December 31, 1999, due to limited operations in 1999 and rapid growth in the subscriber base of newly launched markets.

     Non-Sprint PCS roaming revenue primarily consists of fees collected from Sprint PCS customers based in our territories when they roam on non-Sprint PCS networks. These fees are based on rates specified in the customers' contracts. However, it is possible that in some cases these fees may be less than the amount we must pay to other wireless service providers that provide service to Sprint PCS customers based in our territories. Non-Sprint PCS roaming revenue also includes payments from wireless service providers, other than Sprint PCS, when those providers' customers roam on our portion of the Sprint PCS network. Our average monthly revenue per user for Sprint PCS customers in our territories, including long distance and roaming revenue, was approximately $96 for the period from June 26, 1999 to December 31, 1999 and was approximately $84 for the year ended December 31, 2000.

     PRODUCT SALES. 100% of the revenue from the sale of handsets and accessories is recorded, net of an allowance for returns, as product sales. The amount recorded for the year ended December 31, 2000 totaled $9,200,669 as compared to $2,450,090 for the year ended December 31,1999. Sprint PCS's handset return policy allows customers to return their handsets for a full refund within 30 days of purchase. When handsets are returned to us, we may be able to reissue the handsets to customers at little additional cost to us. However, when handsets are returned to Sprint PCS for refurbishing, we receive a credit from Sprint PCS, which is less than the amount we originally paid for the handset.

     COST OF SERVICE AND OPERATIONS. Expenses totaling $55,429,985 for the year ended December 31, 2000 and $8,699,903 for the year ended December 31, 1999 related to providing wireless services to customers and are included in cost of services. Among these costs are the cost of operations, fees related to data transfer via T-1 and other transport lines, inter-connection fees, Sprint PCS roaming fees, non-Sprint PCS roaming fees and other expenses related to operations. Also included is non-cash compensation expense related to our stock plans of $836,296 and $1,259,427 for the years ended December 2000 and 1999, respectively. We pay Sprint PCS roaming fees when Sprint PCS subscribers based in our territories use the Sprint PCS network outside of our territories. Pursuant to our affiliation agreements with Sprint PCS, Sprint PCS can change this per minute rate. We pay non-Sprint PCS roaming fees to other wireless service providers when Sprint PCS customers based in our territories use their network.

     COST OF PRODUCTS SOLD. The cost of equipment sold totaled $20,524,427 for the year ended December 31, 2000 as compared to $5,938,838 for the year ended December 31, 1999. These amounts include the cost of accessories and the cost of handsets sold through our retail stores including sales to local indirects. We expect the cost of handsets to exceed the retail sales price because we subsidize the price of handsets for competitive reasons.

     The handset subsidy included in cost of products sold through our retail stores totaled $10,961,708 for the year ended December 31, 2000 and $3,535,532 for the year ended December 31, 1999.

     SELLING AND MARKETING. Selling and marketing expenses totaled $46,513,835 during 2000 and $10,810,946 for 1999. Selling and marketing expenses include advertising expenses, promotion costs, sales commissions and expenses related to our distribution channels and handset subsidy paid to Sprint PCS for customers based in our territories that purchase handsets through Sprint PCS or its national retailers. We incur handset subsidy expense, in addition to that incurred through our retail stores, from other sales channels such as E-commerce, telemarketing and Sprint PCS national retailers. The handset subsidy incurred from sources other than our retail stores is included in selling and marketing. The amount of handset subsidy included in Selling and Marketing totaled $4,846,009 in 2000 and $1,487,898 in 1999.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include corporate costs and expenses other than those related to Cost of Operations and Selling and Marketing. We have incurred significant general and administrative expenses related to the development of our system. For the year ended December 31, 2000, General and Administrative expenses totaled $14,351,839. For the year ended December 31, 1999, these expenses totaled $11,149,059 and are primarily related to the start-up of the business and were expensed according to American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." Also included in general and administrative expenses is non-cash compensation expense related to Company's stock plans of $4,814,329 and $6,940,084 for the years ended December 31, 2000 and 1999, respectively.

     RELATED PARTY EXPENSES. Related party expenses totaled $1,995,942 for the year ended December 31, 2000 and $1,726,198 for the year ended December 31, 1999. These amounts were primarily comprised of information technology and other professional consulting expenses incurred in connection with a contract between us and a telecommunications engineering and consulting firm. Several key officers and owners of these companies have an equity ownership interest in us.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization for the year ended December 31, 2000 totaled $12,530,038 as compared to $3,056,923 for the year ended December 31, 1999. Depreciation is calculated using the straight line method over the useful life of the asset. We begin to depreciate the assets for each market only after we open that market.

     INTEREST AND OTHER INCOME. Interest and other income totaling $14,483,431 for the year ended December 31, 2000 and $477,390 for the year ended December 31, 1999 generally have been generated from the investment of equity and loan proceeds held in liquid accounts waiting to be deployed.

     INTEREST EXPENSE. Interest expense totaled $25,774,925 for the year ended December 31, 2000 and $2,641,293 for the year ended December 31, 1999 and primarily related to interest accretion on the senior discount notes during 2000 and financing via our credit facility during 1999.


FOR THE PERIOD JULY 16, 1998 (INCEPTION) THROUGH DECEMBER 31, 1998

     REVENUES, DIRECT COSTS AND NET LOSS. From inception through December 31, 1998, our operating activities were directed towards the development of our business. During July 1998, we signed our affiliation agreements with Sprint PCS to operate as the exclusive affiliate of Sprint PCS in our territories. Our operating activities were focused on executing our build-out plan and developing our network infrastructure. As our first market did not launch until June 1999, the 1998 period reflects no service revenues, product sales or related costs associated with services or products. Our net loss for the period was $923,822, which was principally comprised of general and administrative expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the period in the amount of $956,331 were comprised primarily of legal and other professional services of $704,381 related to the start up of our business and the development of our systems. In addition, we incurred $166,850 of human resource costs related to preparation for the 1999 launch of our network. Virtually all general and administrative expenses during this period related to the start-up of the business and were expensed according to American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities."


INCOME TAXES

     We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." The deferred tax asset generated, primarily from temporary differences related to the treatment of start-up costs, unearned compensation and from net operating loss carry forwards, was offset by a full valuation allowance.

     Our financial statements for the periods ended December 31, 1999 and December 31, 1998 did not report any effect for federal and state income taxes since we had elected to be taxed as a partnership prior to our original Alamosa reorganization. For the periods presented, the members of the limited liability company recorded our tax losses on their own income tax returns. Subsequent to the original Alamosa reorganization, we have accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Had we applied the provisions of SFAS No. 109 for the period from inception on July 16, 1998 through December 31, 1999, the deferred tax asset generated, primarily from temporary differences related to the treatment of start-up costs, unearned compensation and from net operating loss carry forwards, would have been offset by a full valuation allowance.


LIQUIDITY AND CAPITAL RESOURCES

     Since inception, we have financed our operations through capital contributions from our owners, through debt financing and through proceeds generated from our initial offering. We entered into a credit agreement with Nortel effective June 10, 1999, which was amended and restated on February 8, 2000. On June 23, 2000, Nortel assigned the entirety of its loans and commitments to EDC, and Alamosa (Delaware) and EDC entered into the credit facility with EDC.


     The EDC Credit Facility was reduced by $75.0 million from the issuance of our senior discount notes, such that the EDC credit facility provided for advancing term loan facilities in the aggregate principal amount of $175.0 million. The terms and conditions of the EDC credit facility were substantially the same as the terms and conditions of the Nortel credit agreement before the assignment and the amendments. As of December 31, 2000, approximately $54.5 million of the $175.0 million EDC credit facility had been drawn. On February 14, 2001, we repaid the total amount outstanding on the facility in the amount of $54.5 million plus accrued interest of $884,043 with the proceeds from our senior secured credit facility of $333 million.

     Pursuant to the equipment agreement with Nortel, we are required to purchase a total of $167.0 million of equipment and services from Nortel. As of March 31, 2001, we had remaining commitments of $12.5 million under the Nortel equipment agreement. These purchases from Nortel were financed pursuant to the EDC credit facility prior to the closing of the senior secured credit facility, and, after the closing of the senior secured credit facility, have been and will be pursuant to such facility.


     On February 4, 2000, we issued $350.0 million face amount of senior discount notes. The senior discount notes mature in ten years (February 15, 2010), carry a coupon rate of 12 7/8%, and provide for interest deferral for the first five years. The senior discount notes will accrete to their $350 million face amount by February 8, 2005, after which interest will be paid in cash semiannually.

     On January 31, 2001, we issued $250.0 million face amount of senior notes. The senior notes mature in ten years (February 1, 2011), carry a coupon rate of 12 1/2%, payable semiannually on February 1 and August 1, beginning on August 1, 2001.

     On December 20, 2000, we announced that we had entered into a commitment letter with Citicorp North America, Salomon Smith Barney, Toronto Dominion (Texas), First Union National Bank and EDC providing for the senior secured credit facility of up to $280.0 million to be made to one of our subsidiaries. The senior secured credit facility was closed and initial funding of $150 million was made on February 14, 2001 in connection with the completion of the Roberts and WOW mergers. A portion of the proceeds of the senior secured credit facility was used (i) to pay the cash portion of the merger consideration for the Roberts and WOW mergers, (ii) to refinance existing indebtedness under Alamosa PCS's $175.0 million credit facility with EDC and under Roberts' and WOW's existing credit facilities, and (iii) to pay transaction costs. The remaining proceeds will be used for general corporate purposes, including funding capital expenditures, subscriber acquisition and marketing costs, purchase of spectrum and working capital needs. On March 30, 2001, in connection with the Southwest merger, the senior secured credit facility was increased from $280.0 million to $333.0 million. Proceeds from the senior secured credit facility were used to pay-off Southwest's existing debt of approximately $82.0 million.

     The senior secured credit facility consists of:

    o A 7-year senior secured 12 month delayed draw term loan facility in an aggregate principal amount of up to $293.0 million; and


    o A 7 year senior secured revolving credit facility in an aggregate principal amount of up to $40.0 million, part of which will be available in the form of letters of credit.

     Net cash used in operating activities was $24,777,059 for the quarter ended March 31, 2001. Cash used in operating activities was attributable to operating losses and working capital needs. Net cash provided by operating activities was $904,323 for the quarter ended March 31, 2000 and was primarily attributable to a significant increase in operating revenues during the first quarter of 2000.

     Net cash used in investing activities was $92,465,599 for the quarter ended March 31, 2001, and $25,711,523 for the quarter ended March 31, 2000. In 2001, we invested $34,408,000 in our network infrastructure, $37,617,394 in the acquisitions of Roberts, WOW and Southwest, and increased our short-term liquid investments by $32,300,000. The expenditures in 2000 were related primarily to the purchase of network infrastructure needed to construct our portion of the Sprint PCS network, office equipment and telephone equipment of $10,648,505 and investment in short-term liquid investments of $15,063,018.

     Net cash provided by financing activities was $138,519,080 for the quarter ended March 31, 2001 and consisted primarily of the net proceeds from our issuance of the 2001 Senior Notes and borrowings under the Senior Secured Credit Facility, less repayment of long-term debt of $223,583,922, $169,059,698 of which was assumed through acquisitions. We also set aside $70,585,203 in restricted cash primarily for interest escrow on the 2001 Senior Notes for two years. Net cash provided by financing activities was $303,032,279 for the quarter ended March 31, 2000 consisting primarily of net proceeds from our initial public offering of approximately $194.3 million and net proceeds from our issuance of 2000 Senior Discount Notes of approximately $181 million less repayments of long-term debt of $76,239,373.

     As of March 31, 2001, our primary sources of liquidity were approximately $163 million in cash, $33.9 million in short-term investments and $130 million of unused capacity under the $333 million Senior Secured Credit Facility.

     We estimate that we will require approximately $165 million to complete the current build-out plan and fund working capital losses through the year 2001. The actual funds required to build-out our portion of the Sprint PCS network and to fund operating losses and working capital needs may vary materially from this estimate, and additional funds could be required.

     We include capital leases related to network equipment and build-out in construction in progress until service has commenced in their respective markets. Once that service has commenced, those capital leases are reclassified to property and equipment. At March 31, 2001, capital leases totaled $1,065,946 and included long-term capital lease obligations of $1,028,972. At December 31, 2000 the capital leases totaled $1,074,392 and included long-term capital lease obligations of $1,038,614.


DEBT COVENANT WAIVER


     As of March 31, 2001, we did not meet the maximum negative EBITDA covenant under our senior secured credit facility. During the quarter ended March 31, 2001, we reported an EBITDA loss of $16.7 million which exceeded the maximum negative EBITDA covenant by $7.0 million.


     Differences in first quarter 2001 actual results versus projections on which the covenants were based are primarily attributable to negative variances from (i) higher than projected selling and marketing expenses, somewhat due to greater than expected subscriber growth, (ii) actual outbound roaming minutes used by our customers exceeding projections which resulted in higher costs, and
(iii) general and administrative costs in excess of projections, all partially offset by favorable variances in revenues due to (a) higher actual ARPU than projected, (b) more actual subscribers than projected and (c) actual inbound roaming minutes on our network exceeding projections resulting in additional revenue.


     On May 8, 2001, we obtained a waiver of any default or event of default arising from the failure to comply with the covenant for the fiscal quarter ended March 31, 2001 from the lending institutions under the senior secured credit facility. We believe that the maximum negative EBITDA covenant will be met in periods subsequent to March 31, 2001.


INFLATION

     Management believes that inflation has not had, and is not likely to have, a material adverse effect on our results of operations.


EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB 25." This Interpretation clarifies (i) the definition of employee for purposes of applying Opinion 25,
(ii) the criteria for determining whether a plan qualifies as a noncompensatory plan, (iii) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (iv) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000; however, certain conclusions in the Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation will be recognized on a prospective basis from July 1, 2000. The implementation of FIN 44 did not have a material effect on our financial position, results of operations or cash flows.


     In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB"), issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS No. 133 will be effective for our fiscal year ending December 31, 2001. Management believes that the adoption of these statements will not have a significant impact on our financial results.


     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the staff's interpretations in applying generally accepted accounting principles to revenue recognition. The provisions of SAB 101 were required to be adopted during our quarter ending December 31, 2000 effective as of January 1, 2000. Pursuant to SAB 101, we began deferring customer activation fee revenue and an equal amount of customer acquisition related expenses in October 2000 when we began charging these fees. These deferred amounts are amortized over a three-year period, which approximates the average life of a customer. For the year ended December 31, 2000, we had deferred $1,180,413 of activation fee revenue and acquisition related expenses and had amortized $77,012. At December 31, 2000, $735,593 of the remaining deferral was classified as long-term.


     We do not believe that any recently issued accounting pronouncements will have any material impact on our financial position, results of operations or cash flows.


CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE



     None.



QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK


     We do not engage in commodity futures trading activities and do not enter into derivative financial instrument transactions for trading or other speculative purposes. We also do not engage in transactions in foreign currencies that could expose us to market risk.


     We are subject to some interest rate risk on our financing from EDC and any future floating rate financing.

     The following table presents the estimated future outstanding long-term debt at the end of each year and future required annual principal payments for each year then ended associated with the senior discount notes, capital leases and the credit facility financing based on our projected level of long-term indebtedness:





                                                                        YEARS ENDING DECEMBER 31,
                                              ------------------------------------------------------------------------------
                                                  2001         2002         2003         2004         2005       THEREAFTER
                                              ------------ ------------ ------------ ------------ ------------ -------------
                                                                          (DOLLARS IN MILLIONS)
Fixed Rate Instruments:
 Senior discount notes ......................   $    237     $    269     $    305     $    345     $    350     $    350
   Fixed interest rate ......................     12.875%      12.875%      12.875%      12.875%      12.875%      12.875%
   Principal payments .......................         --           --           --           --           --     $    350
 Senior notes ...............................   $    250     $    250     $    250     $    250     $    250     $    250
   Fixed interest rate ......................     12.5   %     12.5   %     12.5   %     12.5   %     12.5   %      12.5  %
   Principal payment ........................         --           --           --           --           --     $    250
 Capital Leases--Annual Minimum:
   Lease Payments (1) .......................   $   .148     $   .149     $   .150     $   .160     $   .161     $   1.18
   Average Interest Rate ....................     10.00  %     10.00  %     10.00  %     10.00  %     10.00  %      10.00%
Variable Rate Instruments:
 Senior Secured Credit Facility (2) .........   $    254     $    280     $    280     $    248     $    185     $     --
 Average Interest Rate (3) ..................     10.00  %     10.00  %     10.00  %     10.00  %     10.00  %      10.00%
   Principal payments .......................   $     --     $     --     $     --     $     32     $     63     $    186


(1) These amounts represent the estimated minimum annual payments due under our estimated capital lease obligations for the periods presented.

(2) The amounts represent estimated year-end balances under the senior secured credit facility based on a projection of the funds borrowed under that facility pursuant to our current plan of network build-out.

(3) Interest rate under the Nortel financing equals, at our option, either the London Interbank Offered Rate (LIBOR) + 3.75%, or the prime or base rate of Citibank, N.A. plus 2.75%. LIBOR is assumed to equal 6.0% for all periods presented.


     Our primary market risk exposure relates to:


    o the interest rate risk on long-term and short-term borrowings;


    o our ability to refinance our senior discount notes at maturity at market rates; and


    o the impact of interest rate movements on our ability to meet interest expense requirements and meet financial covenants.


     The senior discount notes have a carrying value of $209 million and a fair value which approximates $215 million.


     As a condition to the EDC credit facility, we had to maintain one or more interest rate protection agreements in an amount equal to 50% of the total debt under the financing. We do not hold or issue financial or derivative financial instruments for trading or speculative purposes. While we cannot predict our ability to refinance existing debt or the impact that interest rate movements will have on our existing debt, we continue to evaluate our financial position on an ongoing basis.

                                  MANAGEMENT


BOARD OF DIRECTORS

     The following table presents information with respect to our current directors:




NAME                                          AGE
------------------------------------------   ----
  David E. Sharbutt ......................   51
  Michael R. Budagher ....................   42
  Ray M. Clapp, Jr. ......................   41
  Scotty Hart ............................   50
  Thomas Hyde ............................   56
  Schuyler B. Marshall ...................   55
  Tom M. Phelps ..........................   52
  Thomas F. Riley, Jr. ...................   55
  Steven C. Roberts ......................   49
  Michael V. Roberts .....................   52
  Jimmy R. White .........................   61

     Set forth below is a brief description of the present and past business experience of each of our directors:

     DAVID E. SHARBUTT. Mr. Sharbutt has been Chairman and a director since we were founded in July 1998 and was named Chief Executive Officer in October 1999. Mr. Sharbutt was formerly the President and Chief Executive Officer of Hicks & Ragland Engineering Co., an engineering consulting company, now known as CHR Solutions. Mr. Sharbutt was employed by CHR Solutions as a Senior Consultant from October 1999 until November 2000. He was employed by CHR Solutions from 1977 through 1999, where he worked with independent telephone companies in developing strategic, engineering and implementation plans for various types of telecommunications services. Before he joined CHR Solutions, Mr. Sharbutt was employed with Southwestern Bell.

     MICHAEL R. BUDAGHER. Mr. Budagher has served as a director of Alamosa (Delaware) since December 1998. Mr. Budagher was the founder of Specialty Constructors, a wholly owned subsidiary of Specialty Teleconstructors, Inc., a wireless infrastructure installation company. He served as the President, Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Specialty from 1990 to 1999. Mr. Budagher is also a founder, stockholder and the President of Specialty Antenna Site Resources, Inc. and was a founder and served as the President of Specialty Constructors Coatings, Inc. until March 1997. He also serves as the Managing Member and President of the Budagher Family LLC as well as a Manager of West Texas PCS, LLC, both non-public limited liability companies.

     RAY M. CLAPP, JR. Mr. Clapp has served as a director since we were founded in July 1998. Since 1995, Mr. Clapp has been Managing Director, Acquisitions and Investments for the Rosewood Corporation, the primary holding company for the Caroline Hunt Trust Estate. From 1989 to 1995 he has held various officer level positions with the Rosewood Corporation and its subsidiaries. Prior to his employment with the Rosewood Corporation, Mr. Clapp was a consultant with Booz, Allen & Hamilton, a management consulting firm. Mr. Clapp received his Bachelor of Science and Engineering degree, with honors, from Princeton University and earned a Master of Business Administration from the University of Texas at Austin.

     SCOTTY HART. Mr. Hart has served as a director since we were founded in July 1998. He has also served as General Manager of South Plains Telephone Cooperative, a wireline and wireless telecommunications company, since April 1995, and previously as Assistant Manager of South Plains Telephone Cooperative. Mr. Hart is currently Vice President of SPPL, Inc., Chairman of the General Partners Committee for Caprock Cellular Limited Partnership and past Chairman for Texas RSA3 Limited Partnership, all affiliates of South Plains Telephone Cooperative. He is also General Manager of South Plains Advanced Communications & Electronics, Inc., a wholly-owned subsidiary of South Plains

Telephone Cooperative, and Secretary of Alamo Cellular, Inc., a non-public holding company with interests in a wireless telecommunications service provider and an affiliate of South Plains Advanced Communications & Electronics, Inc. In addition, he is the general partner and a limited partner of Lubbock HLH, Ltd. He was President of Alamo IV LLC until its dissolution in November 1999.

     THOMAS HYDE. Mr. Hyde has served as a director since we were founded in July 1998. Since 1998, Mr. Hyde has served as Manager of Taylor Telephone Cooperative, Inc., a landline telephone service provider, and from 1996 to 1997 he served as Assistant Manager of that company. He has also served as Manager of Taylor Telecommunications, Inc., a cellular service provider. Prior to 1996, Mr. Hyde was self-employed in the farming and ranching business. Mr. Hyde was also Secretary of Alamo IV LLC until its dissolution in November 1999. Mr. Hyde currently serves as a director of Alamo Cellular, Inc., and was a director of Taylor Telephone Cooperative, Inc. and Taylor Telecommunications, Inc. from 1979 to 1996.

     SCHUYLER B. MARSHALL. Mr. Marshall has served as a director of Alamosa (Delaware) since November 1999. He has served as President of the Rosewood Corporation, the primary holding company for the Caroline Hunt Trust Estate, since January 1999. From 1996 through 1998, he served as Senior Vice President and General Counsel, and Executive Director of the Rosewood Corporation, and as director and president of various of its subsidiaries. He currently serves as a member of the advisory board of Rosewood Capital IV, L.P., a San Francisco based venture capital fund that will focus on e-commerce, telecommunications and other consumer oriented investments. Prior to his employment with the Rosewood Corporation, Mr. Marshall was a senior shareholder with Thompson & Knight, P.C., in Dallas, where he practiced law since 1970.

     TOM M. PHELPS. Mr. Phelps has served as a director of Alamosa since December 1998. Mr. Phelps has served as Chief Executive Officer of Nebraska Wireless since October 2000. From September 1997 to October 2000 he served as Executive Vice President and General Manager of ENMR Telephone Cooperative, a telecommunications services provider, and of Telecommunications Holdings East, since September 1997. From September 1997 to October 2000 Mr. Phelps was also Executive Vice President of Plateau Telecommunications, Inc., a wireless and wireline telecommunications provider and wholly owned subsidiary of Telecommunications Holdings East. Additionally, Mr. Phelps served as Assistant Manager of ENMR Telephone Cooperative and its wholly owned subsidiaries from 1995 to 1997, and as Area Manager of GTE Corporation, a telephone service provider, from 1994 to 1995. He is currently a director of Rocky Mountain Telecommunications Association, a non-public company.

     THOMAS F. RILEY, JR. Mr. Riley, a licensed CPA, has served as a director of Alamosa since his appointment to the Board of Directors on April 27, 2001. Mr. Riley has served as Executive Vice President and Chief Operating Officer of Chickasaw Holding Co. since January 1997. From July 1999 to March 2001, Mr. Riley served as President and Chief Executive Officer of Southwest PCS Holdings, Inc. Before he joined Chickasaw, Mr. Riley was associated with Dobson Communications Corp. from 1970 through 1996, first as external auditor and consultant, then Chief Financial Officer from 1986 through 1995 and then as President of Dobson Telephone Co. in 1996.

     MICHAEL V. ROBERTS. Mr. Roberts has served as a director of Alamosa since his appointment to the Board of Directors on April 27, 2001. Mr. Roberts is co-founder of Roberts Broadcasting Company which owns several television stations in medium-sized markets in the U.S. and has served as that company's Chairman and Chief Executive Officer since its founding in 1989. Mr. Roberts is also the founder of companies involved in commercial real estate development, construction management, corporate management consulting and communications towers. He is currently a director of ACME Communications, Inc., which owns and operates broadcast television stations.

     STEVEN C. ROBERTS. Mr. Roberts has served as a director of Alamosa since his appointment to the Board of Directors on April 27, 2001. Mr. Roberts is co-founder of Roberts Broadcasting Company and has served as that company's President and Chief Operating Officer since its founding. Mr. Roberts is the founder of companies involved in commercial real estate development and communications towers. He is currently a director of Southside Bancshares Corp. and Falcon Products Inc.

     JIMMY R. WHITE. Mr. White has served as a director since we were founded in July 1998. He has served as the General Manager of XIT Rural Telephone Cooperative, Inc. and its subsidiaries, XIT

Telecommunication & Technology, Inc., XIT Cellular, and XIT Fiber, Inc., all wireline and wireless telecommunications services providers, since 1975. He was also the Treasurer of Alamo IV LLC until its dissolution in November 1999. Mr. White currently serves as the President of Alamo Cellular, Inc. He also currently serves as a director of Texas Telephone Association, a non-public company, and Forte of Colorado, a general partnership.


     All our current directors are also members of the board of directors of Alamosa Holdings. Messrs. Michael V. Roberts and Steven C. Roberts are brothers. There is no family relationship among any other directors or executive officers of Alamosa.


EXECUTIVE OFFICERS


     The following table sets forth certain information concerning the persons who serve as our executive officers. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.




NAME                   AGE    TITLE
-------------------   -----   ---------------------------------------------------------------
David E. Sharbutt     51      Chairman of the Board of Directors and Chief Executive Officer
Kendall W. Cowan      47      Chief Financial Officer and Secretary
Loyd I. Rinehart      46      Senior Vice President of Corporate Finance
Anthony Sabatino      38      Chief Technology Officer and Senior Vice President of
                              Engineering and Network Operations

     Set forth below is a brief description of the present and past business experience of each of our executive officers who is not also serving as a director.


     KENDALL W. COWAN. Mr. Cowan has been Chief Financial Officer of Alamosa (Delaware) since December 1999. From October 1993 to December 1999, he was a partner in the public accounting firm of Robinson Burdette Martin & Cowan, L.L.P. and from January 1986 to September 1993, he was a partner in the Lubbock and Dallas offices of Coopers & Lybrand. He provided consulting and accounting services to a wide range of clients at both firms including public companies. He is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Cowan is Chairman of the Board and a stockholder of ShaCo Xpress, Inc., a director of Robert Heath Trucking, Inc., and a member of C.C. & Co., L.L.C., all of which are non-public companies.


     LOYD I. RINEHART. Mr. Rinehart became the Senior Vice President of Corporate Finance of Alamosa (Delaware) in June 2000. From June 1998 to June 2000, Mr. Rinehart served as Chief Financial Officer of Affordable Residential Communities, the fourth largest owner of manufactured housing land-lease communities and one of the top three largest independent retailers of manufactured homes. From June 1995 to June 1998, Mr. Rinehart served as Executive Vice President of Plains Capital Corporation, a bank holding company based in Lubbock, Texas. He was responsible for all non-Lubbock banking operations, including due diligence, modeling, the purchase or the establishment of additional locations and ultimately management. Prior to his employment with Plains Capital Corporation, Mr. Rinehart served as Chief Financial Officer of First Nationwide, a $15 billion thrift, and its predecessor financial institutions. Mr. Rinehart is a Certified Public Accountant.


     ANTHONY SABATINO. Mr. Sabatino became the Chief Technology Officer and Senior Vice President of Engineering and Network Operations of Alamosa (Delaware) in July 2000. From 1995 to July 2000, he was the National Radio Frequency (RF) Engineering Director for Sprint PCS and was an initial member of the SPCS corporate launch team. Mr. Sabatino developed all SPCS National RF Engineering Standards. He also acted as design lead for a SPCS new RF Interference Analysis Tool. Mr. Sabatino is a director and President of the PCIA Cost Sharing Clearinghouse and a member of the University of Kansas Advisory Committee representing electrical engineering.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by our Chief Executive Officer and our other executive officers who were serving in such capacities on December 31, 2000 with respect to our 2000 fiscal year. Such executive officers are referred to herein collectively as the "named executive officers."


SUMMARY COMPENSATION TABLE




                                      ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                               ----------------------------------   -------------------------------
                                                                     SECURITIES
     NAME AND PRINCIPAL                                              UNDERLYING        ALL OTHER
          POSITION              YEAR       SALARY        BONUS         OPTIONS      COMPENSATION(1)
----------------------------   ------   -----------   -----------   ------------   ----------------
David E. Sharbutt              2000      $204,166      $146,024                        $ 20,434
Chief Executive Officer        1999      $ 43,750      $ 43,750      1,697,500

Kendall W. Cowan               2000      $162,500      $100,163                        $ 19,889
Chief Financial Officer        1999      $ 12,500      $ 12,500      1,455,000

Loyd I. Rinehart               2000      $ 87,500      $ 23,908        100,000
Senior Vice President of
Corporate Finance

W. Don Stull                   2000      $ 66,987      $ 25,663         48,501         $111,462
Former Chief Technology        1999      $ 90,000      $ 58,875        145,500
Officer(2)                     1998      $ 16,108      $      0             --

Jerry W. Brantley              2000      $175,000      $ 75,942                        $ 29,075
Former President and Chief     1999      $175,000      $142,309      1,697,500
Operating Officer(3)           1998      $ 43,077      $ 25,823             --

----------
(1) The amounts reflected in the All Other Compensation column represent the following payments and benefits: Mr. Sharbutt--$11,223 for company-paid life insurance premiums and $9,211 for company contributions to our 401(k) plan; Mr. Cowan--$12,163 for company-paid life insurance and $7,726 for company contributions to our 401(k) plan; Mr. Stull--$100,000 for severance payments and $11,462 payment in lieu of annual bonus; Mr. Brantley--$29,075 for company-paid life insurance premiums.

(2) Mr. Stull served as our Chief Technology Officer from October 1998 until his resignation on September 2000.

(3) Mr. Brantley served as our President and Chief Operating Officer from October 1998 to January 2001.


STOCK OPTION GRANTS IN LAST FISCAL YEAR

     References in this section to "shares" and "common stock" refer to shares of common stock of Alamosa Holdings, our parent holding company whose shares of common stock are quoted on the Nasdaq National Market System under the symbol "APCS".

     The table below provides information regarding stock options granted to the named executive officers in fiscal year 2000 and hypothetical gains for the options through the end of their respective ten year terms. In accordance with applicable requirements of the SEC, we have assumed annualized growth rates of the market price of the common stock over the exercise price of the option of 5% and 10%, running from the date the option was granted to the end of the option term. Actual gains, if any, depend on the future performance of the common stock and overall conditions and the information in this table should not be construed as an estimate of future stock price growth. We did not grant any stock appreciation rights in fiscal year 2000.

                                                                                                POTENTIAL
                                          % OF TOTAL                                           REALIZABLE
                                           OPTIONS                                          VALUE AT ASSUMED
                         NUMBER OF        GRANTED TO                                         ANNUAL RATE OF
                        SECURITIES        EMPLOYEES        EXERCISE                            STOCK PRICE
                        UNDERLYING            IN            PRICE        EXPIRATION           APPRECIATION
       NAME               OPTIONS        FISCAL YEAR     (PER SHARE)        DATE             FOR OPTION TERM
------------------   ----------------   -------------   -------------   ------------   ---------------------------
                                                                                          5%($)          10%($)
                                                                                       -----------   -------------
Loyd I. Rinehart          100,000(1)         4.69%        $ 12.375      6/12/10         $778,257      $1,972,256

----------
(1) Options become exercisable with respect to one-third of the shares subject thereto on June 19 of 2001, 2002 and 2003. All options become fully vested and exercisable upon a change in control of Alamosa Holdings.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides summary information regarding option exercises in 2000 by the named executive officers and the value of such officers' unexercised options at December 31, 2000.




                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                           SHARES                           OPTIONS AT FISCAL             IN-THE-MONEY OPTIONS
                          ACQUIRED          VALUE              YEAR-END (#)                AT FISCAL YEAR-END
NAME                 ON EXERCISE(#)(1)   REALIZED($)   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)(2)
------------------- ------------------- ------------- ----------------------------- -------------------------------
David E. Sharbutt         242,500         3,843,625        485,000 / 970,000                     0 / 0
Kendall W. Cowan                0                --       291,000 / 1,164,000                    0 / 0
Loyd I. Rinehart                0                --           0 / 100,000                        0 / 0
Jerry W. Brantley         242,500         3,843,625       363,750 / 1,091,250               $1,403,469 / 0
W. Don Stull                    0                --           105,499 / 0                    $731,899 / 0

----------
(1) Refers to shares of Alamosa (Delaware) if option was exercised on or prior to December 14, 2000 (during which time Alamosa (Delaware) was the public holding company), and shares of Alamosa PCS Holdings if option was exercised on or after December 15, 2000 (during which time Alamosa PCS Holdings was the public holding company).

(2) The values in this column are based upon the closing price of the common stock of Alamosa PCS Holdings on December 29, 2000 of $6.9375 per share.


EMPLOYMENT AGREEMENTS

     DAVID E. SHARBUTT. We are a party to an employment agreement with David E. Sharbutt, effective October 1, 1999. This employment agreement has a three-year term and provides that Mr. Sharbutt receive a minimum base salary of $175,000, payable no less often than semi-monthly, subject to increases at our discretion. Mr. Sharbutt is entitled to receive a bonus of up to $43,750 for each calendar quarter in which we meet certain corporate milestones. In addition, the employment agreement also provides for Mr. Sharbutt to be granted a total of 1,697,500 stock options, with one-third of the options vesting on each September 30th during the employment term. Mr. Sharbutt is also entitled to $5,000,000 in term life insurance coverage, reimbursement for reasonable business expenses, $1,250 per month as a vehicle and club dues allowance, reimbursement for vehicle business mileage at the standard rate set by the Internal Revenue Service, and such incentive, retirement, profit-sharing, life, medical, disability and other benefit plans as may be available to our other executives with comparable responsibilities, subject to the terms of those programs.

     If we terminate Mr. Sharbutt's employment other than for cause or non-performance, as defined in the employment agreement, we would be required to pay him severance pay equal to one year's base salary and all stock options granted to him under the agreement would become vested and exercisable. If Mr. Sharbutt should terminate his employment agreement for cause, as defined in the employment agreement, he will be entitled to severance pay equal to the lesser of one year's base salary and the unpaid balance of his salary that would have been payable to him through September 30, 2002 and he will be entitled to a vesting of the portion of his options that would have become vested on the first September 30th following the date of his termination. If Mr. Sharbutt is terminated by us within one year after a change in control (as defined in the agreement) for any reason other than cause, he will be entitled to severance pay equal to the unpaid balance of the base salary which would have been payable to him through September 30, 2002 and all stock options granted to him under the agreement will become vested and exercisable.

     Pursuant to the employment agreement, Mr. Sharbutt has agreed not to compete with us during his employment and not to compete with us within a defined area for a period of two years following termination of his employment (subject to certain exceptions). Further, Mr. Sharbutt has agreed not to disclose any of our confidential information at any time during or subsequent to his employment with us without our written consent.

     KENDALL W. COWAN. We are a party to an employment agreement with Kendall
W. Cowan, effective December 1, 1999. This employment agreement has a five-year term and provides that Mr. Cowan receive a minimum base salary of $150,000, subject to increases at our discretion. In addition, the employment agreement provides for Mr. Cowan to be granted a total of 1,455,000 stock options, with one-fifth of the options vesting on each November 30th during the employment term. Mr. Cowan is entitled to receive a bonus of up to $37,500 for each calendar quarter in which we meet certain corporate milestones. Mr. Cowan is also entitled to reimbursement for reasonable business expenses, a $600 per month vehicle allowance, reimbursement for vehicle business mileage at the standard mileage rate set by the Internal Revenue Service, and such incentive, retirement, profit-sharing, life, medical, disability and other benefit plans as may be available to our other executives with comparable responsibilities, subject to the terms of those programs. Pursuant to the employment agreement, we will pay the costs of all continuing professional education courses required for Mr. Cowan to maintain his certified public accountant license, as well as all professional dues and licenses attributable to his certified public accountant license.

     If we terminate Mr. Cowan's employment for other than cause or non-performance, as defined in the employment agreement, we would be required to pay him severance pay equal to one year's base salary and all stock options granted to him under the agreement will become vested and exercisable. If Mr. Cowan should terminate his employment for cause, as defined in the employment agreement, he will be entitled to severance pay equal to the lesser of one year's base salary and the unpaid balance of his salary which would be payable to him through November 30, 2004 and he will be entitled to a pro rata vesting of the options that would otherwise have become vested on the first November 30th following the date of his termination.

     Mr. Cowan has agreed, pursuant to the employment agreement, not to compete with us during his employment and for a period of two years following termination of his employment (subject to certain exceptions). Further, Mr. Cowan has agreed not to disclose any of our confidential information at any time during or subsequent to his employment with us without our written consent.

     LOYD I. RINEHART. We are a party to an employment agreement with Loyd I. Rinehart effective June 1, 2000. This employment agreement has a five-year term and provides that Mr. Rinehart receive a minimum base salary of $150,000, payable no less often than semi-monthly, subject to increases at our discretion. Mr. Rinehart is entitled to receive bonuses of up to (i) $25,000 for each calendar quarter in which we meet certain corporate milestones and
(ii) $200,000 based on the acquisitions of POPs (not including POPs assigned by Sprint) in any calendar year, reduced by bonuses paid under (i) above. The maximum bonus Mr. Rinehart can receive in one calendar year will be the greater of (i) or (ii) above. Mr. Rinehart is also entitled to reimbursement for reasonable business expenses, relocation from Denver, Colorado to Lubbock, Texas, a $600 per month vehicle allowance, reimbursement for vehicle business mileage at the standard mileage rate set by the Internal Revenue Service, and incentive, retirement, profit-sharing, life, medical, disability and other benefit plans as may be available to our other executives with comparable responsibilities, subject to the terms of those programs. Pursuant to the employment agreement, we will pay the costs of all continuing professional education courses required for Mr. Rinehart to maintain his certified public accountant license, as well as all professional dues and licenses attributable to his certified public accountant license.

     If we terminate Mr. Rinehart's employment for other than cause or non-performance, both as defined in the employment agreement, we would be required to pay him severance pay equal to one year's base salary. If Mr. Rinehart should terminate his employment for cause, as defined in the employment agreement, he will be entitled to severance pay equal to the lesser of one year's base salary and the unpaid balance of his salary which would be payable to him through May 31, 2005. Mr. Rinehart has agreed, pursuant to the employment agreement, not to compete with us during his employment and for a period of two years following termination of his employment (subject to certain exceptions detailed in his employment agreement). Further, Mr. Rinehart has agreed not to disclose any of our confidential information at any time during or subsequent to his employment with us without our written consent.

     JERRY W. BRANTLEY. Prior to Mr. Brantley leaving Alamosa (Delaware), we were a party to an amended and restated employment agreement with him, effective October 1, 1999.

     On January 23, 2001, we announced that Mr. Brantley left Alamosa (Delaware) and is pursuing other interests.

     W. DON STULL. Before his departure from Alamosa (Delaware), we were a party to an amended and restated employment agreement with W. Don Stull, effective October 29, 1999. Mr. Stull left Alamosa (Delaware) on September 20, 2000. In connection with the termination of his employment, Mr. Stull entered into a separation and release agreement with us. In addition to the payment described under the "All Other Compensation" column in the summary compensation table, vesting was accelerated with respect to an aggregate of 57,001 of Mr. Stull's options pursuant to the separation agreement.


COMPENSATION OF DIRECTORS

     We do not pay any cash fees or other compensation to our directors. Each of our directors also serves on the Board of Directors of Alamosa Holdings. Pursuant to the Alamosa Holdings long-term incentive plan, each non-employee director of Alamosa Holdings is granted an initial option to purchase 28,000 shares of Alamosa Holdings common stock on the date he or she joins the Board of Directors of Alamosa Holdings. All initial options will expire on the tenth anniversary of the date of grant. In addition to the initial option, each independent director will receive an annual grant pursuant to the long-term incentive plan of an option to purchase that number of shares of common stock of Alamosa Holdings equal to $60,000 divided by the fair market value of common stock on the date of grant. The annual option will be granted on the date of the first full meeting of the Board of Directors following the end of each fiscal year. The annual option will immediately vest on the date of grant and will expire on the tenth anniversary of the date of grant. The exercise price of options granted to independent directors equal to the fair market value of the common stock of Alamosa Holdings on the date of grant. All of our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2000, the Compensation Committee consisted of Messrs. Marshall, Hyde and Silber. Mr. Silber resigned from the Board of Directors effective April 16, 2001. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for our officers. None of these committee members are or have been executive officers of Alamosa (Delaware) or its subsidiaries.

     In 2000, we entered into various arrangements with Mericom Corporation and its affiliates for site acquisition, RF engineering and fixed network design. Mr. Silber holds an indirect minority interest in Mericom Corporation, which is a privately-held provider of planning, design, deployment, maintenance and operations services for wireless telecommunications networks. During fiscal year 2000, we paid approximately $1.0 million under these arrangements. On February 14, 2001, we completed our acquisition of WOW, a wholly-owned subsidiary of WOW Holdings, LLC ("WOW Holdings") through the merger of WOW Holdings with and into Alamosa Holdings. Mr. Silber was a member of the board of managers of WOW Holdings. Mr. Silber is also a principal of Silpearl Associates, LLC, which is an affiliate of WOW Investment Partners, L.P., which owned approximately 44.4% of the outstanding membership interests of WOW Holdings. WOW Investment Partners, L.L.C. holds the sole general partner interest of WOW Investment Partners, L.P. The sole membership interest of WOW Investment Partner L.L.C. is held by Silpearl Associates, LLC. Mr. Silber indirectly owns 50% of the membership interests, and is the President, of Silpearl Associates, L.L.C. Following the closing of the acquisition of WOW, Mr. Silber received 915,193 shares of common stock of Alamosa Holdings and approximately $1.5 million in cash as a distribution from WOW Investment Partners, L.P. Mr. Silber did not participate in the Board of Directors vote to approve the WOW Holdings merger.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our executive compensation philosophy reflects its belief that the compensation of executives should:

    o be linked to achievement of our business and strategic goals;

    o be aligned with the interests of stockholders through awards of stock options and other stock-based compensation;

    o recognize individual contributions, as well as overall business results;
      and

    o result in attracting, motivating and retaining highly-talented executives to serve our company.

     To achieve these objectives, our current compensation program consists of the following elements:

    o base salary;

    o annual incentive compensation, the receipt of which is based on:

      o our financial performance from year to year; and/or

      o significant individual contributions; and

    o long-term incentive compensation, primarily in the form of stock options.


     CEO COMPENSATION. The structure of Mr. Sharbutt's fiscal 2000 compensation was based in part on comparisons to the compensation of executives in similar positions with other companies in the industry, as well as Mr. Sharbutt's level of responsibility, experience and contribution to our business objectives and the Board's ongoing assessment of our operations. In accordance with such factors, we entered into an employment agreement with Mr. Sharbutt, effective October 1, 1999 (see "Employment Agreements--David E. Sharbutt"). This agreement provides for Mr. Sharbutt's base salary and eligible quarterly bonuses upon the achievement of certain performance targets established by the Board of Directors. The Board believes that the structure of Mr. Sharbutt's compensation, with its emphasis on our performance, is in the best interest of our stockholders because it more closely aligns the interests of Mr. Sharbutt and our stockholders. Mr. Sharbutt's fiscal year 2000 bonus was paid as a result of our achievement of performance targets related to EBITDA, revenue per user and subscriber targets.


     OTHER EXECUTIVE OFFICER COMPENSATION. Our philosophy for the compensation of our other executive officers focuses on each individual's level of responsibility, experience and contribution to our business objectives and the Board's ongoing assessment of our operations. The Board of Directors places emphasis on compensation that closely aligns the executive's interests with the stockholders' interests. Therefore, a significant percentage of each executive officer's total compensation is tied to our performance through:

    o bonus eligibility, based on a combination of its performance and individual achievement; and

    o stock option awards.

     DEDUCTIBILITY OF COMPENSATION TO EXECUTIVE OFFICERS. The federal income tax law limits the deductibility of certain compensation paid to the chief executive officer and the four most highly compensated executives (the "covered employees") in excess of the statutory maximum of $1 million per covered employee. The organization and compensation committee's general policy is, where feasible, to structure the compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, the committee shall retain the flexibility, where necessary to promote the incentive and retention goals described above, to pay compensation which may not be deductible.

                            COMPENSATION COMMITTEE:


                                  Thomas Hyde
                              Schuyler B. Marshal
                               Reagan W. Silber*


----------
*     Mr. Silber resigned from the Board of Directors effective April 16, 2001.



                               PERFORMANCE GRAPH


     The following performance graph compares the cumulative total stockholder total return on our common stock from February 3, 2000 through December 31, 2000 against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index, The Nasdaq Stock Market Telecommunications Index and a peer group selected by us for the same period. The peer group consists of the following three companies (which together with us, represent all of the Sprint PCS network partners whose stock was publicly traded over the relevant measurement period): Airgate PCS, UbiquiTel Inc. and US Unwired Inc.


[GRAPHIC OMITTED]




----------
(1) Refers to the common stock of Alamosa (Delaware) from February 3, 2000 to December 14, 2000 (during which time Alamosa (Delaware) was the public holding company (and was named "Alamosa PCS Holdings Inc.")) and the common stock of Alamosa PCS Holdings from December 15, 2000 to December 31, 2000 (during which time Alamosa PCS Holdings was the public holding company). Our common stock began trading on The Nasdaq National Market on February 3, 2000, under the symbol "APCS." Prior to that date there was no public market for our common stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION OF ALAMOSA PCS, LLC

     On July 24, 1998, Alamo IV LLC, Rosewood Telecommunications, L.L.C., Tregan International Corp., West Texas PCS, LLC and Longmont PCS, LLC formed Alamosa PCS, LLC. Those investors received membership interests in exchange for their capital commitments. The investors amended the formation documents on December 11, 1998 to allow for a new member, Yellow Rock PCS, L.P., and to modify their membership interests and capital commitments. Yellow Rock agreed to contribute a total of $400,000 of capital in exchange for a 0.82% membership interest in Alamosa PCS, LLC. Pursuant to the agreement, Yellow Rock committed to a funding schedule beginning with a payment of $123,711 on December 15, 1998 and ending on January 1, 2001. The original investors retained the remaining 99.18% membership interest in Alamosa PCS, LLC in exchange for their capital commitments of $48,100,000. In November 1999, the members of Alamo IV LLC dissolved Alamo IV LLC and distributed Alamo IV's membership interest in Alamosa PCS, LLC to Alamo IV's members.

     The obligations to commit capital and the other regulations under the formation documents were eliminated when we reorganized from a limited liability company to a holding company structure prior to the closing of our initial public offering in February 2000.


EDC CREDIT FACILITY GUARANTEES

     In connection with the credit agreement entered into between Nortel and Alamosa, which Nortel assigned to EDC and Alamosa acknowledged, each of our stockholders pledged its ownership interest in Alamosa to Nortel to guaranty our obligations under the Nortel credit agreement. The rights and obligations of Nortel under the credit agreement were assigned to EDC. Our stockholders were required to secure their unfunded contributions with either a letter of credit or a marketable securities pledge agreement. Each guaranty, pledge, letter of credit and marketable securities pledge agreement terminated prior to the closing of our initial public offering.


AGREEMENTS WITH CHR SOLUTIONS

     We have entered into a number of agreements with CHR Solutions as described in more detail below. During fiscal year 2000, we paid CHR Solutions approximately $6.3 million under these agreements. David Sharbutt, our Chairman and Chief Executive Officer, was, at the time the agreements were executed, the President, Chief Executive Officer, a director and a shareholder of CHR Solutions. Mr. Sharbutt no longer holds any of these positions at CHR Solutions.

    o On July 27, 1998, we entered into an engineering service agreement with CHR Solutions that is to last through August 2001 for a maximum fee of approximately $7.0 million, excluding taxes.

    o As of April 9, 1999, we entered into a data communications services agreement with CHR Solutions to perform design and implementation services for Alamosa in connection with our wide area network and local area networks for a maximum fee of $262,040, excluding taxes. The agreement lasts until the project is completed, unless either party terminates it earlier for cause.

    o As of October 8, 1999, we entered into a special service agreement with CHR Solutions to perform marketing and operations consulting services in selected areas in Wisconsin for a maximum fee of $100,000, excluding taxes. This agreement lasts until the project is completed, unless either party terminates it earlier.

    o As of October 8, 1999, we entered into a special service agreement with CHR Solutions to perform business planning and consulting services and a feasibility study in selected areas of Wisconsin for a fixed fee of $81,000. This agreement lasts until the project is completed, unless either party terminates it earlier.

    o As of October 8, 1999, we entered into a special service agreement with CHR Solutions to perform business planning and consulting services and a feasibility study in selected areas of our territory for an estimated probable cost of $200,000, excluding taxes. This agreement lasts until the project is completed, unless either party terminates it earlier.

    o As of October 8, 1999, we entered into a special service agreement with CHR Solutions to provide Alamosa with radio frequency "drive testing" to predict the propagation characteristics of given areas in our territory for an estimated probable cost of $62,085, excluding taxes. This agreement lasts until the project is completed, unless either party terminates it earlier.

    o As of November 20, 1999, we entered into a special service agreement with CHR Solutions, who provided Alamosa with marketing and operations consulting services for a maximum amount of $100,000, excluding taxes.

    o As of January 28, 2000, we entered into a professional services agreement with CHR Solutions to develop the sub-affiliate program from the development of a model through the execution of the sub-affiliate program. The estimated probable costs of the services are $248,000. Either party may terminate the agreement without penalty at any time with or without cause upon giving the other party 30 days prior written notice.


AGREEMENTS WITH TECH TELEPHONE COMPANY LIMITED PARTNERSHIP

     As of April 6, 1999, we entered into a telecommunications service agreement with Tech Telephone Company Limited Partnership, an affiliate of CHR Solutions, to install and provide DS1 telecommunications lines between Sprint PCS and our Lubbock operations and between our Lubbock operations and our other markets. The original term of the agreement is three years, with automatic renewal for successive 30-day terms until terminated by either party. As of August 13, 1999, we entered into a distribution agreement with TechTel Communications Corporation, an affiliate of CHR Solutions, authorizing it to become a third party distributor of Sprint PCS products and services for us in a standard agency agreement identical with numerous other agreements between us and other third party distributors. Pursuant to the distribution agreement, TechTel Communications Corporation is obligated to purchase ten handsets from us every quarter for the term of one year. During fiscal year 2000, we paid approximately $1.7 million under these agreements.


AGREEMENT WITH AMERICAN TOWER CORPORATION

     In August 1998, we entered into a nonexclusive master site development and lease agreement for tower sites with OmniAmerica Development Corp., formerly known as Specialty Capital Services, Inc., a subsidiary of Specialty Teleconstructors, Inc. that has since merged with American Tower Corporation. Pursuant to the agreement, American Tower arranges for collocation of our equipment, or constructs new facilities, in areas we identify for build-out. The initial term of the master agreement expires in August 2003, with automatic renewal for three additional terms of five years each. The agreement provides for monthly payments aggregating to approximately $5.0 million per year, subject to an annual adjustment based on the Consumer Price Index. During fiscal year 2000, we paid approximately $2.4 million for these services.

     Michael Budagher, who is one of the directors of Alamosa (Delaware) and Alamosa Holdings, and a manager of West Texas PCS, LLC and Budagher Family, LLC, two of Alamosa Holding's stockholders, was, at the time the agreement was entered into the Vice Chairman, Chief Operating Officer and a director of Specialty Teleconstructors, Inc., and the Chief Executive Officer, President and sole director of Specialty Capital Services, Inc. Michael Budagher is also a member and the General Manager of the Budagher Family, LLC, which was, at the time the agreement was entered into, a stockholder of Specialty Teleconstructors, Inc. Mr. Budagher no longer holds any of these positions at Specialty Capital Services, Inc. or Specialty Teleconstructors, Inc. However, he is a stockholder of American Tower Corporation.


RESERVE OF SHARES BY UNDERWRITERS

     As part of the initial public offering of common stock, the underwriters reserved a maximum of 10% of the shares of common stock sold in the offering for sale to the persons who were stockholders of Alamosa (Delaware) at the time prior to the offering at a price per share of $15.8525, the public offering price less the underwriting discount. The underwriters were not entitled to any discount or commission on these shares and the proceeds to Alamosa (Delaware) were the same as if the shares were sold to the general public. The persons who were stockholders of Alamosa (Delaware) at the time prior to the offering purchased 757,589 shares pursuant to this arrangement.

     In connection with our initial public offering, Salomon Smith Barney Inc. reserved up to approximately five percent of the shares being offered as directed shares for sale at the initial public offering price to persons who were directors, officers or employees of Alamosa (Delaware), or who were otherwise associated with us and its affiliates or employees, and who advised us of their desire to purchase these shares. The number of shares of common stock available for sale to the general public was reduced to the extent of sales of directed shares to any of the persons for whom they were reserved. A total of 535,000 shares of common stock were so purchased by such persons.


AGREEMENTS WITH MESSRS. MICHAEL V. ROBERTS AND STEVEN C. ROBERTS

     On February 14, 2001, we completed our acquisition of Roberts Wireless. Messrs. Michael V. Roberts and Steven C. Roberts, who are directors of Alamosa Holdings, were the sole owners of Roberts Wireless. Pursuant to the terms of the merger agreement with Roberts Wireless, upon closing of the transaction, each of Messrs. Michael V. Roberts and Steven C. Roberts was entitled to receive 6,750,000 shares of common stock and approximately $2.0 million in cash as consideration in respect of his ownership interests in Roberts Wireless. The terms of the acquisition agreement, including the consideration payable to Messrs. Michael V. Roberts and Steven C. Roberts, were determined on the basis of arm's length negotiations between us and Messrs. Michael V. Roberts and Steven C. Roberts. Messrs. Michael V. Roberts and Steven C. Roberts were appointed to the Board of Directors of Alamosa Holdings upon completion of the Roberts Wireless acquisition.

     In connection with the acquisition of Roberts Wireless, we entered a number of arrangements with Messrs. Michael V. Roberts and Steven C. Roberts and certain companies affiliated with them as described in more detail below.

    o LOAN AGREEMENT WITH MESSRS. MICHAEL V. ROBERTS AND STEVEN C. ROBERTS. On June 30, 2000, Alamosa Operations, Inc. ("Alamosa Operations"), a wholly-owned subsidiary of Alamosa (Delaware) (as lender) entered into a loan agreement with Messrs. Michael V. Roberts and Steven C. Roberts (as borrowers) whereby Alamosa Operations agreed to lend $10.0 million to Messrs. Michael V. Roberts and Steven C. Roberts. The proceeds from this loan were used to fund capital and operation requirements of Roberts and Roberts Tower Company ("Roberts Tower"), a corporation owned and operated by Messrs. Michael V. Roberts and Steven C. Roberts.

    o ROBERTS WIRELESS LOAN AGREEMENT. On July 31, 2000, Alamosa Operations (as lender) entered into a loan agreement with Roberts Wireless (as borrower). In connection with the loan agreement, Roberts Wireless assumed certain obligations of Messrs. Michael V. Roberts and Steven C. Roberts under the June 30 loan agreement to the extent the proceeds of that loan were used to make capital contributions to Roberts Wireless. As of December 31, 2000, approximately $23.8 million had been funded under the Roberts Wireless loan agreement. At the completion of the Roberts Wireless acquisition, the Roberts Wireless promissory note was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidiary, Alamosa Holdings, LLC.

    o ROBERTS TOWER LOAN AGREEMENT. On October 18, 2000, Alamosa Operations (as lender) and Roberts Tower (as borrower) entered into a loan agreement whereby Alamosa Operations agreed to lend up to $15.0 million to Roberts Tower, to be used for the purposes of repaying all remaining amounts owed by Messrs. Michael V. Roberts and Steven C. Roberts under the June 30 loan agreement and funding the construction of wireless telecommunications towers for use by Roberts Wireless through the completion of the merger with Roberts Wireless. As of December 31, 2000, approximately $13.2 million had been funded under the Roberts Tower loan agreement. In February 2001 the loan was paid in full.

    o JOINT VENTURE DEVELOPMENT AGREEMENT. On October 30, 2000, we and Messrs. Michael V. Roberts and Steven C. Roberts entered into a joint venture development agreement. Pursuant to the agreement, if either Mr. Michael V. Roberts or Mr. Steven C. Roberts undertakes an international telecommunications business venture and desires for us to be involved in that project, then before either Messrs. Michael V. Roberts or Steven C. Roberts enters into a letter of intent or binding agreement of any nature with another person regarding the project, they must give us written notice and we have 60 days to notify them of our desire to participate in the project. During such 60 day period, we have the exclusive right with respect to the project. Promptly after we give a notice of participation, we and either Messrs. Michael V. Roberts or Steven C. Roberts shall form a project entity and shall execute an agreement setting forth the terms, covenants, conditions and provisions for the purpose, ownership, management, financing and operating of the project. Unless we and either Messrs. Michael V. Roberts or Steven C. Roberts agree to a different arrangement, we will have a 50% interest in each project entity and we will have full managerial control of each project entity. Except as described above, neither us nor Messrs. Michael V. Roberts or Steven C. Roberts is obligated to bring to the other any opportunity to participate in a project or any activity, domestic or international.

    o CONSULTING AGREEMENTS. On January 29, 2001, we entered into five-year consulting agreements with each of Messrs. Michael V. Roberts and Steven
      C. Roberts. The consulting agreements provide each of them with an annual compensation of $125,000, which is paid monthly.

    o RIGHT OF FIRST NEGOTIATION AGREEMENT. On February 14, 2001, we and Roberts Tower entered into a right of first negotiation agreement which grants Roberts Tower a right to negotiate tower leases on a "build-to-suit" basis within our present and future territory. During the term of the agreement, whenever we or one of our subsidiaries is required to "build to suit" communications towers within the present or future territories in which we operate, we must notify Roberts Tower and Roberts Tower will have the exclusive right for a period of 30 days to negotiate with us to provide such towers. After such 30 day period, if we have not reached an agreement with Roberts Tower, we may obtain such tower sites from other third parties. The term of this agreement is five years.

    o RESALE AGREEMENT. On February 14, 2001, we and Messrs. Michael V. Roberts and Steven C. Roberts entered into a resale agreement which permits Messrs. Michael V. Roberts and Steven C. Roberts to buy air time at a discount for resale on a basis no less favorable than any other similar agreement to which we may be a party. Messrs. Michael V. Roberts and Steven C. Roberts may resell such airtime anywhere where such resales are permitted under applicable law. Any arrangement between us and Messrs. Michael V. Roberts and Steven C. Roberts for resales and use of air time will be subject to all required approvals of Sprint, Sprint Spectrum and Sprint PCS and/or any other applicable Sprint entities.

    o MASTER LEASE AGREEMENT. On February 14, 2001, Roberts Wireless and Roberts Tower entered into a master lease agreement which provides for the lease from Roberts Tower by Roberts Wireless of certain buildings, towers, tanks and /or improvements thereon for the purpose of installing, operating and maintaining communications facilities and services thereon. The initial term of the master lease agreement expires in February 2006, and Roberts Wireless has the right to extend the initial term of the lease for four additional terms of five years each. The agreement provides for monthly payments aggregating to approximately $16,800 per year, subject to an annual adjustment of 4% per annum.


OTHER RELATED PARTY TRANSACTIONS

     In January 2000, we entered into various arrangements with Mericom Corporation and its affiliates for site acquisition, RF engineering and fixed network design. Mr. Reagan Silber, who was one of the our directors, holds an indirect minority interest in Mericom Corporation. Mr. Silber resigned from the Board of Directors effective April 16, 2001. For a description of the arrangements involving Mericom and us, see "Management--Compensation Committee Interlocks and Insider Participation."


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     On February 14, 2001, Alamosa Holdings completed its merger with WOW
Holdings. Mr. Silber was a member of the board of managers of WOW Holdings. Mr. Silber is also a principal of Silpearl Associates, LLC, an affiliate of WOW Investment Partners, L.P., which owned approximately 44.4% of the outstanding membership interests of WOW Holdings. For a description of the consideration received by Mr. Silber in connection with the WOW Holdings merger, see "Management--Compensation Committee Interlocks and Insider Participation."


     In connection with our distribution and sales of Sprint PCS wireless communications equipment, on December 28, 1998, we entered into a long-term agreement to lease space for a retail store in Lubbock, Texas with Lubbock HLH, Ltd., principally owned by Mr. Hart, who is one of directors of Alamosa (Delaware) and Alamosa Holdings and the general manager of South Plains Telephone Cooperative, Inc., one of Alamosa Holdings' stockholders. This lease has a term of 15 years and provides for monthly payments aggregating to approximately $110,000 a year, subject to adjustment based on the Consumer Price Index on the first day of the sixth lease year and on the first day of the eleventh lease year. During fiscal year 2000, approximately $100,000 was paid under this lease.


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                  OUR AFFILIATION AGREEMENTS WITH SPRINT PCS

     We have entered into four major affiliation agreements with Sprint and Sprint PCS:

    o a management agreement;

    o a services agreement; and

    o two trademark and service mark license agreements with different Sprint entities.

     We entered into one set of these agreements with Sprint and Sprint PCS for our territories in the Southwestern part of the United States and another set of these agreements for our territories in Wisconsin. Roberts entered into a set of these agreements for its territories in Illinois, Kansas and Missouri, which we have assumed pursuant to our acquisition of Roberts. WOW entered into a set of these agreements for its territories in Washington and Oregon, which we have assumed pursuant to our acquisition of WOW. Southwest entered into a set of these agreements for its territories in Texas, Oklahoma and Arkansas, which we have assumed pursuant to our acquisition of Southwest. As used herein, the term "operating subsidiaries" refers to each of our subsidiaries that have entered into affiliation agreements with Sprint PCS. Unless otherwise indicated below, the description of our affiliation agreements applies to the affiliation agreements for all five of our territories.

     Under our affiliation agreements with Sprint PCS, we have the exclusive right to provide wireless mobility communications network services under the Sprint and Sprint PCS brand names in our territories. Sprint PCS holds the spectrum licenses and controls the network through our agreements with Sprint PCS. Our affiliation agreements with Sprint PCS require us to interface with the Sprint PCS wireless network by building our portion of the Sprint PCS network to operate on the 10, 20 or 30 MHZ of wireless personal communications services frequencies licensed to Sprint PCS in the 1900 MHZ range.

     The following is a description of the material terms and provisions of our affiliation agreements and the consent and agreement with Sprint PCS and Citicorp, that modifies our management agreements for the benefit of Citicorp, as administrative agent, and the holders of the senior secured credit facility and any refinancing thereof. See "--Consent and Agreement for the Benefit of the Holders of the Senior Secured Credit Facility."

     A breach or event of termination, as the case may be, under any of our affiliation agreements by one of our operating subsidiaries will also constitute a breach or event of termination, as the case may be, by all other operating subsidiaries of the same provision of the applicable affiliation agreement to which each operating subsidiary is a party. Each operating subsidiary only has the right to cure its breach and has no right to cure any breach or event of termination by another operating subsidiary.


THE MANAGEMENT AGREEMENTS

     We originally entered into one set of management agreements with Sprint and Sprint PCS for our territories in the Southwestern part of the United States and another set of these agreements for our territories in Wisconsin. Roberts entered into a management agreement for its territories in Illinois, Kansas and Missouri, which we have assumed pursuant to our acquisition of Roberts. WOW entered into a management agreement for its territories in Washington and Oregon, which we have assumed pursuant to our acquisition of WOW. Southwest entered into a management agreement for its territories in Texas, Oklahoma and Arkansas, which we have assumed pursuant to our acquisition of Southwest. Unless otherwise indicated below, the description of our management agreements applies to the management agreements for all five of our territories.

     Under our management agreements with Sprint PCS, we have agreed to:

    o own, construct and manage a wireless personal communications services network in our territories in compliance with FCC license requirements and other technical requirements contained in our management agreements;

    o distribute Sprint PCS products and services;

    o use Sprint PCS's and our own distribution channels in our territories;


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    o conduct advertising and promotion activities in our territories; and

    o manage that portion of Sprint PCS's customer base assigned to our territories.

     Sprint PCS will supervise our wireless personal communications services network operations and has the right to unconditional access to our portion of the Sprint PCS network, including the right to test and monitor any of our facilities and equipment.

     EXCLUSIVITY. We are designated as the only person or entity that can manage or operate a wireless mobility communications network for Sprint PCS in our territories. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in our territories while our management agreements are in place and no event has occurred that would permit such agreements to terminate. Sprint PCS is permitted to make national sales to companies in our territories and, as required by the FCC, to permit resale of the Sprint PCS products and services in our territories. Our management agreements prohibit us from interfering with others who resell Sprint PCS products and services in our territories.

     If Sprint PCS decides to expand the geographic size of our build-out within our territories, Sprint PCS must provide us with written notice of the proposed expansion. Under our management agreements we have a 90-day right of first refusal to build out the proposed expansion area. If we choose not to build out the proposed area, then Sprint PCS may build out the area itself or allow another Sprint PCS network partner to do so.

     NETWORK BUILD-OUT. Our management agreements specify the terms of the Sprint PCS affiliation, including the required network build-out plan. We have agreed to cover a specified percentage of the population within each of the markets, which make up our territories by specified dates. Our current build-out plans will satisfy the network build-out requirements set forth in our management agreements.

     If technically feasible and commercially reasonable, we have agreed to provide for a seamless handoff of a call initiated in our territories to a neighboring Sprint PCS network. Our management agreements require us to reimburse Sprint PCS one-half of the microwave clearing costs for our territories.

     PRODUCTS AND SERVICES. Our management agreements identify the products and services that we can offer in our territories. These services include, but are not limited to, Sprint PCS consumer and business products and services available as of the date of the agreements, or as modified by Sprint PCS. We are allowed to sell wireless products and services that are not Sprint PCS products and services if those additional products and services do not cause distribution channel conflicts or, in Sprint PCS's sole determination, consumer confusion with Sprint PCS's products and services. We also cannot sell non-Sprint PCS products and services if it would hamper our build-out of the network. Under our management agreement for our Wisconsin territories, if Sprint PCS begins to offer nationally a product or service that we already offer, then that product or service will be considered to be a Sprint PCS product or service.

     We may also sell services such as specified types of long distance service, Internet access, handsets, and prepaid phone cards with Sprint, Sprint PCS and other Sprint network partners. If we decide to use third parties to provide these services, we must give Sprint PCS an opportunity to provide the services on the same terms and conditions. We cannot offer wireless local loop services specifically designed for the competitive local exchange market in areas where Sprint owns the local exchange carrier unless we name the Sprint-owned local exchange carrier as the exclusive distributor or Sprint PCS approves the terms and conditions. Sprint does not own the local exchange carrier in a majority of the markets in our territories.

     NATIONAL SALES PROGRAMS. We must participate in the Sprint PCS sales programs for national sales to customers, and will pay the expenses and receive the compensation from Sprint PCS sales to national accounts located in our territories. We must use Sprint's long distance service, which we can buy at the best prices offered to comparably situated Sprint customers.

     SERVICE PRICING, ROAMING AND FEES. We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS's "Free & Clear" plans. We are permitted to establish our own local price plans for Sprint PCS's products and services offered only in our territories,


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subject to Sprint PCS's approval. We are entitled to receive a weekly fee from
Sprint PCS equal to 92% of "collected revenues" for all obligations under our management agreements, adjusted by the cost of customer services provided to us by Sprint PCS. "Collected revenues" include revenue from Sprint PCS subscribers based in our territories and inbound non-Sprint PCS roaming. Sprint PCS will retain 8% of the collected revenues. Outbound non-Sprint PCS roaming revenue, inbound and outbound Sprint PCS roaming fees, proceeds from the sales of handsets and accessories, proceeds from sales not in the ordinary course of business, amounts collected with respect to taxes and proceeds from sales of our products and services, are not considered collected revenues. Except in the case of taxes, we will retain 100% of these revenues. Many Sprint PCS subscribers purchase bundled pricing plans that allow Sprint PCS roaming anywhere on the Sprint PCS network without incremental Sprint PCS roaming charges. However, we will earn Sprint PCS roaming revenue for every minute that a Sprint PCS subscriber from outside our territories enters our territories and uses our services. We will earn revenue from Sprint PCS based on a per minute rate established by Sprint PCS when Sprint PCS's or its affiliates' subscribers roam on our portion of the Sprint PCS network. Similarly, we will pay the same rate for every minute Sprint PCS subscribers who are based in our territories use the Sprint PCS network outside our territories. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS's third party roaming agreements.

     VENDOR PURCHASE AGREEMENTS. We may participate in discounted volume-based pricing on wireless-related products and warranties Sprint PCS receives from its vendors. Sprint PCS will use commercially reasonable efforts to obtain for us the same prices as Sprint PCS receives from its vendors.

     ADVERTISING AND PROMOTIONS. Sprint PCS uses national as well as regional television, radio, print, outdoor and other advertising campaigns to promote its products. We benefit from the national advertising at no additional cost to us. In addition to Sprint PCS's national advertising campaigns, we advertise and promote Sprint PCS products and services on a local level in our markets at our cost. We have the right to use any promotion or advertising materials developed by Sprint PCS and only have to pay the incremental cost of using those materials, such as the cost of local radio and television advertisement placements and incremental printing costs. Sprint PCS also runs numerous promotional campaigns, which provide customers with benefits such as additional features at the same rate or free minutes of use for, limited time periods. We offer these promotional campaigns to potential customers in our territories.

     PROGRAM REQUIREMENTS. We must comply with Sprint PCS's program requirements for technical standards, customer service standards, roaming coverage and national and regional distribution and national accounts programs. Sprint PCS can adjust the program requirements at any time. We have the right to appeal to the management of Sprint PCS if adjustments to program requirements will:

    o cause us to incur a cost exceeding 5% of the sum of our stockholders' equity plus our outstanding long term debt; or

    o cause our operating expenses on a per-unit basis using a ten year time frame to increase by more than 10% on a net present value basis.

     If Sprint PCS denies our appeal and we fail to comply with the program adjustment, Sprint PCS has the termination rights described below under "--Termination of Management Agreements."

     Under our management agreements for our Wisconsin and Southwest territories, Sprint PCS has agreed that it will use commercial reasonableness to adjust the Sprint PCS retail store and customer service requirements for cities located within those territories that have a population of less than 100,000.

     NON-COMPETITION. We may not offer Sprint PCS products and services outside our territories without the prior written approval of Sprint PCS. We may offer, market or promote telecommunications products and services within our territories only under the Sprint PCS brands, our own brand, brands of our related parties or other products and services approved under our management agreements, except that no brand of a significant competitor of Sprint PCS or its related parties may be used for those products and services. To the extent we have or will obtain licenses to provide wireless personal communications services outside our territories, we may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS.


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     INABILITY TO USE NON-SPRINT PCS BRAND. We may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products and services on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers or as otherwise permitted under the Trademark and Service Mark License Agreements.


     TRANSFER OF SPRINT PCS NETWORK. Sprint PCS can sell, transfer or assign its wireless personal communications services network to a third party if the third party agrees to be bound by the terms of our management agreements and our services agreements.

     CHANGE IN CONTROL. Sprint PCS must approve our change in control, but this consent cannot be unreasonably withheld.

     RIGHTS OF FIRST REFUSAL. Sprint PCS has rights of first refusal, without further stockholder approval, to buy our assets upon a proposed sale of all or substantially all of our assets used in the operation of our portion of the Sprint PCS network.

     TERM. Each of our management agreements has an initial term of 20 years with three 10-year renewal options, which would lengthen each of our management agreements to a total term of 50 years. The three 10-year renewal terms automatically occur unless either Sprint PCS or we provide the other with two years prior written notice to terminate the agreement or unless we are in material default of its obligations under such agreement.

     TERMINATION OF OUR MANAGEMENT AGREEMENTS. Our management agreements can be terminated as a result of the following events:

    o termination of Sprint PCS's spectrum licenses;

    o an uncured breach under our management agreements;

    o bankruptcy of a party to our management agreements;

    o our management agreements not complying with any applicable law in any material respect; or

    o the termination of any of our trademark and service mark license agreements.

     The termination or non-renewal of our management agreements triggers some of our rights and some of those of Sprint PCS. The right of either party to require the other party to purchase or sell the operating assets is discussed below.

     If we have the right to terminate our management agreements because of an event of termination caused by Sprint PCS, generally we may:

    o require Sprint PCS to purchase all of our operating assets used in connection with our portion of the Sprint PCS network for an amount equal to at least 80% of our "entire business value" as defined below;

    o in all areas in our territories where Sprint PCS is the licensee for 20 MHZ or more of the spectrum on the date it terminates our management agreements, require Sprint PCS to assign to us, subject to governmental approval, up to 10 MHZ of licensed spectrum for an amount equal to the greater of either the original cost to Sprint PCS of the license plus any microwave clearing costs paid by Sprint PCS or 9% of our "entire business value;" or

    o choose not to terminate our management agreements and sue Sprint PCS for damages or submit the matter to arbitration.

     If Sprint PCS has the right to terminate our management agreements because of an event of termination caused by us, generally Sprint PCS may:

    o require us, without further stockholder approval, to sell our operating assets to Sprint PCS for an amount equal to 72% of our "entire business value;"

    o require us to purchase, subject to governmental approval, the licensed spectrum in our territories for an amount equal to the greater of either the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or 10% of our "entire business value;"


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

    o take any action as Sprint PCS deems necessary to cure its breach of our management agreements, including assuming responsibility for, and operating, our portion of the Sprint PCS network; or


    o not terminate our management agreements and sue us for damages or submit the matter to arbitration.


     In connection with the senior secured credit facility, Sprint PCS entered into a consent and agreement with Citicorp, that modifies Sprint PCS's rights and remedies under our affiliation agreements for the benefit of Citicorp, as administrative agent, and the holders of the senior secured credit facility and any refinancing thereof. The consent and agreement with Citicorp provides, among other things, that our affiliation agreements generally may not be terminated by Sprint PCS until all our outstanding indebtedness under the new senior secured credit facility is satisfied in full pursuant to the terms of the consent and agreement. See "--Consent and Agreement for the Benefit of the Holders of the Senior Secured Credit Facility."


     NON-RENEWAL. If Sprint PCS gives us timely notice that it does not intend to renew our management agreements, we may:


    o require Sprint PCS to purchase all of our operating assets used in connection with our portion of the Sprint PCS network for an amount equal to 80% of our "entire business value;" or


    o in all areas in our territories where Sprint PCS is the licensee for 20 MHZ or more of the spectrum on the date it terminates such management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10 MHZ of licensed spectrum for an amount equal to the greater of either the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or 10% of our "entire business value."


     If we give Sprint PCS timely notice of non-renewal, or we and Sprint PCS both give notice of non-renewal, or any of our management agreements expire with neither party giving a written notice of non-renewal, or if any of our management agreements can be terminated for failure to comply with legal requirements or regulatory considerations, Sprint PCS may:


    o purchase all of our operating assets, without further stockholder approval, for an amount equal to 80% of our "entire business value;" or


    o require us to purchase, subject to governmental approval, the licensed spectrum in our territories for an amount equal to the greater of either the original cost to Sprint PCS of the license plus any microwave clearing costs paid by Sprint PCS or 10% of our "entire business value."


     DETERMINATION OF ENTIRE BUSINESS VALUE. If our "entire business value" is to be determined, Sprint PCS and we will each select one independent appraiser and the two appraisers will select a third appraiser. The three appraisers will determine our "entire business value" on a going concern basis using the following principles:


    o the "entire business value" is based on the price a willing buyer would pay a willing seller for the entire on-going business;


    o the "entire business value" will not be calculated in a manner that "double counts" the operating assets of one or more of our affiliates;


    o then-current customary means of valuing a wireless telecommunications business will be used;


    o the business is conducted under the Sprint and Sprint PCS brands and our affiliation agreements with Sprint PCS;


    o that we own the spectrum and frequencies presently owned by Sprint PCS and subject to our affiliation agreements with Sprint PCS; and


    o the valuation will not include any value for businesses not directly related to the Sprint PCS products and services, and those businesses will not be included in the sale.


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     INSURANCE. We are required to obtain and maintain with financially reputable insurers who are licensed to do business in all jurisdictions where any work is performed under our management agreement and who are reasonably acceptable to Sprint PCS, workers' compensation insurance, commercial general liability insurance, business automobile insurance, umbrella excess liability insurance and "all risk" property insurance.

     INDEMNIFICATION. We have agreed to indemnify Sprint PCS and its directors, employees and agents and related parties of Sprint PCS and their directors, employees and agents against any and all claims against any of the foregoing arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in our management agreements or any other agreement between us and Sprint PCS, our ownership of the operating assets or the actions or the failure to act of anyone employed or hired by us in the performance of any work under such agreement, except we will not be obligated to indemnify Sprint PCS for any claims arising solely from the negligence or willful misconduct of Sprint PCS. Sprint PCS has agreed to indemnify us and our directors, employees and agents against all claims against any of the foregoing arising from Sprint PCS's violation of any law and from Sprint PCS's breach of any representation, warranty or covenant contained in our management agreements or any other agreement between us and Sprint PCS, except Sprint PCS will not be obligated to indemnify us for any claims arising solely from our negligence or willful misconduct.

     DISPUTE RESOLUTION. If the parties cannot resolve any dispute between themselves and our management agreements do not provide a remedy, then either party may require that any dispute be resolved by a binding arbitration.


THE SERVICES AGREEMENTS

     We originally entered into one set of services agreements with Sprint and Sprint PCS for our territories in the Southwestern part of the United States and another set of these agreements for our territories in Wisconsin. Roberts entered into a services agreement for its territories in Illinois, Kansas and Missouri, which we have assumed pursuant to our acquisition of Roberts. WOW entered into a services agreement for its territories in Washington and Oregon, which we have assumed pursuant to our acquisition of WOW. Southwest entered into a services agreement for its territories in Texas, Oklahoma and Arkansas, which we have assumed pursuant to our acquisition of Southwest. Unless otherwise indicated below, the description of our services agreements applies to the services agreements for all four of our territories.

     Our services agreements outline various back office services provided by Sprint PCS and available to us for an adjustment to our 92% fee. Sprint PCS can change the amount of adjustment for any or all of the services one time in any twelve month period. We have the option to cancel a service upon notification of a fee increase, and if we decide to cancel the service, then Sprint PCS, at our option, must continue to provide that service for nine months at the original price. Some of the available services include: billing, customer care, activation, credit checks, handset logistics, home locator record, voice mail, prepaid services, directory assistance, operator services, roaming fees, roaming clearinghouse fees, interconnect fees and inter-territory fees. Sprint PCS offers three packages of available services. Each package identifies which services must be purchased from Sprint PCS and which may be purchased from a vendor or provided in-house. Essentially, services such as billing, activation and customer care must all be purchased from Sprint PCS or none may be purchased from Sprint PCS. We have chosen to initially delegate the performance of these services to Sprint PCS, but we may develop an independent capability with respect to these services over time. Sprint PCS may contract with third parties to provide expertise and services identical or similar to those to be made available or provided to us. We have agreed not to use the services performed by Sprint PCS in connection with any other business or outside our territories. We may discontinue use of any service upon three months' prior written notice, while Sprint PCS must give nine months notice if it will no longer offer any service.

     We have agreed with Sprint PCS to indemnify each other as well as affiliates, officers, directors and employees for violations of law or the services agreements except for any liabilities resulting from the negligence or willful misconduct of the person seeking to be indemnified or its representatives. Our services agreements also provide that no party will be liable to the other party for special, indirect,


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incidental, exemplary, consequential or punitive damages, or loss of profits arising from the relationship of the parties or the conduct of business under, or breach of, such services agreement except as may otherwise be required by the indemnification provisions. Our services agreements automatically terminate upon termination of our management agreements, and neither party may terminate the services agreements for any reason other than the termination of the management agreements.


THE TRADEMARK AND SERVICE MARK LICENSE AGREEMENTS

     We originally entered into one set of trademark and service mark license agreements with Sprint and Sprint PCS for our territories in the Southwestern part of the United States and another set of these agreements for our territories in Wisconsin. Roberts entered into a trademark and service mark license agreement for its territories in Illinois, Kansas and Missouri, which we have assumed pursuant to our acquisition of Roberts. WOW entered into a trademark and service mark license agreement for its territories in Washington and Oregon, which we have assumed pursuant to our acquisition of WOW. Southwest entered into a services agreement for its territories in Texas, Oklahoma and Arkansas, which we have assumed pursuant to our acquisition of Southwest. Unless otherwise indicated below, the description of the trademark and service mark license agreements applies to the trademark and service mark license agreements for all five of our territories.

     We have a non-transferable license to use, at no additional cost to us, the Sprint and Sprint PCS brand names and "diamond" symbol, and several other U.S. trademarks and service marks such as "The Clear Alternative to Cellular" and "Clear Across the Nation" on Sprint PCS products and services. We believe that the Sprint and Sprint PCS brand names and symbols enjoy a high degree of recognition, providing us an immediate benefit in the market place. Our use of the licensed marks is subject to our adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. We have agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within our territories of which we become aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS's enforcement of their respective rights. We have agreed with Sprint and Sprint PCS that we will indemnify the other for losses incurred in connection with a material breach of the trademark license agreements between Sprint, Sprint PCS and us. In addition, we have agreed to indemnify Sprint and Sprint PCS from any loss suffered by reason of our use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of our use of the licensed marks in compliance with certain guidelines.

     Sprint and Sprint PCS can terminate our trademark and service mark license agreements if we file for bankruptcy or materially breach our agreement or if our management agreements are terminated. We can terminate our trademark and service mark license agreements upon Sprint's or Sprint PCS's abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy or our management agreements are terminated. However, Sprint and Sprint PCS can assign their interests in the licensed marks to a third party if that third party agrees to be bound by the terms of our trademark and service mark license agreements.


CONSENT AND AGREEMENT FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR SECURED CREDIT FACILITY

     Sprint PCS entered into a consent and agreement with Citicorp, as administrative agent, that modifies Sprint PCS's rights and remedies under our affiliation agreements with Sprint PCS, for the benefit of Citicorp and the holders of the senior secured credit facility and any refinancing thereof.

     The consent and agreement between Sprint PCS and Citicorp generally provides, among other things, the following:

    o Sprint PCS's consent to the pledge of substantially all of our assets, including our rights in our affiliation agreements with Sprint PCS;


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    o that our affiliation agreements with Sprint PCS may not be terminated by
      Sprint PCS until all outstanding obligations under the senior secured credit facility are satisfied in full pursuant to the terms of the consent and agreement, unless our operating subsidiaries or assets are sold to a purchaser who does not continue to operate the business as a Sprint PCS network affiliate, which sale requires the approval of Citicorp;

    o Sprint PCS may not exercise its right under our management agreements to purchase our assets until all obligations pursuant to the senior secured credit facility have been paid in full in cash and all commitments to advance credit under such facility have been terminated or have expired. However, Sprint PCS retains the option to purchase our assets if it first pays all obligations under the senior secured credit facility and such facility is terminated in connection with such payment;


    o for redirection of payments due to us under our management agreements from Sprint PCS to Citicorp during the continuation of any default by us under the senior secured credit facility;

    o for Sprint PCS and Citicorp to provide to each other notices of default by us under our management agreements and the senior secured credit facility, respectively;

    o the ability to appoint interim replacements, including Sprint PCS or a designee of the administrative agent under the senior secured credit facility, to operate our portion of the Sprint PCS network under our affiliation agreements after an event of default under the senior secured credit facility or an event of termination under our affiliation agreements;

    o subject to certain requirements and limitations, the ability of Sprint PCS to assign our affiliation agreements with Sprint PCS and sell our assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries to a qualified purchaser that is not a major competitor of Sprint PCS or Sprint, free of the restrictions on assignment and change of control in our management agreements, if our obligations under the senior secured credit facility have been accelerated after a default by us; and

    o subject to certain requirements and limitations, that if Sprint PCS enters into consent and agreement documents with similarly-situated lenders that have provisions that are more favorable to the lender, Sprint PCS will give Citicorp written notice of the amendments and will amend our consent and agreement with Citicorp in the same manner at Citicorp's request; consequently, from time to time, Citicorp and Sprint PCS may modify our consent and agreement so that it will contain terms and conditions more favorable to Citicorp.

     SPRINT PCS'S RIGHT TO PURCHASE ON ACCELERATION OF AMOUNTS OUTSTANDING UNDER THE SENIOR SECURED CREDIT FACILITY. Subject to the requirements of applicable law, so long as the senior secured credit facility remains outstanding, Sprint PCS has the right to purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries, upon its receipt of notice of an acceleration of the senior secured credit facility, under the following terms:

    o Sprint PCS elects to make such a purchase within a specified period;

    o the purchase price is the greater of an amount equal to 72% of our "entire business value" or the amount we owe under the senior secured credit facility;

    o if Sprint PCS has given notice of its intention to exercise the purchase right, then the administrative agent is prohibited for a specified period after the acceleration, or until Sprint PCS rescinds its intention to purchase, from enforcing its security interest; and

    o if we receive a written offer that is acceptable to us to purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries after the acceleration, then Sprint PCS has the right to purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries, as the case may be, on terms at least as favorable to us as the offer we receive. Sprint PCS must agree to purchase the operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries within 14 business days of its receipt of the offer, on acceptable conditions, and in an amount of time acceptable to us and Citicorp.

     Upon acceleration of the senior secured credit facility, Sprint also has the right to purchase the obligations under the senior secured credit facility by repaying such obligations in full in cash.


     SALE OF OPERATING ASSETS OR THE PARTNERSHIP INTERESTS, MEMBERSHIP INTERESTS OR OTHER EQUITY INTERESTS OF OUR OPERATING SUBSIDIARIES TO THIRD PARTIES. If Sprint PCS does not purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries after an acceleration of the obligations under the senior secured credit facility, then Citicorp may sell our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries. Subject to the requirements of applicable law, including the law relating to foreclosures of security interests, Citicorp has two options:


    o to sell our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries to an entity that meets the requirements to be our successor under our affiliation agreements with Sprint PCS; or


    o to sell our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries to any third party, subject to specified conditions.


RECENT DEVELOPMENTS


     On April 27, 2001, Alamosa Holdings announced that Sprint PCS had reached an agreement in principle with its network partners, including Alamosa Holdings and its subsidiaries, providing for a reduction in the reciprocal rate exchanged between Sprint PCS and its network partners for customers of either party who travel into territories covered by the other party's portion of the Sprint PCS network. The rate will be reduced from 20 cents per minute to 15 cents per minute effective June 1, 2001, and to 12 cents per minute effective October 1, 2001. Beginning January 1, 2002 and continuing throughout the remaining term of the affiliate agreements with Sprint PCS, the rate will be adjusted to provide a fair and reasonable return on the cost of the underlying network, expected to be approximately 10 cents per minute.


     For the year ended December 31, 2000, Alamosa (Delaware) reported approximately $16,244,000 in travel revenue from inbound Sprint PCS customers using the Alamosa portion of the Sprint PCS network (representing approximately 20% of total revenue for Alamosa (Delaware) for the year ended December 31,
2000), and approximately $14,281,000 of travel expense incurred for outbound Alamosa customers using other portions of the Sprint PCS network (representing approximately 26% of total operating expenses of Alamosa (Delaware) for the year ended December 31, 2000).

                            REGULATORY ENVIRONMENT


REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY

     The FCC can have a substantial impact upon entities that manage wireless personal communications service systems and/or provide wireless personal communications services because the FCC regulates the licensing, construction, operation, acquisition and interconnection arrangements of wireless telecommunications systems in the United States.

     The FCC has promulgated, and is in the process of promulgating, a series of rules, regulations and policies to, among other things:

    o grant or deny licenses for wireless personal communications service frequencies;

    o grant or deny wireless personal communications service license renewals;

    o rule on assignments and/or transfers of control of wireless personal communications service licenses;

    o govern the interconnection of wireless personal communications service networks with other wireless and wireline service providers;

    o establish access and universal service funding provisions;

    o impose fines and forfeitures for violations of any of the FCC's rules; and

    o regulate the technical standards of wireless personal communications services networks.

     The FCC currently prohibits a single entity from having an attributable interest (defined as any general partnership interest or 20% or greater equity or voting interest or certain other business relationships) in broadband wireless personal communications service, cellular and specialized mobile radio
(SMR) licenses totaling more than 45 MHZ in any geographic area. The 45 MHZ cap is raised to 55 MHZ for overlaps involving cellular Rural Service Areas. The 20% cap is raised to 40% where the owner is an investment company, a small business or a rural telephone company. The geographic areas at issue are PCS licensed service areas where there are overlaps involving 10% or more of the population of such service area. An entity, such as us, that manages the operations of a broadband PCS, cellular, or SMR licensee pursuant to a management agreement is also considered to have an attributable interest in the system it manages.


TRANSFERS AND ASSIGNMENTS OF WIRELESS PERSONAL COMMUNICATIONS SERVICES LICENSES


     The FCC must give prior approval to the assignment of, or transfers involving, substantial changes in ownership or control of a wireless personal communications service license. This means that we and our stockholders will receive advance notice of any and all transactions involved in transferring control of Sprint PCS or the assignment of some or all of the wireless personal communications service licenses held by Sprint PCS. The FCC proceedings afford us and our stockholders an opportunity to evaluate proposed transactions well in advance of closing, and to take actions necessary to protect their interests. Non-controlling interests in an entity that holds a wireless personal communications service license or operates wireless personal communications service networks generally may be bought or sold without prior FCC approval. In addition, the FCC requires only post-consummation notification of pro forma assignments or transfers of control of certain commercial mobile radio service licenses.


CONDITIONS OF WIRELESS PERSONAL COMMUNICATIONS SERVICES LICENSES

     All wireless personal communications service licenses are granted for ten year terms conditioned upon timely compliance with the FCC's build-out requirements. Pursuant to the FCC's build-out requirements, all 30 MHZ broadband wireless personal communications service licensees must construct facilities that offer coverage to one-third of the population in their licensed areas within five years and to two-thirds of the population in such areas within ten years, and all 10 MHZ broadband wireless personal communications services licensees must construct facilities that offer coverage to at least one-quarter of the population in their licensed areas within five years or make a showing of "substantial service" within that five-year period.

     If the build-out requirements are not met, wireless personal communications service licenses could be forfeited. The FCC also requires licensees to maintain control over their licenses. Our affiliation agreements with Sprint PCS reflect management agreements that the parties believe meet the FCC requirements for licensee control of licensed spectrum.

     If the FCC were to determine that our affiliation agreements with Sprint PCS need to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreements to the extent necessary to cause the agreements to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in the agreements. If the agreements cannot be so modified, the agreements may be terminated pursuant to their terms. The FCC could also impose monetary penalties on Sprint PCS, and possibly revoke one or more of the Sprint PCS licenses.


WIRELESS PERSONAL COMMUNICATIONS SERVICES LICENSE RENEWAL

     Wireless personal communications service licensees can renew their licenses for additional ten year terms. Wireless personal communications service renewal applications are not subject to auctions. However, under the FCC's rules, third parties may oppose renewal applications and/or file competing applications. If one or more competing applications are filed, a renewal application will be subject to a comparative renewal hearing. The FCC's rules afford wireless personal communications services renewal applicants involved in comparative renewal hearings with a "renewal expectancy." The renewal expectancy is the most important comparative factor in a comparative renewal hearing and is applicable if the wireless personal communications service renewal applicant has:

    o provided "substantial service" during its license term; and

    o substantially complied with all applicable laws and Federal Communications Commission rules and policies.

     The FCC's rules define "substantial service" in this context as service that is sound, favorable and substantially above the level of mediocre service that might minimally warrant renewal. The FCC's renewal expectancy and procedures make it very likely that Sprint PCS will retain the wireless personal communications service licenses that we manage for the foreseeable future.


INTERCONNECTION

     The FCC has the authority to order interconnection between commercial mobile radio services, commonly referred to as CMRS, providers and incumbent local exchange carriers. The FCC has ordered local exchange carriers to provide reciprocal compensation to commercial mobile radio service providers for the termination of traffic. Using these rules, we will assist Sprint PCS in the negotiation of interconnection agreements for the Sprint PCS network in their market area with all of the Bell operating companies, including Verizon Wireless and several smaller independent local exchange carriers. Interconnection agreements are negotiated on a state-wide basis.

     If an agreement cannot be reached, parties to interconnection negotiations can submit outstanding disputes to state authorities for arbitration. Negotiated interconnection agreements are subject to state approval. The FCC rules and rulings, as well as the state arbitration proceedings, will directly impact the nature and cost of the facilities necessary for interconnection of the Sprint PCS systems with local, national and international telecommunications networks. They will also determine the nature and amount of revenues that we and Sprint PCS can receive for terminating calls originating on the networks of local exchange and other telecommunications carriers.


OTHER FCC REQUIREMENTS

     In June 1996, the FCC adopted rules that prohibit broadband wireless personal communications services providers from unreasonably restricting or disallowing resale of their services or unreasonably discriminating against resellers. Resale obligations will automatically expire on November 24, 2002. These existing resale requirements and their expiration may somewhat affect the number of resellers competing with Sprint PCS and its managers and affiliates in various markets. However, to date, wireless resellers have not significantly impacted wireless service providers. Any losses in retail customers have been offset, in major part, by increases in wireless customers, traffic and wholesale revenues.

     CMRS providers, including Sprint PCS, are required to permit manual "roaming" on their systems. With manual roaming, any user whose mobile phone is technically capable of connecting with a carrier's system must be able to make a call by providing a credit card number or making some other arrangement for payment. The FCC is currently considering changes in its rules that may terminate the manual roaming requirement and may impose "automatic roaming" obligations, under which users with capable equipment would be permitted to originate or terminate calls without taking action other than turning on the mobile phone.

     FCC rules require local exchange and most commercial mobile radio services providers to program their networks to allow customers to change service providers without changing telephone numbers, which is referred to as service provider number portability. The FCC requires most commercial mobile radio service providers to implement wireless service provider number portability where requested in the 100 largest metropolitan areas in the United States by November 24, 2002. The FCC currently requires most commercial mobile radio service providers to be able to deliver calls from their networks to ported numbers anywhere in the country, and to contribute to the Local Number Portability Fund. Implementation of wireless service provider number portability will require wireless personal communications service providers like us and Sprint PCS to purchase more expensive switches and switch upgrades. However, it will also enable existing cellular customers to change to wireless personal communications services without losing their existing wireless telephone numbers, which should make it easier for wireless personal communications service providers to market their services to existing cellular users.

     The FCC has adopted rules permitting broadband wireless personal communications service and other commercial mobile radio service providers to provide wireless local loop and other fixed services that would directly compete with the wireline services of local exchange carriers. This creates new markets and revenue opportunities for Sprint PCS and its managers and affiliates and other wireless providers, and may do so increasingly in future years. In June 1996, the FCC adopted rules requiring broadband wireless personal communications services and other commercial mobile radio services providers to implement enhanced emergency 911 capabilities within 18 months after the effective date of the FCC's rules. The full compliance with these rules must occur by October 1, 2001. Further waivers of the enhanced emergency 911 capability requirements may be obtained by individual service providers by filing a waiver request. The FCC's waivers and extensions are enabling us, Sprint PCS and other commercial mobile radio services industry members to delay emergency 911 implementation until the required equipment becomes more functional and less expensive. However, at a more reasonable future cost, emergency 911 services may afford wireless carriers substantial and attractive new service and marketing opportunities.

     On October 12, 2000, the FCC adopted several measures designed to remove obstacles to competitive access to customers and facilities in commercial multiple tenant environments, including the following:

    o The FCC forbade telecommunications carriers in commercial settings from entering into exclusive contracts with building owners, including contracts that effectively restrict premises owners or their agents from permitting access to other telecommunications service providers.

    o The FCC determined that utilities, including LECs must afford telecommunications carriers and cable service providers reasonable and nondiscriminatory access to conduits and rights-of-way located in customer buildings and campuses, to the extent such conduits and rights-of-way are owned or controlled by the utility.

     The FCC also issued a further notice of proposed rulemaking seeking comment on whether it should adopt additional rules in this area, including extending certain regulations to include residential as well as commercial buildings. The final result of this proceeding could affect the availability and pricing of sites for the Company's antennae and those of its competitors.

COMMUNICATIONS ASSISTANCE FOR LAW ENFORCEMENT ACT

     The Communications Assistance for Law Enforcement Act, or CALEA, enacted in 1994 requires wireless personal communications services and other telecommunications service providers to meet capability and capacity requirements needed by federal, state and local law enforcement to preserve their electronic surveillance capabilities. Wireless personal communications service providers were generally required to comply with the current industry CALEA capability standard, known as J-STD-025, by June 30, 2000, and with recently adopted additions by September 30, 2001. Wireless personal communications services providers must comply with the CALEA capability requirements by September 30, 2001. In addition, most wireless personal communications service providers are ineligible for federal reimbursement for the software and hardware upgrades necessary to comply with the CALEA capability and capacity requirements, but several bills pending in Congress may expand reimbursement rights if they are enacted. Finally, the Federal Bureau of Investigation has been discussing with the industry options for further deferring CALEA compliance requirements in geographic areas with minimal or nonexistent electronic surveillance needs.

     In addition, the FCC is considering petitions from numerous parties to establish and implement technical compliance standards pursuant to CALEA requirements. In sum, CALEA capability and capacity requirements are likely to impose some additional switching and network costs upon Sprint PCS and its managers and affiliates and other wireless entities. However, it is possible that some of these costs will be reduced or delayed if current law enforcement or legislative initiatives are adopted and implemented during 2000 or thereafter.


OTHER FEDERAL REGULATIONS

     Sprint PCS and its managers and affiliates must bear the expense of compliance with FCC and Federal Aviation Administration regulations regarding the siting, lighting and construction of transmitter towers and antennas. In addition, FCC environmental regulations may cause some of the Company's base station locations to become subject to the additional expense of regulation under the National Environmental Policy Act. The FCC is required to implement this Act by requiring service providers to meet land use and radio emissions standards.


REVIEW OF UNIVERSAL SERVICE REQUIREMENTS

     The FCC and certain states have established "universal service" programs to ensure that affordable, quality telecommunications services are available to all Americans. Sprint PCS is required to contribute to the federal universal service program as well as existing state programs. The FCC has determined that Sprint PCS's "contribution" to the federal universal service program is a variable percentage of "end-user telecommunications revenues." Although many states are likely to adopt a similar assessment methodology, the states are free to calculate telecommunications service provider contributions in any manner they choose as long as the process is not inconsistent with the FCC's rules. At the present time it is not possible to predict the extent of the Sprint PCS total federal and state universal service assessments or its ability to recover from the universal service fund. However, some wireless entities are seeking state commission designation as "eligible telecommunications carriers," enabling them to receive federal and state universal service support, and are preparing to compete aggressively with wireline telephone companies for universal service revenue. Because we manage substantial rural areas for Sprint PCS, it is likely to receive revenues in the future from federal and state universal service support funds that are much greater than the reductions in its revenues due to universal service contributions paid by Sprint PCS.


PARTITIONING; DISAGGREGATION


     FCC rules allow broadband wireless personal communications services licensees to partition their market areas and/or to disaggregate their assigned spectrum and to transfer partial market areas or spectrum assignments to eligible third parties. These rules may enable us to purchase wireless personal communications service spectrum from Sprint PCS and other wireless personal communications services licensees as a supplement or alternative to the existing management arrangements.

WIRELESS FACILITIES SITING


     States and localities are not permitted to regulate the placement of wireless facilities so as to "prohibit" the provision of wireless services or to "discriminate" among providers of those services. In addition, so long as a wireless system complies with the FCC's rules, states and localities are prohibited from using radio frequency health effects as a basis to regulate the placement, construction or operation of wireless facilities. These rules are designed to make it possible for Sprint PCS and its managers and affiliates and other wireless entities to acquire necessary tower sites in the face of local zoning opposition and delays. The FCC is considering numerous requests for preemption of local actions affecting wireless facilities siting.


EQUAL ACCESS


     Wireless providers are not required to provide long distance carriers with equal access to wireless customers for the provision of toll services. This enables us and Sprint PCS to generate additional revenues by reselling the toll services of Sprint PCS and other interexchange carriers from whom we can obtain favorable volume discounts. However, the FCC is authorized to require unblocked access to toll service providers subject to certain conditions.


STATE REGULATION OF WIRELESS SERVICE


     Section 332 of the Communications Act preempts states from regulating the rates and entry of commercial mobile radio service providers. Section 332 does not prohibit a state from regulating the other terms and conditions of commercial mobile services, including consumer billing information and practices, billing disputes and other consumer protection matters. However, states may petition the FCC to regulate those providers and the FCC may grant that petition if the state demonstrates that:


    o market conditions fail to protect subscribers from unjust and unreasonable rates or rates that are unjustly or unreasonably discriminatory; or


    o such market conditions exist and commercial mobile radio service is a replacement for a substantial portion of the landline telephone service within the state.


     To date, the FCC has granted no such petition. To the extent Sprint PCS and its managers and affiliates provide fixed wireless service, we may be subject to additional state regulation. These standards and rulings have prevented states from delaying the entry of wireless personal communications services and other wireless carriers into their jurisdictions via certification and similar requirements, and from delaying or inhibiting aggressive or flexible wireless price competition after entry.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Alamosa (Delaware) is a direct wholly-owned subsidiary of Alamosa PCS Holdings which, in turn, is a direct wholly-owned subsidiary of Alamosa Holdings. Alamosa Holdings' shares of common stock are quoted on The Nasdaq National Market System under the symbol "APCS." The amended and restated by-laws of each of Alamosa PCS Holdings and Alamosa Holdings contain a pass-through voting provision which together have the effect of requiring that the shares of common stock of Alamosa (Delaware) that are owned by Alamosa PCS Holdings may only be voted by Alamosa PCS Holdings in proportion to the vote of, or as directed by the vote of, the stockholders of Alamosa Holdings.

     The following table sets forth certain information as of April 16, 2001 (except as otherwise indicated) with respect to the number of shares of common stock of Alamosa Holdings beneficially owned by each person who is known to us to be the beneficial owner of more than 5% of the common stock of Alamosa Holdings, the number of shares of common stock beneficially owned by each executive officer, director and nominee for director of Alamosa Holdings, and all current executive officers and directors of Alamosa Holdings as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.




                                                         NUMBER OF SHARES        PERCENTAGE OF
NAME AND ADDRESS (1)                                  BENEFICIALLY OWNED (2)       OWNERSHIP
--------------------------------------------------   ------------------------   --------------
5% STOCKHOLDERS:
Caroline Hunt Trust Estate .......................           8,801,866(3)             9.57%
100 Crescent Court, Suite 1700
Dallas, TX 75201
South Plains Telephone Cooperative, Inc. .........           8,769,732(4)             9.54%
2425 Marshall Street
Lubbock, TX 79415
Budagher Family, LLC .............................           7,312,776(5)             7.95%
3702 Holland Avenue
Dallas, TX 75219
Taylor Telephone Cooperative, Inc ................           5,175,700(6)             5.63%
9796 N. Interstate 20
Merkel, TX 79536
DIRECTORS AND EXECUTIVE OFFICERS:
David E. Sharbutt ................................           1,369,724(7)             1.48%
Michael R. Budagher ..............................           7,312,776(5)             7.95%
Ray M. Clapp .....................................             107,175(8)                *
Kendall W. Cowan .................................             291,000(9)                *
Scotty Hart ......................................              29,300(10)               *
Thomas Hyde ......................................              28,000(11)               *
Schuyler B. Marshall .............................             138,000(12)               *
Tom M. Phelps ....................................              31,325(13)               *
Thomas F. Riley, Jr. .............................             166,500                   *
Loyd I. Rinehart .................................              33,334(14)               *
Michael V. Roberts ...............................           6,753,500(15)            7.35%
Steven C. Roberts ................................           6,763,650(16)            7.36%
Anthony Sabatino .................................              30,000(17)               *
Jimmy R. White ...................................              29,014(18)               *
All Directors and Executive Officers as a Group
 (14 persons) ....................................          23,083,798               24.83%

----------
*     Less then one percent.

(1) Except as otherwise indicated in the footnotes below, the address for each executive officer and director is 5225 S. Loop 289, Lubbock, Texas 79424.

(2) Percentage of ownership is based on 91,946,843 shares of common stock outstanding as of April 16, 2001. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to that common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(3) The share information reflected is based upon a statement on Amendment No. 1 to a Schedule 13D filed jointly by Caroline Hunt Trust Estate, The Rosewood Corporation, Rosewood Financial, Inc. Rosewood Management Corporation and Fortress Venture Capital II, L.P. on April 12, 2001 with the Securities and Exchange Commission (the "SEC"). The Rosewood Corporation is a wholly-owned subsidiary of Caroline Hunt Trust Estate and Rosewood Financial, Inc. is an indirect wholly-owned subsidiary of Caroline Hunt Trust Estate and The Rosewood Corporation. Rosewood Management Corporation is a wholly-owned subsidiary of The Rosewood Corporation and serves as the general partner of Fortress Venture Capital II, L.P. Caroline Hunt Trust Estate and The Rosewood Corporation may be deemed to be the beneficial owner of the shares held of record by Rosewood Financial, Inc., as a result of their parent-subsidiary relationship. Rosewood Management Corporation may be deemed to be the beneficial owner of the shares held of record by Fortress Venture Capital II, L.P., as a result of its general partnership status. Caroline Hunt Trust Estate, The Rosewood Corporation and Rosewood Financial, Inc. may be deemed to be the beneficial owner of the shares held of record by Fortress Venture Capital II, L.P., as a result of their parent-subsidiary relationship with Rosewood Management Corporation. Caroline Hunt Trust Estate, The Rosewood Corporation and Rosewood Financial, Inc. disclaim beneficial ownership of any shares held by Rosewood Management Corporation or Fortress Venture Capital II, L.P., and Rosewood Management Corporation and Fortress Venture Capital II, L.P. disclaim beneficial ownership of any shares held by Caroline Hunt Trust Estate, The Rosewood Corporation and Rosewood Financial, Inc. The address for The Rosewood Corporation, Rosewood Financial, Inc., Rosewood Management Corporation and Fortress Venture Capital II, L.P. is the same address for Caroline Hunt Trust Estate.

(4) The share information reflected is based upon a statement on a Schedule 13D filed jointly by South Plains Telephone Cooperative, Inc. and South Plains Advanced Communications & Electronics, Inc. on February 7, 2000 with the SEC. South Plains Advanced Communications is a wholly-owned subsidiary of South Plains Telephone Cooperative, which may be deemed to be the beneficial owner of the shares held of record by South Plains Advanced Communications. South Plains Telephone Cooperative and South Plains Advance Communications share voting and investment power for these shares, as a result of their parent-subsidiary relationship. The address for South Plains Advanced Communications is the same as the address for South Plains Telephone Cooperative.

(5) The share information reflected is based upon a statement on a Schedule 13D filed jointly by Mr. Budagher, Budagher Family, LLC and West Texas PCS, LLC on February 26, 2001 with the SEC. Budagher Family, LLC owns 100% of the membership interests in West Texas PCS, LLC and Mr. Budagher and his spouse and children own 100% of the membership interests in Budagher Family, LLC, each of which may also be deemed to be the beneficial owner of the shares held by West Texas PCS. Includes 28,000 shares issuable to Mr. Budagher pursuant to options currently exercisable and 7,284,776 shares for which Budagher Family, LLC, West Texas PCS and Mr. Budagher share voting and investment power, as a result of their parent-subsidiary and control person relationships. Mr. Budagher is the sole Manager and President of Budagher Family, LLC and the sole Manager of West Texas PCS. The address for Budagher Family, LLC and West Texas PCS is the same as the address for Mr. Budagher.

(6) The share information reflected is based upon a statement on a Schedule 13D filed jointly by Taylor Telephone Cooperative, Inc. and Taylor Telecommunications, Inc. on February 7, 2000 with the SEC. Taylor Telecommunications is a wholly-owned subsidiary of Taylor Telephone Cooperative, which may be deemed to be the beneficial owner of the shares held of record by Taylor

     Telecommunications. Taylor Telephone Cooperative and Taylor
     Telecommunications share voting and investment power for these shares, as a result of their parent-subsidiary relationship. The address for Taylor Telecommunications is the same as the address for Taylor Telephone Cooperative.

(7) Includes 242,500 shares held individually by Mr. Sharbutt, 48,824 shares held in Mr. Sharbutt's 401(k) plan, 593,200 shares beneficially owned by Five S, Ltd., 200 shares beneficially owned by Mr. Sharbutt's children and 485,000 shares issuable pursuant to options currently exercisable. Mr. Sharbutt is a limited partner of Five S, Ltd. and President of Sharbutt Inc., the general partner of Five S Ltd., and may be considered a beneficial owner of the shares owned by Five S, Ltd. Mr. Sharbutt disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Additionally, Mr. Sharbutt is a director, shareholder and the President of US Consultants, Inc., the general partner of Harness, Ltd., which holds 292,938 shares of common stock. Mr. Sharbutt disclaims beneficial ownership of the shares owned by Harness, Ltd. The address for Five S Ltd. is 4606 91st Street, Lubbock, Texas 79424 and the address for Harness, Ltd. is P.O. Box 65700, 4747 S. Loop 289, Lubbock, Texas 79464.

(8) Includes 64,175 shares held individually by Mr. Clapp and 43,000 shares issuable pursuant to options currently exercisable. Includes 64,175 shares held individually by Mr. Clapp and 43,000 shares issuable pursuant to options currently exercisable. Excludes 8,801,866 shares held by Caroline Hunt Trust Estate and its subsidiaries, as to which Mr. Clapp disclaims beneficial ownership. Mr. Clapp is the Managing Director, Acquisitions and Investments for the Rosewood Corporation, which is a wholly-owned subsidiary of the Caroline Hunt Trust Estate. The address for Mr. Clapp is the same as the address for Caroline Hunt Trust Estate.

(9)   These shares are issuable pursuant to options currently exercisable.

(10) Includes 1,000 shares held individually by Mr. Hart, 28,000 shares issuable pursuant to options currently exercisable and 300 shares held by Lubbock HLH, Ltd. Mr. Hart controls Lubbock HLH, Ltd. and is a beneficial owner of the shares held by Lubbock HLH, Ltd. Excludes 8,769,732 shares held by South Plains Advanced Communications & Electronics, Inc., as to which Mr. Hart disclaims beneficial ownership. Mr. Hart is the General Manager of South Plains Telephone Cooperative and South Plains Advanced Communications & Electronics, a wholly-owned subsidiary of South Plains Telephone Cooperative. Mr. Hart's address is the same as the address for South Plains Telephone Cooperative.

(11) Includes 28,000 shares issuable pursuant to options currently exercisable. Excludes 5,175,700 shares held by Taylor Telecommunications, Inc., as to which Mr. Hyde disclaims beneficial ownership. Mr. Hyde is the Manager of Taylor Telephone Cooperative, Inc. and Taylor Telecommunications, a wholly- owned subsidiary of Taylor Telephone Cooperative. Mr. Hyde's address is the same as the address for Taylor Telephone Cooperative.

(12) Includes 110,000 shares held individually by Mr. Marshall, 500 shares held indirectly in an IRA account for Mr. Marshall and 28,000 shares issuable pursuant to options currently exercisable. Excludes 8,801,866 shares held by Caroline Hunt Trust Estate, as to which Mr. Marshall disclaims beneficial ownership. Mr. Marshall is the President of Rosewood Financial, Inc. and the Rosewood Corporation, both of which are wholly-owned subsidiaries of the Caroline Hunt Trust Estate. Additionally, Mr. Marshall is a Director of various Caroline Hunt Trust Estate subsidiaries. The address for Mr. Marshall is the same as the address for Caroline Hunt Trust Estate.

(13) Includes 3,325 shares held individually by Mr. Phelps and 28,000 shares issuable pursuant to options currently exercisable.

(14)  These shares are issuable pursuant to options exercisable within 60 days.


(15) Includes 6,752,500 shares held individually by Mr. Roberts, 1,000 shares held by Mr. Roberts and his wife together and 250 shares owned by Roberts Broadcasting Company. Mr. Roberts is the Chairman, Chief Executive Officer and principal stockholder of Roberts Broadcasting Company and may be considered a beneficial owner of the shares owned by Roberts Broadcasting Company.

(16) Includes 6,754,500 shares held individually by Mr. Roberts, 2,500 shares held by Mr. Roberts and his wife together, 1,000 shares held by Mr. Roberts' wife, 5,400 shares Mr. Roberts' wife holds in custodial accounts for their minor children and 250 shares owned by Roberts Broadcasting Company. Mr. Roberts is the President and Chief Operating Officer and principal stockholder of Roberts Broadcasting Company and may be considered a beneficial owner of the shares owned by Roberts Broadcasting Company. Mr. Roberts disclaims beneficial ownership of the shares of common stock held in custodial accounts for his minor children.

(17)  These shares are issuable pursuant to options currently exercisable.

(18) Includes 1,014 shares held individually by Mr. White and 28,000 shares issuable pursuant to options currently exercisable. Mr. White's address is Highway 87 North, Dalhart, TX 79022.

                             DESCRIPTION OF NOTES


     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company" and "we" refer only to Alamosa (Delaware), Inc. and not to any of its subsidiaries. When we refer to the term "Note" or "Notes," we are referring to both the outstanding notes and the notes to be issued in the exchange offer. When we refer to "Holders," we are referring to those persons who are registered holders of the Notes on the books of the registrar appointed under the Indenture.



GENERAL

     The terms of the registered notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except:

    o The registered notes will have been registered under the Securities Act;

    o the registered notes will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

    o the registered notes will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

     The outstanding notes were issued and the registered notes will be issued pursuant to an indenture dated as of January 31, 2001, as amended or supplemented from time to time (the "Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). The Indenture is governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the registered notes.

     The Company will issue Notes without coupons, in denominations of $1,000 and integral multiples of $1,000.


PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on February 1, 2011. We can issue a maximum of $250 million aggregate principal amount of Notes. Interest on the Notes will accrue at the rate of 12 1/2% per annum and will be payable in cash semi-annually on February 1 and August 1 of each year, beginning on August 1, 2001. The Company will pay interest to those persons who were holders of record on the January 15 or July 15 immediately preceding each interest payment date. Interest on the Notes will accrue from January 31, 2001 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


RANKING

     The Notes are:

    o senior unsecured obligations of the Company (except to the extent of amounts secured under the security agreement);

    o equal in ranking ("pari passu") with all existing and future senior debt of the Company, including the Senior Discount Notes;

    o senior in right of payment to all existing and future subordinated debt of the Company; and

    o guaranteed on a senior subordinated unsecured basis by the Subsidiary Guarantors.

     As of December 31, 2000, after giving effect to the offering of the outstanding notes and the application of the net proceeds therefrom, and the completion of the acquisition of Roberts, WOW and

Southwest, the total outstanding debt of the Company and the Subsidiary Guarantors, excluding unused commitments made by lenders, would have been approximately $663 million. As of that date, none of the Company's debt, after taking the same factors into account, would have been subordinated to the Notes or the Subsidiary Guarantees.

     The Company only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of the Company's subsidiaries have against those subsidiaries. Holders of the Notes will only be creditors of the Company and of those subsidiaries that are Subsidiary Guarantors.

     All the operations of the Company are conducted through its subsidiaries. Therefore, the Company's ability to service its debt, including the Notes, is dependent upon the earnings of its subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to the Company. Certain laws restrict the ability of the Company's subsidiaries to pay dividends and make loans and advances to it. In addition, the Credit Facilities may place restrictions on the ability of the Restricted Subsidiaries to make distributions to the Company. See "Risk Factors--Risks Related to the Notes--We are a holding company and because the guarantees are unsecured and subordinated to debt that encumbers our guarantor subsidiaries' assets, you may not be fully repaid if we or our guarantor subsidiaries become insolvent." If the restrictions described above are applied to subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those subsidiaries to make payments on the Notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, the Company would also be unable to use the earnings of the Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

     The total balance sheet liabilities of the Subsidiary Guarantors, as of December 31, 2000, after giving effect to the offering of the outstanding notes and the senior secured credit facility and the application of the net proceeds therefrom, excluding unused commitments made by lenders and the completion of the acquisition of Roberts, WOW and Southwest, would have been approximately $266 million.

     The Subsidiary Guarantors have other liabilities, including contingent liabilities, that may be significant. As of the date of this prospectus, other than Alamosa Delaware Operations, LLC, the Company does not have any subsidiaries that are not Subsidiary Guarantors. The Indenture contains limitations on the amount of additional Debt which the Company and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could be substantial and may be Incurred either by Subsidiary Guarantors or by the Company's other subsidiaries.

     The Notes are unsecured obligations of the Company and the Subsidiary Guarantors (except to the extent of amounts secured under the Security Agreement). Secured Debt of the Company and the Subsidiary Guarantors will be effectively senior to the Notes to the extent of the value of the assets securing such Debt. The Company has guaranteed all of the obligations under the senior secured credit facility and has pledged substantially all of its assets (other than certain cash amounts and certain other exceptions) to secure such obligations under the senior secured credit facility.

     As of December 31, 2000, after giving effect to the offering of the outstanding notes and the application of the net proceeds therefrom and giving effect to the completion of the acquisitions of Roberts, WOW and Southwest, the total outstanding secured Debt of the Company and the Subsidiary Guarantors, excluding unused commitments made by lenders, would have been approximately $203 million.

     See "Risk Factors--Risks Related to the Notes--We are a holding company and because the guarantees are unsecured and subordinated to debt that encumbers our guarantor subsidiaries' assets, you may not be fully repaid if we or our guarantor subsidiaries become insolvent" and "--Because federal and state statutes may allow courts to void the guarantees of the notes by our subsidiaries, you may not have the right to receive any money pursuant to the guarantees."

SUBSIDIARY GUARANTEES

     The obligations of the Company under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by all the existing and any future Domestic Restricted Subsidiaries of the Company. However, the holders of any Designated Senior Debt (as defined below) or their authorized representative must be provided written notice of an Event of Default at least 10 business days prior to the Trustee or any holder of Notes making any demand for payment under or exercising any right or remedy with respect to a Subsidiary Guaranty and prior to any Subsidiary Guarantor making payment under its Subsidiary Guaranty.

     If the Company sells or otherwise disposes of either:


     (1) its entire ownership interest in a Subsidiary Guarantor, or


     (2) all or substantially all the assets of a Subsidiary Guarantor,


such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See "--Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," "--Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries" and "--Merger, Consolidation and Sale of Property."


     If any Subsidiary Guarantor makes payments under its Subsidiary Guaranty, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.


SUBORDINATION OF SUBSIDIARY GUARANTEES


     The obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees will be subordinated to any obligations for Debt Incurred pursuant to Credit Facilities (and Permitted Refinancing Debt in respect thereof) (collectively, "Designated Senior Debt") as described below. As a result of this subordination, holders of Designated Senior Debt will be entitled to receive full payment in cash on all obligations owed to them before any Subsidiary Guarantor can make any payment to Holders of the Notes in any of the following situations or proceedings relating to such Subsidiary Guarantor:


    o liquidation, dissolution or winding up;


    o bankruptcy, reorganization, insolvency, receivership or similar proceedings;


    o any assignment for the benefit of its creditors; or


    o any marshaling of its assets and liabilities.


     As a result of the subordination referred to above, no Subsidiary Guarantor may make any payment pursuant to its Obligations or repurchase, redeem or otherwise retire or defease any Notes (collectively, "make a Subsidiary Guarantor payment"), if:


     (a) any principal, premium or interest in respect of any Designated Senior Debt is not paid when due (including at maturity), or


     (b) any other default on Designated Senior Debt occurs and the maturity of such Debt is accelerated in accordance with its terms,


unless, in either case,



      (1) the default has been cured or waived and any such acceleration has been rescinded, or

      (2)   such Designated Senior Debt has been paid in full in cash;


provided, however, that a Subsidiary Guarantor may make a Subsidiary Guarantor payment without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the holders of such Designated Senior Debt.

     During the continuance of any default (other than a default described in clause (a) or (b) above) under the Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, no Subsidiary Guarantor may make a Subsidiary Guarantor payment for a period (a "Payment Blockage Period") commencing upon the receipt by such Subsidiary Guarantor and the Trustee of written notice of such default from a representative under the Credit Facilities specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter, unless such Payment Blockage Period is earlier terminated:

     a. by written notice to the Trustee and such Subsidiary Guarantor from the holders of such Designated Senior Debt,

     b.  because such default is no longer continuing, or

     c. because all such Designated Senior Debt has been repaid in full in cash.

Unless the holders of Designated Senior Debt have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, a Subsidiary Guarantor may (unless otherwise prohibited as described in the first or second paragraphs of this section) resume making Subsidiary Guarantor payments after the end of such Payment Blockage Period.

     Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults during such period.

     Upon any payment or distribution of the assets of a Subsidiary Guarantor
(1) upon a total or partial liquidation, dissolution or winding up of such Subsidiary Guarantor, (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor, (3) upon an assignment for the benefit of creditors of such Subsidiary Guarantor or
(4) upon any marshaling of the assets and liabilities of such Subsidiary
Guarantor:

     o the holders of Designated Senior Debt will be entitled to receive payment in full in cash before the holders of the Notes are entitled to receive any payment pursuant to the Subsidiary Guaranty of such Subsidiary Guarantor, except that holders of Notes may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to the Designated Senior Debt to at least the same extent as the Subsidiary Guaranty of such Subsidiary Guarantor is subordinated to the Designated Senior Debt; and

     o until the Designated Senior Debt is paid in full in cash, any distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture with respect to the Subsidiary Guarantees will be made to holders of such Designated Senior Debt. If a payment or distribution is made to holders of Notes that, due to the subordination provisions with respect to the Subsidiary Guarantees, should not have been made to them, such holders are required to hold it in trust for the holders of Designated Senior Debt and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated when any Designated Senior Debt is outstanding, no Subsidiary Guarantor may make a Subsidiary Guarantor payment until ten business days after the holders of Designated Senior Debt receive notice of such acceleration and, thereafter, may make a Subsidiary Guarantor payment only if the Indenture otherwise permits payment at that time.

     Because of the Indenture's subordination provisions with respect to the Subsidiary Guarantees, holders of Designated Senior Debt may recover disproportionately more than the holders of the Notes recover in a bankruptcy or similar proceeding relating to any Subsidiary Guarantor. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the Notes.

SECURITY AGREEMENT

     Concurrently with the closing of the offering of the outstanding notes, we deposited with Wells Fargo Bank Minnesota, N.A., as custody agent (the "Custody Agent") under an agreement between us, the trustee under the notes indenture and the Custody Agent (the "Security Agreement") approximately $59.0 million in U.S. Government Obligations from the proceeds of such offering to secure on a pro rata basis our payment obligations under the Notes and under our Senior Discount Notes. Funds will be released from the security account to make interest payments on the Notes or the Senior Discount Notes as they become due, so long as at such time no Event of Default exists with respect to either set of notes. The amount deposited in the security account, together with the proceeds from the investment thereof, will be sufficient to pay when due the first four interest payments on the Notes. Following disbursement from the custodial account of funds sufficient to pay the interest payment on the notes due February 1, 2003, any funds remaining in the custodial account will be returned to the Company, provided no Event of Default exists with respect to the Notes or the Senior Discount Notes. Pending such disbursements, all funds contained in the custodial account will be invested in U.S. Government Obligations. Interest earned on the U.S. Government Obligations will be placed in the custodial account.


OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to February 1, 2006. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 1 of the years set forth below, and are expressed as percentages of principal amount:




YEAR                     REDEMPTION PRICE
----------------------- -----------------
  2006                        106.250%
  2007                        104.167%
  2008                        102.083%
  2009 and thereafter         100.000%

     At any time and from time to time, prior to February 1, 2004, the Company may redeem up to a maximum of 35% of the original aggregate principal amount at maturity of the Notes with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 112.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.


SINKING FUND

     There will be no mandatory sinking fund payments for the Notes.


REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following any Change of Control, the Company shall:

     a. cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, and

     b. send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder's address appearing in the book of the registrar appointed under the indenture, a notice stating:

    (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Notes timely tendered will be accepted for payment;

    (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

    (3) the circumstances and relevant facts regarding the Change of Control (including, if and to the extent material, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

    (4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

     The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers of the outstanding notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the ability of a holder of Notes to require the Company to repurchase its Notes may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.

     The senior secured credit facility provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under such existing debt. Since the Subsidiary Guarantees are subordinate in right of payment to the lenders under the senior secured credit facility, the Subsidiary Guarantors could be prohibited from making payment under the Subsidiary Guarantees. Other future debt of the Company may also contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase such Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to purchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under existing debt of the Company and may constitute a default under future debt as well. Since the Subsidiary Guarantees are subordinate in right of payment to the lenders under the senior secured credit facility, the Subsidiary Guarantors would first be obligated to pay any Debt Incurred pursuant to the senior secured credit facility in full before repurchasing any of the Notes. See "Risk Factors--Risks Related to the Notes--We may be unable to purchase the notes upon a change of control." The Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See "--Amendments and Waivers."


CERTAIN COVENANTS

     LIMITATION ON DEBT. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and:

   (1) such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Leverage Ratio of the Company and the Restricted Subsidiaries (calculated on a consolidated basis using Annualized Pro Forma EBITDA which gives pro forma effect to those Asset Sales, Investments or acquisitions of Property described in the definition of Pro Forma EBITDA) would not exceed (a) 7.0 to 1.0, if the Debt is to be Incurred prior to January 1, 2004, or (b) 6.0 to 1.0, if the Debt is to be Incurred on or after January 1, 2004; or

   (2) such Debt is Debt of the Company or a Subsidiary Guarantor and is Incurred prior to January 1, 2004, provided that after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the total Debt of the Company and its Restricted Subsidiaries on a consolidated basis would be equal to or less than 75% of Total Invested Capital; or

   (3)   such Debt is Permitted Debt.

     The term "Permitted Debt" is defined to include obligations which meet the requirements of any of the following clauses (a) through (i):

     a. Debt of the Company evidenced by the Notes and the Senior Discount Notes and of Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Notes and the Senior Discount Notes;

     b. Debt of the Company or a Subsidiary Guarantor under any Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the sum of (i) $250 million plus (ii) 85% of Eligible Receivables, which sum shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to the covenant described under "--Limitation on Asset Sales";

     c. Debt in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

         (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

         (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $50 million;

     d. Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such


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         Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

     e. Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are related to payment obligations on Debt otherwise permitted by the terms of this covenant;

     f. Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

     g.  Debt outstanding on the Issue Date not otherwise described in clauses
         (a) through (f) above;

     h. Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) or (2) of the first paragraph of this covenant or clause (a), (c) or (g) above; and


     i. additional Debt of the Company in an aggregate principal amount outstanding at any one time not to exceed $50 million.

     For purposes of determining compliance with this covenant,


     a. in the event that any Debt is allowed to be Incurred pursuant to more than one of the categories of Debt described above, including clauses
         (1) or (2) of the first paragraph of this covenant or as Permitted Debt, the Company, in its sole discretion, will classify such Debt, as of the time of Incurrence thereof, as Debt incurred pursuant to a particular clause under the first paragraph of this covenant, and if Incurred as Permitted Debt will specify under which clause of Permitted Debt the Debt is Incurred; and

     b. Debt may be divided and classified in more than one of the categories of Debt described above.


     Notwithstanding anything to the contrary contained in this covenant,


     a. the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations, and

     b. the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor.

     LIMITATION ON RESTRICTED PAYMENTS. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

     a.  a Default or Event of Default shall have occurred and be continuing,

     b. the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) or (2) of the first paragraph of the covenant described under "--Limitation on Debt", or

     c. the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since February 8, 2000 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

         (1)  the result of:

              (a)  Cumulative EBITDA, minus


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       (b)  the product of 1.5 and Cumulative Interest Expense, plus

    (2)  Capital Stock Sale Proceeds, plus

    (3)  the sum of:

       (a) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after February 8, 2000 of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent holding company of the Company, and

       (b) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after February 8, 2000 upon the conversion or exchange of any Debt issued or sold on or prior to February 8, 2000 that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent holding company of the Company, excluding, in the case of clause (A) or (B):

           (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

           (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

    (4)  an amount equal to the sum of:

       (a) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, less the cost of the disposition of such Investment, plus

       (b) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

     provided, however, that the sum in this clause (4) shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

     Notwithstanding the foregoing limitation, the Company may take any action if it is in compliance with any of the following clauses (a) through (f):

     a. pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     b. purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

         (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

         (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;


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     c.  purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;


     d. make a Restricted Payment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that all commitments Incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or a Restricted Subsidiary at the time the commitments were Incurred, except that commitments Incurred and outstanding that are treated as a Restricted Payment expended by the Company or a Restricted Subsidiary and that are terminated shall no longer be treated as a Restricted Payment expended by the Company or a Restricted Subsidiary upon the termination of such commitment;


     e. repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries (or pay dividends on its capital stock for the purpose of enabling any direct or indirect parent company of the Company to repurchase shares of, or options to purchase shares of, its common stock) from current or former officers, directors or employees of the Company or any of its Subsidiaries or any direct or indirect parent holding company of the Company (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company or such parent holding company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:


         (1) the aggregate amount of such repurchases shall not exceed $3 million in any calendar year, although any unused amount in any calendar year may be carried forward to one or more future calendar years, and


         (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom);


         provided further, however, that such repurchases (and such dividends made to facilitate such repurchases) shall be included in the calculation of the amount of Restricted Payments; and


     f. make Investments in any Person, provided that the Fair Market Value thereof, measured on the date each such Investment was made or returned, as applicable, when taken together with all other Investments made pursuant to this clause (f), does not exceed the sum of $50 million, plus the aggregate amount of the net reduction in Investments in any Person made pursuant to this clause (f) on and after February 8, 2000 resulting from dividends, repayments of loans or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, except to the extent that any such net reduction amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph; provided, however, that at the time of such Investment, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments.


     LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien.


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   LIMITATION ON ISSUANCE OR SALE OF CAPITAL STOCK OF RESTRICTED
      SUBSIDIARIES. The Company shall not:

     a. sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, except pledges of Capital Stock which constitute Permitted Liens, or

     b. permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,


other than, in the case of either (a) or (b):


         (1)  directors' qualifying shares,

         (2)  to the Company or a Restricted Subsidiary,

         (3) a disposition of Capital Stock of such Restricted Subsidiary where immediately after giving effect thereto, either such Restricted Subsidiary remains a Restricted Subsidiary or the Company and the Restricted Subsidiaries no longer own any Capital Stock of such entity, provided, however, that, in the case of this clause (3),

              (a) such issuance, sale or disposition is effected in compliance with the covenant described under "--Limitation on Asset Sales," and

              (b) upon consummation of any such disposition which results in the Company and the Restricted Subsidiaries no longer owning any Capital Stock of an entity and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such entity shall be released from any Subsidiary Guaranty previously made by such entity,

         (4) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation,

         (5)  Capital Stock issued and outstanding on the Issue Date,

         (6) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company, or

         (7) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into common stock of any Restricted Subsidiary) otherwise permitted by the Indenture.

     LIMITATION ON ASSET SALES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

     a. the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

     b. at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or Telecommunications Assets or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

     c. the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

     a. to Repay Senior Debt of the Company or any Subsidiary Guarantor (including the Notes and the Senior Discount Notes), or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

     b. to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

     The term "Allocable Excess Proceeds" will mean the product of:

     a.  the Excess Proceeds, and

     b.  a fraction,

         (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

         (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) of other Debt of the Company (including the Senior Discount Notes) outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

     Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

     a. pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,


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

     b. make any loans or advances to the Company or any other Restricted Subsidiary, or


     c. transfer any of its Property to the Company or any other Restricted Subsidiary.


     The foregoing limitations will not apply:


     (1)  with respect to clauses (a), (b) and (c), to restrictions:



         (a) contained in an agreement or instrument governing or relating to Debt contained in any Credit Facility outstanding pursuant to clause (b) of Permitted Debt in the covenant described under "--Certain Covenants--Limitation on Debt"; provided, however, that:


              (x) the provisions of any Credit Facilities with a Stated Maturity prior to the scheduled maturity date of the Notes must permit distributions to the Company for the sole purpose of, and in an amount sufficient to fund, the payment of interest when due as scheduled in respect of the Notes, and


              (y) the provisions of any Credit Facilities with a Stated Maturity on or after the scheduled maturity date of the Notes must permit distributions to the Company for the sole purpose of, and in an amount sufficient to fund, the payment of principal at scheduled maturity and interest when due as scheduled in respect of the Notes,



        (provided, in the case of both (x) and (y), that such payment is due or to become due within 30 days from the date of such distribution and the cash distributed is in fact utilized to meet such payment obligation) at a time, in the case of both (x) and (y), when there does not exist an event (or such distribution would not cause an event) which, with the passage of time or notice or both, would permit the lenders under any Credit Facility to declare all amounts thereunder due and payable; provided further, however, that such agreement or instrument may nevertheless contain customary financial covenants,


        (b) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or


       (c) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause
            (2)(A) or (B) below, provided such restriction is not materially less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced, and


    (2)  with respect to clause (c) only, to restrictions:


       (a) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenants described under "--Limitation on Debt" and "--Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,


       (b) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,


       (c) resulting from customary provisions restricting subletting or assignment of leases or licenses or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,


       (d) customarily contained in property sale agreements limiting the transfer of such Property pending the closing of such sale, or


       (e) customarily contained in Debt instruments limiting the sale of all or substantially all the assets of the obligor.


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     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

     a.  the terms of such Affiliate Transaction are:

         (1)  set forth in writing, and

         (2) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

     b. if such Affiliate Transaction involves aggregate payments or value in excess of $2 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(2) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

     c. if such Affiliate Transaction involves aggregate payments or value in excess of $15 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole.

     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

     a. any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

     b. any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments" or any Permitted Investment;

     c. the payment of compensation (including amounts paid pursuant to employee benefit plans) and the provision of benefits for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

     d. loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3 million in the aggregate at any one time outstanding; and

     e. any transaction or series of transactions pursuant to any agreement in existence on the Issue Date, and any renewal, extension or replacement of such agreement on terms no less favorable to the Company and the Restricted Subsidiaries than the agreement in existence on the Issue Date.

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

     a.  the Company or such Restricted Subsidiary would be entitled to:

         (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "--Limitation on Debt," and

         (2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenant described under "--Limitation on Liens," and


     b. such Sale and Leaseback Transaction is effected in compliance with the covenant described under "--Limitation on Asset Sales."


     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:


     a. the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,


     b.  either:


         (1) the Subsidiary to be designated has total assets of $1,000 or less, or


         (2) such designation is effective immediately upon such entity becoming a Subsidiary of the Company, and


     c. neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of the Subsidiary to be so designated (including any right to take enforcement action against the Subsidiary to be so designated).


Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the third immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.


     In addition, neither the Company nor any Restricted Subsidiary shall become directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).


     Except as provided in the first sentence of the second preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.


     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,


     (x) the Company could Incur at least $1.00 of additional Debt pursuant to either clause (1) or clause (2) of the first paragraph of the covenant described under "--Limitation on Debt," and


     (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.


     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:


     a. certifies that such designation or redesignation complies with the foregoing provisions, and


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     b.  gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

     LIMITATION ON COMPANY'S BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to engage in any business other than the Telecommunications Business.

     FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

     LIMITATION ON LAYERED DEBT. The Company shall not permit any Subsidiary Guarantor to Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such debt is expressly subordinated in right of payment to, or ranks pari passu with, the Obligations under its Subsidiary Guaranty.


MERGER, CONSOLIDATION AND SALE OF PROPERTY

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

     a. the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     b. the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

     c. in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     d. immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     e. immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) or (2) of the first paragraph of the covenant described under "--Certain Covenants--Limitation on Debt";

     f. the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

     g. the Surviving Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction or series of transactions and will be subject to Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred.

     The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all such Subsidiary Guarantor's Property in any one transaction or series of transactions unless:

     a. the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     b. the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guaranty in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

     c. in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     d. immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     e. immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) or (2) of the first paragraph of the covenant described under "--Certain Covenants -- Limitation on Debt"; and

     f. the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (d)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "--Certain Covenants--Limitation on Asset Sales."

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

     a. a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

     b.  a lease,

shall not be released from the obligations to pay the principal of, and premium, if any, and interest on, the Notes.

SEC REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.


EVENTS OF DEFAULT

     Events of Default in respect of the Notes include:


     (1) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

     (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

     (3) failure to comply with the covenant described under "--Merger, Consolidation and Sale of Property";

     (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

     (5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $15 million (the "cross acceleration provisions");

     (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $15 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

     (7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions");

     (8) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "guaranty provisions"); and

     (9) any event occurs that causes, after giving effect to the expiration of any applicable grace period, an Event of Termination with Sprint (the "event of termination provisions").


     A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

     No holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

     a. such holder has previously given to the Trustee written notice of a continuing Event of Default,

     b. the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

     c. the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.


AMENDMENTS AND WAIVERS


     Subject to certain exceptions, the Indenture may be amended with respect to the Notes with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note, no amendment may, among other things,

     (1) reduce the amount of Notes whose holders must consent to an amendment or waiver,

     (2) reduce the rate of or extend the time for payment of interest on any Note,

     (3) reduce the principal of or extend the Stated Maturity of any Note,

     (4) make any Note payable in money other than that stated in the Note,

     (5) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or any Subsidiary Guaranty,

     (6) subordinate the Notes or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor,

     (7) release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest,

     (8) reduce the premium payable upon the redemption of any Note nor change the time at which any Note may be redeemed, as described under "--Optional Redemption,"

     (9) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

    (10) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto, or

    (11) make any change in any Subsidiary Guaranty or the subordination provisions with respect thereto that would adversely affect the holders of the Notes.


     Without the consent of any holder of the Notes, the Company and the Trustee may amend the Indenture to:

     o   cure any ambiguity, omission, defect or inconsistency,

     o provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

     o provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

     o add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture,

     o secure the Notes, to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company,

     o make any change to the subordination provisions of the Indenture with respect to the Subsidiary Guaranties that would limit or terminate the benefits available to holders of Designated Senior Debt under such provisions, or

     o make any change that does not materially adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the Notes at such holder's address appearing in the books of the registrar appointed under the indenture a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.


DEFEASANCE


     The Company at any time may terminate all its obligations, together with all the obligations of all Restricted Subsidiaries, under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate:

     (1) its obligations under the covenants described under "--Repurchase at the Option of Holders Upon a Change of Control" and "Certain Covenants,"

     (2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the guaranty provisions and the event of termination provisions described under "--Events of Default" above, and


     (3) the limitations contained in clause (e) under the first paragraph of, and in the second paragraph of, "--Merger, Consolidation and Sale of Property" above ("covenant defeasance").



The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.


     If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "--Certain Covenants"), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "--Events of Default" above or because of the failure of the Company to comply with clause
(e) under the first paragraph of, or with the second paragraph of, "--Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.


     The legal defeasance option or the covenant defeasance option may be exercised only if:


     a. the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;


     b. the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;


     c. 123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "--Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;


     d. no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;


     e. such deposit does not constitute a default under any other agreement or instrument binding on the Company;


     f. the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;


     g. in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:


         (1) the Company has received from the Internal Revenue Service a ruling, or


         (2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

     h. in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     i. the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.


GOVERNING LAW

     The Indenture and the Notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.


THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. is the Trustee under the Indenture.

     Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.


CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

     "Additional Assets" means:

     a. any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Telecommunications Business; or

     b. Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Telecommunications Business.

     "Affiliate" of any specified Person means:

     a. any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

     b.  any other Person who is a director or officer of:

         (1)  such specified Person,

         (2)  any Subsidiary of such specified Person, or

         (3)  any Person described in clause (a) above.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Transactions with Affiliates and -- Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Annualized Pro Forma EBITDA" means, as of any date of determination, the product of Pro Forma EBITDA for the Company's two most recently completed fiscal quarters for which financial statements are available prior to such determination date multiplied by two.

     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     a. any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

     b. any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

         (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary,

         (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments,"

         (3) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property," and

         (4) disposition of assets having an aggregate Fair Market Value of, and for which the aggregate consideration received by the Company and its Restricted Subsidiaries is equal to, $1 million or less in any 12-month period.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

     a. if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

     b. in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

     a. the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     b.  the sum of all such payments.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "--Certain Covenants --Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company (or received by any direct or indirect parent Person of the Company and subsequently contributed to the Company) from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company or any direct or indirect parent Person of the Company of Capital Stock (other than Disqualified Stock) of the Company or such parent Person after February 8, 2000, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred by the Company or any Restricted Subsidiary of the Company in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Change of Control" means the occurrence of any of the following events:

     a. if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation);

     b. the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:


         (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and


         (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction;

     c. during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     d. the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.


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     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

     a. interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

     b. amortization of debt discount and debt issuance cost, including commitment fees,

     c.  capitalized interest,

     d.  non-cash interest expense,

     e. SECs, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

     f. net costs associated with Hedging Obligations (including amortization of fees),

     g.  Preferred Stock Dividends,

     h. interest Incurred in connection with Investments in discontinued operations,

     i. interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary or is secured by any Liens on the Property of the Company or any Restricted Subsidiary, and

     j. the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     a. any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:


       (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for suchperiod shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

       (2) the Company's equity in a net loss of any such Person, other than an Unrestricted Subsidiary or a Person as to which the Company is not, and under no circumstances would be, obligated to make any additional Investment, for such period shall be included in determining such Consolidated Net Income,


     b. for purposes of the covenant described under "--Certain Covenants --Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

     c. any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

         (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

         (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,


     d. any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

     e.  any extraordinary gain or loss,

     f.  the cumulative effect of a change in accounting principles, and

     g. any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).


Notwithstanding the foregoing, for purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.


     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks, life insurance companies, mutual funds, pension funds or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or letters of credit, in each case together with any Refinancings thereof by any lenders or syndicates of lenders and as any of the same may be amended or modified.

     "Cumulative EBITDA" means, as of any date of determination, the cumulative EBITDA of the Company and its consolidated Restricted Subsidiaries from and after the last day of the fiscal quarter of the Company immediately preceding February 8, 2000 to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

     "Cumulative Interest Expense" means, at any date of determination, the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued from the last day of the fiscal quarter of the Company immediately preceding February 8, 2000 to the end of the fiscal quarter immediately preceding the date of determination.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Debt" means, with respect to any Person on any date of determination
      (without duplication):

     a.  the principal of and premium (if any) in respect of:


         (1)  debt of such Person for money borrowed, and

         (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

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     b.  all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

     c. all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     d. all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     e. the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     f. all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     g. all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

     h. to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

         (1) zero if such Hedging Obligation has been Incurred pursuant to clause (e) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Debt," or

         (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.


     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:


     a. matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

     b. is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or


     c. is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes; provided, however, that Capital Stock will not be deemed to be Disqualified Stock if it is redeemable by exchange for or through the issuance of Capital Stock (other than Disqualified Stock) of that issuer; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the Stated

Maturity of the Notes shall not constitute Disqualified Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the covenants described under "Certain Covenants --Limitation on Asset Sales" and "--Repurchase at the Option of Holders Upon a Change of Control" and such Capital Stock specifically provides that:


         (1) such Person shall not repurchase or redeem any such Capital Stock pursuant to such provisions prior to such Person having repurchased all the Notes that are required to be repurchased pursuant to such covenants, and

         (2) no default, event of default or similar occurrence under the terms of such Capital Stock shall result from such Person not so repurchasing or redeeming any such Capital Stock because of the prohibition described in the preceding clause (1).


     "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

     "Domestic Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Domestic Wholly Owned Subsidiaries and that is organized under the laws of the United States of America or any State thereof or the District of Columbia. Notwithstanding the preceding, all Restricted Subsidiaries existing on the Issue Date, including Alamosa PCS, Inc., Texas Telecommunications, LP and Alamosa Wisconsin Limited Partnership, will be considered Domestic Wholly Owned Subsidiaries so long as they remain Restricted Subsidiaries.

     "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

     a. the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:


         (1) the provision for taxes based on income or profits or utilized in computing net loss,

         (2)  Consolidated Interest Expense,

         (3)  depreciation,

         (4)  amortization of intangibles, and

         (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus


     b. all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary that is not a Subsidiary Guarantor shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "Eligible Receivables" means, at any time, net Receivables of the Company and its Restricted Subsidiaries, as evidenced on the most recent quarterly consolidated balance sheet of the Company as at a date at least 45 days prior to such time, arising in the ordinary course of business of the Company or any Restricted Subsidiary.

     "Event of Default" has the meaning set forth under "--Events of Default."

     "Event of Termination" means any of the events described in (i) Section
11.3 of the Company's Manage ment Agreement with Sprint or (ii) Section 13.2 of either of the Company's Trademark and Service Mark License Agreements with Sprint, as such agreements referred to in clauses (i) and (ii) may be amended, supplemented or otherwise modified from time to time.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

     a. if such Property has a Fair Market Value equal to or less than $15 million, by any Officer of the Company, or

     b. if such Property has a Fair Market Value in excess of $15 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means United States generally accepted accounting principles as in effect on February 8, 2000, including those set forth:

     a. in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     b. in the statements and pronouncements of the Financial Accounting Standards Board,

     c. in such other statements by such other entity as approved by a significant segment of the account ing profession, and

     d. the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     a. to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

     b. entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:


         (1) endorsements for collection or deposit in the ordinary course of business, or

         (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."


The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "--Certain Covenants--Limitation on Debt," neither accrual of interest on Debt nor amortization of debt discount shall be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount to the principal amount at maturity thereof, the amount of such Debt Incurred shall at all times be the accreted value of such Debt.

     "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, except that the acquisition of the Capital Stock of another Person in exchange for the Capital Stock of the Company, other than Disqualified Stock, shall not be considered an Investment by the Company. For purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments," "--Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

     a. the Company's "Investment" in such Subsidiary at the time of such redesignation, less

     b. the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Issue Date" means January 31, 2001.

     "Leverage Ratio" means the ratio of:

     a. the outstanding Debt of the Company and the Restricted Subsidiaries on a consolidated basis, to

     b.  the Annualized Pro Forma EBITDA.

The Leverage Ratio is calculated after giving pro forma effect to any Asset Sale, Investment or acquisition of Property required to be given pro forma effect pursuant to the definition of Pro Forma EBITDA.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

     a. all legal, title and recording tax expenses, SECs, brokerage fees and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

     b. all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

     c. all distributions and other payments required to be made to minority interest holders in Subsidiar ies or joint ventures as a result of such Asset Sale, and

     d. the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

     "Obligations" means the obligation of each Subsidiary Guarantor pursuant to its Subsidiary Guaranty of:

     a. the full and punctual payment of principal and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Notes, and

     b. the full and punctual performance within applicable grace periods of all other obligations of the Company under the Notes.

     "Officer" means the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or the Chief Technology Officer of the Company.

     "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.


     "Permitted Holders" means Rosewood Telecommunications, L.L.C., Caroline Hunt Trust Estate, South Plains Advanced Communications & Electronics, Inc., West Texas PCS, LLC, Taylor Telecommunications, Inc., Tregan International Corp. and Plateau Telecommunications Incorporated, any individual who controlled any of the above entities as of February 8, 2000 and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 66 2/3% of the total voting power of the Voting Stock of such Person, or any group (as such term is used in Sections 13(d) or 14(d) of the Exchange Act or any successor provisions) consisting entirely of the foregoing Persons.

     "Permitted Investment" means any Investment by the Company or a Restricted
      Subsidiary in:

     a. the Company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

     b. any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Telecommunications Business;

     c.  Temporary Cash Investments;

     d. receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

     e. payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;


     f. loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3 million at any one time outstanding;

     g. stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; and

     h. Hedging Obligations Incurred in compliance with the covenant, "Limitation on Debt."

     "Permitted Liens" means:

     a. Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "--Certain Covenants --Limitation on Debt";

     b. Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "--Certain Covenants --Limitation on Debt," provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

     c. Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

     d. Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

     e. Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory require ments, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;


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     f.  Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

     g. Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

     h. pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     i. utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

     j. Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

     k. Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:



         (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b),
              (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

         (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;


     l. Liens on the Property of the Company or any Restricted Subsidiary to secure Debt under any Interest Rate Agreement, provided that such Debt was Incurred pursuant to clause (e) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Debt";

     m. any interest or title of a lessor in the Property subject to any lease incurred in the ordinary course of business, other than a Capital Lease; and

     n. judgment Liens securing judgment in an aggregate amount outstanding at any one time of not more than $15 million.

     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

     a. such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:


         (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

         (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,


     b. the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

     c. the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

     d. the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

         (x)  Debt of a Subsidiary Guarantor that Refinances Debt of the
              Company,

         (y) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor (other than Debt Incurred pursuant to Credit Facilities), or

         (z) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.


     "Pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.


     "Pro Forma EBITDA" means, for any period, the EBITDA of the Company and its consolidated Restricted Subsidiaries, after giving effect to the following:


     if:

     a. since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of Property,

     b. the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Sale, Investment or acquisition, or

     c. since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

     "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act. In the event that any direct or indirect parent Person of the Company completes an underwritten public offering of such Person's common stock, any amount of the proceeds of such offering which are contributed to the Company may be used for an optional redemption of the Notes as described under "Optional Redemption."

     "Purchase Money Debt" means Debt:

     a. consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

     b. Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

     "Refinance" means, in respect of any Debt, to refinance, amend, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt, including through open market repurchases. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

     "Restricted Payment" means:

     a. any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for (i) any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis); or (ii) any dividend or distribution payable solely in shares (or options, warrants or other rights to purchase shares) of Capital Stock (other than Disqualified Stock) of the Company;

     b. the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

     c. the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any

      Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

     d.  any Investment (other than Permitted Investments) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Securities Act" means the Securities Act of 1933.

     "Senior Debt" of the Company means all Debt of the Company, except:

     a. Debt of the Company that is by its terms subordinate in right of payment to the Notes;

     b.  any Debt Incurred in violation of the provisions of the Indenture;

     c. accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

     d. any liability for Federal, state, local or other taxes owed or owing by the Company;

     e.  any obligation of the Company to any Subsidiary; or

     f.  any obligations with respect to any Capital Stock of the Company.

     "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.


     "Senior Discount Notes" means the 12 7/8% Senior Discount Notes due 2010 of the Company issued pursuant to the Indenture, dated as of February 8, 2000, between the Company and Norwest Bank Minnesota, N.A. as trustee, as the same may be amended or supplemented from time to time.


     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is finally due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of a Change of Control or any other contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

     a.  such Person,

     b.  such Person and one or more Subsidiaries of such Person, or

     c.  one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "--Certain Covenants--Future Subsidiary Guarantors."

     "Subsidiary Guaranty" means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Telecommunications Assets" means all assets and rights, contractual or otherwise, used or intended for use in connection with (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities or (ii) the ownership, design, construction, development, acquisition, installation or management of communications systems, and the Capital Stock of any Person engaged entirely or substantially entirely in the above listed activities.

     "Telecommunications Business" means (a) the ownership, design, construction, development, acquisition, installation or management of communications systems, (b) the delivery or distribution of communications, voice, data or video services or (c) any business or activity reasonably related or ancillary to the activities described in clauses (a) or (b) of this definition, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation of any license relating to the activities described in clauses (a) or (b) of this definition.

     "Temporary Cash Investments" means any of the following:

     a. Investments in U.S. Government Obligations or in securities guaranteed by the full faith and credit of the United States of America, in each case maturing within 365 days of the date of acquisition thereof;

     b. Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A " or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

     c. repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

         (1) a bank meeting the qualifications described in clause (b) above, or

         (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

     d. Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organiza-tion" (as defined in Rule 436 under the Securities Act)); and

     e. direct obligations (or certificates representing an ownership interest in such obligations) of any State of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such State is pledged and which are not callable or redeemable at the issuer's option, provided that:

         (1) the long-term debt of such State is rated "A-3" or "A " or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

         (2) such obligations mature within 180 days of the date of acquisition thereof.

     "Total Invested Capital" means at any time of determination, the sum of, without duplication:

     a. the total amount of equity capital contributed to the Company as of February 8, 2000 (being $37 million), plus

     b. the aggregate net cash proceeds received by the Company from the initial public offering of its common stock completed on February 8, 2000, plus


     c.  Capital Stock Sale Proceeds, plus


     d. the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person less the cost of the disposition of such Investment, provided that such amount shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus


     e. the Fair Market Value of Property received by the Company after February 8, 2000 (i) in exchange for Capital Stock (other than Disqualified Stock) of the Company, or (ii) in exchange for Capital Stock (other than Disqualified Stock) of any direct or indirect parent holding company of the Company (it being understood that the foregoing shall include the Fair Market Value of property received by any direct or indirect parent Person of the Company in exchange for Capital Stock (other than Disqualified Stock) of such parent Person to the extent that such Property is contributed to the Company), other than in the case of either (i) or (ii) Capital Stock issued to the Company or a Subsidiary of the Company, to employees or to an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees, plus


     f. consolidated Debt of the Company and the Restricted Subsidiaries outstanding at the date of determination, minus


     g. the aggregate amount of all Restricted Payments declared or made on or after February 8, 2000.


     "Unrestricted Subsidiary" means:


     a. any Subsidiary of the Company that is designated on or after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries" and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and


     b.  any Subsidiary of an Unrestricted Subsidiary.


     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.


     "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.


     "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries. Notwithstanding the preceding, all Restricted Subsidiaries existing on the Issue Date, including Alamosa PCS, Inc., Texas Telecommunications, LP and Alamosa Wisconsin Limited Partnership, will be considered Wholly Owned Restricted Subsidiaries so long as they remain Restricted Subsidiaries.

                               BOOK-ENTRY SYSTEM

     The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the registered notes. The registered notes will be initially issued in the form of one or more global notes registered in the name of DTC or its nominee.

     Upon the issuance of a global note, DTC or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the registered notes represented by such global note. Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Any person acquiring an interest in a global note through an offshore transaction may hold such interest through Cedel or Euroclear. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global note other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global note.

     Payment of principal of and interest on registered notes represented by a global note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the registered notes represented thereby for all purposes under the indenture. We have been advised by DTC that upon receipt of any payment of principal of or interest on any global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global note as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     A global note may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global note is exchangeable for certificated registered notes only if:

    o DTC notifies us that it is unwilling or unable to continue as a depositary for such global note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days of such notice,

    o we in our discretion at any time determine not to have all the registered notes represented by such global note, or

    o there shall have occurred and be continuing a default or an event of default with respect to the registered notes represented by such global note.

     Any global note that is exchangeable for certificated registered notes pursuant to the preceding sentence will be exchanged for certificated registered notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global note may direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global note becomes exchangeable for certificated registered notes,

    o certificated registered notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

    o payment of principal of, and premium, if any, and interest on, the certificated registered notes will be payable, and the transfer of the certificated registered notes will be registrable, at the office or agency of Alamosa (Delaware) maintained for such purposes, and

    o no service charge will be made for any registration of transfer or exchange of the certificated registered notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as DTC or any successor depositary for a global note, or any nominee, is the registered owner of such global note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the registered notes represented by such global note for all purposes under the indenture and the registered notes. Except as set forth above, owners of beneficial interests in a global note will not be entitled to have the registered notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated registered notes in definitive form and will not be considered to be the owners or holders of any registered notes under such global note. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers of the outstanding notes), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. DTC may discontinue providing its services as depository with respect to the registered notes at any time by giving reasonable notice to us or Wells Fargo Bank Minnesota, N.A., our agent. Under such circumstances, in the event that a successor depository is not obtained, certificated registered notes are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depository. In that event, certificated registered notes will be printed and delivered. None of us, the trustee or the initial purchasers of the outstanding notes will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


                      EXCHANGE OFFER; REGISTRATION RIGHTS

     We have agreed pursuant to a registration rights agreement with the initial purchasers of the outstanding notes, for the benefit of the holders of the outstanding notes, that we will, at our cost,

    o file a registration statement with the Securities and Exchange
      Commission with respect to a registered offer within 90 days after the date of original issuance of the outstanding notes to exchange the outstanding notes for new notes of Alamosa (Delaware) having terms substantially identical in all material respects to the outstanding notes (except that the registered notes will not contain terms with respect to transfer restrictions), and

    o use our reasonable best efforts to cause such registration statement to be declared effective under the Securities Act within 180 days after the date of original issuance of the outstanding notes.

     Once the registration statement that this prospectus is part of is declared effective, we will offer the registered notes in exchange for surrender of the outstanding notes. This offer will remain open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes. For each outstanding note surrendered pursuant to the exchange offer, the holder of such outstanding note will receive a registered note having a principal amount equal to that of the surrendered outstanding note.

     Under existing SEC interpretations, the registered notes would be freely transferable by holders of the registered notes other than affiliates of Alamosa (Delaware) after the exchange offer without further registration under the Securities Act if the holder of the registered notes represents that it is acquiring the registered notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the registered notes and that it is not an affiliate of Alamosa (Delaware), as such terms are interpreted by the SEC; provided, however, that broker-dealers receiving registered notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such registered notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to registered notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) with this prospectus. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such registered notes.

     A holder of outstanding notes (other than certain specified holders) who wishes to exchange such outstanding notes for registered notes in the exchange offer will be required to represent that any registered notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the registered notes and that it is not an "affiliate" of Alamosa (Delaware), as defined in Rule 405 of the Securities Act.

     In the event that,

    o applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer,

    o for any reason the registration statement that this prospectus is part of is not declared effective within 180 days after the date of the original issuance of the outstanding notes or the exchange offer is not consummated within 240 days after the original issuance of the outstanding notes,

    o any initial purchaser of outstanding notes so requests with respect to outstanding notes not eligible to be exchanged for registered notes in the exchange offer,

    o any holder of outstanding notes (other than an initial purchaser) is not eligible to participate in such exchange offer or does not receive freely tradeable registered notes in such exchange offer other than by reason of such holder being an affiliate of Alamosa (Delaware), or

    o in the case of any initial purchaser that participates in the exchange offer, such initial purchaser does not receive freely tradeable registered notes in exchange for outstanding notes constituting any portion of an unsold allotment (it being understood that the requirement that a participating broker-dealer deliver this prospectus in connection with sales of registered notes shall not result in such registered notes being not "freely tradeable"), we will, at our cost,

    o as promptly as practicable, file a shelf registration statement covering resales of the outstanding notes or registered notes, as the case may be,


    o use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

    o keep the shelf registration statement effective until the earliest of,

      (1)   two years after its effective date,

      (2) such time as all of the securities included on the shelf registration statement have been sold thereunder, and

      (3) such time as the securities included on the shelf registration statement are eligible for resale under Rule 144(k) of the Securities Act without restriction.


     We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed, copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes or the registered notes, as the case may be. A holder selling such registered notes or outstanding notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).


     If,


    o on or prior to the 90th day following the date of original issuance of the outstanding notes, neither the registration statement that this prospectus is part of nor the shelf registration statement has been filed with the Commission,


    o on or prior to the 180th day following the date of original issuance of the outstanding notes, neither the registration statement that this prospectus is part of nor the shelf registration statement has been declared effective,


    o on or prior to the 210th day following the date of original issuance of the outstanding notes, neither the exchange offer has been consummated nor the shelf registration statement has been declared effective, or


    o after the shelf registration statement has been declared effective, such registration statement ceases to be effective or usable in connection with resales of notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in the prior two bullet points a "registration default"), special interest will accrue (in addition to the stated interest on the notes and the registered notes) on the principal amount from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Special interest will accrue on the principal amount of the notes at a rate of 0.25% per annum. Special interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


     Because the registration statement was filed on May 9, 2001, special interest (in addition to the stated interest on the outstanding notes) accrued on the principal amount of the outstanding notes from and including May 1, 2001 to but excluding May 9, 2001.


     The summary herein of certain provisions of the registration rights agreement and the outstanding notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement and the form of outstanding notes, a copy of which was filed as an exhibit to the registration statement of which this prospectus is part.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until        , all dealers
effecting transactions in the registered notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of registered notes by broker dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter-market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit resulting from any such resale of registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


               MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

     This is a general discussion of certain United States federal tax consequences associated with the exchange of our outstanding notes for registered notes to be issued in the exchange offer and the ownership, and disposition of those registered notes applicable to you if you acquired our outstanding notes in the initial offering and hold our notes as a capital asset (generally, property held for investment). We do not discuss all aspects of United States federal taxation that may be important to you in light of your individual investment circumstances, such as if special tax rules apply to you, for example, if you are a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities that uses a mark-to-market method accounting for your securities holdings, expatriate, tax-exempt investor and partnership, or if you will hold notes as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. Our discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial opinions, published positions of the United States Internal Revenue Service and other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought and will not seek, any ruling from the IRS with respect to the positions and issues discussed in this prospectus, and there can be no assurance that the IRS will not take a different position concerning the tax consequences from the exchange of our outstanding notes for registered notes to be issued in the exchange offer, ownership and taxable disposition of our notes or that any position taken by the IRS would not be sustained. We urge you to consult your tax advisor about the United States federal tax consequences of exchanging, holding, and disposing of our notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.


     For purposes of this discussion, a "U.S. Holder" is a holder of our notes that is:


    o a citizen or resident of the United States;


    o a corporation or other entity created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;


    o an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or


    o a trust, the administration of which is subject to the primary supervision of a United States court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.


     A "Non-U.S. Holder" is a holder of our notes that is not a U.S. Holder.


U.S. FEDERAL TAXATION OF U.S. HOLDERS


     EXCHANGE OFFER. The exchange of outstanding notes for registered notes in the exchange offer will not constitute a taxable event for U.S. Holders. Consequently, a U.S. Holder will not recognize gain upon receipt of a registered note in exchange for notes in the exchange offer, the U.S. Holder's basis in the registered note received in the exchange offer will be the same as its basis in the corresponding note immediately before the exchange and the U.S. Holder's holding period in the registered note will include its holding period in the original note.


     We are obligated to pay additional interest on the notes under certain circumstances described under "Exchange Offer; Registration Rights." Although the matter is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. U.S. Holders should consult their tax advisors about payments of additional interest.


     INTEREST. Interest paid to a U.S. Holder generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's method of account for federal income tax purposes.


     DISPOSITION OF NOTES. Upon the sale, exchange, redemption or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued buy unpaid interest, which is treated as interest as described above) and (ii) such holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder, less any principal payments received by such holder.


     Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time such disposition, the U.S. Holder's holding period for the note is more than 12 months. The maximum federal long-term capital gain rate is 20% for noncorporate U.S. Holders and 35% for corporate U.S. Holders. The deductibility of capital losses by U.S. Holders is subject to limitations.

U.S. FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

     EXCHANGE OF OFFER. The exchange of notes for registered notes in the exchange offer will not constitute a taxable event for a Non-U.S. Holder.

     INTEREST. Interest paid to a Non-U.S. Holder will generally not be subject to withholding of United States federal income tax provided that all of the following are true:

    o the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all our classes of stock entitled to vote;

    o the Non-U.S. Holder is not a controlled foreign corporation to which we are a related person for United States federal income tax purposes; and

    o the Non-U.S. Holder certifies, under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address.

     Interest paid to a Non-U.S. Holder that does not qualify for the above exception from withholding tax would generally be subject to withholding of United States federal income tax at the rate of 30% unless the Non-U.S. Holder of the note provides us or our paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from (or reduction in) withholding under the benefit of an applicable tax treaty or (2) IRS Form 4224 (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. If, however, the interest is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the interest will be subject to United States federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders and under certain circumstances, the branch profits tax equal to 30 percent of the Non-U.S. Holder's "effectively connected earnings and profits" (as adjusted for certain items). Non-U.S. Holders should consult any applicable income tax treaties that may provide for a reduction of, or exemption from, withholding taxes.

     GAIN ON DISPOSITION. A Non-U.S. Holder will generally not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our notes unless any one of the following is true:

    o the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

    o the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met; or

    o the Non-U.S. Holder is subject to tax pursuant to provisions of the United States federal income tax law applicable to certain United States expatriates.

     Gain that is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder will be subject to the United States federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders and under certain circumstances, the branch profits tax (described above), but will not be subject to withholding. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different rules.

     UNITED STATES FEDERAL ESTATE TAXES. A note that is owned or treated as owned by an individual who is not a citizen or resident, as specially defined for United States federal estate tax purposes, of the United States on the date of that person's death will not be included in his or her estate for United States federal estate tax purposes, provided that both of the following are true:

    o the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote on the date of that person's death; and

    o the interest on the note would not have been effectively connected with the conduct of trade or business in the United States if it had been received by that person on the date of that person's death.

INFORMATION REPORTING AND BACKUP WITHHOLDING


     Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest that we paid to that holder, and the amount of tax that we withheld on the interest. This information may also be made available to the tax authorities of a country in which the Non-U.S. Holder resides.


     Under current United States Regulations, United States information reporting requirements and backup withholding tax at a rate of 31% will generally apply to interest and gross proceeds received with respect to a note. Backup withholding tax will generally not apply to interest and gross proceeds received by a Non-U.S. Holder who furnishes a certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. Generally, a Non-U.S. Holder will provide this certification on IRS Form W8BEN (Certificate of Foreign Status).

                           ALAMOSA (DELAWARE), INC.
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA


     The following unaudited pro forma condensed combined statement of operations combines the historical statement of operations (consolidated, where applicable) of Alamosa (Delaware), Roberts, WOW and Southwest. The unaudited pro forma condensed combined balance sheet is not presented as the transactions have been reflected in the actual amounts presented as of March 31, 2001. This unaudited pro forma statement of operations gives effect to the January 31, 2001 issuance of the 12 1/2% senior notes and the acquisitions of Roberts, WOW and Southwest using the purchase method of accounting. To aid you in your analysis of the financial aspects of each of these transactions, both individually and combined, we have presented this unaudited pro forma condensed combined statement of operations to demonstrate the financial aspects of the combined transaction.


     We derived this information from the unaudited statement of operations (consolidated, where applicable) of Alamosa (Delaware) for the three months ended March 31, 2001, Roberts and WOW for the period January 1, 2001 to February 14, 2001 and Southwest for the period January 1, 2001 to March 30, 2001. This information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein for the period presented.


     The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2001 assumes the issuance of the outstanding notes and the acquisitions of Roberts, WOW and Southwest were effected on January 1, 2000. The accounting policies of Alamosa (Delaware), Roberts, WOW and Southwest are comparable. Certain reclassifications have been made to Roberts', WOW's and Southwest's historical presentation to conform to Alamosa (Delaware)'s presentation. These reclassifications do not materially impact Alamosa (Delaware)'s, Roberts', WOW's or Southwest's operations or financial position for the periods presented.


     The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.


     We are providing the unaudited pro forma condensed combined statement of operations for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined statement of operations as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

        ALAMOSA (DELAWARE), INC. (FORMERLY ALAMOSA PCS HOLDINGS, INC.) UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001






                                                                                                  ROBERTS MERGER
                                                                                      --------------------------------------
                                                       ISSUANCE OF                       HISTORICAL
                                      HISTORICAL         12 1/2%                          ROBERTS            PRO FORMA
                                        ALAMOSA       SENIOR NOTES       SUBTOTAL         WIRELESS          ADJUSTMENTS
                                   ---------------- ---------------- ---------------- --------------- ----------------------
Revenues:                                           (Note 1)                                          (Note 2)
 Service revenues ................  $  41,919,223   $          --     $  41,919,223    $  3,251,377         $       --
 Product sales ...................      3,914,866              --         3,914,866         290,508                 --
                                    -------------   -------------     -------------    ------------   -----------------
  Total revenue ..................     45,834,089              --        45,834,089       3,541,885                 --
                                    -------------   -------------     -------------    ------------   -----------------
Costs and expenses: ..............
 Cost of service and
  operations .....................     32,268,705              --        32,268,705       3,132,740                 --
 Cost of service and
  operations-related parties .....             --              --                --              --                 --
 Cost of products sold ...........      8,032,996              --         8,032,996         608,117                 --
 Selling and marketing ...........     18,482,336              --        18,482,336       2,229,061                 --
 Selling and marketing-related
  parties ........................                             --                --              --                 --
 General and administrative
  expenses .......................      3,906,340              --         3,906,340         375,705             43,750 (2a)
 Selling, general and
  administrative .................             --              --                --              --                 --
 Equity participation
  compensation expense ...........             --              --                --              --             18,078 (2a)
 General and administrative-
  related parties ................             --              --                --              --                 --
 Terminated merger and
  acquisition costs ..............             --                                --              --                 --
 Depreciation and
  amortization ...................     11,935,625              --        11,935,625         749,188       3,201,817 (2b)
                                    -------------   -------------     -------------    ------------   -----------------
  Total costs and expenses .......     74,626,002              --        74,626,002       7,094,811       3,263,645
                                    -------------   -------------     -------------    ------------   -----------------
  Loss from operations ...........    (28,791,913)             --       (28,791,913)     (3,552,926)     (3,263,645)
Interest and other income ........      5,720,933              --         5,720,933             592              --
Interest expense .................    (14,715,954)    (2,642,466)       (17,358,420)       (754,978)        (45,353)(2c)
                                    -------------   -------------     -------------    ------------   -----------------
 Loss before income tax
  benefit ........................    (37,786,934)    (2,642,466)       (40,429,400)     (4,307,312)     (3,308,998)
Income tax benefit ...............     13,858,115      1,004,137         14,862,252              --       2,485,287 (2b)
                                    -------------   -------------     -------------    ------------   -----------------
 Net income/(loss) ...............  $ (23,928,819)  $ (1,638,329)     $ (25,567,148)   $ (4,307,312)  $    (823,711)
                                    =============   =============     =============    ============   =================



                                                 WOW MERGER                          SOUTHWEST MERGER
                                   -------------------------------------- ---------------------------------------
                                      HISTORICAL          PRO FORMA          HISTORICAL           PRO FORMA
                                         WOW             ADJUSTMENTS          SOUTHWEST          ADJUSTMENTS            TOTAL
                                   --------------- ---------------------- ---------------- ---------------------- ----------------
Revenues:                                          (Note 3)                                (Note 4)
 Service revenues ................  $  1,192,541          $        --       $ 12,955,493         $        --       $  59,318,634
 Product sales ...................       179,943                  --           1,053,002                 --            5,438,319
                                    ------------   ------------------       ------------   -----------------       -------------
  Total revenue ..................     1,372,484                  --          14,008,495                 --           64,756,953
                                    ------------   ------------------       ------------   -----------------       -------------
Costs and expenses: ..............
 Cost of service and
  operations .....................     1,138,820                  --           8,950,166                 --           45,490,431
 Cost of service and
  operations-related parties .....            --                  --                  --                 --                   --
 Cost of products sold ...........       397,584                  --           3,273,672                 --           12,312,369
 Selling and marketing ...........     1,308,005                  --           2,753,389                 --           24,772,791
 Selling and marketing-related
  parties ........................            --                  --                  --                 --                   --
 General and administrative
  expenses .......................       525,244                  --             803,924                 --            5,654,963
 Selling, general and
  administrative .................            --                  --                  --                 --                   --
 Equity participation
  compensation expense ...........            --                  --                  --                 --               18,078
 General and administrative-
  related parties ................            --                  --                  --                 --                   --
 Terminated merger and
  acquisition costs ..............            --                  --                  --                 --                   --
 Depreciation and
  amortization ...................       490,469       1,432,596 (3a)          2,169,590       3,501,152 (4a)         23,480,437
                                    ------------   ------------------       ------------   -----------------       -------------
  Total costs and expenses .......     3,860,122       1,432,596              17,950,741       3,501,152             111,729,069
                                    ------------   ------------------       ------------   -----------------       -------------
  Loss from operations ...........    (2,487,638)     (1,432,596)             (3,942,246)     (3,501,152)            (46,972,116)
Interest and other income ........        12,248              --                   4,077              --               5,737,850
Interest expense .................      (324,794)        (23,582)(3b)         (2,301,516)       (136,556)(4b)        (20,945,199)
                                    ------------   ------------------       ------------   -----------------       -------------
 Loss before income tax
  benefit ........................    (2,800,184)     (1,456,178)             (6,239,685)     (3,637,708)            (62,179,465)
Income tax benefit ...............            --       1,434,200 (3a)                 --       3,306,240 (4a)         22,087,979
                                    ------------   ------------------       ------------   -----------------       -------------
 Net income/(loss) ...............  $ (2,800,184)     $   (21,978)          $ (6,239,685)     $  (331,468)         $ (40,091,486)
                                    ============   ==================       ============   =================       =============

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)




NOTE 1 -- ADJUSTMENTS FOR ISSUANCE OF 12 1/2% SENIOR NOTES

     An adjustment has been made to Alamosa (Delaware)'s historical statement of operations to illustrate the effects of the January 31, 2001 issuance of the 12 1/2% senior notes in the amount of $250 million. Additionally, the pro forma tax expense adjustment to Alamosa (Delaware)'s historical statement of operations represents the expected income tax benefit which will be generated based on the issuance of the notes.


NOTE 2 -- THE ROBERTS MERGER

     Pursuant to the Roberts reorganization agreement, the members of Roberts formed Roberts Wireless Holdings, L.L.C., which held all of the outstanding membership interest of Roberts. On February 14, 2001, Roberts Holdings merged with and into Alamosa Holdings. Each unit of membership interest of Roberts Holdings was converted into the right to receive (i) 675 shares of Alamosa Holdings common stock, and (ii) up to $200 in cash, without any interest thereon. The aggregate consideration paid in the Roberts merger was 13,500,000 shares of Alamosa Holdings common stock and $4.0 million in cash. Alamosa Holdings also assumed the net debt of Roberts, which amounted to approximately $56.0 million.

     The unaudited pro forma condensed combined statement of operations has been adjusted for the Roberts merger, which was accounted for using the purchase method of accounting effective February 14, 2001.

     The following pro forma adjustments represent the adjustments necessary to reflect the Roberts merger in the unaudited pro forma condensed combined statement of operations:

   (2a) Represents the estimated cost associated with Michael Roberts', Steven Roberts' and Kay Gabbert's five-year consulting agreements. The aggregate annual cost of these consulting agreements totals $350,000 and a prorata amount has been recorded as compensation expense. In addition, as part of Ms. Gabbert's five-year consulting agreement, she received options for 40,000 shares of Alamosa common stock vesting over five years, at an exercise price of 90% of the market value of Alamosa common stock on July 1, 2000. The fair value associated with these stock options was based on a Black-Scholes valuation and has been recorded as unearned compensation amortized over the vesting period of the options.

   (2b) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the Roberts merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill are being amortized over 18 years. This amount totals $3,201,817 for the three months ended March 31, 2001. The corresponding remeasurement of the deferred tax liability associated with the amount allocated to the Sprint PCS affiliation and operating agreements and Roberts' NOL benefit has been recorded as an income tax benefit.

   (2c) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Roberts merger, the merger related costs and the debt assumed and paid off by Alamosa at the time of close under the terms of the credit facility. This amount totals $45,353 for the three months ended March 31, 2001. A 1/8% variance in interest rates would increase or decrease interest expense by $14,001 for the three months ended March 31, 2001.



NOTE 3 -- THE WOW MERGER

     Pursuant to the WOW reorganization agreement, the members of WOW formed WOW Holdings, LLC, which held all of the outstanding membership interest of WOW. On February 14, 2001, WOW Holdings merged with and into Alamosa Holdings. Each unit of membership interest of WOW Holdings was converted into the right to receive (i) 0.19171 shares of Alamosa Holdings common stock, and

(ii) $0.396 in cash, without any interest thereon. The aggregate consideration paid in the WOW merger was 6,050,000 shares of Alamosa Holdings common stock and $12.5 million in cash. Alamosa Holdings assumed the net debt of WOW which amounted to approximately $31.0 million.


     The unaudited pro forma condensed statement of operations has been adjusted for the WOW merger, which was accounted for using the purchase method of accounting effective February 14, 2001.


     The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the WOW merger in the unaudited pro forma condensed combined statement of operations:


   (3a) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the WOW merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill are being amortized over 18 years. This amount totals $1,432,596 for the three months ended March 31, 2001. The corresponding remeasurement of the deferred tax liability associated with the amount allocated to the Sprint PCS affiliation and operating agreements and WOW's NOL net benefit has been recorded as an income tax benefit.


   (3b) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the WOW merger, the merger related costs and the debt assumed and paid off by Alamosa at the time of close under the terms of the credit facility. This amount totals $23,582 for the three months ended March 31, 2001. A 1/8% variance in interest rates would increase or decrease interest expense by $7,280 for the three months ended March 31, 2001.


NOTE 4 -- THE SOUTHWEST MERGER


     On March 30, 2001 Southwest PCS Holdings, Inc. ("Southwest") merged with and into Forty Acquisition, Inc., a wholly-owned subsidiary of Alamosa Holdings, Inc. The aggregate consideration paid in the Southwest merger was 11,100,000 shares of Alamosa Holdings common stock and $5 million in cash. Alamosa (Delaware) assumed the net debt of Southwest which amounted to approximately $81.0 million as of March 30, 2001.


     The unaudited pro forma condensed combined statement of operations has been adjusted for the Southwest merger, which was accounted for using the purchase method of accounting effective March 30, 2001.


     The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the Southwest merger in the unaudited pro forma condensed combined statement of operations:


   (4a) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the Southwest merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill are being amortized over 18 years. This amount totals $3,501,152 for the three months ended March 31, 2001. The corresponding remeasurement of the deferred tax liability associated with the amount allocated to the Sprint PCS affiliation and operating agreements and Southwest's NOL net benefit has been recorded as an income tax benefit.


   (4b) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Southwest merger, the merger related costs and the debt assumed and paid off by Alamosa at the time of close under the terms of the credit facility. This amount totals $136,556 for the three months ended March 31, 2001. A 1/8% variance in interest rates would increase or decrease interest expense by $42,156 for the three months ended March 31, 2001.

                           ALAMOSA (DELAWARE), INC.
                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA



     The following unaudited pro forma condensed combined statement of operations combines the historical statement of operations (consolidated, where applicable) of Alamosa (Delaware), Roberts, WOW and Southwest. The unaudited pro forma condensed combined balance sheet is not presented as the transactions have been reflected in the actual amounts presented as of March 31, 2001. The unaudited pro forma statement of operations gives effect to the January 31, 2001 issuance of the 12 1/2% senior notes and the acquisitions of Roberts, WOW and Southwest using the purchase method of accounting. To aid you in your analysis of the financial aspects of each of these transactions, both individually and combined, we have presented this set of unaudited pro forma condensed combined statement of operations to demonstrate the financial aspects of the combined transaction.


     We derived this information from the audited statement of operations (consolidated, where applicable) of Alamosa (Delaware), Roberts, WOW and Southwest for the year ended December 31, 2000. This information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein for the period presented.


     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 assumes the issuance of the outstanding notes and the acquisitions of Roberts, WOW and Southwest were effected on January 1, 2000. The accounting policies of Alamosa (Delaware), Roberts, WOW and Southwest are comparable. Certain reclassifications have been made to Roberts', WOW's and Southwest's historical presentation to conform to Alamosa (Delaware)'s presentation. These reclassifications do not impact Alamosa (Delaware)'s, Roberts', WOW's or Southwest's operations or financial position for the periods presented.



     The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.



     We are providing the unaudited pro forma condensed combined statement of operations for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined statement of operations as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

        ALAMOSA (DELAWARE), INC. (FORMERLY ALAMOSA PCS HOLDINGS, INC.) UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            AS OF DECEMBER 31, 2000





                                                                                                ROBERTS MERGER
                                                                                   ----------------------------------------
                                                    ISSUANCE OF                       HISTORICAL
                                   HISTORICAL         12 1/2%                           ROBERTS            PRO FORMA
                                     ALAMOSA       SENIOR NOTES       SUBTOTAL         WIRELESS           ADJUSTMENTS
                                ---------------- ---------------- ---------------- ---------------- -----------------------
                                                     (NOTE 1)                                               (NOTE 2)
Revenues:
 Service revenues .............  $  73,499,638    $          --    $   73,499,638   $  13,413,135      $            --
 Product sales ................      9,200,669               --         9,200,669       1,315,616                   --
                                 -------------    -------------    --------------   -------------      ---------------
  Total revenue ...............     82,700,307               --        82,700,307      14,728,751                   --
                                 -------------    -------------    --------------   -------------      ---------------
Costs and Expenses:
 Cost of service and
  operations ..................     54,593,689               --        54,593,689      10,004,526                   --
 Cost of service and
  operations--related
  parties .....................             --               --                --              --                   --
 Cost of products sold ........     20,524,427               --        20,524,427       2,493,853                   --
 Selling and marketing ........     46,513,835               --        46,513,835       6,975,964                   --
 Selling and marketing--
  related parties .............             --               --                --              --                   --
 General and
  administrative expenses......      9,537,510               --         9,537,510       2,507,262              350,000(2a)
 Selling, general and
  administrative ..............             --               --                --              --                   --
 Equity participation
  compensation expense.........      5,650,625               --         5,650,625              --               44,502(2a)
 General and
  administrative--related
  parties .....................             --               --                --              --                   --
 Terminated merger and
  acquisition costs ...........      2,246,789               --         2,246,789              --                   --
 Depreciation and
  amortization ................     12,530,038               --        12,530,038       5,671,944           25,372,032(2b)
                                 -------------    -------------    --------------   -------------      -----------------
  Total costs and
  expenses ....................    151,596,913               --       151,596,913      27,653,549           25,766,534
                                 -------------    -------------    --------------   -------------      -----------------
  Loss from operations ........    (68,896,606)              --       (68,896,606)    (12,924,798)         (25,766,534)
                                 -------------    -------------    --------------   -------------      -----------------
Interest and other income .....     14,483,431               --        14,483,431          98,085                   --
Interest expense ..............    (25,774,925)     (32,150,000)      (57,924,925)     (3,279,364)          (2,941,908)(2c)
                                 -------------    -------------    --------------   -------------      -----------------
Loss before income tax
 benefit ......................    (80,188,100)     (32,150,000)     (112,338,100)    (16,106,077)         (28,708,442)
Income tax benefit ............             --       42,688,478        42,688,478              --           13,851,261 (2b)
                                 -------------    -------------    --------------   -------------      -----------------
  Net income/(loss) ...........  $ (80,188,100)   $  10,538,478    $  (69,649,622)  $ (16,106,077)     $   (14,857,181)
                                 =============    =============    ==============   =============      =================



                                              WOW MERGER                           SOUTHWEST MERGER
                                -------------------------------------- ----------------------------------------
                                   HISTORICAL          PRO FORMA          HISTORICAL           PRO FORMA
                                       WOW            ADJUSTMENTS          SOUTHWEST          ADJUSTMENTS             TOTAL
                                ---------------- --------------------- ---------------- ----------------------- -----------------
                                                        (NOTE 3)                                (NOTE 4)
Revenues:
 Service revenues .............  $   1,823,485     $           --       $  27,129,444      $            --       $  115,865,702
 Product sales ................        682,576                 --           2,731,731                   --           13,930,592
                                 -------------     ---------------      -------------      ---------------       --------------
  Total revenue ...............      2,506,061                 --          29,861,175                   --          129,796,294
                                 -------------     ---------------      -------------      ---------------       --------------
Costs and Expenses:
 Cost of service and
  operations ..................      4,373,599                 --          10,297,643                   --           79,269,457
 Cost of service and
  operations--related
  parties .....................             --                 --                  --                   --                   --
 Cost of products sold ........      1,750,059                 --           8,819,132                   --           33,587,471
 Selling and marketing ........      4,106,230                 --          17,084,857                   --           74,680,886
 Selling and marketing--
  related parties .............             --                 --                  --                   --                   --
 General and
  administrative expenses......      4,218,699                 --           4,379,329                   --           20,992,800
 Selling, general and
  administrative ..............             --                 --           2,127,857                   --            2,127,857
 Equity participation
  compensation expense.........             --                 --                  --                   --            5,695,127
 General and
  administrative--related
  parties .....................        158,649                 --                  --                   --              158,649
 Terminated merger and
  acquisition costs ...........             --                 --                  --                   --            2,246,789
 Depreciation and
  amortization ................      1,432,661         11,466,384(3a)       7,500,760           14,004,608(4a)       77,978,427
                                 -------------     ----------------     -------------      -----------------     --------------
  Total costs and
  expenses ....................     16,039,897         11,466,384          50,209,578           14,004,608          296,737,463
                                 -------------     ----------------     -------------      -----------------     --------------
  Loss from operations ........    (13,533,836)       (11,466,384)        (20,348,403)         (14,004,608)        (166,941,169)
                                 -------------     ----------------     -------------      -----------------     --------------
Interest and other income .....        155,966                 --              98,339                   --           14,835,821
Interest expense ..............       (978,159)          (877,504)(3b)     (7,059,737)          (4,947,794)(4b)     (78,009,391)
                                 -------------     ----------------     -------------      -----------------     --------------
Loss before income tax
 benefit ......................    (14,356,029)       (12,343,888)        (27,309,801)         (18,952,402)        (230,114,739)
Income tax benefit ............             --          8,681,418(3a)              --           15,790,959(4a)       81,012,116
                                 -------------     ----------------     -------------      -----------------     --------------
  Net income/(loss) ...........  $ (14,356,029)    $   (3,662,470)      $ (27,309,801)     $    (3,161,443)      $ (149,102,623)
                                 =============     ================     =============      =================     ==============

              CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)



NOTE 1 -- ADJUSTMENTS FOR ISSUANCE OF 12 1/2% SENIOR NOTES

Adjustments have been made to Alamosa (Delaware)'s historical statement of operations to illustrate the effects of the January 31, 2001 issuance of the 12 1/2% senior notes in the amount of $250 million. The pro forma income tax expense adjustments to Alamosa (Delaware)'s historical statement of operations represents the recognition of its deductible net operating loss carry forwards. The adjustment was based on an assessment of the combined past and expected future taxable income of Alamosa (Delaware) and expected reversals of the temporary differences from the Roberts, WOW and Southwest mergers.


NOTE 2 -- THE ROBERTS MERGER

Pursuant to the Roberts reorganization agreement, the members of Roberts formed Roberts Wireless Holdings, L.L.C., which held all of the outstanding membership interest of Roberts. On February 14, 2001, Roberts Holdings merged with and into Alamosa Holdings. Each unit of membership interest of Roberts Holdings was converted into the right to receive (i) 675 shares of Alamosa Holdings common stock, and (ii) up to $200 in cash, without any interest thereon. The aggregate consideration paid in the Roberts merger was 13,500,000 shares of Alamosa Holdings common stock and $4.0 million in cash. Alamosa (Delaware) also assumed the net debt of Roberts, which amounted to approximately $56.0 million.

The unaudited pro forma condensed combined statement of operations has been adjusted for the Roberts merger, which includes Alamosa (Delaware)'s acquisition of Roberts in exchange for cash and stock in Alamosa Holdings. The Roberts merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the adjustments necessary to reflect the Roberts merger in the unaudited pro forma condensed combined statement of operations:


(2a) Represents the estimated cost associated with Michael Roberts', Steven Roberts' and Kay Gabbert's five-year consulting agreements. The aggregate annual cost of these consulting agreements totals $350,000 and has been recorded as compensation expense. In addition, as part of Ms. Gabbert's five-year consulting agreement, she will receive options for 40,000 shares of Alamosa Holdings common stock vesting over five years, at an exercise price of 90% of the market value of Alamosa (Delaware) common stock on July 1, 2000. The fair value associated with these stock options was based on a Black-Scholes valuation and has been recorded as unearned compensation amortized over five years.

(2b) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the Roberts merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill were amortized over 18 years. This amount totals $25,372,032 for the year ended December 31, 2000. These amounts are exclusive of similar amortization expense already recorded by Roberts. A deferred tax benefit has been recorded for the Roberts net operating loss ("NOL") based on the expectation of its realizability.

(2c) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Roberts merger, the merger-related costs and the debt assumed and paid off by Alamosa at the time of close under the terms of the credit facility. This interest amount totals $2,941,908 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $86,567 for the year ended December 31, 2000.


NOTE 3 -- THE WOW MERGER


Pursuant to the WOW reorganization agreement, the members of WOW formed WOW Holdings, LLC, which held all of the outstanding membership interest of WOW. On February 14, 2001, WOW Holdings merged with and into Alamosa Holdings. Each unit of membership interest of WOW Holdings was converted into the right to receive (i) 0.19171 shares of Alamosa Holdings common stock, and (ii) $0.396 in cash, without any interest thereon. The aggregate consideration paid in the WOW merger was 6,050,000 shares of Alamosa Holdings common stock and $12.5 million in cash. Alamosa (Delaware) assumed the net debt of WOW which amounted to approximately $31.0 million.

The unaudited pro forma condensed combined statement of operations has been adjusted for the WOW merger, which includes Alamosa (Delaware)'s acquisition of WOW in exchange for cash and stock in Alamosa Holdings. The WOW merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the adjustments necessary to reflect the WOW merger in the unaudited pro forma condensed combined statement of operations:


(3a) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the WOW merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill are being amortized over 18 years. This amount totals $11,466,384 for the year ended December 31, 2000. A deferred tax benefit has been recorded for the WOW NOL based on the expectation of its realizability.

(3b) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the WOW merger, the merger-related cost and the debt assumed and paid off by Alamosa at the time of close under the terms of the credit facility. This amount totals $877,504 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $25,821 for the year ended December 31, 2000.


NOTE 4 -- THE SOUTHWEST MERGER

On March 30, 2001 Southwest PCS Holdings, Inc. ("Southwest") merged with and into Forty Acquisition, Inc., a wholly-owned subsidiary of Alamosa Holdings, Inc. The aggregate consideration paid in the Southwest merger was 11,100,000 shares of Alamosa Holdings common stock and $5 million in cash. Alamosa (Delaware) assumed the net debt of Southwest which amounted to approximately $81.0.

The unaudited pro forma condensed combined statement of operations has been adjusted for the Southwest merger, which includes Alamosa (Delaware)'s acquisition of Southwest in exchange for cash and stock in Alamosa Holdings. The Southwest merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the adjustments necessary to reflect the Southwest merger in the unaudited pro forma condensed combined statement of operations:

(4a) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the Southwest merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill are being amortized over 18 years. This amount totals $14,004,608 for the year ended December 31, 2000. A deferred tax benefit has been recorded for the Southwest NOL based on the expectation of its realizability.

(4b) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Southwest merger, merger-related costs and the debt assumed and paid off by Alamosa at the time of close under the terms of the credit facility. This interest amount totals $4,947,794 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $145,591 for the year ended December 31, 2000.



                                 LEGAL MATTERS

     The validity of the notes being offered hereby will be passed upon for Alamosa (Delaware) by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS


     The consolidated financial statements of Alamosa (Delaware) as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000 and for the period from July 16, 1998 to December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of WOW as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000 included in this prospectus have been so included in reliance upon the report of Aldrich, Kibride & Tatone, LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of Roberts as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000 included in this prospectus have been so included in reliance upon the report of Melman, Alton & Co., independent accountants, given on the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of SWPCS Holdings, L.L.C. as of December 31, 2000 and for the year then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


ALAMOSA (DELAWARE), INC.
Interim Consolidated Financial Statements (Unaudited)
  Consolidated Balance Sheets ............................................................    F-2
  Consolidated Statement of Operations for the three months ended March 31, 2001 and
    2000 (unaudited) .....................................................................    F-3
  Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and
    2000 .................................................................................    F-4
  Notes to the Unaudited Consolidated Financial Statements ...............................    F-5
Consolidated Financial Statements
  Report of Independent Accountants ......................................................    F-17
  Consolidated Balance Sheets ............................................................    F-18
  Consolidated Statements of Operations for the years ended December 31, 2000 and
    December 31, 1999 and for the period July 16, 1998 (inception) through
    December 31, 1998 ....................................................................    F-19
  Consolidated Statements of Stockholders' Equity for the period July 16, 1998 (inception)
    through the year ended December 31, 2000 .............................................    F-20
  Consolidated Statements of Cash Flows for the years ended December 31, 2000 and
    December 31, 1999 and for the period July 16, 1998 (inception) through
    December 31, 1998 ....................................................................    F-21
  Notes to Consolidated Financial Statements .............................................    F-22
  Report of Independent Accountants on Financial Statement Schedule ......................    F-47
  Schedule II ............................................................................    F-48

ROBERTS WIRELESS COMMUNICATIONS, L.L.C.
Independent Auditor's Report .............................................................    F-49
Consolidated Balance Sheets ..............................................................    F-50
Consolidated Statements of Operations for the years ended December 31, 2000 and
 December 31, 1999 .......................................................................    F-51
Consolidated Statements of Members' Equity (Deficit) for the years ended December 31,
 2000 and December 31, 1999 ..............................................................    F-52
Consolidated Statements of Cash Flows for the years ended December 31, 2000 and
 December 31, 1999 .......................................................................    F-53
Consolidated Notes to Financial Statements ...............................................    F-54

WASHINGTON OREGON WIRELESS, LLC
Independent Auditor's Report .............................................................    F-59
Balance Sheets ...........................................................................    F-60
Statements of Income for the years ended December 31, 2000 and December 31, 1999 .........    F-61
Statements of Members' Equity (Deficit) for the years ended December 31, 2000 and
 December 31, 1999 .......................................................................    F-62
Statements of Cash Flows for the years ended December 31, 2000 and December 31, 1999 .....    F-63
Notes to Financial Statements ............................................................    F-65

SWPCS HOLDINGS, L.L.C.
Report of Independent Accountants ........................................................    F-71
Consolidated Balance Sheet ...............................................................    F-72
Consolidated Statement of Operations for the year ended December 31, 2000 ................    F-73
Consolidated Statement of Mandatorily Redeemable Member's Deficit and Members' Deficit
 for the year ended December 31, 2000 ....................................................    F-74
Consolidated Statement of Cash Flows for the year ended December 31, 2000 ................    F-75
Consolidated Notes to Financial Statement ................................................    F-76

                            ALAMOSA (DELAWARE), INC.
                           CONSOLIDATED BALANCE SHEETS



                                                                  MARCH 31, 2001
                                                                   (UNAUDITED)       DECEMBER 31, 2000
                                                                   -----------       -----------------
ASSETS
Current assets:
 Cash and cash equivalents ..................................    $  163,044,589       $  141,768,167
 Short-term investments .....................................        33,900,000            1,600,000
 Accounts receivable, net of allowance for doubtful accounts
   of $2,820,398 and $1,503,049, respectively................        29,113,036           14,746,930
 Inventory ..................................................         4,467,032            2,752,788
 Prepaid expenses and other assets ..........................         3,397,149            3,026,860
 Deferred tax asset .........................................         1,762,000                   --
 Interest receivable ........................................         1,291,396            1,045,785
                                                                 --------------       --------------
   Total current assets .....................................       236,975,202          164,940,530
 Property and equipment, net ................................       386,792,498          228,982,869
 Notes receivable ...........................................                --           46,865,233
 Debt issuance costs, net ...................................        27,600,789           13,108,376
 Restricted cash ............................................        70,585,203                   --
 Goodwill and intangible assets .............................       914,987,707                   --
 Other noncurrent assets ....................................         2,593,766            4,501,005
                                                                 --------------       --------------
   Total assets .............................................    $1,639,535,165       $  458,398,013
                                                                 ==============       ==============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses ......................    $  100,214,370       $   61,385,806
 Current installments of capital leases .....................            36,974               35,778
                                                                 --------------       --------------
   Total current liabilities ................................       100,251,344           61,421,584
Senior discount notes .......................................       215,937,323          209,279,908
2001 senior notes ...........................................       250,000,000                   --
Senior secured credit facility ..............................       203,000,000                   --
EDC credit facility .........................................                --           54,524,224
Deferred tax liability, net .................................       217,943,034                   --
Capital lease obligations, noncurrent .......................         1,028,972            1,038,614
Other noncurrent liabilities ................................         1,741,121              735,593
                                                                 --------------       --------------
   Total liabilities ........................................       989,901,794          326,999,923
                                                                 --------------       --------------
Commitments and contingencies ...............................                --                   --
Stockholder's equity:
 Preferred stock, $.01 par value; 1,000 shares authorized; no
   shares issued ............................................                --                   --
 Common stock, $.01 par value; 9,000 shares authorized, 100
   issued and outstanding ...................................                 1                    1
 Additional paid-in capital .................................       791,927,858          246,458,683
 Accumulated deficit ........................................      (141,379,879)        (113,947,781)
 Accumulated other comprehensive income, net of tax .........            15,084                   --
 Unearned compensation ......................................          (929,693)          (1,112,813)
                                                                 --------------       --------------
   Total stockholder's equity ...............................       649,633,371          131,398,090
                                                                 --------------       --------------
   Total liabilities and stockholder's equity ...............    $1,639,535,165       $  458,398,013
                                                                 ==============       ==============



         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                                            THREE MONTHS ENDED MARCH 31,
                                                                         -----------------------------------
                                                                               2001               2000
                                                                         ----------------   ----------------
Revenues:
 Subscriber revenues .................................................    $  30,508,098      $   7,780,256
 Roaming and travel revenues .........................................       11,411,125          2,516,486
                                                                          -------------      -------------
   Total service revenues ............................................       41,919,223         10,296,742
 Product sales .......................................................        3,914,866          1,583,358
                                                                          -------------      -------------
   Total revenue .....................................................       45,834,089         11,880,100
                                                                          -------------      -------------
Costs and expenses:
 Cost of service and operations (including $0 and $455,736 of
   non-cash compensation, respectively) ..............................       32,268,705          7,857,593
 Cost of product sold ................................................        8,032,996          3,327,508
 Selling and marketing ...............................................       18,482,336          6,650,644
 General and administrative expenses (including $183,120 and
   $3,516,894 of non-cash compensation, respectively).................        3,906,340          4,901,658
 Depreciation and amortization .......................................       11,935,625          2,256,947
                                                                          -------------      -------------
   Total costs and expenses ..........................................       74,626,002         24,994,350
                                                                          -------------      -------------
   Loss from operations ..............................................      (28,791,913)       (13,114,250)
Interest and other income ............................................        5,720,933          2,314,485
Interest expense .....................................................      (14,715,954)        (4,780,109)
                                                                          -------------      -------------
 Net loss before income tax benefit and extraordinary item ...........      (37,786,934)       (15,579,874)
Income tax benefit ...................................................       13,858,115                 --
                                                                          -------------      -------------
 Net loss before extraordinary item ..................................      (23,928,819)       (15,579,874)
Loss on debt extinguishment, net of tax benefit of $1,968,885.........       (3,503,279)                --
                                                                          -------------      -------------
   Net loss ..........................................................    $ (27,432,098)     $ (15,579,874)
                                                                          =============      =============



         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                       THREE MONTHS ENDED MARCH 31,
                                                                   -------------------------------------
                                                                          2001                2000
                                                                   -----------------   -----------------
Cash flows from operating activities:
Net loss .......................................................    $  (27,432,098)      $ (15,579,874)
Adjustments to reconcile net loss to net cash used in
 operating activities:
 Income tax benefit ............................................       (15,827,000)                 --
 Non-cash compensation expense .................................           183,120           3,972,630
 Depreciation and amortization .................................         7,298,625           2,256,947
 Amortization of goodwill ......................................         4,637,000                  --
 Bad debt expense ..............................................           200,280             194,722
 Amortization of debt issuance costs ...........................           338,770             283,312
 Deferred interest expense .....................................         6,657,415           4,248,576
 Loss on debt extinguishment ...................................         5,472,164                  --
 Loss from disposition of interest rate cap agreements .........                --             266,178
 (Increase) decrease in asset accounts, net of effects from
   acquisitions:
   Accounts receivable .........................................        (4,689,653)            591,699
   Inventory ...................................................         1,609,566           2,970,533
   Prepaid expenses and other assets ...........................         2,047,395              66,650
 Increase (decrease) in liability accounts, net of effects from acquisitions:
Accounts payable and accrued expenses ..........................        (5,272,643)          1,632,950
                                                                    --------------       -------------
   Net cash (used in) provided by operating activities .........       (24,777,059)            904,323
Cash flows from investing activities:
 Additions to property and equipment ...........................       (34,408,000)        (10,648,505)
 Repayment of notes receivable .................................        11,859,795                  --
 Cash paid for business acquisitions ...........................       (37,617,394)                 --
 Purchase of short term investments ............................       (32,300,000)        (15,063,018)
                                                                    --------------       -------------
   Net cash used in investing activities .......................       (92,465,599)        (25,711,523)
                                                                    --------------       -------------
Cash flows from financing activities:
 Equity offering proceeds ......................................                --         208,589,367
 Equity offering costs .........................................                --         (13,598,942)
 Issuance of 2000 senior discount notes ........................                --         187,096,000
 Issuance of 2001 senior notes .................................       242,500,000                  --
 Issuance of senior secured credit facility ....................       203,000,000                  --
 Repayment of debt assumed through acquisitions ................      (169,059,698)                 --
 Debt issuance costs ...........................................       (12,803,349)        (10,677,511)
 Stock options exercised .......................................                --             619,199
 Proceeds from issuance of long-term debt ......................                --           7,758,175
 Repayment of long-term debt ...................................       (54,524,224)        (76,239,373)
 Change in restricted cash .....................................       (70,585,203)           (481,983)
 Payments on capital leases ....................................            (8,446)             (5,253)
 Interest rate cap premiums ....................................                --             (27,400)
                                                                    --------------       -------------
   Net cash provided by financing activities ...................       138,519,080         303,032,279
                                                                    --------------       -------------
Net increase in cash and cash equivalents ......................        21,276,422         278,225,079
Cash and cash equivalents at beginning of period ...............       141,768,167           5,655,711
                                                                    --------------       -------------
Cash and cash equivalents at end of period .....................    $  163,044,589       $ 283,880,790
                                                                    ==============       =============




         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL INFORMATION

     The unaudited consolidated balance sheet as of March 31, 2001, the unaudited consolidated statements of operations and of cash flows for the three months ended March 31, 2001 and 2000 and related footnotes, have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles. The financial information presented should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2000. In the opinion of management, the interim data includes all adjustments (consisting of only normally recurring adjustments) necessary for a fair statement of the results for the interim periods. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for the year ending December 31, 2001.

2.   ORGANIZATION AND BUSINESS OPERATIONS

     Alamosa (Delaware), Inc. ("Alamosa (Delaware)") is a wholly owned subsidiary of Alamosa PCS Holdings, Inc. ("Alamosa PCS Holdings"), which is a wholly owned subsidiary of Alamosa Holdings, Inc. ("Superholdings"). Superholdings shares of common stock are quoted on The Nasdaq National Market under the symbol "APCS." Alamosa (Delaware) is a holding company and through its subsidiaries provides wireless personal communications services, commonly referred to as PCS, in the Southwestern, Northwestern and Midwestern United States.

     Alamosa (Delaware) is a Delaware corporation and was formed in October 1999 under the name "Alamosa PCS Holdings, Inc." to operate as a holding company in anticipation of its initial public offering. Alamosa (Delaware) completed its initial public offering of common stock on February 3, 2000. Immediately prior to the initial public offering, shares of Alamosa (Delaware) were exchanged for Alamosa PCS LLC's ("Alamosa") membership interests, and Alamosa became wholly owned by Alamosa (Delaware). These financial statements are presented as if the reorganization had occurred as of the beginning of the periods presented. Alamosa (Delaware) and its subsidiaries are collectively referred to in these financial statements as the "Company."

     On December 14, 2000, Alamosa (Delaware) formed a new holding company pursuant to Section 251(g) of the Delaware General Corporation Law. In that transaction, each share of Alamosa PCS Holdings was converted into one share of the new holding company, and the former public company, which was renamed "Alamosa (Delaware), Inc.", became a wholly owned subsidiary of the new holding company, which was renamed "Alamosa PCS Holdings, Inc."

     On February 14, 2001, Superholdings became the new public holding company of Alamosa PCS Holdings and its subsidiaries pursuant to a reorganization transaction in which a wholly owned subsidiary of Superholdings was merged with and into Alamosa PCS Holdings. As a result of this reorganization, Alamosa PCS Holdings became a wholly owned subsidiary of Superholdings, and each share of Alamosa PCS Holdings common stock was converted into one share of Superholdings common stock.

     On February 14, 2001, the Company completed its acquisition of Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW"). Roberts' service area, which includes 2.5 million people, includes the market areas surrounding Kansas City, the world headquarters of Sprint PCS, and St. Louis, including the Interstate 70 corridor connecting the two cities WOW's service area, which includes 1.5 million people, includes the market areas of Ellenburg, Yakima and Kennewick, Washington and key travel corridors within Washington and Oregon.

     On March 30, 2001, the Company completed its acquisition of Southwest PCS Holdings, Inc. ("Southwest"). Southwest's service area, which includes 2.8 million people, includes market areas in Texas, Oklahoma and Arkansas, encompassing over 2,100 highway miles.

     In 1998, Alamosa was formed and subsequently entered into affiliation agreements with Sprint and Sprint PCS, the PCS Group of Sprint Corporation. The four major affiliation agreements with Sprint and

                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Sprint PCS are a management agreement, a services agreement, and two trademark and service mark license agreements with different Sprint entities. These affiliation agreements provided the Company with the exclusive right to build, own and manage a wireless mobility communications services network in markets with over 5.2 million residents located in Texas, New Mexico, Arizona and Colorado under the Sprint PCS brand. The Company amended its affiliation agreements with Sprint PCS so that as of March 31, 2001 it included approximately 9.2 million covered residents.

     The Company entered into one set of these agreements with Sprint and Sprint PCS for its territories in the Southwestern part of the United States and another set of these agreements for its territories in Wisconsin Roberts entered into a set of these agreements for its territories in Illinois, Kansas and Missouri, which the Company has assumed pursuant to its acquisition of Roberts. WOW entered into a set of these agreements for its territories in Washington and Oregon, which the Company has assumed pursuant to its acquisition of WOW. Southwest entered into a set of these agreements for its territories in Texas, Oklahoma and Arkansas, which the Company has assumed pursuant to its acquisition of Southwest.

     The Company is required to build out the wireless network according to Sprint PCS specifications. If the Company does not meet the build-out schedules as specified in the Sprint management agreements, the Company could be in breach of its agreements with Sprint and subject to penalties. The affiliation agreements are in effect for a term of 20 years with three 10-year renewal options unless terminated by either party under provisions outlined in the affiliation agreements. The affiliation agreements include indemnification clauses between the Company and Sprint PCS to indemnify each other against claims arising from violations of laws or the affiliation agreements, other than liabilities resulting from negligence or willful misconduct of the party seeking to be indemnified.

3.   CAPITAL REORGANIZATION

     As described in Note 2, in December 2000, the capital stock of Alamosa (Delaware) was converted into shares of a new holding company with Alamosa (Delaware) surviving. Following this transaction, the capital stock consisted of 9,000 shares of common stock, par value $0.01 per share authorized and 100 shares outstanding, and 1,000 shares of preferred stock, $0.01 par value per share authorized and no shares outstanding. As a result of this transaction, all of the Alamosa (Delaware) common stock is owned by Alamosa PCS Holdings. However, Alamosa (Delaware) remains the issuer of the 2000 Senior Discount Notes.

4.   NOTES RECEIVABLE

     ROBERTS -- On July 31, 2000, Superholdings' subsidiary, Alamosa Operations, Inc. ("Operations") entered into a loan agreement with Roberts whereby Operations agreed to lend up to $26.6 million to be used only for the purpose of funding Roberts' working capital needs from July 31, 2000 through the completion of the Roberts merger, as described in Note 5. Also on July 31, 2000, Operations entered into a loan agreement with the owners of Roberts for $15 million, which was fully repaid at February 14, 2001, when the merger closed. At the completion of the Roberts acquisition, the Roberts promissory note was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidiary, Alamosa Holdings, LLC.

     WOW -- Also, on July 31, 2000, WOW and Operations entered into a loan agreement whereby Operations agreed to lend up to $11 million to WOW to be used only for the purposes of (a) satisfying certain capital contribution requirements under WOW's operating agreement, and (b) funding WOW's working capital needs from July 31, 2000 through the completion of the WOW merger. At the completion of the WOW acquisition, the WOW promissory note of approximately $10 million was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidiary, Alamosa Holdings, LLC.

                           ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. MERGERS WITH ROBERTS WIRELESS COMMUNICATIONS, L.L.C., WASHINGTON OREGON WIRELESS, LLC, AND SOUTHWEST PCS HOLDINGS, INC.

     As of the end of the first quarter of 2001, Superholdings completed the acquisitions of three Sprint PCS network partners. On February 14, 2001, Superholdings completed its acquisition of Roberts and WOW. In connection with the Roberts and WOW acquisitions, Superholdings entered into a new senior secured credit facility for up to $280 million. On March 30, 2001, Superholdings completed its acquisition of Southwest. In connection with the Southwest acquisition, Superholdings increased the senior secured credit facility from $280 million to $333 million. Each of these transactions was accounted for under the purchase method of accounting.

     The merger consideration in the Roberts acquisition consisted of 13.5 million common shares of Superholdings and approximately $4.0 million in cash. Superholdings also assumed the net debt of Roberts in the transaction, which amounted to approximately $57 million as of February 14, 2001.

     The merger consideration in the WOW acquisition consisted of 6.05 million common shares of Superholdings and approximately $12.5 million in cash. Superholdings also assumed the net debt of WOW in the transaction, which amounted to approximately $31 million as of February 14, 2001.

     The merger consideration in the Southwest acquisition consisted of 11.1 million common shares of Superholdings and approximately $5 million in cash. Superholdings also assumed the net debt of Southwest in the transaction, which amounted to approximately $81 million as of March 30, 2001.

     The Company is in the process of obtaining valuations to definitively allocate the purchase price. The acquisition activity is summarized as follows:

                                                                       TOTAL
                                                                       -----
       Net cash paid ..........................................   $ 21,500,000
       Stock issued ...........................................    545,041,000
       Costs associated with acquisitions .....................     17,968,490
       Liabilities assumed ....................................    248,243,643
                                                                  ------------
       NBV of assets acquired, including intangibles ..........   $832,753,133
                                                                  ============

     As a result of the acquisitions, the Company recorded goodwill and intangibles of $919,624,707 which will be amortized over 18 years, which approximates the remaining life of the initial term of the assumed Sprint PCS contracts.

     The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2001 and 2000 set forth below, present the results of operations as if the acquisitions had occurred at the beginning of each period and are not necessarily indicative of future results or actual results that would have been achieved had these acquisitions occurred as of the beginning of the period.


                                                                            THREE MONTHS ENDED MARCH 31,
                                                                         -----------------------------------
                                                                               2001               2000
                                                                         ----------------   ----------------
Total revenues .......................................................    $  64,756,953      $  17,289,440
Net loss before income tax benefit and extraordinary item ............      (59,536,999)       (28,289,280)
Income tax benefit ...................................................       21,083,842                 --
Net loss before extraordinary item ...................................      (38,453,157)       (28,289,280)
Loss on debt extinguishment, net of tax benefit of $1,968,885.........       (3,503,279)                --
Net loss .............................................................      (41,956,436)       (28,289,280)


                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. ACCUMULATED DEPRECIATION AND AMORTIZATION

     Property and equipment are stated net of accumulated depreciation of $22.8 million and $15.6 million at March 31, 2001 and December 31, 2000, respectively. Additionally, goodwill and other intangibles are stated net of accumulated amortization of $4.6 million and $0 million at March 31, 2001 and December 31, 2000, respectively.

7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                           MARCH 31, 2001     DECEMBER 31, 2000
                                                           --------------     -----------------
Senior discount notes .................................     $215,937,323        $209,279,908
2001 senior notes .....................................      250,000,000                  --
Senior secured credit facility ........................      203,000,000                  --
EDC credit facility ...................................               --          54,524,224
                                                            ------------        ------------
Total debt ............................................      668,937,323         263,804,132
Less current maturities ...............................               --                  --
                                                            ------------        ------------
Long-term debt, excluding current maturities ..........     $668,937,323        $263,804,132
                                                            ============        ============

NORTEL/EDC CREDIT FACILITY

     On February 14, 2001, the outstanding balance of $54,524,224 was paid in full plus accrued interest in the amount of $884,043 with proceeds from the Senior Secured Credit Facility. As a result, $5,472,164 of unamortized issuance costs were written off and classified as an extraordinary item. The Company was refunded $1,377,049 of these costs as a result of the early extinguishment.

2001 SENIOR NOTES

     On January 31, 2001, Alamosa (Delaware) consummated the offering (the "2001 Notes Offering") of $250 million aggregate principal amount of Senior Notes (the "2001 Senior Notes"). The 2001 Senior Notes mature in ten years (February 1, 2011), carry a coupon rate of 12 1/2%, payable semiannually on February 1 and August 1, beginning on August 1, 2001. The net proceeds from the sale of the 2001 Senior Notes were approximately $241 million, after deducting the discounts and commission to the initial purchasers and estimated offering expenses.

     Approximately $59.0 million of the proceeds of the 2001 Notes Offering were used by Alamosa (Delaware) to establish a security account (with cash or U.S. government securities) to secure on a pro rata basis the payment obligations under the 2001 Senior Notes and the 2000 Senior Discount Notes, and the balance will be used for general corporate purposes of Alamosa (Delaware), including, accelerating coverage within the existing territories of Alamosa (Delaware); the build-out of additional areas within its existing territories; expanding its existing territories; and pursuing additional telecommunications business opportunities or acquiring other telecommunications businesses or assets.

     Significant terms of the 2001 Senior Notes include:

     RANKING -- The 2001 Senior Notes are senior unsecured obligations of Alamosa (Delaware), rank equally with all its existing and future senior debt and rank senior to all its existing and future subordinated debt.

     GUARANTEES -- The 2001 Senior Notes are fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis by the current subsidiaries and future restricted subsidiaries of Alamosa (Delaware).

                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     SECURITY AGREEMENT -- Concurrently with the closing of the 2001 Senior Notes, Alamosa (Delaware) deposited $59.0 million with the collateral agent, to secure on a pro rata basis the payment obligations of Alamosa (Delaware) under the 2001 Senior Notes and the 2000 Senior Discount Notes. The amount deposited in the security account, together with the proceeds from the investment thereof, will be sufficient to pay, when due, the first four interest payments on the 2001 Senior Notes. Funds will be released from the security account to make interest payments on the 2001 Senior Notes or the 2000 Senior Discount Notes as they become due, so long as there does not exist an event of default with respect to the 2001 Senior Notes or the 2000 Senior Discount Notes.

     OPTIONAL REDEMPTION -- During the first thirty six (36) months after the 2001 Notes Offering, Alamosa (Delaware) may use net proceeds of an equity offering to redeem up to 35% of the accreted value of the 2001 Senior Notes at a redemption price of 112.5%.

     CHANGE OF CONTROL -- Upon a change of control as defined by the 2001 Notes Offering, Alamosa (Delaware) will be required to make an offer to purchase the 2001 Senior Notes at a price equal to 101% of the principal amount together with accrued and unpaid interest.

     RESTRICTIVE COVENANTS -- The indenture governing the 2001 Senior Notes contains covenants that, among other things and subject to important exceptions, limit the ability of Alamosa (Delaware) and the ability of the subsidiaries of Alamosa (Delaware) to incur additional debt, issue preferred stock, pay dividends, redeem capital stock or make other restricted payments or investments as defined by the 2001 Notes Offering, create liens on assets, merge, consolidate or dispose of assets, or enter into transactions with affiliates and change lines of business.


     The 2001 Senior Notes have cross default provisions whereby an event of default, that results in acceleration of the maturity on other indebtedness of Alamosa (Delaware), triggers a default on such notes.

     REGISTRATION RIGHTS -- In connection with the 2001 Notes Offering, Alamosa (Delaware) entered into a registration rights agreement, where Alamosa (Delaware) and the guarantors of the 2001 Senior Notes agreed, (i) to file a registration statement within 90 days of the closing of the 2001 Notes Offering which, when effective, will enable holders of the 2001 Senior Notes to exchange the privately placed 2001 Senior Notes for publicly registered notes. The publicly registered notes will have terms substantially identical to those of the privately placed notes, except that the new notes will be freely transferable; and (ii) to use reasonable best efforts to cause the registration statement to become effective under the Securities Act of 1933 within 180 days after the closing of the 2001 Notes Offering.

SENIOR SECURED CREDIT FACILITY

     On February 14, 2001, Superholdings, Alamosa (Delaware) and Alamosa Holdings, LLC, as borrower; entered into a $280.0 million Senior Secured Credit Facility (the "Senior Secured Credit Facility") with Citicorp USA, as administrative agent and collateral agent; Toronto Dominion (Texas), Inc., as syndication agent; EDC as co-documentation agent; First Union National Bank, as documentation agent; and a syndicate of banking and financial institutions. On March 30, 2001, this credit facility was amended to increase the facility to $333 million in relation to the acquisition of Southwest. At that time, all covenants were amended to reflect this increase and the inclusion of Southwest.

     The following is a summary of the principal terms of the Senior Secured Credit Facility.

     The Senior Secured Credit Facility consists of:

     o a 7-year senior secured 12-month delayed draw term loan facility in an aggregate principal amount of up to $293.0 million; and

     o a 7-year senior secured revolving credit facility in an aggregate principal amount of up to $40.0 million, part of which will be available in the form of letters of credit.

                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Under the Senior Secured Credit Facility, interest will accrue, at Alamosa Holdings, LLC's option: (i) at the London Interbank Offered Rate adjusted for any statutory reserves ("LIBOR"), or (ii) the base rate which is generally the higher of the administrative agent's base rate, the federal funds effective rate plus 0.50% or the administrative agent's base CD rate plus 0.50%, in each case plus an interest margin which is initially 4.00% for LIBOR borrowings and 3.00% for base rate borrowings. The applicable interest margins are subject to reductions under a pricing grid based on ratios of Alamosa Holdings, LLC's total debt to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). The interest rate margins will increase by an additional 200 basis points in the event Alamosa Holdings, LLC fails to pay principal, interest or other amounts as they become due and payable under the Senior Secured Credit Facility.

     The interest rate on the outstanding loans is 9.4375%. Alamosa Holdings, LLC is also required to pay quarterly, in arrears, a commitment fee on the unfunded portion of the commitment of each lender. The commitment fee accrues at a rate per annum equal to (i) 1.50% on each day when the utilization (determined by dividing the total amount of loans plus outstanding letters of credit under the Senior Secured Credit Facility by the total commitment amount under the Senior Secured Credit Facility) of the Senior Secured Credit Facility is less than or equal to 33.33%, (ii) 1.25% on each day when utilization is greater than 33.33% but less than or equal to 66.66% and (iii) 1.00% on each day when utilization is greater than 66.66%.

     Alamosa Holdings, LLC is also required to pay a separate annual administration fee and a fee on the aggregate face amount of outstanding letters of credit, if any, under the new revolving credit facility.

     As of March 31, 2001, Alamosa Holdings, LLC borrowed $203.0 million under the new term loan facility while an additional $130.0 million in term debt will be available for multiple drawings in amounts to be agreed for a period of 12 months thereafter. Any amount outstanding at the end of the 12-month period will amortize quarterly in amounts to be agreed upon beginning May 14, 2004. The new revolving credit facility of $40.0 million will be available for multiple drawings prior to its final maturity, provided that no amounts under the new revolving credit facility will be available until all amounts under the new term facility have been fully drawn. All advances under the Senior Secured Credit Facility are subject to usual and customary conditions, including actual and pro forma covenant compliance and the requirement that the ratio of senior debt to net property, plant and equipment for the most recent fiscal quarter will not exceed 1:1.

     Loans under the new term loan portion of the Senior Secured Credit Facility will be subject to mandatory prepayments from 50% of excess cash flow for each fiscal year commencing with the fiscal year ending December 31, 2003, 100% of the net cash proceeds (subject to exceptions and reinvestment rights of asset sales or other dispositions, including insurance and condemnation proceeds) of property by Alamosa (Delaware) and its subsidiaries, and 100% of the net proceeds of issuances of debt obligations of Alamosa (Delaware) and its subsidiaries (subject to exceptions). After the term loans are repaid in full, mandatory prepayments will be applied to permanently reduce commitments under the revolving credit portion of the Senior Secured Credit Facility.

     All obligations of Alamosa Holdings, LLC under the Senior Secured Credit Facility are unconditionally guaranteed on a senior basis by Superholdings, Alamosa PCS Holdings, Alamosa (Delaware) and, subject to certain exceptions, by each current and future direct and indirect subsidiary of Alamosa (Delaware), including Alamosa PCS, Inc., Roberts, WOW and Southwest.

     The Senior Secured Credit Facility is secured by a first priority pledge of all of the capital stock of Alamosa Holdings, LLC and subject to certain exceptions, each current and future direct and indirect subsidiary of Alamosa (Delaware), as well as a first priority security interest in substantially all of the assets (including all of the Sprint affiliation agreements with Alamosa PCS Holdings, Roberts, WOW and Southwest) of Alamosa (Delaware) and, subject to certain exceptions, each current and future direct and indirect subsidiary of Alamosa (Delaware).

                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Senior Secured Credit Facility contains customary events of default, including, but not limited to:

     o the non-payment of the principal, interest and other obligations under the Senior Secured Credit Facility;

     o the inaccuracy of representations and warranties contained in the credit agreement or the violation of covenants contained in the credit agreement;

     o    cross default and cross acceleration to other material indebtedness;

     o    bankruptcy;

     o material judgments and certain events relating to compliance with the Employee Retirement Income Security Act of 1974 and related regulations;

     o actual or asserted invalidity of the security documents or guaranties of the Senior Secured Credit Facility;

     o the occurrence of a termination event under the management, licenses and other agreements between any of Alamosa (Delaware), WOW, Roberts and Southwest and their subsidiaries and Sprint PCS or a breach or default under the consent and agreement entered into between Citicorp USA, Inc., as administrative agent for the lenders, and Sprint PCS;

     o loss of rights to benefit of or the occurrence of any default under other material agreements that could reasonably be expected to result in a material adverse effect on Alamosa Holdings, LLC;

     o    the occurrence of a change of control;

     o any termination, revocation or non-renewal by the FCC of one or more material licenses; and

     o the failure by Alamosa (Delaware) to make a payment, if that could reasonably be expected to result in the loss, termination, revocation, non-renewal or material impairment of any material licenses or otherwise result in a material adverse affect on Alamosa Holdings, LLC.

     The Senior Secured Credit Facility contains numerous affirmative and negative covenants customary for credit facilities of a similar nature, including, but not limited to, negative covenants imposing limitations on the ability of Alamosa (Delaware), Alamosa Holdings, LLC and their subsidiaries, and as appropriate, Superholdings, to, among other things, (i) declare dividends or repurchase stock; (ii) prepay, redeem or repurchase debt; (iii) incur liens and engage in sale-leaseback transactions; (iv) make loans and investments; (v) incur additional debt, hedging agreements and contingent obligations; (vi) issue preferred stock of subsidiaries; (vii) engage in mergers, acquisitions and asset sales; (viii) engage in certain transactions with affiliates; (ix) amend, waive or otherwise alter material agreements or enter into restrictive agreements; and (x) alter the businesses they conduct.

     Alamosa (Delaware) is also subject to the following financial covenants, which will apply until June 30, 2002:

     o    minimum numbers of Sprint PCS subscribers;

     o    providing coverage to a minimum number of residents;

     o    minimum service revenue;

     o    maximum negative EBITDA or minimum EBITDA;

     o    ratio of senior debt to total capital;

     o    ratio of total debt to total capital; and

     o    maximum capital expenditures.

                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     After June 30, 2002, the financial covenants will be the following:

     o    ratio of senior debt to EBITDA;

     o    ratio of total debt to EBITDA;

     o ratio of EBITDA to total fixed charges (the sum of debt service, capital expenditures and taxes);

     o    ratio of EBITDA to total cash interest expense; and

     o    ratio of EBITDA to pro forma debt service.

     Unless waived by the Senior Secured Credit Facility lenders, the failure of Superholdings, Alamosa Holdings, LLC and their subsidiaries to satisfy or comply with any of the financial or other covenants, or the occurrence of an event of default under the Senior Secured Credit Facility, will entitle the lenders to declare the outstanding borrowings under the Senior Secured Credit Facility immediately due and payable and exercise all or any of their other rights and remedies. Any such acceleration or other exercise of rights and remedies would likely have a material adverse effect on Superholdings, Alamosa (Delaware), Alamosa PCS Holdings, Alamosa Holdings, LLC and their subsidiaries.

DEBT COVENANT WAIVER

     As of March 31, 2001, the Company did not meet the maximum negative EBITDA covenant requirement under the Senior Secured Credit Facility, which had an outstanding balance of $203 million. During the quarter ended March 31, 2001, the Company reported an EBITDA loss of $16.7 million which exceeded the maximum negative EBITDA covenant by $7.0 million.

     On May 8, 2001, the Company obtained a permanent waiver of the covenant as of March 31, 2001 from the lending institutions of the Senior Secured Credit Facility. Management of the Company believes that the maximum negative EBITDA covenant will be met in periods subsequent to March 31, 2001.

CONSENT AND AGREEMENT FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR SECURED CREDIT FACILITY

     Sprint PCS entered into a consent and agreement with Citicorp, that modifies Sprint PCS's rights and remedies under the Company's affiliation agreements with Sprint PCS, for the benefit of Citicorp and the holders of the Senior Secured Credit Facility and any refinancing thereof.The consent and agreement with Citicorp generally provide, among other things, Sprint PCS's consent to the pledge of substantially all of the Company's assets, including its rights in the affiliation agreements with Sprint PCS, and that the affiliation agreements with Sprint PCS generally may not be terminated by Sprint PCS until the Senior Secured Credit Facility is satisfied in full pursuant to the terms of the consent and agreement.

     Subject to the requirements of applicable law, so long as the Senior Secured Credit Facility remains outstanding, Sprint PCS has the right to purchase the Company's operating assets or the partnership interests, membership interests or other equity interests of the Company's operating subsidiaries, upon its receipt of notice of an acceleration of the Senior Secured Credit Facility, under certain terms.

     If Sprint PCS does not purchase the Company's operating assets or the partnership interests, membership interests or other equity interests of the Company's operating subsidiaries after an acceleration of the obligations under the Senior Secured Credit Facility, then the administrative agent may sell the operating assets or the partnership interests, membership interests or other equity interests of the Company's operating subsidiaries.

8.   INCOME TAXES

     The income tax expense adjustment of $13,858,115 represents the reversal of the deferred tax asset valuation allowance and the resulting recognition of its deductible net operating loss carry forwards.

                            ALAMOSA (DELAWARE), INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

These adjustments were based on an assessment of the combined past and expected future taxable income of the Company and expected reversals of the temporary differences from the Roberts, WOW and Southwest mergers.

9.   HEDGING ACTIVITIES AND COMPREHENSIVE INCOME

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities". The statement requires the Company to record all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through earnings. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives are either recognized in earnings or are recognized in other comprehensive income until the hedged item is recognized in earnings. In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of the FASB Statement No. 133", which deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. As a result of SFAS No. 133, the Company recorded approximately $24,000 in "other noncurrent assets" representing the fair market value of the interest rate hedge that expire April 17, 2004. In addition, the Company recognized $15,084 net of tax effect, in other comprehensive income, which appears as a separate component of Stockholder's Equity as "Accumulated other comprehensive income".

     In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for financial statement periods beginning after December 31, 1997.

                                              THREE MONTHS ENDED MARCH 31,
                                          -------------------------------------
                                                 2001                2000
                                          -----------------   -----------------
Net loss ..............................     $ (27,432,098)      $ (15,579,874)
Change in fair value of derivatives
 (net of tax effect of $8,477).........            15,084                  --
                                            -------------       -------------
Comprehensive loss ....................     $ (27,417,014)      $ (15,579,874)
                                            =============       =============

10.  SUPPLEMENTAL DISCLOSURE TO STATEMENTS OF CASH FLOW

     Accounts payable at March 31, 2001 and 2000 include $29,744,559 and $7,430,587, respectively, of property and equipment additions. Additions to property and equipment of $34,408,000 in the consolidated statements of cash flows for the three months ended March 31, 2001 include payments of accounts payable outstanding at December 31, 2000.

11.  SUBSEQUENT EVENTS

     On May 9, 2001, Alamosa (Delaware) filed a registration statement on Form S-4 with the Securities and Exchange Commission. This filing offers the holders of the 2001 Senior Notes, as described in Note 7, the right to exchange the outstanding notes for registered notes which have substantially the same terms.

12.  GUARANTOR FINANCIAL STATEMENTS

     Set forth below are consolidating financial statements of the issuer and guarantor subsidiaries and Alamosa Operations, Inc. ("Operations") which is the Company's non-guarantor subsidiary (the "Non-Guarantor Subsidiary") of the Senior Discount Notes. Separate financial statements of each guarantor subsidiary have not been provided because the guarantees are full and conditional and joint and several.

                           CONSOLIDATING BALANCE SHEET
                              AS OF MARCH 31, 2001
                            (UNAUDITED, IN THOUSANDS)



                                                               GUARANTOR    NON-GUARANTOR
                                                 ISSUER      SUBSIDIARIES    SUBSIDIARY     ELIMINATIONS    CONSOLIDATED
                                                 ------      ------------    ----------     ------------    ------------
ASSETS
Current Assets:
 Cash and cash equivalents .................   $    3,826     $  144,512      $ 14,707      $         --    $  163,045
 Short term investments ....................           --         33,900            --                --        33,900
 Accounts receivable, net of allowance                 --         29,113            --                --        29,113
 Intercompany receivable ...................       10,571          4,121            --           (14,692)           --
 Inventory .................................           --          4,467            --                --         4,467
 Investment in subsidiary ..................    1,035,580             --            --        (1,035,580)           --
 Deferred tax asset ........................           --          1,762            --                --         1,762
 Prepaid expenses and other assets .........          622          4,066            --                --         4,688
                                               ----------     ----------      --------      ------------    ----------
  Total current assets .....................    1,050,599        221,941        14,707        (1,050,272)      236,975
Property and equipment, net ................           --        386,792            --                --       386,792
Restricted cash ............................       59,069         11,516            --                --        70,585
Notes receivable ...........................           --         35,005            --           (35,005)           --
Debt issuance costs, net ...................       14,118         13,483            --                --        27,601
Goodwill and intangible asset ..............           --        914,988            --                --       914,988
Other non-current assets ...................           --          2,594            --                --         2,594
                                               ----------     ----------      --------      ------------    ----------
  Total assets .............................   $1,123,786     $1,586,319      $ 14,707      $ (1,085,277)   $1,639,535
                                               ==========     ==========      ========      ============    ==========
LIABILITIES AND
 STOCKHOLDER'S EQUITY
Current Liabilities:
 Accounts payable and accrued
  expenses .................................   $    8,215     $   91,999      $     --      $         --    $  100,214
 Intercompany payable ......................           --             --        14,693           (14,693)           --
 Current installments on capital lease
  obligations ..............................           --             37            --                --            37
                                               ----------     ----------      --------      ------------    ----------
 Total current liabilities .................        8,215         92,036        14,693           (14,693)      100,251
Notes payable ..............................           --         35,005            --           (35,005)           --
Senior discount notes ......................      215,937             --            --                --       215,937
2001 senior notes ..........................      250,000             --            --                --       250,000
Senior secured credit facility .............           --        203,000            --                --       203,000
Deferred tax liability .....................           --        217,943            --                --       217,943
Capital lease obligations ..................           --          1,029            --                --         1,029
Other noncurrent liabilities ...............           --          1,741            --                --         1,741
                                               ----------     ----------      --------      ------------    ----------
 Total liabilities .........................      474,152        550,754        14,693           (49,698)      989,901
                                               ----------     ----------      --------      ------------    ----------
Stockholder's Equity:
 Preferred stock, par value $.01 per
  share; 1,000 shares authorized, no
  shares issued and outstanding ............           --             --            --                --            --
 Common stock, $.01 par value; 9,000
  shares authorized, 100 issued and
  outstanding ..............................            1            485            --              (485)            1
 Additional paid-in capital ................      791,928      1,153,319        (4,000)       (1,149,319)      791,928
 Accumulated (deficit) earnings ............     (141,380)      (117,324)        4,014           113,310      (141,380)
 Accumulated other comprehensive
  income, net of tax .......................           15             15            --               (15)           15
 Unearned compensation .....................         (930)          (930)           --               930          (930)
                                               ----------     ----------      --------      ------------    ----------
  Total equity .............................      649,634      1,035,565            14        (1,035,579)      649,634
                                               ----------     ----------      --------      ------------    ----------
  Total liabilities and stockholder's
   equity ..................................   $1,123,786     $1,586,319      $ 14,707      $ (1,085,277)   $1,639,535
                                               ==========     ==========      ========      ============    ==========

                      CONSOLIDATING STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                            (UNAUDITED, IN THOUSANDS)



                                                                 GUARANTOR      NON-GUARANTOR
                                                  ISSUER       SUBSIDIARIES      SUBSIDIARY      ELIMINATIONS     CONSOLIDATED
                                                  ------       ------------      ----------      ------------     ------------
Revenues:
 Subscriber revenues .......................    $      --       $  30,508          $   --           $    --        $  30,508
 Travel and roaming revenues ...............           --          11,411              --                --           11,411
                                                ---------       ---------          ------           -------        ---------
  Total services revenues ..................           --          41,919              --                --           41,919
 Product sales .............................           --           3,915              --                --            3,915
                                                ---------       ---------          ------           -------        ---------
  Total revenue ............................           --          45,834              --                --           45,834
Cost of services and operations ............           --          32,269              --                --           32,269
Cost of products sold ......................           --           8,033              --                --            8,033
Selling and marketing ......................           --          18,482              --                --           18,482
General and administrative (including
 $183 non-cash compensation)................          363           3,531              12                --            3,906
Depreciation and amortization ..............           --          11,936              --                --           11,936
                                                ---------       ---------          ------           -------        ---------
  Loss from operations .....................         (363)        (28,417)            (12)               --          (28,792)
Equity in loss of subsidiaries .............      (16,727)             --              --            16,727               --
Interest and other income ..................        1,423           2,178           2,120                --            5,721
Interest expense ...........................      (11,765)         (2,951)             --                --          (14,716)
                                                ---------       ---------          ------           -------        ---------
Net loss before income tax benefit and
 extraordinary item ........................      (27,432)        (29,190)          2,108            16,727          (37,787)
Income tax benefit .........................           --          13,858              --                --           13,858
                                                ---------       ---------          ------           -------        ---------
Net loss before extraordinary item .........      (27,432)        (15,332)          2,108            16,727          (23,929)
Loss on debt extinguishment, net of tax
 benefit of $1,969..........................           --          (3,503)             --                --           (3,503)
                                                ---------       ---------          ------           -------        ---------
Net loss ...................................    $ (27,432)      $ (18,835)         $2,108           $16,727        $ (27,432)
                                                =========       =========          ======           =======        =========

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                            (UNAUDITED, IN THOUSANDS)



                                                                GUARANTOR    NON-GUARANTOR
                                                   ISSUER     SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS    CONSOLIDATED
                                                   ------     ------------    ----------    ------------    ------------
Cash flows from operating activities:
Net income (loss) ............................  $  (27,432)    $ (18,835)      $  2,108      $   16,727     $ (27,432)
Adjustments to reconcile net loss to net
 cash used in operating activities:
 Equity in loss of subsidiaries ..............      16,727            --             --         (16,727)           --
 Income tax benefit ..........................          --       (15,827)            --              --       (15,827)
 Non-cash compensation expense ...............         183            --             --              --           183
 Depreciation and amortization ...............          --         7,299             --              --         7,299
 Amortization of goodwill ....................          --         4,637             --              --         4,637
 Bad debt expense ............................          --           201             --              --           201
 Amortization of debt issuance costs .........         250            88             --              --           338
 Deferred interest expense ...................       6,657            --             --              --         6,657
 Loss on debt extinguishment .................          --         5,472             --              --         5,472
 (Increase) decrease in asset accounts,
  net of effects from acquisitions:
  Accounts receivable ........................          --        (5,590)           900              --        (4,690)
  Inventory ..................................          --         1,609             --              --         1,609
  Prepaid expense and other assets ...........       2,713        (1,713)         1,046              --         2,046
 Increase (decrease) in liability
  accounts, net of effects from
  acquisitions:
  Accounts payable and accrued
   expenses ..................................       7,653       (12,885)           (39)             --        (5,271)
                                                ----------     ---------       --------      ----------     ---------
   Net cash provided by (used in)
     operating activities ....................       6,751       (35,544)         4,015              --       (24,778)
                                                ----------     ---------       --------      ----------     ---------
Cash flows from investing activities:
 Additions to property and equipment                    --       (34,408)            --              --       (34,408)
 Intercompany receivable .....................       1,662           217         (1,879)             --            --
 Equity investment in subsidiary .............    (302,960)           --         (4,000)        306,960            --
 Equity investment from parent ...............          --       306,960             --        (306,960)           --
 Repayment of notes receivable ...............          --            --         11,860              --        11,860
 Acquisition related costs ...................          --       (37,617)            --              --       (37,617)
 Purchase (sale) of short term
  investments ................................       1,600       (33,900)            --              --       (32,300)
                                                ----------     ---------       --------      ----------     ---------
   Net cash provided by (used in)
     investing activities ....................    (299,698)      201,252          5,981              --       (92,465)
                                                ----------     ---------       --------      ----------     ---------
Cash flows from financing activities:
 Issuance of 2001 senior discount
  notes ......................................     242,500            --             --              --       242,500
 Issuance of senior secured credit
  facility ...................................          --       203,000             --              --       203,000
 Repayment of debt assumed through
  acquisitions ...............................          --      (169,060)            --              --      (169,060)
 Debt issuance cost ..........................        (661)      (12,142)            --              --       (12,803)
 Repayment of long-term debt .................          --       (54,524)            --              --       (54,524)
 Change in restricted cash ...................     (59,069)      (11,516)            --              --       (70,585)
 Payments on capital leases ..................          --            (8)            --              --            (8)
                                                ----------     -----------     --------      ----------     -----------
   Net cash provided by (used in)
     financing activities ....................     182,770       (44,250)            --              --       138,520
                                                ----------     -----------     --------      ----------     -----------
   Net increase (decrease) in cash
     and cash equivalents ....................    (110,177)      121,458          9,996              --        21,277
Cash and cash equivalents at beginning
 of period ...................................     114,003        23,054          4,711              --       141,768
                                                ----------     -----------     --------      ----------     -----------
Cash and cash equivalents at end of
 period ......................................  $    3,826     $ 144,512       $ 14,707      $       --     $ 163,045
                                                ==========     ===========     ========      ==========     ===========

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Almosa (Delaware), Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Alamosa (Delaware), Inc. and its subsidiaries at December 31, 2000 and December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000, and the period from July 16, 1998 (inception) through December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP


Dallas, Texas
February 19, 2001, except for Note 19 as to which the date is March 9, 2001.

                            ALAMOSA (DELAWARE), INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31, 2000    DECEMBER 31, 1999
                                                                      -----------------    -----------------
ASSETS
Current assets:
 Cash and cash equivalents ........................................    $  141,768,167       $   5,655,711
 Short term investments ...........................................         1,600,000                  --
 Accounts receivable, net of allowance for doubtful accounts of
   $1,503,049 and $161,704, respectively...........................        14,746,930           1,675,636
 Inventory ........................................................         2,752,788           5,777,375
 Prepaid expenses and other assets ................................         3,026,860             882,516
 Interest receivable ..............................................         1,045,785                  --
                                                                       --------------       -------------
   Total current assets ...........................................       164,940,530          13,991,238
 Property and equipment, net ......................................       228,982,869          84,713,724
 Note receivable ..................................................        46,865,233             100,000
 Debt issuance costs, net .........................................        13,108,376           3,743,308
 Restricted cash ..................................................                --             518,017
 Other noncurrent assets ..........................................         4,501,005           1,425,912
                                                                       --------------       -------------
   Total assets ...................................................    $  458,398,013       $ 104,492,199
                                                                       ==============       =============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses ............................    $   59,749,061       $  15,153,068
 Accounts payable to related parties ..............................         1,636,745           1,182,225
 Current installments of capital leases ...........................            35,778              21,818
 Bank line of credit ..............................................                --             363,665
 Microwave relocation obligation ..................................                --           3,578,155
                                                                       --------------       -------------
   Total current liabilities ......................................        61,421,584          20,298,931
Capital lease obligations, noncurrent .............................         1,038,614             827,024
Other noncurrent liabilities ......................................           735,593              50,035
Long-term debt ....................................................        54,524,224          71,876,379
Senior notes ......................................................       209,279,908                  --
                                                                       --------------       -------------
   Total liabilities ..............................................       326,999,923          93,052,369
                                                                                   --                  --
Commitments and contingencies
Stockholder's equity:
 Preferred stock, $.01 par value; 1,000 and 10,000,000 shares
   authorized; no shares issued, respectively .....................                --                  --
 Common stock, $.01 par value; 9,000 and 290,000,000 shares
   authorized, 100 and 48,500,008 issued and outstanding,
   respectively ...................................................                 1             485,000
 Additional paid-in capital .......................................       246,458,683          50,824,876
 Accumulated deficit ..............................................      (113,947,781)        (33,759,681)
 Unearned compensation ............................................        (1,112,813)         (6,110,365)
                                                                       --------------       -------------
   Total stockholder's equity .....................................       131,398,090          11,439,830
                                                                       --------------       -------------
   Total liabilities and stockholder's equity .....................    $  458,398,013       $ 104,492,199
                                                                       ==============       =============

         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                   FOR THE PERIOD
                                                                                                    JULY 16, 1998
                                                                                                     (INCEPTION)
                                                          YEAR ENDED            YEAR ENDED             THROUGH
                                                      DECEMBER 31, 2000     DECEMBER 31, 1999     DECEMBER 31, 1998
                                                      -----------------     -----------------     -----------------
Revenues:
 Subscriber revenues .............................      $  56,154,178         $   4,398,947          $       --
 Roaming and travel revenues .....................         17,345,460             2,134,676                  --
                                                        -------------         -------------          ----------
 Service revenues ................................         73,499,638             6,533,623                  --
 Product sales ...................................          9,200,669             2,450,090                  --
                                                        -------------         -------------          ----------
   Total revenue .................................         82,700,307             8,983,713                  --
                                                        -------------         -------------          ----------
Costs and expenses:
 Cost of service and operations (including
   $836,296 and $1,259,427 of non-cash
   compensation for 2000 and 1999,
   respectively) .................................         55,429,985             8,699,903                  --
 Cost of product sold ............................         20,524,427             5,938,838                  --
 Selling and marketing ...........................         46,513,835            10,810,946                  --
 General and administrative expenses
   (including $4,814,329 and $6,940,084 of
   non-cash compensation for 2000 and
   1999, respectively) ...........................         14,351,839            11,149,059             956,331
 Depreciation and amortization ...................         12,530,038             3,056,923               2,063
 Terminated merger and acquisition costs .........          2,246,789                    --                  --
                                                        -------------         -------------          ----------
   Total costs and expenses ......................        151,596,913            39,655,669             958,394
                                                        -------------         -------------          ----------
   Loss from operations ..........................        (68,896,606)          (30,671,956)           (958,394)
Interest and other income ........................         14,483,431               477,390              34,589
Interest expense .................................        (25,774,925)           (2,641,293)                (17)
                                                        -------------         -------------          ----------
   Net loss ......................................      $ (80,188,100)        $ (32,835,859)         $ (923,822)
                                                        =============         =============          ==========
Pro forma information:
 Net loss ........................................      $          --         $ (32,835,859)         $ (923,822)
 Pro forma income tax adjustment:
 Income tax benefit ..............................                 --            10,854,083             317,592
 Deferred tax valuation allowance ................                 --           (10,854,083)           (317,592)
                                                        -------------         -------------          ----------
   Pro forma net loss ............................      $          --         $ (32,835,859)         $ (923,822)
                                                        =============         =============          ==========

         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
       FOR THE PERIOD FROM JULY 16, 1998 (INCEPTION) TO DECEMBER 31, 2000

                                                COMMON STOCK             ADDITIONAL
                                       ------------------------------     PAID-IN
                                            SHARES          AMOUNT        CAPITAL
                                       ---------------- ------------- ---------------
Balance, July 16, 1998 (inception) ...  $           --   $        --   $         --
Member's contribution ................      48,500,008       485,000     14,515,000
Net loss .............................              --            --             --
                                        --------------   -----------   ------------
Balance, December 31, 1998 . .........      48,500,008       485,000     14,515,000
Members' contributions ...............              --            --     22,000,000
Stock options ........................              --            --     14,309,876
Amortization of unearned
 compensation ........................              --            --             --
Net loss .............................              --            --             --
                                        --------------   -----------   ------------
Balance, December 31, 1999 . .........      48,500,008       485,000     50,824,876
Initial public offering ..............      12,321,100       123,211    193,664,076
Exercise of stock options ............         538,748         5,387        703,061
Capital reorganization ...............     (61,359,756)     (613,597)       613,597
Amortization of unearned
 compensation ........................              --            --             --
Unearned compensation ................              --            --        653,073
Net loss .............................              --            --             --
                                        --------------   -----------   ------------
Balance, December 31, 2000 ...........  $          100   $         1   $246,458,683
                                        ==============   ===========   ============
                                           ACCUMULATED        UNEARNED
                                             DEFICIT        COMPENSATION         TOTAL
                                       ------------------ ---------------- ----------------
Balance, July 16, 1998 (inception) ...   $           --    $          --    $          --
Member's contribution ................               --               --       15,000,000
Net loss .............................         (923,822)              --         (923,822)
                                         --------------    -------------    -------------
Balance, December 31, 1998 . .........         (923,822)              --       14,076,178
Members' contributions ...............               --               --       22,000,000
Stock options ........................               --      (14,309,876)              --
Amortization of unearned
 compensation ........................               --        8,199,511        8,199,511
Net loss .............................      (32,835,859)              --      (32,835,859)
                                         --------------    -------------    -------------
Balance, December 31, 1999 . .........      (33,759,681)      (6,110,365)      11,439,830
Initial public offering ..............               --               --      193,787,287
Exercise of stock options ............               --               --          708,448
Capital reorganization ...............               --               --               --
Amortization of unearned
 compensation ........................               --        5,650,625        5,650,625
Unearned compensation ................               --         (653,073)              --
Net loss .............................      (80,188,100)              --      (80,188,100)
                                         --------------    -------------    -------------
Balance, December 31, 2000 ...........   $ (113,947,781)   $  (1,112,813)   $ 131,398,090
                                         ==============    =============    =============

         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                             FOR THE PERIOD
                                                                                                              JULY 16, 1998
                                                                                                               (INCEPTION)
                                                                        YEAR ENDED          YEAR ENDED           THROUGH
                                                                    DECEMBER 31, 2000   DECEMBER 31, 1999   DECEMBER 31, 1998
                                                                    -----------------   -----------------   -----------------
Cash flows from operating activities:
 Net loss ........................................................   $  (80,188,100)      $ (32,835,859)      $   (923,822)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
   Non-cash compensation expense .................................        5,650,625           8,199,511                 --
   Depreciation and amortization .................................       12,530,038           3,056,923              2,063
   Bad debt expense ..............................................        1,107,339             160,498                 --
   Amortization of debt issuance costs ...........................        1,397,546             331,063                 --
   Interest expense on discount notes ............................       23,051,533           2,068,601                 --
   Loss from disposition of interest rate cap agreements .........          266,178                  --                 --
   Loss from asset disposition ...................................           81,347                  --                 --
 (Increase) decrease in:
   Accounts receivable ...........................................      (14,178,633)         (1,836,134)                --
   Inventory .....................................................        3,024,587          (5,777,375)                --
   Prepaid expenses and other assets .............................       (4,296,355)           (594,027)           (52,046)
 Increase (decrease) in:
   Accounts payable and accrued expenses .........................       22,335,731          10,137,095            845,851
                                                                     --------------       -------------       ------------
   Net cash used in operating activities .........................      (29,218,164)        (17,089,704)          (127,954)
                                                                     --------------       -------------       ------------
Cash flows from investing activities
 Additions to property and equipment .............................     (136,904,260)        (76,601,004)        (1,366,606)
 Issuance of notes receivable ....................................      (46,865,233)                 --                 --
 Acquisition related costs .......................................       (3,155,782)                 --                 --
 Purchase of short term investments ..............................       (1,600,000)                 --                 --
 Repayment (Issuance) of note receivable from officer ............          100,000            (100,000)                --
 Purchase of minority interest in subsidiary .....................         (255,000)                 --                 --
 Change in restricted cash .......................................          518,017            (518,017)                --
                                                                     --------------       -------------       ------------
   Net cash used in investing activities .........................     (188,162,258)        (77,219,021)        (1,366,606)
                                                                     --------------       -------------       ------------
Cash flows from financing activities:
 Equity offering proceeds ........................................      208,589,367                  --                 --
 Equity offering costs ...........................................      (13,598,942)         (1,360,405)                --
 Issuance of Senior Discount Notes ...............................      187,096,000                  --                 --
 Capital contributions ...........................................               --          22,000,000         15,000,000
 Proceeds from issuance of long-term debt ........................       57,758,559          66,357,841             23,637
 Debt issuance costs .............................................      (10,762,613)           (234,371)                --
 Stock options exercised .........................................          708,449                  --                 --
 Repayments of long-term debt ....................................      (76,239,373)                 --                 --
 Payments on capital leases ......................................          (31,169)            (25,756)                --
 Interest rate cap premiums ......................................          (27,400)           (301,950)                --
                                                                     --------------       -------------       ------------
   Net cash provided by financing activities .....................      353,492,878          86,435,359         15,023,637
                                                                     --------------       -------------       ------------
Net increase (decrease) in cash and cash equivalents .............      136,112,456          (7,873,366)        13,529,077
Cash and cash equivalents at beginning of period .................        5,655,711          13,529,077                 --
                                                                     --------------       -------------       ------------
Cash and cash equivalents at end of period .......................   $  141,768,167       $   5,655,711       $ 13,529,077
                                                                     ==============       =============       ============
Supplemental disclosure -- cash paid for interest ................   $    1,730,980       $     218,142       $         --
                                                                     ==============       =============       ============
Supplemental disclosure of non-cash activities
 Capitalized lease obligations incurred ..........................   $      256,719       $     146,379       $    728,219
 Liabilities assumed in connection with purchase of
   property and equipment ........................................       28,816,329           5,352,347                 --
 Liabilities assumed in connection with debt issuance
   costs .........................................................               --           3,840,000                 --
 Liabilities assumed in connection with microwave
   relocation ....................................................               --           3,578,155                 --
                                                                     --------------       -------------       ------------
                                                                     $   29,073,048       $  12,916,881       $    728,219
                                                                     ==============       =============       ============

         The accompanying notes are an integral part of the consolidated financial statements.

                            ALAMOSA (DELAWARE), INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND BUSINESS OPERATIONS

     Alamosa (Delaware), Inc. through its subsidiaries provides wireless personal communications services, commonly referred to as PCS, in the Southwestern and Midwestern United States. Alamosa PCS Holdings, Inc. ("Holdings") a Delaware corporation, was formed in October 1999 to operate as a holding company in anticipation of an initial public offering as described in
Note 2. Immediately prior to the offering in February 2000, shares of Holdings were exchanged for Alamosa PCS LLC's ("Alamosa") membership interests, and Alamosa became wholly owned by Holdings. These financial statements are presented as if the reorganization had occurred as of the beginning of the periods presented. As further described below in 2001, through a series of transactions, Holdings' name was changed to Alamosa (Delaware), Inc. Alamosa (Delaware), Inc. and its subsidiaries are collectively referred to in these financial statements as the "Company."

     In 1998, Alamosa was formed and subsequently entered into affiliation agreements with Sprint PCS, the PCS Group of Sprint Corporation. These affiliation agreements provided the Company with the exclusive right to build, own and manage a wireless voice and data services network in markets with over
5.2 million residents located in Texas, New Mexico, Arizona and Colorado under the Sprint PCS brand. The Company amended its affiliation agreements with Sprint PCS in December 1999 to expand its services network so that it includes
8.4 million residents. The Company is required to build out the wireless network according to Sprint PCS specifications. If the Company does not meet the build-out schedule as specified in the Sprint management agreement, the Company could be in breach of its agreement with Sprint and subject to penalties. The affiliation agreements are in effect for a term of 20 years with three 10-year renewal options unless terminated by either party under provisions outlined in the affiliation agreements. The affiliation agreements include indemnification clauses between the Company and Sprint PCS to indemnify each other against claims arising from violations of laws or the affiliation agreements, other than liabilities resulting from negligence or willful misconduct of the party seeking to be indemnified.

     On July 31, 2000, the Company signed definitive agreements to merge two Sprint PCS affiliates, Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW") into its operations. On December 14, 2000, Holdings formed a new holding company pursuant to a merger under Section 251(g) of the Delaware General Corporation Law whereby Holdings was merged with a direct wholly owned subsidiary of a new holding company, which was a direct wholly owned subsidiary of Holdings. Each share of the former Alamosa PCS Holdings was converted into one share of the new holding company and the former public company became a wholly owned subsidiary of the new holding company. The
Section 251(g) transaction did not require any vote of the Alamosa PCS Holdings stockholders. Upon effectiveness of the Section 251(g) transaction, Holdings' name was changed to Alamosa (Delaware), Inc. and the new holding company's name was changed to Alamosa PCS Holdings, Inc. On February 14, 2001, the new Alamosa PCS Holding became a wholly owned subsidiary of a new holding company, Alamosa Holdings, Inc. ("Superholdings"). Each share of the new Alamosa PCS Holdings' common stock issued and outstanding immediately prior to the merger was converted into the right to receive one share of Superholdings' common stock. Superholdings' common stock is quoted on The Nasdaq National Market under the same symbol previously used by Alamosa PCS Holdings, "APCS."

2.   INITIAL PUBLIC OFFERING

     On October 29, 1999, Holdings filed a registration statement with the Securities and Exchange Commission for the sale of 10,714,000 shares of its common stock (the "Stock Offering"). The Stock Offering became effective and the shares were issued on February 3, 2000 at the initial price of $17.00 per share. Subsequently, the underwriters exercised their over-allotment option of 1,607,100 shares. Holdings received net proceeds of $194.3 million after commissions of $13.3 million and expenses of approximately $1.0 million. The proceeds of the Stock Offering are to be used for the build out of the system, to fund operating capital needs and for other corporate purposes.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.   CAPITAL REORGANIZATION

     As described in Note 1, in December 2000, the Company's capital stock was converted into shares of a new holding company with the Company surviving. Following this transaction, the Company's capital stock consisted of 9,000 shares of common stock, par value $0.01 per share authorized and 100 shares outstanding, and 1,000 shares of preferred stock, $0.01 par value per share authorized and no shares outstanding. As a result of this transaction, all of the Company's common stock is owned by Alamosa PCS Holdings, Inc. However, Alamosa (Delaware), Inc. remains the issuer of the 2000 Senior Discount Notes.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions are eliminated.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash, money market funds, and commercial paper with minimal interest rate risk and original maturities of three months or less at the date of acquisition. The carrying amount approximates fair value.

     SHORT-TERM INVESTMENTS -- The Company invests in highly liquid debt instruments with strong credit ratings. Commercial paper investments with a maturity greater than three months, but less than one year, at the time of purchase are considered to be short-term investments. The carrying amount of the investments approximates fair value due to their short maturity. The Company maintains cash and cash equivalents and short-term investments with certain financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

     INVENTORY -- Inventory consists of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost or market using the first-in first-out method. Market is determined using replacement cost.

     PROPERTY AND EQUIPMENT -- Property and equipment are reported at cost less accumulated depreciation. Cost incurred to design and construct the wireless network in a market are classified as construction in progress. When the wireless network for a particular market is completed and placed into service, the related costs are transferred from construction in progress to property and equipment. Repair and maintenance costs are charged to expense as incurred; significant renewals and betterments are capitalized. When depreciable assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gains or losses on disposition are recognized in income. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of future operating cash flows, undiscounted and without interest. If based on this projection, the Company does not expect to recover its carrying cost, an impairment loss equal to the difference between the fair value of the asset and its carrying value will be recognized in operating income. Property and equipment are depreciated using the straight-line method based on estimated useful lives of the assets.

     Asset lives are as follows:

            Buildings ..............................   20 years
            Network equipment ......................   5-10 years
            Vehicles ...............................   5 years
            Furniture and office equipment .........   5-7 years

     Leasehold improvements are depreciated over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

     Interest will be capitalized in connection with the construction of the wireless network. The capitalized interest will be recorded as part of the asset to which it relates and will be amortized over the asset's estimated useful life. No interest was capitalized in 2000. Total interest capitalized was $656,985 as of December 31, 1999.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Microwave relocation includes costs and the related obligation incurred to relocate incumbent microwave frequencies in the Company's service area. Microwave relocation costs are amortized on a straight-line basis over 20 years beginning upon commencement of services in respective markets. The amortization of microwave relocation costs was $273,453 and $84,312 for the years ended December 31, 2000 and 1999, respectively.

     SOFTWARE COSTS -- In accordance with Statement of Position ("SOP") 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," certain costs related to the development or purchase of internal-use software are capitalized and amortized over the estimated useful life of the software. During fiscal 2000 and 1999, the Company capitalized approximately $2,037,000 and $411,000, respectively, in software costs under SOP 98-1, which are being amortized over a five-year life. The Company amortized computer software costs of approximately $265,000 and $40,000 during 2000 and 1999, respectively.

     START-UP COSTS -- In April 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities." This statement became effective January 1, 1999 and required that costs of start up activities and organization costs be expensed as incurred.

     ADVERTISING COSTS -- Advertising costs are expensed as incurred. Advertising expenses totaled $18,964,068 and $3,663,893 during 2000 and 1999, respectively.

     INCOME TAXES -- The Company presents income taxes pursuant to Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("FAS 109"). FAS 109 uses an asset and liability approach to account for income taxes, wherein, deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is required. A valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company's ability to recognize the benefits of the assets in future years.

     REVENUE RECOGNITION -- In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the staff's interpretations in applying generally accepted accounting principles to revenue recognition. The provisions of SAB 101 were required to be adopted during the quarter ending December 31, 2000 effective as of January 1, 2000. Pursuant to SAB 101, the company began deferring customer activation fee revenue and an equal amount of customer acquisition related expenses in October 2000 when the Company began charging these fees. These deferred amounts are amortized over a three-year period, which approximates the average life of a customer. For the year ended December 31, 2000, the Company had deferred $1,180,413 of activation fee revenue and acquisition related expenses and had amortized $77,012. At December 31, 2000, $735,593 of the remaining deferral was classified as long-term.

     The Company recognizes revenue as services are performed. Sprint PCS handles the Company's billings and collections and retains 8% of collected service revenues from Sprint PCS subscribers based in the Company's territories and from non-Sprint PCS subscribers who roam onto the Company's network. The amount retained by Sprint PCS is recorded in Cost of Service and Operations. Revenues generated from the sale of handsets and accessories and from roaming services provided to Sprint PCS customers who are not based in the Company's territories are not subject to the 8% retainage.

     Sprint PCS pays the Company a Sprint PCS roaming fee for each minute that a Sprint PCS subscriber based outside of the Company's territories roams on the Company's portion of the Sprint PCS network. Revenue from these services will be recognized as the services are performed. Similarly, the Company will pay Sprint PCS roaming fees to Sprint PCS, when a Sprint PCS subscriber based in the Company's territories roams on the Sprint PCS network outside of the Company's territories. These costs will be included as cost of service when incurred.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Product revenues consisting of proceeds from sales of handsets and accessories are recorded net of an allowance for sales returns. The allowance is estimated based on Sprint PCS 's handset return policy that allows customers to return handsets for a full refund within 14 days of purchase. When handsets are returned to the Company, the Company may be able to reissue the handsets to customers at little additional cost. However, when handsets are returned to Sprint PCS for refurbishing, the Company will receive a credit from Sprint PCS, which will be less than the amount the Company originally paid for the handset. For the years ended December 31, 2000 and 1999, respectively, product revenue was $9,200,669 and $2,450,090. The cost of products sold includes the total cost of accessories and handsets sold through our retail stores (including sales to local indirects) and totaled $20,524,427 and $5,938,838 for the years ending December 31, 2000 and 1999, respectively. There were no product revenues or related costs for the period from inception to December 31, 1998. The costs of handsets exceeds the retail sales price because we subsidize the price of handsets for competitive reasons.

     STOCK BASED COMPENSATION -- The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options. The non-cash compensation expense relates to three employees whose cash compensation is recorded in cost of service and operations and general and administrative expenses. The Company has implemented the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation." See Note 14.

     OMISSION OF PER SHARE INFORMATION -- Net loss per share information is omitted as such information is not meaningful. At December 31, 2000, all of the Company's issued and outstanding shares of common stock are owned by Alamosa PCS Holdings, Inc.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     RISKS AND UNCERTAINTIES -- We estimate that we will require approximately $223 million to complete the current build-out plan and fund working capital losses through March 2002. This includes our acquisitions of Roberts and WOW, as described in Note 19. The actual funds required to build-out our portion of the Sprint PCS network and to fund operating losses and working capital needs may vary materially from this estimate, and additional funds could be required. Failure to obtain additional capital, if needed to complete the build-out of our portion of the Sprint PCS network, could cause delay or abandonment of our development plans.

     CONCENTRATION OF RISK -- The Company maintains cash and cash equivalents in accounts with financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

     RECLASSIFICATION -- Certain reclassifications have been made to prior year balances to conform to current year presentations.

     EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS -- In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB"), issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

derivative and whether it qualifies for hedging accounting. SFAS No. 133 will be effective for the Company's fiscal year ending December 31, 2001. Management believes that the adoption of these statements will not have a significant impact on the Company's financial results.

5.   NOTES RECEIVABLE

     ROBERTS -- On July 31, 2000, our subsidiary, Alamosa Operations, Inc. ("Operations") entered into a loan agreement with Roberts Wireless Communications, L.L.C. ("Roberts") whereby Operations agreed to lend up to $26.6 million to be used only for the purpose of funding Roberts' working capital needs from July 31, 2000 through the completion of the Roberts merger, as described Note 1. Also on July 31, 2000, Operations entered into a loan agreement with the owners of Roberts for $15 million. As of December 31, 2000, approximately $37 million had been funded under the loan agreements. The loans bear interest at the prime rate and are due 6 months after the termination of the Roberts reorganization agreement, upon acceleration or upon demand.

     WOW -- Also, on July 31, 2000, WOW and Operations entered into a loan agreement whereby Operations agreed to lend up to $11 million to WOW to be used only for the purposes of (a) satisfying certain capital contribution requirements under WOW's operating agreement, and (b) funding WOW's working capital needs from July 31, 2000 through the completion of the WOW merger. As of December 31, 2000, approximately $10 million had been funded under the loan agreement. The loan bears interest at the prime rate and is due 30 days after the termination of the WOW reorganization agreement or upon demand. The loan is guaranteed by certain members of WOW Holdings.

     The mergers of Roberts and WOW into the Company were completed in February, 2001.

6. UNAUDITED PRO FORMA INFORMATION

     The unaudited pro forma information reflects certain assumptions regarding transactions and their effects that occurred as a result of the reorganization described in Note 1.

     UNAUDITED PRO FORMA INCOME INFORMATION -- The unaudited pro forma information as shown on the statements of operations is presented to show the effects of income taxes related to the Company's subsequent termination of its limited liability company status. The unaudited pro forma income tax adjustment is presented as if the Company had been a C Corporation subject to federal and state income taxes at an effective tax rate of 34% for the period from inception through December 31, 1998 and the year ended December 31, 1999. Application of the provisions of SFAS No. 109, "Accounting for Income Taxes" would have resulted in a deferred tax asset primarily from temporary differences related to the treatment of start-up costs and from net operating loss carryforwards. The deferred tax asset would have been offset by a full valuation allowance, as there is not currently sufficient positive evidence as required by SFAS No. 109 to substantiate recognition of the asset.

     The pro forma information is presented for informational purposes only and is not necessarily indicative of operating results that would have occurred had the Company elected to terminate its limited liability company status as of the beginning of 1999, nor are they necessarily indicative of future operating results.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                DECEMBER 31, 2000     DECEMBER 31, 1999
                                                -----------------     -----------------
   Land and building .......................      $   5,668,180         $  2,762,357
   Network equipment .......................        159,982,079           72,518,897
   Vehicles ................................          1,584,286              430,753
   Furniture and office equipment ..........         10,129,708            2,266,966
                                                  -------------         ------------
                                                    177,364,253           77,978,973
   Accumulated depreciation ................        (15,290,044)          (2,974,674)
                                                  -------------         ------------
      Subtotal .............................        162,074,209           75,004,299
   Microwave relocation costs ..............          4,103,214            3,578,155
   Accumulated amortization ................           (273,453)             (84,312)
                                                  -------------         ------------
      Subtotal .............................          3,829,761            3,493,843
   Construction in progress:
    Network equipment ......................         60,596,869            4,825,288
    Leasehold improvements .................          2,482,030            1,390,294
                                                  -------------         ------------
      Subtotal .............................         63,078,899            6,215,582
                                                  -------------         ------------
      Total ................................      $ 228,982,869         $ 84,713,724
                                                  =============         ============

8.   LEASES

     OPERATING LEASES -- The Company has various operating leases, primarily related to rentals of tower sites and offices. Rental expense was $6,177,267 and $1,924,848 for 2000 and 1999, respectively. At December 31, 2000, the aggregate minimum rental commitments under noncancellable operating leases for the periods shown are as follows:


  YEARS:
  ------
  2001 ....................   $ 8,700,345
  2002 ....................     8,684,484
  2003 ....................     8,682,799
  2004 ....................     8,661,004
  2005 ....................     8,535,777
  Thereafter ..............    35,025,779
                              -----------
  Total ...................   $78,290,188
                              ===========


     CAPITAL LEASES -- Capital leases consist of leases for rental of retail space and switch usage. The net present value of the leases was $1,074,392 and $848,842 at December 31, 2000 and 1999, respectively, and was included in property and equipment. Amortization recorded under these leases was $133,724 for the year ended December 31, 2000 and was $30,894 during 1999.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     At December 31, 2000, the future payments under capital lease obligations, less imputed interest, are as follows:


YEARS:
------
2001 .............................................................    $  148,280
2002 .............................................................       149,131
2003 .............................................................       149,999
2004 .............................................................       159,135
2005 .............................................................       160,788
Thereafter .......................................................     1,181,166
                                                                      ----------
Total minimum lease payments .....................................     1,948,499
Less imputed interest ............................................       874,107
                                                                      ----------
Present value of minimum lease payments ..........................     1,074,392
Less current installments ........................................        35,778
                                                                      ----------
Long-term capital lease obligations at December 31, 2000 .........    $1,038,614
                                                                      ==========


9.   BANK LINE OF CREDIT

     The Company had a $500,000 revolving line of credit with a bank that expired June 9, 2000. The line of credit had a variable interest rate of 9.25% at December 31, 1999. Proceeds from this line of credit were used to purchase vehicles for service representatives. This loan has not renewed and there is no amount outstanding at December 31, 2000. As of December 31, 1999, $363,665 was outstanding on the line of credit.

10.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                           DECEMBER 31, 2000   DECEMBER 31, 1999
                                                           -----------------   -----------------
   Debt outstanding under credit facilities:
      Senior Discount Notes .............................     $209,279,908        $        --
      EDC Credit Facility ...............................       54,524,224         71,876,379
      Bank line of credit ...............................               --            363,665
                                                              ------------        -----------
   Total debt ...........................................      263,804,132         72,240,044
   Less current maturities ..............................               --            363,665
                                                              ------------        -----------
   Long-term debt, excluding current maturities .........     $263,804,132        $71,876,379
                                                              ============        ===========

     SENIOR DISCOUNT NOTES -- On December 23, 1999, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of $350 million face amount of Senior Discount Notes (the "Notes Offering"). The Notes Offering was completed on February 8, 2000 and generated net proceeds of approximately $181 million after underwriters' commissions and expenses of approximate $6.1 million. The Senior Discount Notes ("2000 Senior Discount Notes") mature in ten years (February 15, 2010) and carry a coupon rate of 12 7/8%, and provides for interest deferral for the first five years. The Notes will accrete to their $350 million face amount by February 8, 2005, after which, interest will be paid in cash semiannually. The proceeds of the Notes Offering are to be used to prepay $75 million of the Nortel credit facility, to pay costs to build out the system, to fund operating working capital needs and for other general corporate purposes. Significant terms of the Notes include:

     o RANKING -- The 2000 Senior Discount Notes are senior unsecured obligations of the Company, equal in right of payment to all future senior debt of the Company, and senior in right of payment to all future subordinated debt of the Company;

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     o GUARANTEES -- The 2000 Senior Discount Notes are unsecured obligations and will rank equally with all existing and future senior debt and senior to all existing and future subordinate debt. The 2000 Senior Discount Notes are fully and unconditionally, jointly and severally guaranteed on a senior subordinated, unsecured basis, by all the existing and any future restricted subsidiaries of the Company with the exception of Alamosa Operations, Inc., a wholly owned subsidiary of the Company;

     o OPTIONAL REDEMPTION -- During the first thirty six (36) months after the 2000 Senior Discount Notes Offering, we may use net proceeds of an equity offering to redeem up to 35% of the accreted value of the notes at a redemption price of 112 7/8%;

     o CHANGE OF CONTROL -- Upon a change of control as defined by the 2000 Senior Discount Notes Offering, we will be required to make an offer to purchase the notes at a price equal to 101% of the accreted value (original principal amount plus accrued interest) before February 15, 2005, or 101% of the principal amount at maturity thereafter; and

     o RESTRICTIVE COVENANTS -- The indenture governing the 2000 Senior Discount Notes contains covenants that, among other things and subject to important exceptions, limit our ability and the ability of our subsidiaries to incur additional debt, issue preferred stock, pay dividends, redeem capital stock or make other restricted payments or investments as defined by the 2000 Senior Discount Notes Offering, create liens on assets, merge, consolidate or dispose of assets, or enter into transactions with affiliates and change lines of business. The 2000 Senior Discount Notes have cross default provisions whereby an event of default, that results in acceleration of the maturity on other indebtedness of the Company, triggers a default on such Notes.

     NORTEL/EDC CREDIT FACILITY -- The Company entered into a credit facility effective June 10, 1999 with Nortel for $123.0 million. On February 8, 2000 the Company entered into an Amended and Restated Credit Agreement with Nortel Networks Inc., and on June 23, 2000, Nortel assigned the entirety of its loans and commitments under the Amended and Restated Credit Agreement to Export Development Corporation (the "Nortel/EDC Credit Facility"). The proceeds of the Nortel/EDC Credit Facility are used to purchase equipment, to fund the construction of the Company's portion of the Sprint PCS network, and to pay associated financing costs. The financing terms permitted the Company to borrow $250 million (which was subsequently reduced to $175 million as a result of the prepayment of $75 million outstanding) under three commitment tranches through February 18, 2002, and requires minimum equipment purchases.

     The Nortel/EDC Credit Facility is collateralized by all of the Company's current and future assets and capital stock. The Company is required to maintain certain financial ratios and other financial conditions including minimum levels of revenue and wireless subscribers. In addition, the Company is required to maintain a $1.0 million cash balance as collateral against the facility. At December 31, 1999, the Company was not in compliance with this agreement; however, a waiver of this requirement was obtained from Nortel.

     Alamosa may borrow money under the Nortel/EDC Credit Facility as either a base rate loan with an interest rate of prime plus 2.75%, or a Eurodollar loan with an interest rate of the London interbank offered rate, commonly referred to as LIBOR, plus 3.75%. The LIBOR interest rate was 6.199% at December 31, 2000. In addition, an annual unused facility fee of 0.75% will be charged beginning August 8, 2000 on the portion of the available credit that has not been borrowed. Interest accrued through the two-year anniversary from the closing date can be added to the principal amount of the loan. Thereafter, interest is payable monthly in the case of base rate loans and at the end of the applicable interest period, not to exceed three months, in the case of Eurodollar loans. Interest expense for the period ended December 31, 2000 totaled $1,332,392. Principal is payable in 20 quarterly installments beginning September 30, 2002. Alamosa may voluntarily prepay any of the loans at any time, but any amount repaid may not be reborrowed since there are no revolving credit features. Alamosa must make mandatory

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

prepayments under certain circumstances, including 50% of the excess cash flow, as computed under the Nortel/EDC Credit Facility, after March 31, 2002 and any amount in excess of $250,000 received for asset sales outside the ordinary course of business or insurance proceeds, to the extent not reinvested in property or assets within a stated period of time. All prepayments are applied to the outstanding loan balances pro rata in the inverse order of maturity, except where there is a borrowing base shortage, in which case prepayments are first applied there, and then pro rata among all three commitment tranches.

     The original commitment terms provided for warrants representing 2% of the outstanding common stock of Holdings. These warrants were eliminated, by prior agreement, when the Company used $75 million of the equity contribution from Holdings to prepay, in February 2000, amounts previously borrowed under the Nortel/EDC Credit Facility. In addition to the $75 million prepayment, in conjunction with the closing of the new facility, the Company also paid accrued interest of approximately $852,500 and origination fees and expenses of $3,995,000.

     As a condition of the financing, Sprint PCS has entered into a consent and agreement with Nortel that modifies Sprint PCS's rights and remedies under its affiliation agreements with the Company. Among other things, Sprint PCS consented to the pledge of substantially all of the Company's assets to Nortel, including the affiliation agreements. In addition, Sprint PCS may not terminate the affiliation agreements with the Company and must maintain 10 MHz of PCS spectrum in the Company's markets until the Nortel/EDC Credit Facility is satisfied or the Company's assets are sold pursuant to the terms of the consent and agreement with Nortel.

     Alamosa incurred approximately $8,256,000 of costs associated with obtaining the Nortel/EDC Credit Facility. Those costs consisted of loan origination fees, legal fees and other debt issuance costs that have been capitalized and are being amortized to interest expense using the straight-line method over the term of the Nortel/EDC Credit Facility.

     Terms and conditions of the Nortel/EDC Credit Facility after the assignment on June 23, 2000 are essentially the same as before the assignment. However, the Company is no longer required to maintain a $1 million cash balance as collateral against the Nortel/EDC Credit Facility.

11.  INCOME TAXES

     Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The net deferred tax asset has been fully reserved because of uncertainty regarding the Company's ability to recognize the benefit of the asset in future years. Prior to February 1, 2000, the Company's predecessor operated as a Limited Liability Company ("LLC") under which losses for income tax purposes were utilized by the LLC members on their income tax returns. Subsequent to January 31, 2000, the Company became a C-Corp for federal income tax purposes and therefore subsequent losses became net operating loss carryforwards of the Company. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                     DECEMBER 31,
                                                         2000
                                                     ------------
      Deferred tax assets:
        Net operating loss carryforwards .........  $  25,625,914
        Original issue discount ..................      7,690,882
        Non-cash compensation ....................      2,067,209
        Start-up expenses ........................      1,006,690
        Deferred rent ............................        588,000
        Bad debt allowance .......................        442,577
        Other ....................................        600,517
                                                    -------------
      Gross deferred tax assets ..................     38,021,789
      Deferred tax liabilities:
        Depreciation .............................     10,995,932
        Other ....................................         40,532
                                                    -------------
      Net deferred tax assets ....................     26,985,325
      Valuation allowance ........................    (26,985,325)
                                                    -------------
      Deferred tax balance .......................  $          --
                                                    =============

     The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate with the differences summarized below:

                                                                   DECEMBER 31,
                                                                       2000
                                                                   ------------
      Federal tax benefit at statutory rate .....................       (35%)
                                                                        ===
      Predecessor Limited Liability Company .....................      1.45%
      Adjustment due to increase in valuation allowance .........     33.40%
      Other .....................................................       .15%
                                                                      -----
      Provision for income taxes ................................      0.00%
                                                                      =====

     As of December 31, 2000, the Company has available net operating loss carryforwards totaling approximately $73,217,000 which expire beginning in 2020. Utilization of net operating loss carryforwards may be limited by ownership changes which may have occurred or could occur in the future.

12.  RELATED PARTY TRANSACTIONS

     NOTE RECEIVABLE -- On April 23, 1999, the Company entered into a $100,000 loan agreement with an officer of the Company. The loan was fully repaid on April 10, 2000.

     AGREEMENTS WITH CHR SOLUTIONS, INC. -- Alamosa has entered into a number of agreements with CHR Solutions, Inc. ("CHR") to perform various consulting and engineering services. CHR resulted from a merger between Hicks & Ragland Engineering Co., Inc., and Cathey, Hutton & Associates, Inc. effective as of November 1, 1999. David Sharbutt, the Company's Chairman and Chief Executive Officer, was, at the time the agreements were executed, the President and Chief Executive Officer of Hicks & Ragland. As of December 2000, Mr. Sharbutt resigned his position on the Board of CHR, and is no longer an employee of CHR.

     Total amounts paid under the above agreements totaled $6,334,259 and $3,841,793 for the years ended December 31, 2000 and 1999, respectively. Amounts included in accounts payable for the above agreement totaled $1,489,358 and $893,764 for the years ended December 31, 2000 and 1999, respectively.

     AGREEMENT WITH AMERICAN TOWER CORPORATION -- In August 1998, the Company entered into a master site development and lease agreement with Specialty Capital Services, Inc. ("Specialty"), a subsidiary of

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Specialty Teleconstructors, Inc. ("Teleconstructors"), that has since merged with American Tower Corporation ("American"). Pursuant to the agreement, Specialty arranges for collocation of equipment or constructs new facilities in area identified for build-out. Specialty provides site acquisitions, leasing and construction services, and secures zoning, permitting and surveying approvals and licenses for each base station. This initial term master agreement expires in August 2003, with automatic renewal for three additional terms of five years each.

     The agreement provides for monthly payments subject to an annual adjustment based on the Consumer Price Index. Prior to October 1, 1999, Specialty was related to the Company through one of the Company's directors who owned interests in both the Company and Teleconstructors and was an employee and officer of Specialty and Teleconstructors. In addition, another individual who was one of the Company's directors at the time the agreement was entered into is a manager of Longmont PCS, LLC, one of the Company's former members. This individual was also a stockholder of Teleconstructors and acted as a vice president of American, which acquired Teleconstructors. The two individuals completed the disposition of their ownership interests in American by September 30, 1999 and are no longer associated with American. No amounts were paid or outstanding under this agreement during 1998. Through September 30, 1999, $165,300 was paid under this agreement.

     AGREEMENTS WITH TECH TELEPHONE COMPANY -- Alamosa entered into a telecommunications service agreement with Tech Telephone Company Limited Partnership, an affiliate of CHR, to install and provide DSI telecommunications lines between Sprint PCS and the Company's Lubbock-based operations and between the Company's Lubbock-based operations and other markets. The original term of the agreement is three years, but the agreement automatically renews upon expiration for additional successive 30-day terms by either party.

     The Company has also entered into a distribution agreement with Tech Telephone, authorizing it to become a third party distributor of Sprint PCS products and services for the Company in Lubbock.

     Total amount paid for these contracts was $1,707,074 and $212,687 during the years ended December 31, 2000 and 1999, respectively. The amounts included in accounts payable for the same periods were $147,387 and $288,461, respectively.

     OTHER RELATED PARTY TRANSACTIONS -- In November 1998, the Company entered into an agreement to lease space for telephone switching equipment in Albuquerque with SASR Limited Partnership, 50% owned by one of the Company's directors and a manager of West Texas PCS, LLC, and Budagher Family LLC, two of the Company's interest holders. The lease has a term of five years with two optional five-year terms. The lease provides for monthly payments aggregating to $18,720 a year with 10% increase at the beginning of the two option periods, as well as a pro rata portion of real estate taxes on the property. In connection with the Company's distribution and sales of Sprint PCS wireless communications equipment, on December 28, 1998, the Company entered into a long-term agreement to lease space for a retail store in Lubbock, Texas with Lubbock HLH, Ltd., principally owned by one of Holding's directors and the general manager of South Plains Advance Communications & Electronics, Inc. ("SPACE"). SPACE is a stockholder of the Company. This lease has a term of 15 years and provides for monthly payments aggregating to approximately $110,000 a year, subject to adjustment based on the Consumer Price Index on the first day of the sixth lease year and on the first day of the eleventh lease year. No amounts were paid or outstanding under this lease at December 31, 1998. During 1999, $73,233 was paid under this lease. No amount was payable at December 31, 1999. During 2000, $100,833 was paid under this lease. No amount was payable at December 31, 2000.

13.  EMPLOYEE BENEFITS

     Effective November 13, 1998, the Company elected to participate in the NTCA Savings Plan, a defined contribution employee savings plan sponsored by the National Telephone Cooperative Association under Section 401(k) of the Internal Revenue Code. No employer contributions were made to this plan for the period ended December 31, 1999 and 1998. During 2000, the Company made employer contributions of $187,555.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Effective October 1, 1999, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO"), the Company's chairman. In addition, in December 1999, the Company granted options to the CEO to acquire 242,500 common shares at an exercise price of $1.15 per share which vested immediately prior to the completion of the initial public offering and 1,455,000 shares at an exercise price equal to the initial public offering price which vest 33% per year beginning September 30, 2000. The options expire January 5, 2009. The Company will recognize compensation expense of $3,116,125 related to the 242,500 options issued with an exercise price below the initial public offering price over the options vesting period. Compensation expense recorded for the year ended December 31, 2000 and 1999 was $2,764,797 and $351,328, respectively.

     On October 2, 1998, the Company entered into an employee agreement with its Chief Operating Officer ("COO"). The agreement provides for the granting of stock options in three series. The initial exercise price was determined based on the following formula: $48,500,000, committed capital at September 30, 1998, multiplied by the percentage interest represented by the option exercised. The exercise price for each series increased by an annual rate of 8%, 15% or 25% compounded monthly beginning at the date of grant as specified by the agreement. Options may be exercised any time from January 1, 2004 to January 5, 2008. The options vest over a three-year period. During 1998, one option from each series was granted under this agreement. The options to acquire membership interests described above were to be exchanged for options in Holdings to acquire an equivalent number of common shares: 242,500 at $1.08 per share, 242,500 at $1.15 per share and 242,500 at $1.25 per share. Effective December 1999, the Company amended his options such that each of his three series of original options were exchanged for two options to acquire a total of 1,697,500 shares of common stock. The first option to acquire 242,500 shares of common stock has a fixed exercise price of $1.15 per share and vested immediately prior to completion of the initial public offering. The second option to acquire 1,455,000 shares of common stock has an exercise price equal to the initial public offering price and vests 25% per year beginning September 30, 2000. The expiration date of all of the COO's options was extended from January 5, 2008 to January 5, 2009. These amendments resulted in a new measurement date. The Company will record compensation expense totaling $9,341,100 in connection with these options. Compensation expense recorded for the years ended December 31, 2000 and 1999 was $1,639,532 and $6,588,755, respectively.

     Effective December 1, 1999, the Company entered into a five-year employment agreement with its Chief Financial Officer ("CFO"). In addition, the Company granted the CFO options to purchase 1,455,000 shares at the initial public offering price and that will expire January 5, 2009. There is no compensation cost related to these options.

     On October 14, 1998, the Board of Members of the Company approved an Incentive Ownership Plan. The plan consisted of 3,500 units comprised of 1,200 Series 8, 1,150 Series 15 and 1,150 Series 25 units. The exercise price for each series was based on a pre-defined strike price which increased by an annual rate of 8%, 15% or 25% compounded monthly beginning July 1, 2000. The initial exercise prices were $564.79, $623.84 and $711.88 for Series 8, Series 15 and Series 25 options, respectively. Each unit provided the holder an option to purchase an interest in the Company. Vested units could have been exercised any time from July 1, 2000 to December 31, 2006. On October 29, 1998, under an employment agreement with the Company's Chief Technology Officer, 300 units were granted under this plan. The options to acquire membership interests described above were to be exchanged for options to acquire an equivalent number of common shares: 48,500 at $1.13 per share, 48,500 at $1.25 per share and 48,500 at $1.42 per share. Effective as of the IPO, these options were converted into options of Holdings and were amended such that his original options with exercise prices that increased by an annual rate of 8%, 15%, or 25% (compounded monthly beginning July 1, 2000) were exchanged for options to purchase an equivalent number of common shares at fixed exercise prices equal to $1.13, $1.25 and $1.42 per share, which will not increase over the term of the options. These amendments resulted in a new measurement date. The Company recorded compensation expense totaling $2,095,723 in connection with these options. Compensation expense recorded for the year ended December 31, 2000 and 1999 was $836,296 and $1,259,427, respectively.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14.  STOCK-BASED COMPENSATION

     Holdings adopted an Incentive Stock Option Plan (the "Plan") effective November 12, 1999, which provides for the granting of either incentive stock options or nonqualified stock options to purchase shares of Holdings' common stock and for other stock-based awards to officers, directors and key employees for the direction and management of the Company and to non-employee consultants and independent contractors. Effective December 14, 2000, options to acquire the Company's common stock were converted into rights to acquire an equal number of common shares of Alamosa PCS Holdings, Inc. At December 31, 2000, 7,000,000 shares of common stock were reserved for issuance under the Plan. The compensation committee of the board of directors administers the Plan and determines grant prices and vesting periods. Generally, the options under each plan vest in varying increments over a three to five-year period, expire ten years from the date of grant and are issued at exercise prices no less than 100% of the fair market value of common stock at the time of the grant.

     The Company applies APB No. 25, "Accounting for Stock Issued to Employees" and related interpretation, in accounting for its employee stock options. In accordance with APB No. 25, no compensation expense or unearned compensation was recorded as of December 31, 1998. The Company has recorded unearned compensation of $14,962,949. This amount is being recognized over the vesting period in accordance with FASB Interpretation No. 28 when applicable. For the year ended December 31, 2000 and 1999, non-cash compensation of $5,650,625 and $8,199,511 has been recognized, respectively.

     As discussed in Note 4, the Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost for the Company's stock option plans been determined based on the fair value provisions of SFAS No. 123, the Company's net loss and net loss per share would have been decreased to the pro forma amounts indicated below:

                                                                              FOR THE PERIOD
                                                                            FROM JULY 16, 1998
                                        YEAR END            YEAR END        (INCEPTION) THROUGH
                                      DECEMBER 31,        DECEMBER 31,         DECEMBER 31,
                                          2000                1999                 1998
                                   -----------------   -----------------   --------------------
Net loss - as reported .........     $ (80,188,100)      $ (32,835,859)         $ (923,822)
Net loss - pro forma ...........     $ (80,188,100)      $ (32,835,859)         $ (997,531)

     The pro forma disclosures provided are not likely to be representative of the effects on reported net income or loss for future years due to future grants and the vesting requirements of the Company's stock option plans.

     The weighted-average fair value for all stock options granted in 1998, 1999 and 2000 was $0.46, $13.04, and $12.18, respectively. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                          FOR THE PERIOD
                                                                        FROM JULY 16, 1998
                                        YEAR END         YEAR END       (INCEPTION) THROUGH
                                      DECEMBER 31,     DECEMBER 31,        DECEMBER 31,
                                          2000             1999                1998
                                     --------------   --------------   --------------------
Dividend yield ...................          0%               0%                  0%
Expected volatility ..............         72%              70%                 70%
Risk-free rate of return .........        6.3%             5.5%                5.5%
Expected life ....................     4.07 years       5.53 years           0.3 years

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following summarizes activity under the Company's stock option plans:

                                                                               WEIGHTED-AVERAGE EXERCISE
                                                      NUMBER OF OPTIONS             PRICE PER SHARE
                                                ----------------------------- ----------------------------
                                                   YEAR END       YEAR END       YEAR END       YEAR END
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                     2000           1999           2000           1999
                                                -------------- -------------- -------------- -------------
Options outstanding at beginning of the period    5,282,000        873,000          12.47          1.18
Granted . .....................................   2,131,750      5,282,000          17.17         12.47
Exercised . ...................................    (538,750)            --         ( 1.48)           --
Canceled/forfeited . ..........................     (86,248)      (873,000)        (12.35)        (1.18)
                                                  ---------      ---------        -------        ------
Options outstanding at the end of the period ..   6,788,752      5,282,000          16.87         12.47
                                                  =========      =========        =======        ======
Options exercisable at end of period ..........   1,615,502         48,498          16.75          1.27

     The following table summarized information for stock options at December 31, 2000:

                                          OUTSTANDING                         EXERCISABLE
                           ----------------------------------------- -----------------------------
                            NUMBER OF   EXERCISE       REMAINING      NUMBER OF   WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES     OPTIONS      PRICE    CONTRACTUAL LIFE    OPTIONS     EXERCISE PRICE
-------------------------- ----------- ---------- ------------------ ----------- -----------------
$1.13  - $10.74...........     57,002   $ 10.21            8.8           57,002       $ 10.21
$10.75 - $15.67...........    620,100   $ 13.82            9.7            9,000       $ 15.67
$16.81 - $24.56...........  6,029,650   $ 17.11            8.3        1,549,500       $ 17.00
$26.25 - $35.63...........     82,000   $ 27.11            9.6               --          N/A
                            ---------   -------            ---        ---------  ------------
$1.13  - $35.63...........  6,788,752   $ 16.87            8.5        1,615,502       $ 16.75
                            =========   =======            ===        =========  ============

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

     The carrying amount of the debt issued pursuant to the Company's credit agreement with EDC is expected to approximate fair value because the interest rate changes with market interest rates.

     The Company utilizes interest rate cap agreements to limit the impact of increases in interest rates on its floating rate debt. The interest rate cap agreements require premium payments to counterparties based upon a notional principal amount. Interest rate cap agreements entitle the Company to receive from the counterparties the amounts, if any, by which the selected market interest rates exceed the strike rates stated in the agreements. The fair value of the interest rate cap agreements is estimated by obtaining quotes from brokers and represents the cash requirement if the existing contracts had been settled at the balance sheet dates.

     Selected information related to the Company's senior discount notes is a follows:

                                   DECEMBER 31,     DECEMBER 31,
                                       2000             1999
                                  --------------   -------------
Book value ....................   $209,279,908         $  --
Fair value ....................    215,558,305            --
                                  ------------         -----
Net unrecognized gain .........   $  6,278,397         $  --
                                  ============         =====

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Selected information related to the Company's interest rate cap agreements is as follows:

                                          DECEMBER 31,      DECEMBER 31,
                                              2000              1999
                                         --------------   ---------------
Notional amount ......................     $2,300,000       $35,607,000
                                           ==========       ===========
Fair value ...........................            439           125,815
Carrying amount ......................         20,550           282,958
                                           ----------       -----------
Net unrecognized gain (loss) .........     $  (20,111)      $  (157,143)
                                           ==========       ===========

     These fair value estimates are subjective in nature and involve uncertainties and matters of considerable judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

16.  COMMITMENTS AND CONTINGENCIES

     On December 21, 1998, the Company entered into a three-year agreement with Nortel to purchase network equipment and infrastructure. Pursuant to that agreement, Nortel also agreed to provide installation and optimization services, such as network engineering and radio frequency engineering, for the equipment and to grant the Company a nonexclusive license to use the software associated with the Nortel equipment. The Company has committed to purchase $82.0 million worth of equipment and services from Nortel. Under the agreement, the Company will receive a discount on the network equipment and services because of the Company's affiliation with Sprint PCS, but must pay a premium on any equipment and services financed by Nortel. If the Company's affiliation with Sprint PCS ends, Nortel has the right to either terminate the agreement or, with the Company's consent, modify the agreement to establish new prices, terms and conditions. The Company entered into a modification of the agreement with Nortel after December 31, 1999 as described in Note 10.

17.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The quarterly results of operations (unaudited) for 1998, 1999, and 2000 per quarter are as follows:

                                                  QUARTER ENDED
                            ----------------------------------------------------------
                              MARCH 31       JUNE 30      SEPTEMBER 30     DECEMBER 31
                            ------------   -----------   --------------   ------------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
1998:
 Net sales ..............    $      --      $      --      $      --       $      --
 Operating loss .........           --             --           (401)           (558)
 Net loss ...............           --             --           (400)           (523)
1999:
 Net sales ..............    $      --      $      35      $   1,965       $   6,984
 Operating loss .........       (1,963)        (4,005)       (11,279)        (13,425)
 Net loss ...............       (1,745)        (4,018)       (11,926)        (15,147)
2000:
 Net sales ..............    $  11,880      $  17,553      $  23,203       $  30,064
 Operating loss .........      (13,114)       (10,744)       (14,621)        (30,418)
 Net loss ...............      (15,580)       (12,908)       (17,470)        (34,230)

     Beginning in the fourth quarter of 2000, the Company began recording bad debt expense as a component of selling and marketing. Quarterly net sales have been adjusted to reflect the reclassification of bad debt expense to selling and marketing expense. The effect amounted to $194,722, $319,590 and $219,871 for each of the first three quarters in the year ended December 31, 2000.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

18.  GUARANTOR FINANCIAL STATEMENTS

     Set forth below are consolidating financial statements of the issuer and guarantor subsidiaries and Alamosa Operations, Inc. ("Operations") which is the Company's non-guarantor subsidiary (the "Non-Guarantor Subsidiary") of the Senior Discount Notes. Separate financial statements of each guarantor subsidiary have not been provided because management has determined that they are not material to investors.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                                     GUARANTOR    NON-GUARANTOR
                                                        ISSUER     SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                        ------     ------------    ----------    ------------   ------------
ASSETS
Current Assets:
 Cash and cash equivalents ........................  $  114,003     $  23,054        $ 4,711      $       --    $  141,768
 Short term investments ...........................       1,600            --             --              --         1,600
 Accounts receivable, net of allowance ............          --        13,847            900              --        14,747
 Intercompany receivable ..........................      47,239         4,338             --         (51,577)           --
 Inventory ........................................          --         2,753             --              --         2,753
 Investment in subsidiary .........................     168,857            --             --        (168,857)           --
 Prepaid expenses and other assets ................          17         3,010          1,046              --         4,073
                                                     ----------     ---------        -------      ----------    ----------
   Total current assets ...........................     331,716        47,002          6,657        (220,434)      164,941
Property and equipment, net .......................          --       228,983             --              --       228,983
Notes receivable ..................................          --            --         46,865              --        46,865
Debt issuance costs, net ..........................       6,207         6,901             --              --        13,108
Other non-current assets ..........................       3,319         1,182             --              --         4,501
                                                     ----------     ---------        -------      ----------    ----------
   Total assets ...................................  $  341,242     $ 284,068        $53,522      $ (220,434)   $  458,398
                                                     ==========     =========        =======      ==========    ==========
LIABILITIES AND EQUITY
Current Liabilities:
 Accounts payable and accrued expenses ............  $      564     $  60,783        $    39      $       --    $   61,386
 Intercompany payable .............................          --            --         51,577         (51,577)           --
 Current installments on capital lease
   obligations ....................................          --            36             --              --            36
                                                     ----------     ---------        -------      ----------    ----------
   Total current liabilities ......................         564        60,819         51,616         (51,577)       61,422
Long-term debt ....................................     209,280        54,524             --              --       263,804
Capital lease obligations .........................          --         1,039             --              --         1,039
Other noncurrent liabilities ......................          --           735             --              --           735
                                                     ----------     ---------        -------      ----------    ----------
   Total liabilities ..............................     209,844       117,117         51,616         (51,577)      327,000
                                                     ----------     ---------        -------      ----------    ----------
Stockholders' Equity:
 Preferred stock, par value $.01 per share;
   1,000 shares authorized, no shares issued
   and outstanding ................................          --            --             --              --            --
Common stock, $.01 par value; 9,000 shares
 authorized, 100 issued and outstanding ...........           1           485             --            (485)            1
Additional paid-in capital ........................     246,458       266,068             --        (266,068)      246,458
Accumulated (deficit) earnings ....................    (113,948)      (98,489)         1,906          96,583      (113,948)
Unearned compensation .............................      (1,113)       (1,113)            --           1,113        (1,113)
                                                     ----------     ---------        -------      ----------    ----------
   Total equity ...................................     131,398       166,951          1,906        (168,857)      131,398
                                                     ----------     ---------        -------      ----------    ----------
   Total liabilities and stockholders' equity .....  $  341,242     $ 284,068        $53,522      $ (220,434)   $  458,398
                                                     ==========     =========        =======      ==========    ==========

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                              GUARANTOR    NON-GUARANTOR
                                                 ISSUER     SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                 ------     ------------    ----------    ------------   ------------
Revenues:
 Subscriber revenues .......................   $      --     $  56,154        $   --         $    --      $  56,154
 Travel and roaming revenues ...............          --        17,345            --              --         17,345
                                               ---------     ---------        ------         -------      ---------
 Services revenues .........................          --        73,499            --              --         73,499
 Product sales .............................          --         9,201            --              --          9,201
                                               ---------     ---------        ------         -------      ---------
   Total revenue ...........................          --        82,700            --              --         82,700
Cost of services and operations ............          --        55,430            --              --         55,430
Cost of products sold (including $836 of
 non-cash compensation) ....................          --        20,524            --              --         20,524
Selling and marketing ......................          --        46,514            --              --         46,514
General and administrative (including
 $4,814 of non-cash compensation) ..........       1,050        13,263            39              --         14,352
Depreciation and amortization ..............          --        12,530            --              --         12,530
Terminated merger and acquisition costs ....       2,247            --            --              --          2,247
                                               ---------     ---------        ------         -------      ---------
   Loss from operations ....................      (3,297)      (65,561)          (39)             --        (68,897)
Equity in loss of subsidiaries .............     (62,823)           --            --          62,823             --
Interest and other income ..................       8,489         4,050         1,945              --         14,484
Interest expense ...........................     (22,557)       (3,218)           --              --        (25,775)
                                               ---------     ---------        ------         -------      ---------
   Net income (loss) .......................   $ (80,188)    $ (64,729)       $1,906         $62,823      $ (80,188)
                                               =========     =========        ======         =======      =========

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                                   GUARANTOR    NON-GUARANTOR
                                                      ISSUER     SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                      ------     ------------    ----------    ------------   ------------
Cash flows from operating activities:
Net income (loss) ...............................  $  (80,188)    $  (64,729)    $  1,906       $   62,823    $  (80,188)
Adjustments to reconcile net loss tonet cash
 used in operating activities:
 Equity in loss of subsidiaries .................      62,823             --           --          (62,823)           --
 Non-cash compensation expense ..................         410          5,241           --               --         5,651
 Depreciation and amortization ..................          --         12,530           --               --        12,530
 Bad debt expense ...............................          --          1,107           --               --         1,107
 Amortization of debt issuance costs ............         373          1,024           --               --         1,397
 Deferred interest expense ......................      22,184            868           --               --        23,052
 Loss from disposition of interest rate cap
   agreements ...................................          --            266           --               --           266
 Loss from asset disposition ....................          --             81           --               --            81
 (Increase) decrease in asset accounts:
   Accounts receivable ..........................          --        (13,278)        (900)              --       (14,178)
   Inventory ....................................          --          3,025           --               --         3,025
   Prepaid expense and other assets .............        (179)        (3,071)      (1,046)              --        (4,296)
 Increase (decrease) in liability accounts:
   Accounts payable and accrued expenses.........         564         21,732           39               --        22,335
                                                   ----------     ----------     ---------      ----------    ----------
   Net cash provided by (used in) operating
    activities ..................................       5,987        (35,204)          (1)              --       (29,218)
                                                   ----------     ----------     ---------      ----------    ----------
Cash flows from investing activities:
 Additions to property and equipment ............          --       (136,904)          --               --      (136,904)
 Intercompany receivable ........................     (47,239)        (4,338)          --           51,577            --
 Intercompany payable ...........................          --             --       51,577          (51,577)           --
 Equity investment in subsidiary ................    (215,000)            --           --          215,000            --
 Equity investment from parent ..................          --        215,000           --         (215,000)           --
 Repayment (issuance) of notes receivable .......          --            100      (46,865)              --       (46,765)
 Acquisition related costs ......................      (3,156)            --           --               --        (3,156)
 Purchase of short term investments .............      (1,600)            --           --               --        (1,600)
 Purchase of minority interest in subsidiary.....          --           (255)          --               --          (255)
 Change in restricted cash ......................          --            518           --               --           518
                                                   ----------     ----------     ---------      ----------    ----------
   Net cash provided by (used in) investing
    activities ..................................    (266,995)        74,121        4,712               --      (188,162)
                                                   ----------     ----------     ---------      ----------    ----------
Cash flows from financing activities:
 Equity offering proceeds .......................     208,589             --           --               --       208,589
 Equity offering costs ..........................     (14,802)         1,203           --               --       (13,599)
 Issuance of Senior Discount Notes ..............     187,096             --           --               --       187,096
 Debt issuance cost .............................      (6,581)        (4,182)          --               --       (10,763)
 Stock options exercised ........................         709             --           --               --           709
 Proceeds from issuance of long-term debt .......          --         57,758           --               --        57,758
 Repayments of long-term debt ...................          --        (76,239)          --               --       (76,239)
 Payments on capital leases .....................          --            (31)          --               --           (31)
 Interest rate cap premiums .....................          --            (27)          --               --           (27)
                                                   ----------     ----------     ---------      ----------    ----------
   Net cash provided by financing activities.....     375,011        (21,518)          --               --       353,493
                                                   ----------     ----------     ---------      ----------    ----------
   Net increase in cash and cash
    equivalents .................................     114,003         17,399        4,711               --       136,113
Cash and cash equivalents at beginning of
 period .........................................          --          5,655           --               --         5,655
                                                   ----------     ----------     ---------      ----------    ----------
Cash and cash equivalents at end of period ......  $  114,003     $   23,054     $  4,711       $       --    $  141,768
                                                   ==========     ==========     =========      ==========    ==========

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


19.  SUBSEQUENT EVENTS

2001 SENIOR NOTES


     On January 31, 2001, the Company consummated the offering (the "2001 Notes Offering") of $250 million aggregate principal amount of Senior Notes (the "2001 Senior Notes"). The 2001 Senior Notes mature in ten years (February 1,
2011), carry a coupon rate of 12 1/2%, payable semiannually on February 1 and August 1, beginning on August 1, 2001. The net proceeds from the sale of the 2001 Senior Notes were approximately $241 million, after deducting the discounts and commission to the initial purchasers and estimated offering expenses.

     Approximately $59.0 million of the proceeds of the 2001 Senior Notes Offering were used by the Company to establish a security account (with cash or U.S. government securities) to secure on a pro rata basis the payment obligations under the 2001 Senior Notes and the 2000 Senior Discount Notes, and the balance will be used for general corporate purposes of the Company, including, accelerating coverage within the existing territories of the Company; the build-out of additional areas within its existing territories; expanding its existing territories; and pursuing additional telecommunications business opportunities or acquiring other telecommunications businesses or assets.

     Significant terms of the 2001 Senior Notes include:

     RANKING -- The 2001 Senior Notes are senior unsecured obligations of the Company, rank equally with all its existing and future senior debt and rank senior to all its existing and future subordinated debt.

     GUARANTEES -- The 2001 Senior Notes are fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis by the current subsidiaries and future restricted subsidiaries of the Company.

     SECURITY AGREEMENT -- Concurrently with the closing of the 2001 Senior Notes, the Company deposited $59.0 million with the collateral agent, to secure on a pro rata basis the payment obligations of the Company under the 2001 Senior Notes and the 2000 Senior Discount Notes. The amount deposited in the security account, together with the proceeds from the investment thereof, will be sufficient to pay when due the first four interest payments on the 2001 Senior Notes. Funds will be released from the security account to make interest payments on the 2001 Senior Notes or the 2000 Senior Discount Notes as they become due, so long as there does not exist an event of default with respect to the 2001 Senior Notes or the 2000 Senior Discount Notes.

     OPTIONAL REDEMPTION -- During the first thirty six (36) months after the 2001 Notes Offering, the Company may use net proceeds of an equity offering to redeem up to 35% of the accreted value of the notes at a redemption price of 112.5%.

     CHANGE OF CONTROL -- Upon a change of control as defined by the 2001 Notes Offering, the Company will be required to make an offer to purchase the 2001 Senior Notes at a price equal to 101% of the principal amount together with accrued and unpaid interest.

     RESTRICTIVE COVENANTS -- The indenture governing the 2001 Senior Notes contains covenants that, among other things and subject to important exceptions, limit the ability of the Company and the ability of the subsidiaries of the Company to incur additional debt, issue preferred stock, pay dividends, redeem capital stock or make other restricted payments or investments as defined by the 2001 Notes Offering, create liens on assets, merge, consolidate or dispose of assets, or enter into transactions with affiliates and change lines of business. The 2001 Senior Notes have cross-default provisions whereby an event of default, that results in acceleration of the maturity on other indebtedness of the Company, triggers a default on such Notes.

     REGISTRATION RIGHTS -- In connection with the 2001 Senior Notes Offering, the Company entered into a registration rights agreement, where Alamosa (Delaware) and the guarantors of the 2001 Senior Notes agreed, (i) to file a registration statement within 90 days of the closing of the 2001 Notes Offering which,

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


when effective, will enable holders of the 2001 Senior Notes to exchange the privately placed 2001 Senior Notes for publicly registered notes. The publicly registered notes will have terms substantially identical to those of the privately placed notes, except that the new notes will be freely transferable; and (ii) to use reasonable best efforts to cause the registration statement to become effective under the Securities Act within 180 days after the closing of the 2001 Notes Offering.

SENIOR SECURED CREDIT FACILITY


     On February 14, 2001, Superholdings, the Company and Alamosa Holdings, LLC, as borrower; entered into a $280.0 million Senior Secured Credit Facility (the "Senior Secured Credit Facility") with Citicorp USA, as administrative agent and collateral agent Toronto Dominion (Texas), Inc., as syndication agent; EDC as co-documentation agent; First Union National Bank, as documentation agent; and a syndicate of banking and financial institutions. In connection with the completion of the Southwest merger, the senior secured credit facility was increased from $280.0 million to $333.0 million.

     The following is a summary of the principal terms of the Senior Secured Credit Facility.

     The Senior Secured Credit Facility consists of:

     o a 7-year senior secured 12-month delayed draw term loan facility in an aggregate principal amount of up to $293.0 million; and

     o 7-year senior secured revolving credit facility in an aggregate principal amount of up to $40.0 million, part of which will be available in the form of letters of credit.

     Under the Senior Secured Credit Facility, interest will accrue, at Alamosa Holdings, LLC's option: (i) at the London Interbank Offered Rate adjusted for any statutory reserves ("LIBOR"), or (ii) the base rate which is generally the higher of the administrative agent's base rate, the federal funds effective rate plus 0.50% or the administrative agent's base CD rate plus 0.50%, in each case plus an interest margin which is initially 4.00% for LIBOR borrowings and 3.00% for base rate borrowings. The applicable interest margins are subject to reductions under a pricing grid based on ratios of Alamosa Holdings, LLC's total debt to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). The interest rate margins will increase by an additional 200 basis points in the event Alamosa Holdings, LLC fails to pay principal, interest or other amounts as they become due and payable under the Senior Secured Credit Facility.

     The interest rate on the outstanding loans is 9.4375%. Alamosa Holdings, LLC is also required to pay quarterly in arrears a commitment fee on the unfunded portion of the commitment of each lender. The commitment fee accrues at a rate per annum equal to (i) 1.50% on each day when the utilization (determined by dividing the total amount of loans plus outstanding letters of credit under the Senior Secured Credit Facility by the total commitment amount under the Senior Secured Credit Facility) of the Senior Secured Credit Facility is less than or equal to 33.33%, (ii) 1.25% on each day when utilization is greater than 33.33% but less than or equal to 66.66% and (iii) 1.00% on each day when utilization is greater than 66.66%.

     Alamosa Holdings, LLC is also required to pay a separate annual administration fee and a fee on the aggregate face amount of outstanding letters of credit, if any, under the new revolving credit facility.

     On February 14, 2001, Alamosa Holdings, LLC borrowed $150.0 million under the new term loan facility while an additional $90.0 million in term debt will be available for multiple drawings in amounts to be agreed for a period of 12 months thereafter. Any amount outstanding at the end of the 12-month period will amortize quarterly in amounts to be agreed beginning May 14, 2004. The new revolving credit facility of $40.0 million will be available for multiple drawings prior to its final maturity, provided that no amounts under the new revolving credit facility will be available until all amounts under the new term facility have been fully drawn. The new revolving credit facility will begin reducing quarterly in amounts to be agreed beginning May 14, 2004. All advances under the Senior Secured Credit Facility are subject

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

to usual and customary conditions, including actual and pro forma covenant compliance and the requirement that the ratio of senior debt to net property, plant and equipment for the most recent fiscal quarter will not exceed 1:1.

     Loans under the new term loan portion of the Senior Secured Credit Facility will be subject to mandatory prepayments from 50% of excess cash flow for each fiscal year commencing with the fiscal year ending December 31, 2003, 100% of the net cash proceeds (subject to exceptions and reinvestment rights of asset sales or other dispositions, including insurance and condemnation proceeds) of property by the Company and its subsidiaries, and 100% of the net proceeds of issuances of debt obligations of the Company and its subsidiaries (subject to exceptions). After the term loans are repaid in full, mandatory prepayments will be applied to permanently reduce commitments under the revolving credit portion of the Senior Secured Credit Facility.

     All obligations of Alamosa Holdings, LLC under the Senior Secured Credit Facility are unconditionally guaranteed on a senior basis by Superholdings, Alamosa PCS Holdings, Inc., the Company and, subject to certain exceptions, by each current and future direct and indirect subsidiary of the Company, including Alamosa PCS, Inc., Roberts and WOW.

     The Senior Secured Credit Facility is secured by a first priority pledge of all of the capital stock of Alamosa Holdings, LLC and subject to certain exceptions, each current and future direct and indirect subsidiary of the Company, as well as a first priority security interest in substantially all of the assets (including all of the Sprint affiliation agreements with Alamosa PCS Holdings, Inc., Roberts and WOW) of the Company and, subject to certain exceptions, each current and future direct and indirect subsidiary of the Company.

     The Senior Secured Credit Facility contains customary events of default, including, but not limited to:

     o the non-payment of the principal, interest and other obligations under the Senior Secured Credit Facility;

     o the inaccuracy of representations and warranties contained in the credit agreement or the violation of covenants contained in the credit agreement;

     o    cross default and cross acceleration to other material indebtedness;

     o    bankruptcy;

     o material judgments and certain events relating to compliance with the Employee Retirement Income Security Act of 1974 and related regulations;

     o actual or asserted invalidity of the security documents or guaranties of the Senior Secured Credit Facility;

     o the occurrence of a termination event under the management, licenses and other agreements between any of the Company, WOW, Roberts and their subsidiaries and Sprint PCS or a breach or default under the consent and agreement entered into between Citicorp USA, Inc., as administrative agent for the lenders, and Sprint PCS;

     o loss of rights to benefit of or the occurrence of any default under other material agreements that could reasonably be expected to result in a material adverse effect on Alamosa Holdings, LLC;

     o    the occurrence of a change of control;

     o any termination, revocation or non-renewal by the FCC of one or more material licenses; and

     o the failure by the Company to make a payment, if that could reasonably be expected to result in the loss, termination, revocation, non-renewal or material impairment of any material licenses or otherwise result in a material adverse affect on Alamosa Holdings, LLC.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Senior Secured Credit Facility contains numerous affirmative and negative covenants customary for credit facilities of a similar nature, including, but not limited to, negative covenants imposing limitations on the ability of the Company, Alamosa Holdings, LLC and their subsidiaries, and as appropriate, Superholdings, to, among other things, (i) declare dividends or repurchase stock; (ii) prepay, redeem or repurchase debt; (iii) incur liens and engage in sale-leaseback transactions; (iv) make loans and investments; (v) incur additional debt, hedging agreements and contingent obligations; (vi) issue preferred stock of subsidiaries; (vii) engage in mergers, acquisitions and asset sales; (viii) engage in certain transactions with affiliates; (ix) amend, waive or otherwise alter material agreements or enter into restrictive agreements; and (x) alter the businesses they conduct.

     The Company is also subject to the following financial covenants, which will apply until June 30, 2002:

     o    minimum numbers of Sprint PCS subscribers;

     o    providing coverage to a minimum number of residents;

     o    minimum service revenue;

     o    maximum negative EBITDA or minimum EBITDA;

     o    ratio of senior debt to total capital;

     o    ratio of total debt to total capital; and

     o    maximum capital expenditures.

     After June 30, 2002, the financial covenants will be the following:

     o    ratio of senior debt to EBITDA;

     o    ratio of total debt to EBITDA;

     o ratio of EBITDA to total fixed charges (the sum of debt service, capital expenditures and taxes);

     o    ratio of EBITDA to total cash interest expense; and

     o    ratio of EBITDA to pro forma debt service.


     Unless waived by the Senior Secured Credit Facility lenders, the failure of Superholdings, Alamosa Holdings, LLC and their subsidiaries to satisfy or comply with any of the financial or other covenants, or the occurrence of an event of default under the Senior Secured Credit Facility, will entitle the lenders to declare the outstanding borrowings under the Senior Secured Credit Facility immediately due and payable and exercise all or any of their other rights and remedies. Any such acceleration or other exercise of rights and remedies would likely have a material adverse effect on Superholdings, the Company, Alamosa PCS Holdings, Inc., Alamosa Holdings, LLC and their subsidiaries.

CONSENT AND AGREEMENT FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR SECURED CREDIT FACILITY


     Sprint PCS entered into a consent and agreement with Citicorp, that modifies Sprint PCS's rights and remedies under our affiliation agreements with Sprint PCS, for the benefit of Citicorp and the holders of the Senior Secured Credit Facility and any refinancing thereof. The consent and agreement with Citicorp generally provide, among other things, Sprint PCS 's consent to the pledge of substantially all of our assets, including our rights in our affiliation agreements with Sprint PCS, and that our affiliation agreements with Sprint PCS generally may not be terminated by Sprint PCS until the Senior Secured Credit Facility is satisfied in full pursuant to the terms of the consents and agreement.

     Subject to the requirements of applicable law, so long as the Senior Secured Credit Facility remains outstanding, Sprint PCS has the right to purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries, upon its receipt of notice of an acceleration of the Senior Secured Credit Facility, under certain terms.

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     If Sprint PCS does not purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries after an acceleration of the obligations under the Senior Secured Credit Facility, then the administrative agent may sell the operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries.

MERGERS WITH ROBERTS WIRELESS COMMUNICATIONS L.L.C. AND WASHINGTON OREGON WIRELESS, L.L.C.


     On July 31, 2000, Holdings signed definitive agreements to merge two Sprint PCS affiliates, Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW") into its operations. Roberts has a management agreement with Sprint PCS to provide personal communications services to approximately 2.5 million residents primarily in the states of Missouri, Kansas and Illinois. WOW has a similar management agreement with Sprint PCS to provide services to approximately 1.5 million people primarily in Washington and Oregon.

     These mergers occurred on February 14, 2001. It is anticipated that both of these transactions will be accounted for under the purchase accounting method.

     The consummation of these transactions contemplates a merger of the Company, pursuant to which the Company, Roberts and WOW became subsidiaries of a new holding company, Superholdings, and the Company's stockholders became stockholders of Superholdings.

     Roberts is a wholly owned subsidiary of Roberts Wireless Holdings, L.L.C. ("Roberts Holdings"). Pursuant to the Roberts merger agreement, the members of Roberts Holdings received 13.5 million shares of Superholdings and approximately $4.0 million in cash. Superholdings will assume the net debt of Roberts in the transaction, which amounted to approximately $56.0 million as of December 31, 2000.

     WOW is a wholly owned subsidiary of WOW Holdings, LLC ("WOW Holdings"). Pursuant to the WOW merger agreement, the members of WOW Holdings received 6.05 million shares of Superholdings and $12.5 million in cash. Superholdings will assume the net debt of WOW in the transaction, which amounted to approximately $31 million as of December 31, 2000.

     Prior to consummating the mergers, on July 31, 2000, Operations entered into services agreements with Roberts and WOW, effective July 31, 2000 and September 1, 2000, respectively, whereby Operations began to manage the operations of Roberts and WOW, pending completion of the mergers. Operations provides various services in connection with the operation of Robert's and WOW's businesses, including (a) all network management services, (b) management of all sales and marketing services, (c) through the management agreements with Sprint PCS, customer care, billing, and other services, and (d) certain general and administrative, executive, financial and accounting, human resources, legal and other professional and forecasting services. Under the terms of the agreement, Roberts and WOW each paid Operations a management fee of $100,000 per month for the services provided by Operations and each reimbursed Operations for certain costs and expenses incurred or paid by Operations in providing these services.


     The terms of the Roberts and WOW services agreements began on July 31, 2000 and September 1, 2000, respectively, and ended upon the completion of the respective mergers.

MERGER WITH SOUTHWEST PCS


     On March 9, 2001, Superholdings announced the signing of a definitive agreement to merge Sprint PCS Network Partner, Southwest PCS Holdings, Inc. ("Southwest") into our operations. The acquisition was completed on March 30, 2001. Southwest shareholders exchanged 100 percent of their common shares of Southwest for 11.1 million shares of our common stock and $5 million in cash. The transaction was structured as a merger.

     Southwest has a management agreement with Sprint PCS to service more than
2.8 million residents with the exclusive right to market 100 percent digital and wireless products and services under the Sprint

                            ALAMOSA (DELAWARE), INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

and Sprint PCS brand names. The Southwest territories cover markets in Texas, Oklahoma and Arkansas, encompassing over 2,100 heavily traveled highway miles. As of December 31, 2001, Southwest had launched service in 18 markets covering approximately 1.5 million residents and had approximately 40,000 customers.

20.  DEBT COVENANT (UNAUDITED)


     As of March 31, 2001, the Company did not meet the maximum negative EBITDA covenant under the Senior Secured Credit Facility, which had an outstanding balance of $203 million. During the quarter ended March 31, 2001, the Company reported an EBITDA loss of $16.7 million, which exceeded the maximum negative EBITDA covenant by $7.0 million.

     On May 8, 2001, the Company obtained a permanent waiver of the covenant as of March 31, 2001 from the lending institutions of the Senior Secured Credit Facility. Management of the Company believes that the maximum negative EBITDA covenant will be met in periods subsequent to March 31, 2001.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Alamosa (Delaware), Inc.

Our audits of consolidated financial statements referred to in our report dated February 19, 2001, except for Note 19 as to which the date is March 9, 2001, appearing in the 2000 annual report on Form 10-K of Almosa (Delaware), Inc. also included an audit of the financial statement schedule listed in item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Dallas, Texas
February 19, 2001

                                   SCHEDULE II
                            ALAMOSA (DELAWARE), INC.
                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

                FOR THE PERIOD JULY 16, 1998 (INCEPTION) THROUGH
                        DECEMBER 31, 2000 (IN THOUSANDS)

                                                                 ADDITIONS
                                                 BALANCE AT      CHARGED TO
                                                BEGINNING OF     COSTS AND                     BALANCE AT
               CLASSIFICATION                      PERIOD         EXPENSES     DEDUCTIONS     END OF PERIOD
               --------------                      ------         --------     ----------     -------------
December 31, 1998
 Allowance for doubtful accounts ...........        $ --           $   --          $--           $   --
December 31, 1999
   Allowance for doubtful accounts .........        $ --           $  162          $--           $  162
December 31, 2000
   Allowance for doubtful accounts .........        $162           $1,341          $--           $1,503

     This schedule should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto that appear in this prospectus.

                          INDEPENDENT AUDITOR'S REPORT

Members

Roberts Wireless Communications, LLC

     We have audited the accompanying consolidated balance sheets of Roberts Wireless Communications, LLC (the Company) as of December 31, 2000 and 1999, and the related consolidated statement of income, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roberts Wireless Communications, LLC as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles.


                                                    MELMAN, ALTON & CO., L.L.C.


March 24, 2001

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                             2000              1999
                                                       ---------------   ---------------
ASSETS
Current Assets
 Cash ..............................................    $          --     $  3,144,756
 Accounts Receivable ...............................        3,704,786          389,951
 Inventory .........................................        1,156,207          226,968
 Prepaid Rent ......................................          364,296          120,000
 Note Receivable ...................................       16,375,106               --
                                                        -------------     ------------
   Total Current Assets ............................       21,600,395        3,881,675
                                                        -------------     ------------
Fixed Assets
 Land and Buildings ................................        1,329,270          216,335
 Communication Equipment ...........................       71,429,741       14,208,718
 Furniture & Fixtures ..............................          996,812          191,207
 Vehicles ..........................................          113,553          170,000
                                                        -------------     ------------
   Total Cost ......................................       73,869,376       14,786,260
 Less: Accumulated depreciation ....................       (6,732,648)      (1,454,939)
   Total Fixed Assets ..............................       67,136,728       13,331,321
                                                        -------------     ------------
 Intangible Assets (net of amortization) ...........        6,378,893       10,129,487
 Debt Issuance Costs (net of amortization) .........        1,849,450               --
 Other Noncurrent Assets ...........................           24,879               --
                                                        -------------     ------------
   Total Assets ....................................    $  96,990,345     $ 27,342,483
                                                        =============     ============
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
 Accounts Payable and Accrued Expenses .............    $  18,616,283     $  2,371,177
 Note Payable and Other Current Liability ..........       37,320,272               --
   Total Current Liabilities .......................       55,936,555        2,371,177
                                                        -------------     ------------
Long Term Liabilities
 Notes Payable .....................................       56,000,000       25,011,439
                                                        -------------     ------------
Total Liabilities ..................................      111,936,555       27,382,616
                                                        -------------     ------------
Commitments and Contingencies ......................
Members Equity .....................................      (14,946,210)         (40,133)
                                                        -------------     ------------
Total Liabilities and Equity .......................    $  96,990,345     $ 27,342,483
                                                        =============     ============

                 See accompanying notes and accountant's report.

                     ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  DECEMBER 31, 2000     DECEMBER 31, 1999
                                                  -----------------     -----------------
Revenues:
 Subscriber revenues .........................      $   8,492,521         $  2,025,110
 Roaming and travel revenues .................          4,920,614              469,328
                                                    -------------         ------------
 Service revenues ............................         13,413,135            2,494,438
 Product sales ...............................          1,315,616              379,259
                                                    -------------         ------------
   Total Revenue .............................         14,728,751            2,873,697
                                                    -------------         ------------
Cost and expenses:
 Cost of services and operations .............         10,004,526            1,748,565
 Cost of products sold .......................          2,493,853              834,236
 Selling and marketing .......................          6,975,964            2,025,429
 General and administrative expenses .........          2,507,262              702,829
 Depreciation and amortization ...............          5,671,944            1,799,281
                                                    -------------         ------------
   Total costs and expenses ..................         27,653,549            7,110,340
                                                    -------------         ------------
   Loss from operations ......................        (12,924,798)          (4,236,643)
 Interest and other income ...................             98,085               65,739
 Interest expense ............................         (3,279,364)            (417,337)
                                                    -------------         ------------
   Net Loss ..................................      $ (16,106,077)        $ (4,588,241)
                                                    =============         ============

                 See accompanying notes and accountant's report.

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                       CONTRIBUTED
                                                    CONTRIBUTED          CAPITAL         ACCUMULATED
                                                  CAPITAL MEMBERS   RELATED ENTITIES       DEFICIT      MEMBERS' EQUITY
                                                  ---------------   ----------------       -------      ---------------
Members' Equity (Deficit) - December 31,
 1998 ..........................................     $1,176,200        $3,709,129      $  (3,632,381)   $   1,252,948
Contributed Capital - Members ..................      2,903,000                                             2,903,000
Contributed Capital - Related Entities .........                          392,160                             392,160
Net Loss .......................................                                          (4,588,241)      (4,588,241)
                                                     ----------        ----------      -------------    -------------
Members Equity (Deficit) - December 31,
 1999 ..........................................     $4,079,200        $4,101,289      $  (8,220,622)   $     (40,133)
Contributed Capital - Members ..................      1,200,000                                             1,200,000
Net Loss .......................................                                         (16,106,077)     (16,106,077)
                                                     ----------        ----------      -------------    -------------
Members Equity (Deficit) - December 31,
 2000 ..........................................     $5,279,200        $4,101,289      $ (24,326,699)   $ (14,946,210)
                                                     ==========        ==========      =============    =============

                 See accompanying notes and accountant's report.

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                        2000               1999
                                                                 -----------------   ----------------
Cash Flows From Operating Activities:
 Net Loss ....................................................     $ (16,106,077)     $  (4,588,241)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization .............................         5,671,944          1,799,281
 Change in assets and liabilities:
   Increase in accounts receivable ...........................        (3,314,835)        (1,073,722)
   Increase in inventory .....................................          (929,239)          (226,968)
   Increase in accounts payable and accrued expenses .........        14,995,688          2,371,177
   (Increase) decrease in deposits ...........................           (24,879)         1,000,000
   Increase in prepaid expenses ..............................          (244,296)          (120,000)
                                                                   -------------      -------------
Net Cash Provided by (Used in) Operating Activities ..........            48,306           (838,473)
                                                                   -------------      -------------
Cash Flows From Investing Activities
 Additions to fixed assets and operating rights ..............       (55,612,297)       (22,489,025)
                                                                   -------------      -------------
Net Cash Used in Investing Activities ........................       (55,612,297)       (22,489,025)
                                                                   -------------      -------------
Cash Flows From Financing Activities:
 Increase in loan costs ......................................          (714,492)        (1,521,841)
 Proceeds from contributed capital ...........................         1,200,000          2,903,000
 Proceeds from debt ..........................................        51,613,455         25,011,439
                                                                   -------------      -------------
Net Cash Provided by Financing Activities ....................        52,098,963         26,392,598
                                                                   -------------      -------------
Net Increase (Decrease) in Cash ..............................        (3,465,028)         3,065,100
Cash and cash equivalents at Beginning of Year ...............         3,144,756             79,656
                                                                   -------------      -------------
Cash (Bank Overdraft) at End of Year .........................     $    (320,272)     $   3,144,756
                                                                   =============      =============
Supplemental Disclosure ......................................
 Cash Paid for Interest ......................................     $   1,697,952      $          --
                                                                   =============      =============

                 See accompanying notes and accountant's report.

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.   ORGANIZATION AND BUSINESS POLICIES

     NATURE OF OPERATIONS -- Roberts Wireless Communications, LLC (The Company) was formed May, 1998 as a limited liability company, to engage in the business of wireless communications and is currently operating as a Sprint PCS affiliate.

     INTERIM NETWORK OPERATING AGREEMENT/ASSET PURCHASE -- On January 21, 1999, Sprint PCS assigned the Columbia, MO Basic Trading Area ("BTA") and the Jefferson City, MO BTA service areas to the Company through a purchase agreement. This assignment included an agreement whereby the Company receives 92% of billed revenue generated by subscribers in these markets. At the time of this assignment, the Company was in the process of building its master switching center [MSC], thus not capable of operating the network. The Company and Sprint entered into an Interim Network Operating Agreement whereby the twenty-three cell sites located in the Columbia and Jefferson City, MO service areas would remain on the Sprint PCS St. Louis switch, and, Sprint PCS would continue to maintain such properties until: a) all leases for cell sites in both service areas had been transferred from Sprint PCS to the Company and b) The Company paid Sprint PCS in full for the "Asset Purchase". On September 8, 1999, the Asset Purchase was consummated although three of the total twenty-three leases had not been transferred. From January 21, 1999 through April 4, 2000, the Company incurred Interim Network Operating fees of varying amounts based upon the number of cell site leases not transferred. On May 19, 2000, all cell sites in the Columbia and Jefferson City service areas were transferred off the Sprint PCS switch and connected to the Company's switch.

     The purchase price for the operating rights and related equipment totaled $12.9 million. The fair value of the equipment was $4 million. The remaining $8.9 million was recorded as an intangible asset and is being amortized over the remaining life of the Sprint Agreement of 18 years.

     WHOLLY-OWNED SUBSIDIARY -- The Company owns 100% of Roberts Wireless Properties, LLC. This subsidiary is inactive.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES -- Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of any contingent assets and liabilities, and the reported revenues and expenses.

     INVENTORY -- Inventory consists of handsets and related accessories. Inventories purchased for resale will be carried at the lower of cost (first-in, first-out), or market. Market will be determined using replacement cost.

     PROPERTY AND EQUIPMENT -- Property and equipment are reported at cost less accumulated depreciation. Repair and maintenance costs are charged to expense as incurred; significant renewals and betterments are capitalized.

     When depreciable assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gains or losses on disposition are recognized in income.

     Property and equipment are depreciated using the straight-line method based on estimated useful lives of the assets. Asset lives are as follows:

     Buildings .......................   39 years
     Furniture and Fixtures ..........   5-7 years
     Communication Equipment .........   5-15 years
     Vehicles ........................   5 years

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -- The Company does not believe that any recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

     REVENUE RECOGNITION -- The Company recognizes revenue as services are performed. Sprint PCS handles the Company's billings and collections and retains 8% of collected service revenues from Sprint PCS subscribers based in the Company's territory and from non-Sprint PCS subscribers who roam onto the Company's network. The amount retained by Sprint PCS is recorded as an operating expense. Revenues generated from the sale of handsets and accessories and from roaming services provided to Sprint PCS customers who are not based in the Company's territory are not subject to the 8% retainage.

     ADVERTISING COSTS -- Advertising costs are expensed as incurred. Advertising expenses totaled approximately $3,143,566 during 2000 and $565,751 during 1999.

     ACCRUAL BASIS OF ACCOUNTING -- Assets and liabilities and income and expenses are recognized on the accrual basis of accounting.

     CONCENTRATION OF CREDIT RISK -- The Company maintains deposits in excess of federally insured limits. Statement of Financial Accounting Standards No. 105 identifies these items as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions.

     ACCOUNTS RECEIVABLE -- The Company uses the allowance method for recognizing bad debts.

     AMORTIZATION -- Loan costs are capitalized and amortized over the term of the loan on a straight-line basis over eight years.

     INCOME TAXES -- No income tax provision has been included in the financial statements, since income or loss of the limited liability company is reported by the members on their individual tax returns.

3.   NOTE PAYABLE AND OTHER CURRENT LIABILITY

  Note Payable -- Alamosa                   $ 37,000,000
  Origination Date:                        July 31, 2000
  Collateral:                        Membership Interest
  Maturity Date:                       At merger closing
  Interest Rate:                                    9.5%
  Balance December 31, 2000                 $ 37,000,000
  Bank Overdraft                                 320,272
                                            ------------
                                            $ 37,320,272
                                            ============

     The note payable was paid off February 14, 2001, when the merger with Alamosa was completed.

4.   LONG TERM DEBT

    Note payable -- DLJ Origination date:                   September 8, 1999
    Collateral:                              All assets owned by the company.
    Maturity Date: September 8, 2007                              $56,000,000
                                                                  ===========

     The Company entered into a credit agreement with Lucent. The financing terms permit the Company to borrow $56 million through three commitment tranches to finance the costs of equipment and services purchased from Lucent. In exchange for Lucent base stations purchased by the Company in connection with the swap-out of 23 Nortel base stations, Lucent agreed to give the Company credits amounting to

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

$2,061,428 to be used for future purchases of Lucent products. This loan was paid off on February 14, 2001, when the merger with Alamosa was completed.

     The loan shall bear interest at the alternate base rate (ABR), plus the applicable margin set forth as follows:

     The applicable margin for ABR Borrowings is a percentage per annum based on the ratio of total debt to annualized earnings before interest, taxes, depreciation, and amortization ("EBITDA") of the Borrower as of the prior fiscal quarter (calculated on a rolling 12-month basis) as follows:

                                                             APPLICABLE MARGIN FOR
       LEVERAGE                                                  ABR BORROWINGS
       --------                                                  --------------
       (greater than) 10 x                                            3.50%
       = or  (less than)  10 x but  (greater than)  6 x               3.25%
       = or  (less than)  6 x but  (less than)  4 x                   3.00%
       = or  (less than)  4 x                                         2.75%

     The interest rate at December 31, 2000 approximated 11.5%.

     Maturities of long-term debt for the years succeeding December 31, 2000 were scheduled as follows: This note was paid off on February 14, 2001 (Note 7).

  Year                               Amount
  ----                               ------
  2001 ......................    $          0
  2002 ......................               0
  2003 ......................       5,002,288
  2004 ......................       5,002,288
  2005 ......................       5,002,288
  Thereafter ................      40,993,136
                                 ------------
                                 $ 56,000,000
                                 ============

5.   RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS

     Capital has been contributed by related entities of the Company. Capital was contributed in the form of expenditures paid by related entities.

     During the year 2000, the Company entered into a loan agreement with Roberts Tower Company. At December 31, 2000, the amount outstanding was $16,375,106. The loan was fully repaid on February 14, 2001. Roberts Tower Company is a corporation owned by the members of the Company.

     Agreements with Affiliates - The Company has entered into an agreement with Roberts Tower Company for the rental of broadcasting equipment. Amounts paid / accrued under the agreement totaled $293,494 and $0 for the years ended December 31, 2000 and 1999, respectively.

     The Company also has entered into an agreement with Roberts Brothers Properties, LLC for the rental of office facilities. Amount paid / accrued under the agreement totaled $128,334 and $0 for the years ended December 31, 2000 and 1999, respectively. Roberts Brothers Properties, LLC is a limited liability company owned by the members of the Company.

     The Company has various operating leases, primarily related to rentals of tower sites and office facilities.

     At December 31, 2000, the aggregate minimum rental commitments under noncancellable operating leases for the periods shown are as follows:

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

  Year                              Amount
  ----                              ------
  2001 ......................    $  1,236,000
  2002 ......................       1,273,080
  2003 ......................       1,311,272
  2004 ......................       1,350,611
  2005 ......................       1,391,129
  Thereafter ................       5,994,564
                                 ------------
                                 $ 12,556,656
                                 ============

6.   COMMITMENTS AND CONTINGENCIES

     o The Company is a defendant in a lawsuit . The plaintiff is seeking $300,000. The Company has filed a motion to dismiss the suit on the basis that it fails to state any legal claim on which relief can be granted by the court as a matter of loss. If the motion to dismiss is denied, the Company intends to vigorously defend the suit. The ultimate resolution of this matter is not ascertainable at this time. No provision has been made in the financial statements related to this claim.

7.   SUBSEQUENT EVENTS

     On February 14, 2001, the Company combined its operations with Alamosa PCS Holdings, Inc. in a reorganization transaction in which the Company and Alamosa PCS Holdings, Inc. each became a wholly-owned subsidiary of Alamosa Holding, Inc.

     The members' of the Company received 13,500,000 shares of Alamosa PCS Holdings, Inc. stock and $4,000,000 in cash. As part of the reorganization, the Company transferred to the members', Roberts Tower Company or other entities controlled by them, certain assets amounting to $7,095,293 that include real estate, towers, Nortel base stations and retail store sites that were funded directly or indirectly with capital contributions to the Company by the members'.

     On February 14, 2001, Alamosa, as borrower; entered into a $280.0 million secured credit facility with Citicorp USA, as administrative agent and collateral agent Toronto Dominion (Texas), Inc., as syndication agent; EDC as co-documentation agent; First National Bank, as documentation agent; and a syndicate of banking and financial institutions.

     The following is a summary of the principal terms of the new credit facility.

     The new credit facility consists of:

     o a 7-year senior secured 12-month delayed draw term loan facility in an aggregate principal amount of up to $255.0 million; and

     o 7-year senior secured revolving credit facility in a aggregate principal amount of up to $40.0 million, part of which will be available in the form of letters of credit.

     Under the new credit facility, interest will accrue, at Alamosa's option:
(i) at the London Interbank Offered Rate adjusted for any statutory reserves ("LIBOR")., or (ii) the base rate which is generally the higher of the administrative agent's base rate, the federal funds effective rate plus 0.50% or the administrative agents's base CD rate plus 0.50%, in each case plus an interest margin which is initially 4.00% for LIBOR borrowings and 3.00% for base rate borrowings. The applicable interest margins are subject to reductions under a pricing grid based on ratios of Alamosa's total debt to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). The interest rate margins will increase be any additional 200 basis points in the event Alamosa fails to pay principal, interest or other amounts as they become due and payable under the new credit facility. This secured credit facility with Citicorp USA was used to pay off DLJ (Note 4).

               ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

8.   RECLASSIFICATIONS

     Certain items in the December 31, 1999 report have been reclassified to conform to current year classifications. Such reclassifications had no effect on previously reported net income.

                          INDEPENDENT AUDITOR'S REPORT

Board of Managers

Washington Oregon Wireless, LLC
Lake Oswego, Oregon


     We have audited the accompanying balance sheets of Washington Oregon Wireless, LLC (a limited liability company) as of December 31, 2000 and 1999, and the related statements of income, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Washington Oregon Wireless, LLC as of December 31, 2000 and 1999, and the results of its operations, members' equity, and cash flows for years then ended in conformity with generally accepted accounting principles.

February 28, 2001
Salem, Oregon

                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                                   2000               1999
                                                                             ----------------   ---------------
ASSETS
Current assets:
 Cash and cash equivalents ...............................................    $   8,441,896           596,445
 Accounts receivable less allowance for doubtful accounts of zero ........          552,018                --
 Inventory ...............................................................          510,089                --
 Prepaid expenses and other current assets ...............................          273,632                --
                                                                              -------------           -------
   Total current assets ..................................................        9,777,635           596,445
Property, plant, and equipment, net (Note 5) .............................       36,686,735        10,413,155
Deferred financing costs (Note 10) .......................................        1,479,324                --
Other assets .............................................................          149,232                --
                                                                              -------------        ----------
                                                                              $  48,092,926        11,009,600
                                                                              =============        ==========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities -- accounts payable and accrued expenses .............    $   7,825,710         8,206,097
                                                                              -------------        ----------
Long-term liabilities:
 Note payable CoBank (Note 9) ............................................       30,960,318                --
 Note payable Alamosa (Note 2) ...........................................        9,865,233                --
                                                                              -------------        ----------
   Total long-term liabilities ...........................................       40,825,551                --
                                                                              -------------        ----------
Members' equity (deficit) (Note 1):
 Capital contributed .....................................................       15,573,311         3,829,120
 Accumulated deficit .....................................................      (15,381,646)       (1,025,617)
 Capital acquisition costs ...............................................         (750,000)               --
                                                                              -------------        ----------
   Total members' equity (deficit) .......................................         (558,335)        2,803,503
                                                                              -------------        ----------
                                                                              $  48,092,926        11,009,600
                                                                              =============        ==========

    The accompanying notes are an integral part of the financial statements.

                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                       2000              1999
                                                 ----------------   -------------
Revenues:
 Subscriber revenue ..........................    $     806,850              --
 Travel and roaming revenues .................        1,016,635              --
                                                  -------------         -------
   Total service revenues ....................        1,823,485              --
 Product sales ...............................          682,576              --
                                                  -------------         -------
   Total revenues ............................        2,506,061              --
                                                  -------------         -------
Costs and expenses:
 Cost of services and operations .............        4,373,599              --
 Cost of products sold .......................        1,750,059              --
 Selling and marketing expenses ..............        4,106,230              --
 General and administrative expenses .........        4,377,348         986,210
 Depreciation and amortization ...............        1,432,661             923
                                                  -------------         -------
   Total costs and expenses ..................       16,039,897         987,133
                                                  -------------         -------
   Loss from operations ......................      (13,533,836)       (987,133)
                                                  -------------        --------
Other income (expense):
 Interest and other income ...................          155,966           6,992
 Interest expense ............................         (978,159)             --
                                                  -------------        --------
   Total other income (expense) ..............         (822,193)          6,992
                                                  -------------        --------
   Net Loss ..................................    $ (14,356,029)       (980,141)
                                                  =============        ========

    The accompanying notes are an integral part of the financial statements.

                          STATEMENTS OF MEMBERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                      CAPITAL          TOTAL
                                        CAPITAL      ACCUMULATED    ACQUISITION       MEMBERS'
                                      CONTRIBUTED      DEFICIT          COST      EQUITY (DEFICIT)
                                     ------------- --------------- ------------- -----------------
Members' equity (deficit),
 December 31, 1998 .................  $    33,000        (45,476)           --          (12,476)
 Capital contributions .............    3,796,120             --            --        3,796,120
 Net loss ..........................           --       (980,141)           --         (980,141)
                                      -----------    -----------      --------      -----------
Members' equity (deficit),
 December 31, 1999 .................    3,829,120     (1,025,617)           --        2,803,503
 Capital contributions .............   11,744,191             --            --       11,744,191
 Net loss ..........................           --    (14,356,029)           --      (14,356,029)
 Capital acquisition costs .........           --             --      (750,000)        (750,000)
                                      -----------    -----------      --------      -----------
Members' equity (deficit),
 Decmber 31, 2000 ..................  $15,573,311    (15,381,646)     (750,000)        (558,335)
                                      ===========    ===========      ========      ===========

    The accompanying notes are an integral part of the financial statements.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                          2000               1999
                                                                   -----------------   ---------------
Cash flows from operating activities:
 Net loss ......................................................     $ (14,356,029)         (980,141)
 Contributed services ..........................................           200,000           100,000
 Depreciation and amortization .................................         1,432,661               923
 Adjustments to reconcile net loss to net cash used by operating activities:
   Changes in assets and liabilities:
 Accounts receivable ...........................................          (552,018)               --
 Inventory .....................................................          (510,089)               --
 Prepaid expenses and other current assets .....................          (273,632)               --
 Accounts payable and accrued expenses .........................         5,377,452            25,060
                                                                     -------------          --------
   Net cash used by operating activities .......................        (8,681,655)         (854,158)
                                                                     -------------          --------
Cash flows from investing activities:
 Capital expenditures ..........................................       (33,326,508)       (2,249,596)
 Purchase of other assets ......................................          (149,232)               --
                                                                     -------------        ----------
   Net cash used by investing activities .......................       (33,475,740)       (2,249,596)
                                                                     -------------        ----------
Cash flows from financing activities:
 Member capital contributions ..................................        11,544,191         3,696,120
 Proceeds from note payable -- Alamosa .........................         9,865,233                --
 Proceeds from note payable -- CoBank ..........................        30,960,318                --
 Loan financing costs ..........................................        (1,616,896)               --
 Capital acquisition costs .....................................          (750,000)               --
                                                                     -------------        ----------
   Net cash provided by financing activities ...................        50,002,846         3,696,120
                                                                     -------------        ----------
   Net increase in cash and cash equivalents ...................         7,845,451           592,366
Cash and cash equivalents, beginning ...........................           596,445             4,079
                                                                     -------------        ----------
Cash and cash equivalents, ending ..............................     $   8,441,896           596,445
                                                                     =============        ==========

    The accompanying notes are an integral part of the financial statements.

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                   2000              1999
                                                             ---------------   ---------------
Cash paid during the year for interest ...................    $  1,011,142                --
                                                              ============        ==========
Non-cash investing activities:
   Additions to communications network and construction in
    progress .............................................    $ 24,807,257        10,399,330
    Equipment additions ..................................       1,172,999            14,748
    Leasehold improvements ...............................       1,588,413                --
   Equipment purchases included in accounts payable:
    Beginning ............................................       8,164,482                --
    Ending ...............................................      (2,406,643)       (8,164,482)
                                                              ------------        ----------
      Net cash additions to fixed assets .................    $ 33,326,508         2,249,596

    The accompanying notes are an integral part of the financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


BUSINESS ACTIVITY

     Washington Oregon Wireless, LLC (the Company) (WOW) operates as an Oregon Limited Liability Company comprised of 27 members as of December 31, 2000. As an LLC, the members of the Company have limited personal liability for the obligations and debts of the entity. The Company was formed in 1998 for the purpose of building out and operating personal communications services (PCS) networks in Washington and Oregon, to provide other wireless telephone services, and construct other infrastructure, towers, and networks as the members may approve.

AFFILIATION AGREEMENT

     In February 1999, the Company entered into an "Affiliation Agreement" with Sprint PCS (Sprint). As a Sprint PCS affiliate, WOW has the exclusive right to provide digital PCS services under the Sprint and Sprint PCS brand name in its service areas in rural portions of Oregon and Washington for a period of up to 50 years. Under the Agreement, WOW is responsible for designing, building, owning, and managing a communications network in its service area to the standards established by Sprint, which will operate as a single-integrated system with other Sprint PCS service areas. As part of the Sprint PCS Agreement, WOW has contracted with Sprint PCS to provide back office services such as customer activation, handset logistics, billing, customer service, and network monitoring.

MEMBERSHIP

     All members are required to own a membership interest in the Company. Each member of the Company has subscribed to a minimum of $100,000 cash (or contributed services, see Note 4) to be admitted in the LLC. Only one class of members exists and the entity's life shall exist indefinitely until dissolved as provided by the operating agreement. New members may be admitted with the approval of members comprising 67% of the ownership rights.

     Each member of the Company entered into the Amended and Restated Operating Agreement of Washington Oregon Wireless, LLC that covered the amount and timing of its contributions to the LLC. Actual capital calls were made at the discretion of the Board of Managers of the Company. The original subscription agreements have been superseded by the Amended and Restated Operating Agreement. Member capital calls were suspended after the first quarter 2000 due to the proposed merger (see Note 2). As a result of the merger closing in 2001, there are no capital subscriptions receivable at December 31, 2000.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

INVENTORY

     Inventory consists of handsets and phone accessories at retail store locations. Inventory is stated at the lower of cost, determined using the first-in, first-out method, or market. Market is determined using replacement cost in accordance with industry standards.

                          NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND 1999 (CONTINUED)

FIXED ASSETS

     Fixed assets include communication network, office equipment, leasehold improvements, and construction in progress. Office equipment and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the estimated life of the assets (10 years for the communication network and 5 years for other equipment), or the term of the lease as appropriate. The communication network and construction in progress consists of the costs of acquiring wireless communication sites for the placement of base stations, purchases of the related equipment, and construction of a mobile switching center in Beavercreek, Oregon.

INCOME TAXES

     The Company is not a taxpaying entity for federal income tax purposes, and thus, no income tax expense has been recorded in the statements. Income (loss) of the Company is included in the members' tax returns.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING FOR START-UP COSTS

     The Company accounts for start-up related costs in accordance with AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. The Company expensed start-up costs as incurred unless the costs qualify for capitalization under other generally accepted accounting principles.

ACCOUNTING FOR APPRECIATION RIGHTS

     The Company accounts for its Value Appreciation Rights Plan (see Note 7) in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. Statement No. 123 established fair value as the measurement basis for accounting for employee stock option plans and similar equity instruments.

INTEREST CAPITALIZATION

     The Company follows the policy of capitalizing interest as a component of the cost of property, plant, and equipment constructed for its own use. For the year ended December 31, 2000, total interest incurred was $1,567,398 (including $87,044 of amortization of deferred financing costs), of which $589,239 has been capitalized and $978,159 expensed. The Company incurred no interest for the year ended December 31, 1999.

ADVERTISING

     Advertising costs, which are expensed to operations when incurred, amounted to $884,428 in 2000 (none in 1999).

                          NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND 1999 (CONTINUED)


2.   REORGANIZATION


     On July 31, 2000, the Company entered into a definitive agreement to merge with Sprint PCS affiliate Alamosa PCS Holdings, Inc. (Alamosa). Pursuant to the Reorganization Agreement, the members of the Company will receive 6,050,000 shares of Alamosa stock and $12.5 million in cash in exchange for 100% of the ownership of the Company. The merger was completed on February 14, 2001.

     Upon closing of the merger, all units granted under the VAR Plan (see Note
7) became fully vested, and the units were valued as of such closing. The valuation is based on the Company's total equity value as reflected in the merger (including stock and cash received by the members of the Company), without deduction of the cost of such merger and without reducing the value of stock the members of the Company receive, by a discount for any "lock-up" period applicable to such stock. All amounts owed under the plan were either paid directly by the members out of the proceeds received under the merger or assumed by Alamosa as described below. The Company incurred no liability related to the plan.


     As described in the Agreement and Plan of Reorganization, on the closing date Alamosa, or an affiliate of Alamosa, assumed the obligations owed under the VAR Plan to the Company's employees whom Alamosa or its affiliates elected to employ and assumed the obligations owed to the CEO of the Company under the VAR Plan.

     In addition, on July 31, 2000, the Company entered into a services agreement with Alamosa Operations, Inc. (Operations), a subsidiary of Alamosa, effective September 30, 2000, whereby Operations began to manage the operations of the Company pending the outcome of the merger. Operations provides various services in connection with the operation of the Company's business, including:
(a) all network management services, (b) management of all sales and marketing services, (c) through the management agreements with Sprint PCS, customer care, billing, and other services, and (d) certain general and administrative, executive, financial and accounting, human resources, legal, and other professional, and forecasting services. Under the terms of the agreement, the Company pays Operations a management fee of $100,000 per month for the services provided by Operations and reimburses Operations for certain costs and expenses incurred by or paid by Operations in providing these services.

     Also on July 31, 2000, the Company and Operations entered into a loan agreement whereby Operations will lend up to $11 million to the Company to be used only for the purposes of: (a) satisfying certain capital contribution requirements under the Company's operating agreement, and (b) funding the Company's working capital needs from July 31, 2000 through completion of the merger. As of December 31, 2000, $9,865,233 has been funded under the loan agreement.

     The loan bears interest at the prime rate and, prior to the merger closing, was due 30 days after the termination of the Reorganization Agreement or upon demand. The loan was guaranteed by certain members of the Company.

     Upon the merger closing, the amounts due to Operations by the Company under the Loan Agreement remained a debt obligation of the Company, subject to a subordination agreement in favor of the senior lender to Alamosa.

     In addition, upon the merger closing, Alamosa received funds under a $280 million credit facility from Citibank, a portion of which were used to pay off any amounts outstanding on the Company's Senior Secured Credit Facility with CoBank (see Note 9).

                          NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND 1999 (CONTINUED)


3.   DEVELOPMENT STAGE OPERATIONS


     Since its formation in July 1998, the operations of the Company have been devoted to raising capital, design and development related to construction of facilities, acquisition of wireless communication sites, construction of base stations, and administrative functions. Beginning in the second quarter of 2000, certain tower sites became operational, and the Company began earning revenue on roaming traffic through its network. In September and throughout the fourth quarter of 2000, additional tower sites became operational, began operation of six retail stores, and the Company is no longer considered in the development stage.


4.   RELATED PARTY TRANSACTIONS


     A member of the Company, Western Independent Network, Inc. (WIN), rents switching facilities and provides certain management and administrative services to WOW. Payments to WIN for these services totaled $158,649 and $205,675 for the years ended December 31, 2000 and 1999, respectively. WIN also received $200,000 in contributed capital in 2000 ($100,000 in 1999) for management services for a total membership interest of $300,000.

     Another member of the Company, Duncan, Tiger, and Tabor, provided legal services to the Company. Payments for these services totaled $94,248 and $80,657 for years ended December 31, 2000 and 1999, respectively.

     In addition, organizations affiliated with JMW Wireless Acquisition Company, LLC, a member of the Company, have provided various professional services including assistance in obtaining debt and equity financing for the Company. Payments for these services were approximately $898,268 (including $750,000 of capital acquisition costs) and $84,624 for the years ended December 31, 2000 and 1999, respectively.


5.   PROPERTY, PLANT, AND EQUIPMENT


     Property, plant, and equipment consists of the following:

                                              2000             1999
                                         --------------   -------------
   Network equipment .................    $32,875,762              --
   Office equipment ..................      1,187,747          14,748
   Leasehold improvements ............      1,588,413              --
   Construction in progress ..........      2,330,825      10,399,330
                                          -----------      ----------
                                           37,982,747      10,414,078
                                          -----------      ----------
   Accumulated depreciation ..........      1,296,012             923
                                          -----------      ----------
                                          $36,686,735      10,413,155
                                          -----------      ----------


6.   COMMITMENTS


     The Company designed and engineered the wireless network it will build and has developed an estimate of the cost to construct. The Company has entered into various agreements related to building out the network. These agreements cover the purchase of switching and other equipment, construction of base stations, and the construction of a mobile switching center.

     Based on the system design, the estimated costs that WOW will incur to build the network, including the commitments already made, are as follows:

                          NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND 1999 (CONTINUED)

   2001 .........    $  8,590,000
   2002 .........       2,110,000
   2003 .........       1,230,000
   2004 .........       1,950,000
   2005 .........       1,230,000
                     ------------
                     $ 15,110,000

     In addition, the Company has entered into lease agreements for the use of towers. The lease agreements differ in amount based on whether the tower is a build-to-suit or a co-locate. The leases commence when a tower is ready for use and began in 2000. The Company currently has signed lease agreements on 114 sites (90 of which had commenced at December 31, 2000) with annual lease payments totaling $2,790,000. An additional 38 sites are expected to commence in 2001 for a total of 152 sites.

     The minimum lease payments on all sites are estimated to be as follows:

   2001 .........    $  3,015,000
   2002 .........       3,550,000
   2003 .........       3,550,000
   2004 .........       3,600,000
   2005 .........       3,650,000
                     ------------
                     $ 17,365,000

     The Company has leases for building, office and retail space, vehicles, and office equipment under operating leases expiring through 2005. Future minimum payments under these leases are:

   2001 .........    $   433,400
   2002 .........        433,400
   2003 .........        317,400
   2004 .........        226,700
   2005 .........         88,000
                     -----------
                     $ 1,498,900

     The Company has entered into an agreement to sublease office space in 2001. Total future minimum lease payments above have not been reduced by the $571,839 of sublease rental to be received in the future under the non-cancellable sublease.


7.   VALUE APPRECIATION RIGHTS PLAN


     The Company established a "Value Appreciation Rights" plan for the benefit of selected management executives effective September 1, 1999. The plan shall remain in effect until it is otherwise terminated by the Board. A "Value Appreciation Right" (VAR) is the grant by WOW, to an executive, of "Units" whose value is tied to the value of the Company, together with the right to be paid an amount at some time in the future equal to the value of the Units plus or minus the difference between the value of the Units on the Grant Date and the value on the date the VAR is exercised. VARs are granted to executives at the discretion of the Board. The actual benefit available at the time benefits become payable will depend on the future financial performance of the Company. The Plan requires a third party valuation firm to annually determine the market value of the Company based on its financial statements.

     As of December 31, 2000, the Board has granted 337,012 units in accordance with this Plan. As discussed in Note 2, the units became fully vested upon the merger with Alamosa closing on February 14, 2001 and all obligations under the Plan were paid or assumed outside the Company. As a result, these

                          NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND 1999 (CONTINUED)

financial statements do not include any costs or liability related to the Plan. The Plan terminated subsequent to December 31, 2000, as part of the merger.


8.   RETIREMENT SAVINGS PLAN


     Effective May 1, 2000, the Company began sponsoring a defined contribution employee retirement savings plan. Employees, age 21 and over, who have been employed at least one month are eligible to participate in the plan on the first day of the next calendar quarter. Employees may contribute from 1% to 15% of their eligible compensation on a pre-tax basis up to a maximum of $10,500 per calendar year. Employer contributions are at the discretion of the Company and are currently 50% of employees' contributions up to the first 6% of an employee's eligible compensation deferred under the Plan. Employees must provide 1,000 hours of service in the plan year to be eligible for employer matching contributions. Contributions to the Plan in 2000 amounted to $26,437. The Plan also allows for potential profit sharing contributions at the discretion of the Company.


9.   SENIOR SECURED CREDIT FACILITY


     In April 2000, the Company obtained long-term financing from CoBank in the amount of $45,000,000. Interest rates are determined at the time of each advance based on the Company's election between either a base rate (the higher of the prime rate or the sum of the Federal Funds Rate plus .50%) or LIBOR, plus an applicable margin based on the leverage ratio as defined in the agreement.

     As of December 31, 2000, the Company has borrowed $30,960,318 on this credit facility, with interest rates ranging from 9.14% to 10.05%. The loan is secured by a first superior continuing security interest in all assets of the Company.

     As discussed in Note 2, the CoBank credit facility was paid in full by Alamosa upon the merger closing in 2001. The amount included in the financial statements related to CoBank is classified as a long-term liability as it is not the intent of Alamosa to require repayment of this obligation during 2001.


10.  DEFERRED FINANCING COSTS


     Deferred financing costs consist of loan fees paid to CoBank and legal fees and other expenses incurred to obtain debt financing. The costs are being amortized over the life of the loan. Amortization for the year ended December 31, 2000 amounted to $137,572 (none in 1999).

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Alamosa Holdings, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, mandatorily redeemable member's deficit and members' deficit and cash flows present fairly, in all material respects, the financial position of SWPCS Holdings, L.L.C. (the "Company") at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


April 27, 2001

                             SWPCS HOLDINGS, L.L.C.
                           CONSOLIDATED BALANCE SHEET

                                                                               DECEMBER 31,
                                                                                   2000
                                                                             ---------------
ASSETS
Current assets:
 Cash and cash equivalents ...............................................    $     837,285
 Accounts receivable, net of allowance for doubtful accounts of $561,046..        5,357,377
 Inventory ...............................................................          703,548
 Prepaid expenses ........................................................           50,518
 Other assets ............................................................           44,474
                                                                              -------------
   Total current assets ..................................................        6,993,202
 Property and equipment, net .............................................       64,773,196
 Financing costs, net ....................................................        4,735,649
 Other assets ............................................................          176,335
                                                                              -------------
   Total assets ..........................................................    $  76,678,382
                                                                              =============
LIABILITIES, MANDATORILY REDEEMABLE MEMBER'S DEFICIT
 AND MEMBERS' DEFICIT
Current liabilities:
 Accounts payable- trade .................................................    $  15,261,229
 Accrued equipment purchases .............................................        1,059,577
 Accounts payable - related parties ......................................          769,135
 Deferred revenue ........................................................          884,145
 Accrued interest payable ................................................        1,377,592
 Accrued liabilities - other .............................................          314,281
                                                                              -------------
   Total current liabilities .............................................       19,665,959
 Long-term debt, net of discount .........................................       71,556,437
 Warrant and option liabilities ..........................................       18,025,470
 Mandatorily redeemable member's deficit .................................       (9,008,409)
 Members' deficit ........................................................      (23,561,075)
                                                                              -------------
   Total liabilities, mandatorily redeemable member's deficit and members'
    deficit ..............................................................    $  76,678,382
                                                                              =============

   The accompanying notes are an integral part of these financial statements.

                             SWPCS HOLDINGS, L.L.C.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                               YEAR ENDED
                                            DECEMBER 31, 2000
                                            -----------------
Revenues:
 Subscriber revenue ....................     $  15,476,568
 Roaming revenue .......................        11,652,876
 Product sales .........................         2,731,731
                                             -------------
   Total revenues ......................        29,861,175
Cost and expenses:
 Network operations ....................        10,297,643
 Cost of product sold ..................         8,819,132
 Selling and marketing .................        17,084,857
 General and administrative ............         4,379,329
 Customer service ......................         2,127,857
 Depreciation and amortization .........         7,500,760
                                             -------------
   Total cost and expenses .............        50,209,578
 Loss from operations ..................       (20,348,403)
                                             -------------
Operating income (expense):
 Interest expense ......................        (7,059,737)
 Interest income .......................            98,339
                                             -------------
Net loss ...............................     $ (27,309,801)
                                             =============

   The accompanying notes are an integral part of these financial statements.

                             SWPCS HOLDINGS, L.L.C.
                CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE
                      MEMBER'S DEFICIT AND MEMBERS' DEFICIT

                                      MANDATORILY
                                      REDEEMABLE
                                       MEMBER'S
                                        EQUITY
                                       (DEFICIT)                                MEMBERS' DEFICIT
                                   ---------------- ------------------------------------------------------------------------
                                                                          CENTRAL            PIONEER              TOTAL
                                         MASS           SOUTHWEST        CELLULAR      TELECOMMUNICATIONS,      MEMBERS'
                                        MUTUAL         PCS, L.L.C.         INC.                INC.              DEFICIT
                                   ---------------- ---------------- ---------------- --------------------- ----------------
Balance at December 31, 1999 .....  $   1,915,511    $  (7,403,279)    $ (1,014,988)      $ (1,014,988)      $  (9,433,255)
Members' contribution ............                       2,258,061                                           $   2,258,061
Net loss .........................    (10,923,920)     (11,470,117)      (2,457,882)        (2,457,882)        (16,385,881)
                                    -------------    -------------     ------------       ------------       -------------
Balance at December 31, 2000 .....  $  (9,008,409)   $ (16,615,335)    $ (3,472,870)      $ (3,472,870)      $ (23,561,075)
                                    =============    =============     ============       ============       =============

   The accompanying notes are an integral part of these financial statements.

                             SWPCS HOLDINGS, L.L.C.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                      YEAR ENDED
                                                                                   DECEMBER 31, 2000
                                                                                  ------------------
Cash flows from operating activities:
 Net loss .....................................................................     $ (27,309,801)
 Adjustments to reconcile net loss to cash flows used in operations activities:
   Depreciation and amortization ..............................................         7,500,760
   Change in fair value of warrant and option liabilities .....................         1,015,470
   Amortization of discount on long term debt .................................           134,399
 Changes in operation assets and liabilities:
   Accounts receivable - trade ................................................        (4,306,005)
   Inventory ..................................................................           682,548
   Prepaid expenses ...........................................................           124,091
   Other assets ...............................................................          (116,912)
   Accounts payable - trade ...................................................        12,420,832
   Accounts payable - related parties .........................................           535,472
   Deferred revenue ...........................................................           758,040
   Accrued interest payable ...................................................           879,200
   Accrued liabilities - other ................................................           123,871
                                                                                    -------------
    Net cash used in operating activities .....................................        (7,558,035)
Cash flows from investing activities:
 Purchase of property and equipment ...........................................       (26,671,888)
                                                                                    -------------
    Net cash used in investing activities .....................................       (26,671,888)
                                                                                    -------------
Cash flows from financing activities:
 Net proceeds from revolving credit facility ..................................         8,000,000
 Proceeds from long-term debt .................................................        17,000,000
 Payments of financing costs ..................................................        (1,111,145)
 Contributions of members' equity .............................................         2,258,061
                                                                                    -------------
    Net cash provided by financing activities .................................        26,146,916
                                                                                    -------------
 Decrease in cash and cash equivalents ........................................        (8,083,007)
 Cash and cash equivalents at beginning of period .............................         8,920,292
                                                                                    -------------
 Cash and cash equivalents at end of period ...................................     $     837,285
                                                                                    =============
Supplemental schedule of noncash investing and financing activities:
 Accrued equipment purchases ..................................................     $   1,059,577
                                                                                    =============
Supplemental cash flow information:
 Cash paid during the period for interest .....................................     $   6,186,136
                                                                                    =============

   The accompanying notes are an integral part of these financial statements.

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT


1.   ORGANIZATION AND BUSINESS OPERATIONS


     On June 4, 1998 Southwest PCS, L.L.C., Central Cellular, Inc. ("Central") and Pioneer Telecommunications, Inc. ("Pioneer") (collectively, the "Initial Members") formed Southwest PCS, LP, (the "Partnership"). In July 1998, the Partnership entered into a Management Agreement with Sprint Spectrum, L.P. and Sprint COM, Inc. (collectively "Sprint") (the "Sprint Agreement"). Under the Sprint Agreement, the Partnership will design, construct, and manage wireless personal communication services, commonly referred to as PCS, in parts of Oklahoma, Kansas, Arkansas and Texas. The Partnership is required to build out its wireless network according to Sprint specifications. Under the Sprint Agreement, the Partnership uses Sprint's licensed spectrum, the Sprint PCS brand name and Sprint's national advertising. In return, the Partnership pays Sprint 8% of subscriber revenues. In addition, Sprint provides, for a fee, back office support, billing and collection, customer activation, and customer service. The Sprint Agreement has an initial 20-year term and has three 10 year renewal options. Upon termination of the Sprint Agreement, the Partnership will either sell its operations to Sprint or purchase up to 10 megahertz of spectrum from Sprint. The Sprint Agreement includes indemnification clauses between the Partnership and Sprint PCS to indemnify each other against claims arising from violations of laws or the affiliation agreements, other than liabilities resulting from negligence or willful negligence or willful misconduct of the party seeking to be indemnified.

     On April 30, 1999 the Initial Members of the Partnership changed the Partnership structure and formed SWPCS Holdings, L.L.C. (the "Company") an Oklahoma limited liability company, SWGP, L.L.C. ("SWGP") and SWLP, L.L.C. ("SWLP"). Further on April 30, 1999, Southwest PCS, L.L.C. contributed 100% of its 70% general partner interest in the Partnership to SWGP in return for a 100% ownership interest in SWGP. Also on April 30, 1999, Central and Pioneer each contributed 100% of their respective 15% limited partnership interests in the Partnership to SWLP in exchange for 50% interests in SWLP. Subsequent to these contribution transactions, SWGP became the general partner of the Partnership and SWLP became the limited partner of the Partnership owning 70% and 30% of the Partnership, respectively.

     After the contribution of its general partner interest in the Partnership to SWGP, Southwest PCS, L.L.C. contributed its 100% ownership interest in SWGP to the Company and Central and Pioneer contributed their respective 50%, ownership interest in SWLP to the Company.

     Simultaneously, Mass Mutual Life Insurance Company and Mass Mutual High Yield Partners II L.L.C. (collectively "Mass Mutual") contributed $8,000,000 and $4,000,000, respectively to the Company. Based on these contribution transactions, the ownership interests in the Company at April 30, 1999 and December 31, 2000 is as follows:

       Southwest PCS, L.L.C., managing member interest .........       42.00%
       Mass Mutual Life Insurance Company ......................       26.67%
       Mass Mutual High Yield Partners II L.L.C. ...............       13.33%
       Central .................................................        9.00%
       Pioneer .................................................        9.00%

     The Regulations of the Company, as amended, (the "Regulations") provide for the governance and administration of the Company's business, allocation of profits and losses, tax allocations, transactions with members, disposition of ownership interest and other matters. The Regulations establish two classes of membership interests. The above mentioned members' ownership interests are evidenced by Class A Shares. Class A shareholders are entitled to vote on all matters to be voted on by the members. The Company's Regulations also allow for Class B shareholders. Class B shareholders are allowed limited voting rights, including the right to vote on amendments to the Regulations which adversely affect the rights of the holders of Class B Shares to vote to dissolve the Company, and to vote on mergers, consolidations and recapitalizations pursuant to which members holding Class B Shares would get securities different from those being received by holders of Class A Shares. As of December 31, 2000, there were no Class B shareholders.

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, SWGP, SWLP, and Southwest PCS, LP. All significant intercompany transactions have been eliminated.

CASH AND CASH EQUIVALENTS

     The company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents and trade accounts receivable. At times, the Company may have cash balances in financial institutions in excess of federally insured limits. The Company does not believe the cash balances are exposed to any significant risk. The Company sells its products and services to businesses and individuals in one geographical service area. Credit terms are short-term in nature and generally uncollateralized although the Company may take deposits from some customers.

INVENTORY

     Inventory consists of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost or market using the first-in first-out method. Market is determined using replacement cost.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Property and equipment are depreciated over the estimated useful lives of the assets using the straight-line method. Costs incurred to design and construct the wireless network in a market, including related interest costs, are classified as construction in progress until the network for the related market is placed into service, at which time the amount is transferred to property and equipment. Repairs and maintenance are expensed as incurred; significant renewals and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired and removed from the accounts and the resulting gains or losses are recorded in the period incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates its long lived assets for impairment when events or change in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on management's estimate of undiscounted future cash flows before interest attributable to the assets as compared to the net carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets based on estimated discounted future cash flows and recording a provision for loss if the carrying value is greater than fair value. The net carrying value of assets identified to be disposed of in the future is compared to the estimated fair value less the cost to sell to determine if an impairment is required. Until the assets are disposed of, an estimate of the fair value is redetermined when related events or circumstances change.

FINANCING COSTS

     Financing costs are capitalized and amortized using the straight-line basis over the life of the loan. For the year ended December 31, 2000, the Company incurred financing costs associated with the senior term loan C of $1,111,144. As of December 31, 2000, the total amount of capitalized financing costs was $5,891,349. Cumulative amortization of financing costs was $1,155,700.

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

DISCOUNT ON SUBORDINATED DEBT

     The Company amortizes the discount on the senior subordinated note and junior subordinated debentures over the life of the instruments under the effective interest method. Amortization of the discount on the subordinated debt is reflected as a component of interest expense. Amortization for the year ended December 31, 2000 was $134,399.

REVENUE RECOGNITION

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements," ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In accordance with SAB 101, the Company defers customer activation fee revenue and an equal amount of customer acquisition related expenses. These deferred amounts are amortized over a three-year period, which approximates the average life of a customer. For the year ended December 31, 2000, the Company had deferred $68,428 of activation fee revenue and acquisition related expenses and had amortized $16,128.

     The Company recognizes revenue as services are performed. Sprint PCS handles the Company's billings and collections and retains 8% of collected service revenues from Sprint PCS subscribers based in the Company's territory and from non-Sprint PCS subscribers who roam onto the Company's network. The amount retained by Sprint PCS is recorded as an operating expense in network operations. Revenues generated from the sale of handsets and accessories and from roaming services provided to Sprint PCS customers who are not based in the Company's territory are not subject to the 8% retainage.

     Sprint PCS pays the Company a Sprint PCS roaming fee for each minute that a Sprint PCS subscriber outside of the Company's territory uses the Company's portion of the Sprint PCS network. Revenue from these services is recognized as the services are performed. Similarly, the Company pays Sprint PCS roaming fees, when a Sprint PCS subscriber based in the Company's territory uses the Sprint PCS network outside of the Company's territory. These costs are included as marketing and sales when incurred.

     Product revenues consisting of proceeds from sales of handsets and accessories are recorded net of an allowance for sales returns. The allowance is estimated based on Sprint PCS's handset policy, which allows customers to return handsets for a full refund within 15 days of purchase. When handsets are returned to the Company, the Company may reissue the handsets to customers at little additional cost. However, when handsets are returned to Sprint PCS for refurbishing, the Company receives a credit from Sprint PCS, which is less than the amount the Company originally paid for the handset. For the year ended December 31, 2000, product revenue was $2,731,731. The cost of these products was $8,819,132 which was classified as cost of products sold. The costs of handsets exceed the retail sales price because the Company subsidizes the price of handsets for competitive reasons.

ADVERTISING COSTS

     Advertising costs are expensed as incurred. Advertising expenses totaled $4,011,443 for the year ended December 31, 2000.

INCOME TAXES

     The Company does not pay federal or state income taxes. The Company's taxable income or loss is passed through to the members. Accordingly, no provision for income taxes is provided for in these financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998 and June 1999, the Financial Accounting Standards Board ("FASB"), issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS No. 133 will be effective for the Company's fiscal year ending December 31, 2001. Management believes that the adoption of these statements will not have a significant impact on the Company's financial results.


3.   PROPERTY AND EQUIPMENT


     Property and equipment consists of the following at December 31, 2000:

                                                   ESTIMATED
                                                  USEFUL LIVE          2000
                                                ---------------   --------------
     Cell site equipment ....................      8 years         $ 54,478,185
     Switch equipment .......................      8 years            6,987,518
     Leasehold improvements .................      8 years            1,970,748
     Office equipment and furniture .........   8 and 3 years         1,979,935
     Vehicles ...............................      5 years               66,421
     Construction in progress ...............                         7,958,584
                                                                   ------------
                                                                     73,441,391
     Accumulated depreciation ...............                        (8,668,195)
                                                                   ------------
                                                                   $ 64,773,196
                                                                   ============

     Depreciation expense was $6,728,812 for the year ended December 31, 2000. Interest expense capitalized into construction in progress aggregated approximately $1,155,469 during 2000.


4. LONG-TERM DEBT


     Long-term debt consists of the following at December 31, 2000:

     Senior term loan A ..................................................    $15,000,000
     Senior term loan B ..................................................     15,000,000
     Senior term loan C ..................................................     15,000,000
     Revolving credit facilities .........................................      8,000,000
     Senior subordinated notes, less unamortized discount of $803,451.....     11,696,549
     Junior subordinated debentures, less unamortized discount of
       $640,112...........................................................      6,859,888
                                                                              -----------
                                                                              $71,556,437
                                                                              ===========

     On April 30, 1999, the Partnership entered into a credit agreement with a syndication of banks and investment companies. On September 22, 2000, the credit agreement was amended. The amended credit agreement includes; a $15,000,000 revolving credit facility, senior term loans A, B and C each in the

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

amount of $15,000,000, $1,000,000 swingline loan commitment, and $1,000,000 in letter of credit availability. Borrowings under the swingline loan or issued letters of credit result in a ratable reduction in the availability under the revolving credit facility. The credit agreement requires that the Partnership meet certain levels of revenues and subscriber additions, capital expenditures limitations, limitation on annual expenses from operating lease agreements, and maintain certain financial ratios. Additionally, the credit agreement restricts the Partnerships from paying dividends, with the exception of a dividend payment for up to 40% of the Partnership's taxable income in any year to be used by the members to pay their federal income tax obligations. The credit agreement generally restricts the Partnership and the Company from incurring additional indebtedness, except for indebtedness from capital leases for up to $1,000,000 in any one-year or $2,000,000 in the aggregate. All borrowings under this credit agreement are senior to other borrowings and are collateralized by substantially all the assets of the Partnership. The Company has guaranteed the borrowings by the Partnership under the credit agreement.

     The $15,000,000 revolving credit facility and any borrowings under the swingline loan commitment bear interest at variable rates based on either the London interbank Eurodollar rate plus 3.75% or the greater of the prime rate of J.P. Morgan Chase & Co. or 0.5% above the federal funds rate, plus 2.75%, as elected periodically by the Partnership. The agreement allows for a reduction in the spread on the variable interest rates of up to 1.0% based on the Partnership reaching certain leverage ratios. Interest is payable monthly or quarterly depending on the Partnership's interest rate election. At December 31, 2000, the variable rate in effect under the revolving credit facility was 10.68%. Quarterly commitment reductions on the revolving credit facility begin March 31, 2004 and end March 31, 2005 when the facility matures. The commitment may also be reduced by proceeds from the issuance of additional debt and equity instruments in excess of the then outstanding borrowings on the revolving credit facility or swingline loans during the year ended December 31, 2000.

     The $15,000,000 senior term loan A bears interest at variable rates based on either the London interbank Eurodollar rate plus 3.75% or the greater of prime rate of J.P. Morgan Chase & Co. or 0.5% above the federal funds rate, plus 2.75%, as elected periodically by the Partnership. The agreement allows for a reduction in the spread on the variable interest rates of up to 1.0%, based on the Partnership reaching certain leverage ratios. At December 31, 2000, the variable rate in effect under the senior term loan A was 10.45%. Interest is payable monthly or quarterly depending on the Partnership's interest rate election. Principal is payable quarterly beginning June 30, 2003 until March 31, 2005 when the loan matures. The Partnership is required to make additional mandatory repayments from the proceeds from the issuance of additional debt and equity instruments on a pro-rata basis with the then outstanding borrowings under senior term loan B and C, limited to the then outstanding borrowings under senior term loan A.

     The $15,000,000 senior term loan B bears interest at variable rates based on either the London interbank Eurodollar rate plus 4.00% or the greater of prime rate of J.P. Morgan Chase & Co. or 0.5% above the federal funds rate, plus 3.00%, as elected periodically by the Partnership. The agreement allows for a reduction in the spread on the variable interest rates of up to 1.0%, based on the Partnership reaching certain leverage ratios. At December 31, 2000, the variable rate in effect under the senior term loan B was 10.66%. Principal is payable quarterly beginning June 30, 2004 until March 31, 2006 when the loan matures. The Partnership is required to make additional mandatory repayments from the proceeds from the issuance of additional debt and equity instruments on a pro-rata basis with the then outstanding borrowings under senior term loan A and C, limited to the then outstanding borrowings under senior term loan B.

     The $15,000,000 senior term loan C bears interest at variable rates based on either the London interbank Eurodollar rate plus 4% or the greater of prime rate of J.P. Morgan Chase & Co. or 0.5% above the federal funds rate, plus 3.00%, as elected periodically by the Partnership. The agreement allows for a reduction in the spread on the variable interest rates of up to 1.0%, based on the Partnership reaching certain leverage ratios. At December 31, 2000, the variable rate in effect under the senior term loan C was

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

13.5%. Principal is payable quarterly beginning June 30, 2004 until March 31, 2006 when the loan matures. The Partnership is required to make additional mandatory repayments from the proceeds from the issuance of additional debt and equity instruments on a pro-rata basis with the then outstanding borrowings under senior term loan A and B, limited to the then outstanding borrowings under senior term loan C.

     On April 30, 1999, the Partnership issued $12,500,000 in senior subordinated notes net of a discount of $923,925 (See Note 6), resulting in proceeds to the Partnership of $11,576,075. The senior subordinated notes are guaranteed by the Company, SWGP and SWLP. The senior subordinated notes require that the Partnership meet certain levels of revenues and subscriber additions, capital expenditures limitations, limitation on annual expenses from operating lease agreements and maintain certain financial ratios. The senior subordinated notes mature March 31, 2007, have a stated interest rate of 12% and an effective interest rate of 13.517%. Interest on the senior subordinated notes is payable quarterly and principal is payable at maturity. Prepayment penalties on the senior subordinated notes range from 7% of the principal amount if repaid prior to May 4, 2000 to 1% of the principal amount if repaid prior to May 4, 2004. Subsequent to May 4, 2004 no prepayment penalties exist. The Partnership is required to make additional mandatory repayments from the proceeds from the issuance of additional debt and equity instruments to the extent the proceeds exceed the prepayment requirements under the senior credit agreement.

     On April 30, 1999, the Partnership issued $7,500,000 in junior subordinated debentures, net of a discount of $739,140 (See Note 6), resulting in proceeds to the Partnership of $6,760,860. The junior subordinated debentures are guaranteed by the Company, SWGP, and SWLP. The junior subordinated debentures require that the Partnership meet certain levels of revenues and subscriber additions, capital expenditures limitations, limitation on annual expenses from operating lease agreements, and maintain certain financial ratios. The junior subordinated debentures mature April 30, 2007, have a stated interest rate of 12% and an effective interest rate of 14.058%. Interest on the junior subordinated debentures is payable quarterly and principal is payable at maturity. Prepayment penalties on the junior subordinated debentures range from 7% of the principal amount if repaid prior to May 4, 2000 to 1% of the principal amount if repaid prior to May 4, 2004. Subsequent to May 4, 2004 no prepayment penalties exist on the debentures.

     On July 7, 1999, the Partnership entered into an interest rate cap agreement effectively capping the London interbank Eurodollar rate on $15,000,000 of debt at 6.5% until June 30, 2002 when the agreement expires.

     Future maturities of long-term debt as of December 31, 2000 are as follows:


  YEARS ENDING 31,
  ----------------
  2001 .................... $        --
  2002 ....................          --
  2003 ....................   4,500,000
  2004 ....................  18,500,000
  2005 ....................  12,000,000
  Thereafter ..............  38,000,000
                            -----------
  Total ................... $73,000,000
                            ===========


     As a result of the Company's merger with Alamosa Holdings, Inc. ("Alamosa") (See Note 11), the long-term debt of the Company was repaid in its entirety on March 30, 2001.


5.   LEASES


     The Company has various operating lease agreements for retail store locations, site towers, equipment and vehicles. The Company incurred approximately $3,722,742 in rent expense during the year ended December 31, 2000.

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

     Minimum noncancelable lease payments under operating leases for the periods shown are as follows:

  2001 ....................   $ 3,669,327
  2002 ....................     3,795,039
  2003 ....................     3,585,525
  2004 ....................     2,115,973
  2005 ....................       382,563
  Thereafter ..............       753,866
                              -----------
                              $14,302,293
                              ===========


6.   WARRANT AND OPTION LIABILITIES


     On April 30, 1999, the Company entered into a warrant agreement with the holder of the senior subordinated debt. Under the agreement, the warrants are exercisable at any time through April 30, 2009 into 75,000 Class B Shares of the Company (7.5% ownership interest in the Company on a fully diluted basis) at an exercise price of $.001 per warrant share. The warrant agreement contains provisions under which the warrant holder may require the Company to purchase the warrants upon the earlier of an event allowing Mass Mutual to require the Company to purchase its ownership interest or the fourth anniversary of the warrant agreement (April 30, 2003). Under this warrant agreement, if required by warrant holder, the Company must pay the market price of a warrant share as of the repurchase date for each share repurchased. This put right expires upon the earlier of a qualified public offering by the Company and April 30, 2009.

     On April 30, 1999, the Company entered into an option agreement with the holder of the junior subordinated debentures. The option is exercisable on or after April 30, 2003 into 60,000 Class B Shares of the Company (6.0% ownership interest in the Company on a fully diluted basis) at an exercise price of $100 and expires April 30, 2009. The option agreement contains provisions under which the option holder may require the Company to purchase the options on the earlier of an event allowing Mass Mutual to require the Company to purchase its ownership interest, or the fourth anniversary of the option agreement (April 30, 2003). Under this option agreement, if required by the option holders the Company must pay the market price of an option share as of the repurchase date for each share repurchased. This put right expires upon the earlier of qualified public offering by the Company and April 30, 2009. On June 29, 2000 the option was sold to Chickasaw Holding Company.

     The option also contains call rights, which can be exercised by the Company to repurchase the option from the option holder. These call rights vest on April 30, 2005 and expire on the earlier of an initial public offering and April 30, 2009. To exercise the call rights, the Company must pay the market price of an option share as of the repurchase date for each share.

     The Company initially recorded the warrant and option agreements as a liability at their fair value with subsequent changes in the estimated fair value of the agreements recorded in operations. The Company allocated $923,925 of the proceeds from the sale of the senior subordinated notes to the warrants, which was the estimated fair value at the time the warrants were issued. The Company allocated $739,140 of the proceeds from the sale of the junior subordinate debentures to the options, which was the estimated fair value at the time the options were issued. For the year ended December 31, 2000, the Company recorded interest expense of approximately $1,015,470 related to the increased estimated fair value of the warrants and options. The estimated fair values of the warrants and the options at December 31, 2000, were $10,014,150 and $8,011,320, respectively. Estimated fair value was determined based upon details of the merger (see Note 11).

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

     Per the Regulations of SWPCS Holdings, LLC Agreement dated April 30, 1999, in the event that the warrant holders and/or the Option Holders fully exercise their respective warrants and the option, the initial members' respective Company shares will be diluted and adjusted as follows:

                                             PERCENTAGE       COMPANY
COMPANY                                       INTEREST         SHARES
-------                                       --------         ------
Southwest PCS, LLC .................            34.230%        342,300
Central ............................             7.335%         73,350
Pioneer Telecommunications .........             7.335%         73,350
Massachusetts Mutual Life
Insurance Company ..................             7.833%       78,330.2
Massachusetts Mutual Life
Insurance Company ..................            17.234%      172,339.6
Mass Mutual High Yield
Partners II, L.L.C. ................            12.533%      125,330.2
Option holder ......................             7.500%         75,000
Warrant holder .....................             6.000%         60,000
                                               -------        ---------
Totals .............................           100.000%      1,000,000
                                               =======       ==========


7.   MANDATORILY REDEEMABLE MEMBER'S EQUITY


     Pursuant to the Regulations, Mass Mutual was given a put right allowing Mass Mutual to require the Company to purchase its ownership interest within 60 days of the occurrence of an event of change in control, as defined in the Regulations. The Company would be required to repurchase those shares, if such notice presented, at the fair value on a fully diluted basis as determined by agreement of the parties or an independent financial expert.


8.   EMPLOYEE BENEFITS


     Effective January 1, 1999, the Company adopted the Southwest PCS, LP 401(k) Plan ("the Plan"). All employees are eligible to participate in the Plan following the attainment of certain minimum eligibility requirements. Participants may elect to contribute up to 12% of their pre-tax compensation. The Company will match 100% of the employees' contributions up to 4% of the employees' pre-tax compensation. Additionally, the Plan allows the Company to make discretionary matching contributions which are allocated to participants' accounts based upon the participant's contributions to total participant contributions. During the year ended December 31, 2000, the Company made $73,514 in matching contributions to the Plan.


9.   FAIR VALUE OF FINANCIAL INSTRUMENTS


     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued interest and other accrued liabilities approximate fair value because of the short-term nature of these items. The carrying amounts of the senior secured term loans A, B, and C approximate their fair value as the interest rates vary with market interest rates. The fair values of the senior subordinated notes and the junior subordinated debentures at December 31, 2000 were approximately $8,692,754 and $5,117,110, respectively.

     The Company utilizes an interest rate cap agreement to limit the impact of increases in interest rates on $15 million of its floating rate debt. The interest rate cap agreement entitles the company to receive from the counter parties the amounts, if any, by which the selected market interest rate exceeds the strike rate stated in the agreement. Amounts in excess of the strike rate are accrued and recognized as an adjustment of interest accrued. The fair value of the interest rate cap agreement of $17,925 is estimated

                             SWPCS HOLDINGS, L.L.C.
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENT

by obtaining quotes from brokers and represents the cash requirement if the existing contract had been settled at the balance sheet date. The Company acquired the interest rate cap for a payment of $171,852, which is being amortized as interest expensed ratably over the 36-month term of the agreement. The amortization for the year ended December 31, 2000 was $57,284.

     Estimates of fair value are made at a specific point in time, based on relevant market information and information about the financial instrument. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.


10.  RELATED PARTY TRANSACTION


     The Company leases office space, certain equipment, and vehicles from related parties. Rent paid under these agreements totaled $237,246 for the year ended December 31, 2000. The future minimum payment requirement under these related party leases have been included in the amounts stated in Note 5.

     A portion of the construction services related to the Company's network build-out were provided by related parties in the amount of $566,915 for the year ended December 31, 2000.

     The Company was charged for certain general and administrative expenses from related parties in the amount of $97,871 for the year ended December 31, 2000.

     The Company was charged for Health insurance expenses from related parties in the amount of $345,372 for the year ended December 31, 2000.

     Certain leasehold improvements were charged to the Company by related parties in the amount of $275,216 for the year ended December 31, 2000.


11.  SUBSEQUENT EVENT


     In January 2001, Southwest PCS, L.L.C., a related party, made its required capital contributions for 2001 in the amount of $408,606. No additional contribution is required.

     On March 9, 2001, the Company and Alamosa announced a signing of a definitive agreement to merge. In conjunction with the merger the Company was incorporated. The transaction was consummated on March 30, 2001. The Partnership shareholders exchanged 100 percent of their common shares of the Company for 11.1 million shares Alamosa common stock and $5 million in cash.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               TABLE OF CONTENTS




Prospectus Summary .................................        1
The Exchange Offer .................................        2
The Registered Notes ...............................        4
Alamosa (Delaware), Inc. Selected Historical
   Financial Information ...........................        7
Capitalization .....................................        8
Risk Factors .......................................        9
The Exchange Offer .................................       22
Business ...........................................       31
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ......................................       44
Management .........................................       54
Certain Relationships and Related
   Transactions ....................................       63
Our Affiliation Agreements with Sprint PCS .........       68
Regulatory Environment .............................       77
Security Ownership of Certain Beneficial
   Owners and Management ...........................       82
Description of Notes ...............................       86
Book-entry System ..................................      124
Exchange Offer; Registration Rights ................      125
Plan of Distribution ...............................      128
Material United States Federal Tax
   Considerations ..................................      128
Alamosa (Delaware), Inc. Selected Unaudited
   Pro Forma Financial Data ........................      132
Legal Matters ......................................      139
Experts ............................................      140
Financial Statements ...............................      F-1




NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.


UNTIL [    ], ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER
OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.


      EACH BROKER-DEALER THAT RECEIVES REGISTERED NOTES FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF SUCH REGISTERED NOTES. THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF REGISTERED NOTES RECEIVED IN EXCHANGE FOR OUTSTANDING NOTES WHERE SUCH SECURITIES WERE ACQUIRED BY SUCH BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. WE HAVE AGREED THAT, STARTING ON THE EXPIRATION DATE OF THE EXCHANGE OFFER AND ENDING ON THE CLOSE OF BUSINESS ONE YEAR AFTER THE EXPIRATION DATE, WE WILL MAKE THIS PROSPECTUS AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE. SEE "PLAN OF DISTRIBUTION."







                                  $250,000,000


                           OFFER FOR ALL OUTSTANDING
                          12 1/2% SENIOR NOTES DUE 2011
                                IN EXCHANGE FOR
                          12 1/2% SENIOR NOTES DUE 2011
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                   AS AMENDED



                 --------------------------------------------
                                   PROSPECTUS
                 --------------------------------------------
                                 [     ], 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporate Law (the "DGCL") generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

         Subsection (a) of Section 145 of the DGCL ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of
Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under
Section 145.

         Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or (c) the shareholders.

         The Restated Certificate of Incorporation of Alamosa (Delaware), Inc. (the "Registrant") provides that the liability of the directors of the Registrant to the Registrant or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors will be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which a director (1) breached his duty of loyalty to the Registrant or its stockholders;
(2) did not act in good faith or, in failing to act,  did not act in good faith;
(3) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (4) derived an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation provides that the Registrant will indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law.

         The  Registrant  has  directors'  and  officers'   liability  insurance
covering its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (i) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         2.1 Amended and Restated Agreement and Plan of Reorganization, dated as of December 14, 2000, by and among Alamosa PCS Holdings, Inc., Alamosa Holdings, Inc., Alamosa (Delaware), Inc. and Alamosa Sub I, Inc., filed as Exhibit 2.1 to Amendment No. 1 to the Registration State ment on Form S-4, dated January 12, 2001 (Registration No. 333-47916) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         2.2 Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., Alamosa Holdings, Inc., Alamosa Sub I, Inc., Roberts Wireless Communications, LLC, and Members of Roberts Wireless Communications, L.L.C., filed as Exhibit 2.2 to Amendment No. 1 to the Registration Statement on Form S-4, dated January 12, 2001 (Registration No. 333-47916) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         2.3 Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., Alamosa Holdings, Inc., Alamosa Sub I, Inc., Washington Oregon Wireless, LLC, Members of Washington Oregon Wireless, LLC and WOW Holdings, LLC, filed as Exhibit 2.3 to Amendment No. 1 to the Registration State ment on Form S-4, dated January 12, 2001 (Registration No. 333-47916) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         2.4 Agreement and Plan of Merger, dated as of December 13, 2000, by and among Alamosa PCS Holdings, Inc., Twenty Holdings, Inc. and Ten Acquisition, Inc., filed as
                         Exhibit 2.4 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         2.5 Agreement and Plan of Merger, dated as of March 9, 2001, by and among Alamosa PCS Holdings, Inc., Forty Acquisition, Inc., Southwest PCS Holdings, Inc. ("Southwest") and the stockholders of Southwest, filed as Exhibit 2.1 to the Current Report on Form 8-K, dated April 5, 2001, of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         3.1 Restated Certificate of Incorporation of Alamosa (Delaware), Inc. filed as Exhibit 3.1 to Form 10-K of Alamosa (Delaware), Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         3.2++           Amended and Restated Bylaws of Alamosa (Delaware), Inc.

         4.1++           Specimen Common Stock Certificate of Alamosa
                         (Delaware).

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         4.2 Form of Indenture for 12 7/8% Senior Discount Notes due 2010, by and among Alamosa PCS Holdings, Inc., the Subsidiary Guarantors party thereto and Norwest Bank Minnesota, N.A., as trustee, filed as Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-93499) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         4.3 Form of Global Note relating to the Senior Discount Notes due 2010, filed as Exhibit 4.2 to the Registration Statement on Form S-1, as amended (Registration No. 333-93499) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         4.4 Indenture for 12 1/2% Senior Notes due 2011, dated as of January 31, 2001, by and among Alamosa (Delaware), Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee, filed as
                         Exhibit 4.4 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.5 Form of Global Note relating to the Senior Notes due 2011, filed as Exhibit 4.5 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.6 First Supplemental Indenture for 12 7/8% Senior Discount Notes due 2010, dated as of January 31, 2001, among Alamosa Finance, LLC, LLC, Alamosa Limited, LLC and Wells Fargo Bank Minnesota, N.A., (formerly known as Norwest Bank Minnesota, N.A.), as trustee, filed as
                         Exhibit 4.6 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.7 First Supplemental Indenture for 12 1/2% Senior Notes due 2011, dated as of February 14, 2001, among Roberts Wireless Communications, L.L.C., Roberts Wireless Properties, LLC, Washington Oregon Wireless, LLC, Alamosa Holdings, LLC, Alamosa Properties, L.P., Alamosa (Wisconsin) Properties, LLC, Washington Oregon Wireless Properties, LLC, Washington Oregon Wireless Licenses, LLC and Wells Fargo Bank Minnesota, N.A., (formerly known as Norwest Bank Minnesota, N.A.), as trustee, filed as Exhibit 4.7 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         4.8 Second Supplemental Indenture for 12 7/8% Senior Discount Notes due 2010, dated as of February 14, 2001, among Roberts Wireless Communications, L.L.C., Roberts Wireless Properties, LLC, Washington Oregon Wireless, LLC, Alamosa Holdings, LLC, Alamosa Properties, L.P., Alamosa (Wisconsin) Properties, LLC, Washington Oregon Wireless Properties, LLC, Washington Oregon Wireless Licenses, LLC and Wells Fargo Bank Minnesota, N.A., (formerly known as Norwest Bank Minnesota, N.A.), as trustee, filed as Exhibit 4.8 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.9 Registration Rights Agreement, dated as of January 24, 2001, by and among Alamosa (Delaware), Inc. and Salomon Smith Barney Inc., TD Securities (USA) Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc., Lehman Brothers Inc., Scotia Capital
                         (USA) Inc., filed as Exhibit 4.9 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.10++ Third Supplemental Indenture for 12 7/8% Senior Discount Notes due 2010, dated as of March 30, 2001, among SWLP, L.L.C., SWGP, L.L.C., Southwest PCS, L.P., Southwest PCS Properties, LLC, Southwest PCS Licenses, LLC and Wells Fargo Bank Minnesota, N.A., as trustee.

         4.11++ Second Supplemental Indenture for 12 1/2% Senior Notes due 2011, dated as of March 30, 2001, among SWLP, L.L.C., SWGP, L.L.C., Southwest PCS, L.P., Southwest PCS Properties, LLC, Southwest PCS Licenses, LLC and Wells Fargo Bank Minnesota, N.A., as trustee.

         5.1+++          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

         10.1 CDMA 1900 SprintCom Additional Affiliate Agreement dated as of December 21, 1998 by and between Alamosa PCS, LLC and Northern Telecom, Inc., filed as Exhibit
                         10.1 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.2 Amendment No. 1 to DMS-MTX Cellular Supply Agreement dated as of January 12, 1999 by and between Alamosa PCS, LLC and Nortel Networks Inc. as an amendment to
                         Exhibit 10.1 described above, filed as Exhibit 10.2 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.3 Amendment No. 2 to DMS-MTX Cellular Supply Agreement, dated as of March 1, 1999 by and between Alamosa PCS, LLC and Nortel Networks Inc. as an amendment to Exhibits 10.1 and 10.2 described above, filed as
                         Exhibit 10.3 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.4 Amendment No. 3 to DMS-MTX Cellular Supply Agreement, dated as of August 11, 1999 by and between Alamosa PCS, LLC and Nortel Networks Inc. as an amendment to Exhibits 10.1, 10.2 and 10.3 described above, filed as
                         Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1, dated December 22, 1999 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.5 Sprint PCS Management Agreement (Wisconsin), as amended by Addendum I, dated as of December 6, 1999 by and between Sprint Spectrum, LP, WirelessCo, LP and Alamosa Wisconsin Limited Partnership, filed as Exhibit 10.10 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.6 Sprint PCS Services Agreement (Wisconsin,) dated as of December 6, 1999, by and between Sprint Spectrum, LP and Alamosa Wisconsin Limited Partnership, filed as
                         Exhibit 10.11 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.7 Sprint Trademark and Service Mark License Agreement (Wisconsin), dated as of December 6, 1999, by and between Sprint Communications Company, LP and Alamosa Wisconsin Limited Partnership, filed as Exhibit 10.12 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.8 Sprint Spectrum Trademark and Service Mark License Agreement (Wisconsin), dated as of December 6, 1999, by and between Sprint Spectrum, LP and Alamosa Wisconsin Limited Partnership, filed as Exhibit 10.13 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.9 Engineering Service Contract, System Design and Construction Inspection, dated as of July 27, 1998, as amended, by and between Alamosa PCS, LLC and Hicks & Ragland Engineering Co., Inc., filed as Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1, dated December 22, 1999 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.10 Master Site Development and Lease Agreement, as amended, dated as of August 1998, by and between Alamosa PCS, LLC and Specialty Capital Services, Inc., filed as Exhibit 10.15 to Amendment No. 3 to the Registration Statement on Form S-1, dated December 22, 1999 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.11+ Employment Agreement, effective as of October 1, 1999, by and between Alamosa PCS LLC and David E. Sharbutt, filed as Exhibit 10.20 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.12+ Employment Agreement, effective as of December 1, 1999, by and between Alamosa PCS, LLC and Kendall W. Cowan, filed as Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.13 Sprint PCS Management Agreement, as amended by Addendum I, dated as of December 23, 1999, by and between Sprint Spectrum, LP, WirelessCo, LP, Cox Communications PCS, L.P., Cox CPS License, LLC, SprintCom, Inc. and Alamosa PCS, LLC, filed as Exhibit 10.22 to Amendment No. 3 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.14 Sprint PCS Services Agreement, dated as of December 23, 1999, by and between Sprint Spectrum, LP and Alamosa PCS, LLC, filed as Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.15 Sprint Trademark and Service Mark License Agreement, dated as of December 23, 1999 by and between Sprint Communications Company, LP and Alamosa PCS, LLC, filed as Exhibit 10.24 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.16 Sprint Spectrum Trademark and Service Mark Agreement, dated as of December 23, 1999, by and between Sprint Spectrum, LP and Alamosa PCS, LLC, filed as Exhibit
                         10.25 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.17 Amendment No. 4 to DMS-MTX Cellular Supply Agreement by and between Alamosa PCS, LLC and Nortel Networks Inc. as an amendment to Exhibits 10.1, 10.2, 10.3 and 10.4 described above, effective as of February 8, 2000, filed as Exhibit 10.20 to Form 10-K of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), for the year ended December 31, 1999, dated March 23, 2000 which exhibit is incorporated herein by reference.

         10.18+ Amended and Restated Employment Agreement effective as of October 1, 1999 by and between Alamosa PCS, LLC and Jerry Brantley, filed as Exhibit 10.29 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No. 333-89995) of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.19+ Amended and Restated Employment Agreement, effective as of October 1, 1999, by and between Alamosa PCS, LLC and
                         W. Don Stull, filed as Exhibit 10.21 to the
                         Registration Statement on Form S-4, dated October 12, 2000 (Registration No. 333-47916) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         10.20 Amended and Restated Master Design Build Agreement, dated as of March 21, 2000, by and between Texas Telecommunications, L.P. and Alamosa Wisconsin Limited Partnership and SBA Towers, Inc., filed as Exhibit
                         10.23 to Form 10-K of Alamosa (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), for the year ended December 31, 1999, dated March 23, 2000 which exhibit is incorporated herein by reference.

         10.21+ Employment Agreement effective as of June 1, 2000, by and between Alamosa, Texas Telecommunications, LP and Loyd Rinehart, filed as Exhibit 10.25 to the Registration Statement on Form S-4, dated October 12, 2001 (Registration No. 333-47916) of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.22 Security Agreement, dated as of January 31, 2001, by and among Alamosa (Delaware), Inc., Wells Fargo Bank Minnesota, N.A., as security agent, Wells Fargo Bank Minnesota, N.A., as collateral agent, Wells Fargo Bank Minnesota, N.A., as trustee under the 2001 Indenture (as to paragraph 6(b) and Wells Fargo Bank Minnesota, N.A., as trustee under the 2000 Indenture (as to paragraph 6(b)), filed as Exhibit 10.22 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.23+++ Amended and Restated Credit Agreement, dated as of March 30, 2001, by and among Alamosa Holdings, LLC, Alamosa Holdings, Inc., Alamosa (Delaware), Inc., the lenders party thereto, Citicorp USA, Inc., as administrative and collateral agent, Export Development Corporation, as co-documentation agent, First Union National Bank, as documentation agent, Toronto Dominion (Texas), Inc. as syndication agent, Export Development Corporation and First Union Securities, Inc., as lead arrangers and Salomon Smith Barney Inc. and TD Securities (USA) Inc. as joint lead arrangers and joint book managers, for a $333,000,000 credit facility, as amended by the First Amendment and Waiver dated May 8, 2001 (attached thereto).

         10.24++ Amended and Restated Security Agreement, dated as of March 30, 2001, by and among Alamosa (Delaware), Inc., Alamosa Holdings, LLC, each subsidiary of Alamosa (Delaware), Inc. listed on Schedule I thereto, and Citicorp USA, Inc., as collateral agent.

         10.25++ Amended and Restated Pledge Agreement, dated as of March 30, 2001, among Alamosa (Delaware), Inc., Alamosa Holdings, LLC, each Subsidiary of Alamosa (Delaware), Inc. listed on Schedule I thereto and Citicorp USA, Inc., as collateral agent.

         10.26++ Amended and Restated Consent and Agreement, dated as of March 30, 2001, by and among Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., Cox Communications PCS, L.P., Cox PCS License, LLC, WirelessCo, L.P., and Citicorp USA, Inc., as administrative agent.

         10.27 Addendum II to Sprint PCS Management Agreement (Wisconsin), dated as of February 8, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Alamosa Wisconsin Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.27 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.28 Addendum III to Sprint PCS Management Agreement (Wisconsin), dated as of April 25, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Alamosa Wisconsin Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.28 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.29 Addendum IV to Sprint PCS Management Agreement (Wisconsin), dated as of June 23, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Alamosa Wisconsin Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.29 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.30 Addendum V to Sprint PCS Management Agreement (Wisconsin), dated as of February 14, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Alamosa Wisconsin Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.30 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.31 Addendum II to Sprint PCS Management Agreement, dated as of February 8, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.31 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.32 Addendum III to Sprint PCS Management Agreement, dated as of April 25, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.32 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.33 Addendum IV to Sprint PCS Management Agreement, dated as of June 23, 20001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.33 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.34 Addendum V to Sprint PCS Management Agreement, dated as of January 8, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.34 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.35 Addendum VI to Sprint PCS Management Agreement, dated as of February 14, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.35 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.36 Sprint PCS Management Agreement, dated as of June 8, 1998, as amended by Addendum I - VIII, between Sprint Spectrum L.P., SprintCom, Inc. and Roberts Wireless Communications, L.L.C, filed as Exhibit 10.36 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.37 Sprint PCS Services Agreement, dated as of June 8, 1998, between Sprint Spectrum L.P. and Roberts Wireless Communications, L.L.C., filed as Exhibit 10.37 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.38 Sprint Trademark and Service Mark License Agreement, dated as of June 8, 1998, between Sprint Communications Company, L.P. and Roberts Wireless Communications, L.L.C., filed as Exhibit 10.38 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.39 Sprint Spectrum Trademark and Service Mark License Agreement, dated as of December 8, 1998, between Sprint Spectrum L.P. and Roberts Wireless Communications, L.L.C., filed as Exhibit 10.39 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.40 Sprint PCS Management Agreement, dated as of January 25, 1999, as amended by Addendum I - III, between Sprint Spectrum L.P., WirelessCo, L.P. and Washington Oregon Wireless, LLC, filed as Exhibit 10.40 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.41 Sprint PCS Services Agreement, dated as of January 25, 1999, between Sprint Spectrum L.P. and Washington Oregon Wireless, LLC, filed as Exhibit 10.41 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.42 Sprint Trademark and Service Mark License Agreement, dated as of January 25, 1999, between Sprint Communications Company, L.P. and Washington Oregon Wireless, LLC, filed as Exhibit 10.42 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.43 Sprint Spectrum Trademark and Service Mark License Agreement, dated as of January 25, 1999, between Sprint Spectrum L.P. and Washington Oregon Wireless, LLC, filed as Exhibit 10.43 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.44+ Employment Agreement, effective as of July 24, 2000, by and between Alamosa PCS Holdings, Inc. and Anthony Sabatino, filed as Exhibit 10.44 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.45++ Addendum VI to Sprint PCS Management Agreement (Wisconsin), dated March 30, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P. and Alamosa Wisconsin Limited Partnership, as an amendment to Exhibit 10.5 above.

         10.46++ Addendum VII to Sprint PCS Management Agreement, dated as of March 30, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P. and Texas Telecommunications, LP, as an amendment to Exhibit 10.13 above.

         10.47++ Addendum IX to Sprint PCS Management Agreement, dated as of March 30, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P. and Roberts Wireless Communications, as an amendment to Exhibit 10.36 above.

         10.48++ Addendum IV to Sprint PCS Management Agreement, dated as of March 30, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint Communications Company, L.P. and Washington Oregon Wireless, LLC, as an amendment to Exhibit 10.40 above.

         10.49++ Sprint PCS Management Agreement, dated March 30, 2001, as amended by Addendum IV, by and between Sprint Spectrum, L.P., SprintCom, Inc. and Southwest PCS, L.P.

         10.50++ Sprint PCS Services Agreement, dated July 10, 1998, between Sprint Spectrum L.P. and Southwest PCS, L.P.

         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.51++ Sprint Trademark and Service Mark License Agreement, dated July 10, 1998, between Sprint Communications Company, L.P. and Southwest PCS, L.P.

         10.52++ Sprint Spectrum Trademark and Service Mark License Agreement, dated July 10, 1998, between Sprint Spectrum L.P. and Southwest PCS, L.P.

         12.1++ Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

         21.1++          List of Subsidiaries.

         23.1+++         Consent of PricewaterhouseCoopers.

         23.2+++         Consent of Aldrich, Kilbride & Tatone, LLP.

         23.3+++         Consent of Melman, Alton & Co.

         23.4+++ Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 above).

         23.5+++         Consent of PricewaterhouseCoopers.

         24.1++ Powers of Attorney (included as part of signature pages to this registration statement).

         25.1++ Statement of Eligibility and Qualification on Form T-1 of Wells Fargo Bank Minnesota, N.A., as Trustee, under the Indenture filed as Exhibit 4.4 hereto.

         99.1++          Form of Letter of Transmittal.

         99.2++          Form of Notice of Guaranteed Delivery.

         99.3++          Form of Letter to Brokers.

         99.4++          Form of Letter to Clients.


+        Exhibit is a management contract or compensatory plan.
++ Previously filed together with the Registration Statement on Form S-4, dated May 9, 2001 (Registration No. 333-60572) of Alamosa (Delaware), Inc. and herein incorporated by reference.
+++      Filed with this prospectus.



ITEM 22.  UNDERTAKINGS

         (A) The undersigned Registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrants hereby undertake:

                  Insofar as indemnification for liabilities arising under the
             Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (C) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (D) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lubbock, State of Texas, on June 8, 2001.


                                          ALAMOSA (DELAWARE), INC.


                                          /s/ David E. Sharbutt       6/8/01
                                          ----------------------------------
                                          David E. Sharbutt
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Alamosa (Delaware), Inc., hereby severally and individually constitute and appoint David E. Sharbutt, the true and lawful attorney and agent (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                   /s/ David E. Sharbutt                6/8/01
                                   --------------------------------------------
                                   David E. Sharbutt                      Date
                                   Chairman of the Board of Directors
                                   and Chief Executive Officer
                                   (Principal Executive Officer)



                                    /s/ Kendall W. Cowan                6/8/01
                                   ---------------------------------------------
                                   Kendall W. Cowan                        Date
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)





                                   ---------------------------------------------
                                   Michael R. Budagher                     Date
                                   Director

                                   /s/ David E. Sharbutt*                 6/8/01
                                   ---------------------------------------------
                                   for Ray M. Clapp, Jr.                   Date
                                   Director



                                   /s/ David E. Sharbutt*                 6/8/01
                                   ---------------------------------------------
                                   for Scotty Hart                         Date
                                   Director



                                   /s/ David E. Sharbutt*                 6/8/01
                                   ---------------------------------------------
                                   for Thomas Hyde                         Date
                                   Director



                                   /s/ David E. Sharbutt*                 6/8/01
                                   ---------------------------------------------
                                   for Schuyler B. Marshall                Date
                                   Director



                                   /s/ David E. Sharbutt*                 6/8/01
                                   ---------------------------------------------
                                   for Tom M. Phelps                       Date
                                   Director



                                   /s/ David E. Sharbutt*                 6/8/01
                                   ---------------------------------------------
                                   for Jimmy R. White                      Date
                                   Director




                                   ---------------------------------------------
                                   Thomas F. Riley                         Date
                                   Director




                                   ---------------------------------------------
                                   Michael V. Roberts                      Date
                                   Director



                                   ---------------------------------------------
                                   Steven C. Roberts                       Date
                                   Director


* By:  /s/ David E. Sharbutt
       ---------------------
       Attorney-in-fact

                                    Exhibits
                                    --------


         EXHIBIT
         NUMBER:         EXHIBIT TITLE
         2.1             Amended and Restated Agreement and Plan of
                         Reorganization, dated as of December 14, 2000, by and
                         among Alamosa PCS Holdings, Inc., Alamosa Holdings,
                         Inc., Alamosa (Delaware), Inc. and Alamosa Sub I, Inc.,
                         filed as Exhibit 2.1 to Amendment No. 1 to the
                         Registration State ment on Form S-4, dated January 12,
                         2001 (Registration No. 333-47916) of Alamosa Holdings,
                         Inc., which exhibit is incorporated herein by
                         reference.

         2.2             Amended and Restated Agreement and Plan of
                         Reorganization, dated as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., Alamosa Holdings, Inc.,
                         Alamosa Sub I, Inc., Roberts Wireless Communications,
                         LLC, and Members of Roberts Wireless Communications,
                         L.L.C., filed as Exhibit 2.2 to Amendment No. 1 to the
                         Registration Statement on Form S-4, dated January 12,
                         2001 (Registration No. 333-47916) of Alamosa Holdings,
                         Inc., which exhibit is incorporated herein by reference.

         2.3             Amended and Restated Agreement and Plan of
                         Reorganization, dated as of July 31, 2000, by and among Alamosa PCS Holdings, Inc., Alamosa Holdings, Inc.,
                         Alamosa Sub I, Inc., Washington Oregon Wireless, LLC,
                         Members of Washington Oregon Wireless, LLC and WOW
                         Holdings, LLC, filed as Exhibit 2.3 to Amendment No. 1 to the Registration State ment on Form S-4, dated
                         January 12, 2001 (Registration No. 333-47916) of
                         Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         2.4             Agreement and Plan of Merger, dated as of December 13,
                         2000, by and among Alamosa PCS Holdings, Inc., Twenty
                         Holdings, Inc. and Ten Acquisition, Inc., filed as
                         Exhibit 2.4 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         2.5             Agreement and Plan of Merger, dated as of March 9,
                         2001, by and among Alamosa PCS Holdings, Inc., Forty
                         Acquisition, Inc., Southwest PCS Holdings, Inc.
                         ("Southwest") and the stockholders of Southwest, filed as Exhibit 2.1 to the Current Report on Form 8-K, dated
                         April 5, 2001, of Alamosa Holdings, Inc., which exhibit is incorporated herein by reference.

         3.1             Restated Certificate of Incorporation of Alamosa
                         (Delaware), Inc. filed as Exhibit 3.1 to Form 10-K of Alamosa (Delaware), Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         3.2++           Amended and Restated Bylaws of Alamosa (Delaware), Inc.

         4.1++           Specimen Common Stock Certificate of Alamosa
                         (Delaware).





         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         4.2             Form of Indenture for 12 7/8% Senior Discount Notes due
                         2010, by and among Alamosa PCS Holdings, Inc., the
                         Subsidiary Guarantors party thereto and Norwest Bank
                         Minnesota, N.A., as trustee, filed as Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form
                         S-1, dated February 1, 2000 (Registration No.
                         333-93499) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         4.3             Form of Global Note relating to the Senior Discount
                         Notes due 2010, filed as Exhibit 4.2 to the Registration Statement on Form S-1, as amended
                         (Registration No. 333-93499) of Alamosa (Delaware),
                         Inc. (formerly Alamosa PCS Holdings, Inc.), which
                         exhibit is incorporated herein by reference.

         4.4 Indenture for 12 1/2% Senior Notes due 2011, dated as of January 31, 2001, by and among Alamosa (Delaware),
                         Inc., the Subsidiary Guarantors party thereto and Wells
                         Fargo Bank Minnesota, N.A., as trustee, filed as
                         Exhibit 4.4 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.5             Form of Global Note relating to the Senior Notes due
                         2011, filed as Exhibit 4.5 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.6             First Supplemental Indenture for 12 7/8% Senior
                         Discount Notes due 2010, dated as of January 31, 2001, among Alamosa Finance, LLC, LLC, Alamosa Limited, LLC and Wells Fargo Bank Minnesota, N.A., (formerly known as Norwest Bank Minnesota, N.A.), as trustee, filed as
                         Exhibit 4.6 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.7 First Supplemental Indenture for 12 1/2% Senior Notes due 2011, dated as of February 14, 2001, among Roberts
                         Wireless Communications, L.L.C., Roberts Wireless
                         Properties, LLC, Washington Oregon Wireless, LLC,
                         Alamosa Holdings, LLC, Alamosa Properties, L.P.,
                         Alamosa (Wisconsin) Properties, LLC, Washington Oregon
                         Wireless Properties, LLC, Washington Oregon Wireless
                         Licenses, LLC and Wells Fargo Bank Minnesota, N.A.,
                         (formerly known as Norwest Bank Minnesota, N.A.), as trustee, filed as Exhibit 4.7 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.




         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         4.8             Second Supplemental Indenture for 12 7/8% Senior
                         Discount Notes due 2010, dated as of February 14, 2001, among Roberts Wireless Communications, L.L.C., Roberts
                         Wireless Properties, LLC, Washington Oregon Wireless,
                         LLC, Alamosa Holdings, LLC, Alamosa Properties, L.P.,
                         Alamosa (Wisconsin) Properties, LLC, Washington Oregon
                         Wireless Properties, LLC, Washington Oregon Wireless
                         Licenses, LLC and Wells Fargo Bank Minnesota, N.A.,
                         (formerly known as Norwest Bank Minnesota, N.A.), as trustee, filed as Exhibit 4.8 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.9             Registration Rights Agreement, dated as of January 24,
                         2001, by and among Alamosa (Delaware), Inc. and Salomon
                         Smith Barney Inc., TD Securities (USA) Inc., Credit
                         Suisse First Boston Corporation, First Union
                         Securities, Inc., Lehman Brothers Inc., Scotia Capital
                         (USA) Inc., filed as Exhibit 4.9 to Form 10-K of
                         Alamosa Holdings, Inc. for the year ended December 31,
                         2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         4.10++          Third Supplemental Indenture for 12 7/8% Senior
                         Discount Notes due 2010, dated as of March 30, 2001, among SWLP, L.L.C., SWGP, L.L.C., Southwest PCS, L.P.,
                         Southwest PCS Properties, LLC, Southwest PCS Licenses,
                         LLC and Wells Fargo Bank Minnesota, N.A., as trustee.

         4.11++ Second Supplemental Indenture for 12 1/2% Senior Notes due 2011, dated as of March 30, 2001, among SWLP, L.L.C., SWGP, L.L.C., Southwest PCS, L.P., Southwest
                         PCS Properties, LLC, Southwest PCS Licenses, LLC and
                         Wells Fargo Bank Minnesota, N.A., as trustee.

         5.1+++          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

         10.1 CDMA 1900 SprintCom Additional Affiliate Agreement dated as of December 21, 1998 by and between Alamosa
                         PCS, LLC and Northern Telecom, Inc., filed as Exhibit
                         10.1 to Amendment No. 3 to the Registration Statement on Form S-1, dated February 1, 2000 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.2 Amendment No. 1 to DMS-MTX Cellular Supply Agreement dated as of January 12, 1999 by and between Alamosa
                         PCS, LLC and Nortel Networks Inc. as an amendment to
                         Exhibit 10.1 described above, filed as Exhibit 10.2 to Amendment No. 3 to the Registration Statement on Form
                         S-1, dated February 1, 2000 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.





         10.3 Amendment No. 2 to DMS-MTX Cellular Supply Agreement, dated as of March 1, 1999 by and between Alamosa PCS, LLC and Nortel Networks Inc. as an amendment to Exhibits 10.1 and 10.2 described above, filed as
                         Exhibit 10.3 to Amendment No. 3 to the Registration
                         Statement on Form S-1, dated February 1, 2000
                         (Registration No. 333-89995) of Alamosa (Delaware),
                         Inc. (formerly Alamosa PCS Holdings, Inc.), which
                         exhibit is incorporated herein by reference.

         10.4 Amendment No. 3 to DMS-MTX Cellular Supply Agreement, dated as of August 11, 1999 by and between Alamosa PCS, LLC and Nortel Networks Inc. as an amendment to Exhibits 10.1, 10.2 and 10.3 described above, filed as
                         Exhibit 10.4 to Amendment No. 1 to the Registration
                         Statement on Form S-1, dated December 22, 1999
                         (Registration No. 333-89995) of Alamosa (Delaware),
                         Inc. (formerly Alamosa PCS Holdings, Inc.), which
                         exhibit is incorporated herein by reference.

         10.5 Sprint PCS Management Agreement (Wisconsin), as amended by Addendum I, dated as of December 6, 1999 by and between Sprint Spectrum, LP, WirelessCo, LP and Alamosa
                         Wisconsin Limited Partnership, filed as Exhibit 10.10 to Amendment No. 3 to the Registration Statement on
                         Form S-1, dated February 1, 2000 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.6            Sprint PCS Services Agreement (Wisconsin,) dated as of
                         December 6, 1999, by and between Sprint Spectrum, LP and Alamosa Wisconsin Limited Partnership, filed as
                         Exhibit 10.11 to Amendment No. 3 to the Registration
                         Statement on Form S-1, dated February 1, 2000
                         (Registration No. 333-89995) of Alamosa (Delaware),
                         Inc. (formerly Alamosa PCS Holdings, Inc.), which
                         exhibit is incorporated herein by reference.

         10.7            Sprint Trademark and Service Mark License Agreement
                         (Wisconsin), dated as of December 6, 1999, by and between Sprint Communications Company, LP and Alamosa
                         Wisconsin Limited Partnership, filed as Exhibit 10.12 to Amendment No. 3 to the Registration Statement on
                         Form S-1, dated February 1, 2000 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.8            Sprint Spectrum Trademark and Service Mark License
                         Agreement (Wisconsin), dated as of December 6, 1999, by and between Sprint Spectrum, LP and Alamosa Wisconsin
                         Limited Partnership, filed as Exhibit 10.13 to
                         Amendment No. 3 to the Registration Statement on Form
                         S-1, dated February 1, 2000 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.





         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.9            Engineering Service Contract, System Design and
                         Construction Inspection, dated as of July 27, 1998, as amended, by and between Alamosa PCS, LLC and Hicks &
                         Ragland Engineering Co., Inc., filed as Exhibit 10.14 to Amendment No. 1 to the Registration Statement on
                         Form S-1, dated December 22, 1999 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.10 Master Site Development and Lease Agreement, as amended, dated as of August 1998, by and between Alamosa PCS, LLC and Specialty Capital Services, Inc., filed as Exhibit 10.15 to Amendment No. 3 to the Registration Statement on Form S-1, dated December 22,
                         1999 (Registration No. 333-89995) of Alamosa
                         (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.11+ Employment Agreement, effective as of October 1, 1999, by and between Alamosa PCS LLC and David E. Sharbutt, filed as Exhibit 10.20 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19,
                         2000 (Registration No. 333-89995) of Alamosa
                         (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.12+ Employment Agreement, effective as of December 1, 1999, by and between Alamosa PCS, LLC and Kendall W. Cowan, filed as Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19,
                         2000 (Registration No. 333-89995) of Alamosa
                         (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.13           Sprint PCS Management Agreement, as amended by Addendum
                         I, dated as of December 23, 1999, by and between Sprint
                         Spectrum, LP, WirelessCo, LP, Cox Communications PCS,
                         L.P., Cox CPS License, LLC, SprintCom, Inc. and Alamosa
                         PCS, LLC, filed as Exhibit 10.22 to Amendment No. 3 to the Registration Statement on Form S-1, dated January
                         19, 2000 (Registration No. 333-89995) of Alamosa
                         (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.14           Sprint PCS Services Agreement, dated as of December 23,
                         1999, by and between Sprint Spectrum, LP and Alamosa
                         PCS, LLC, filed as Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-1, dated January
                         19, 2000 (Registration No. 333-89995) of Alamosa
                         (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.





         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.15 Sprint Trademark and Service Mark License Agreement, dated as of December 23, 1999 by and between Sprint
                         Communications Company, LP and Alamosa PCS, LLC, filed as Exhibit 10.24 to Amendment No. 2 to the Registration
                         Statement on Form S-1, dated January 19, 2000
                         (Registration No. 333-89995) of Alamosa (Delaware),
                         Inc. (formerly Alamosa PCS Holdings, Inc.), which
                         exhibit is incorporated herein by reference.

         10.16 Sprint Spectrum Trademark and Service Mark Agreement, dated as of December 23, 1999, by and between Sprint
                         Spectrum, LP and Alamosa PCS, LLC, filed as Exhibit
                         10.25 to Amendment No. 2 to the Registration Statement on Form S-1, dated January 19, 2000 (Registration No.
                         333-89995) of Alamosa (Delaware), Inc. (formerly
                         Alamosa PCS Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.17 Amendment No. 4 to DMS-MTX Cellular Supply Agreement by and between Alamosa PCS, LLC and Nortel Networks Inc.
                         as an amendment to Exhibits 10.1, 10.2, 10.3 and 10.4 described above, effective as of February 8, 2000, filed as Exhibit 10.20 to Form 10-K of Alamosa
                         (Delaware), Inc. (formerly Alamosa PCS Holdings, Inc.), for the year ended December 31, 1999, dated March 23, 2000 which exhibit is incorporated herein by reference.

         10.18+ Amended and Restated Employment Agreement effective as of October 1, 1999 by and between Alamosa PCS, LLC and
                         Jerry Brantley, filed as Exhibit 10.29 to Amendment No.
                         2 to the Registration Statement on Form S-1, dated
                         January 19, 2000 (Registration No. 333-89995) of
                         Alamosa (Delaware), Inc. (formerly Alamosa PCS
                         Holdings, Inc.), which exhibit is incorporated herein by reference.

         10.19+ Amended and Restated Employment Agreement, effective as of October 1, 1999, by and between Alamosa PCS, LLC and
                         W. Don Stull, filed as Exhibit 10.21 to the
                         Registration Statement on Form S-4, dated October 12,
                         2000 (Registration No. 333-47916) of Alamosa Holdings,
                         Inc., which exhibit is incorporated herein by reference.

         10.20 Amended and Restated Master Design Build Agreement, dated as of March 21, 2000, by and between Texas
                         Telecommunications, L.P. and Alamosa Wisconsin Limited
                         Partnership and SBA Towers, Inc., filed as Exhibit
                         10.23 to Form 10-K of Alamosa (Delaware), Inc.
                         (formerly Alamosa PCS Holdings, Inc.), for the year ended December 31, 1999, dated March 23, 2000 which exhibit is incorporated herein by reference.

         10.21+ Employment Agreement effective as of June 1, 2000, by and between Alamosa, Texas Telecommunications, LP and
                         Loyd Rinehart, filed as Exhibit 10.25 to the Registration Statement on Form S-4, dated October 12,
                         2001 (Registration No. 333-47916) of Alamosa Holdings,
                         Inc., which exhibit is incorporated herein by reference.




         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.22 Security Agreement, dated as of January 31, 2001, by and among Alamosa (Delaware), Inc., Wells Fargo Bank
                         Minnesota, N.A., as security agent, Wells Fargo Bank
                         Minnesota, N.A., as collateral agent, Wells Fargo Bank
                         Minnesota, N.A., as trustee under the 2001 Indenture
                         (as to paragraph 6(b) and Wells Fargo Bank Minnesota,
                         N.A., as trustee under the 2000 Indenture (as to paragraph 6(b)), filed as Exhibit 10.22 to Form 10-K of Alamosa Holdings, Inc. for the year ended December 31,
                         2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.23+++        Amended and Restated Credit Agreement, dated as of
                         March 30, 2001, by and among Alamosa Holdings, LLC,
                         Alamosa Holdings, Inc., Alamosa (Delaware), Inc., the lenders party thereto, Citicorp USA, Inc., as administrative and collateral agent, Export
                         Development Corporation, as co-documentation agent,
                         First Union National Bank, as documentation agent,
                         Toronto Dominion (Texas), Inc. as syndication agent,
                         Export Development Corporation and First Union
                         Securities, Inc., as lead arrangers and Salomon Smith
                         Barney Inc. and TD Securities (USA) Inc. as joint lead arrangers and joint book managers, for a $333,000,000 credit facility, as amended by the First Amendment and Waiver dated May 8, 2001 (attached thereto).

         10.24++         Amended and Restated Security Agreement, dated as of
                         March 30, 2001, by and among Alamosa (Delaware), Inc.,
                         Alamosa Holdings, LLC, each subsidiary of Alamosa
                         (Delaware), Inc. listed on Schedule I thereto, and Citicorp USA, Inc., as collateral agent.

         10.25++         Amended and Restated Pledge Agreement, dated as of
                         March 30, 2001, among Alamosa (Delaware), Inc., Alamosa
                         Holdings, LLC, each Subsidiary of Alamosa (Delaware),
                         Inc. listed on Schedule I thereto and Citicorp USA,
                         Inc., as collateral agent.

         10.26++ Amended and Restated Consent and Agreement, dated as of March 30, 2001, by and among Sprint Spectrum L.P.,
                         SprintCom, Inc., Sprint Communications Company, L.P.,
                         Cox Communications PCS, L.P., Cox PCS License, LLC,
                         WirelessCo, L.P., and Citicorp USA, Inc., as administrative agent.

         10.27           Addendum II to Sprint PCS Management Agreement
                         (Wisconsin), dated as of February 8, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint
                         Communications Company, L.P., and Alamosa Wisconsin
                         Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.27 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.




         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.28           Addendum III to Sprint PCS Management Agreement
                         (Wisconsin), dated as of April 25, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint
                         Communications Company, L.P., and Alamosa Wisconsin
                         Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.28 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.29           Addendum IV to Sprint PCS Management Agreement
                         (Wisconsin), dated as of June 23, 2000, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint
                         Communications Company, L.P., and Alamosa Wisconsin
                         Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.29 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.30           Addendum V to Sprint PCS Management Agreement
                         (Wisconsin), dated as of February 14, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint
                         Communications Company, L.P., and Alamosa Wisconsin
                         Limited Partnership as an amendment to Exhibit 10.5 above, filed as Exhibit 10.30 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.31 Addendum II to Sprint PCS Management Agreement, dated as of February 8, 2000, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.31 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.32 Addendum III to Sprint PCS Management Agreement, dated as of April 25, 2000, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.32 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.33 Addendum IV to Sprint PCS Management Agreement, dated as of June 23, 20001, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.33 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.





         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.34 Addendum V to Sprint PCS Management Agreement, dated as of January 8, 2001, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.34 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.35 Addendum VI to Sprint PCS Management Agreement, dated as of February 14, 2001, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P., and Texas Telecommunications, LP as an amendment to Exhibit 10.13 above, filed as Exhibit 10.35 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.36           Sprint PCS Management Agreement, dated as of June 8,
                         1998, as amended by Addendum I - VIII, between Sprint
                         Spectrum L.P., SprintCom, Inc. and Roberts Wireless
                         Communications, L.L.C, filed as Exhibit 10.36 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.37           Sprint PCS Services Agreement, dated as of June 8,
                         1998, between Sprint Spectrum L.P. and Roberts Wireless
                         Communications, L.L.C., filed as Exhibit 10.37 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.38 Sprint Trademark and Service Mark License Agreement, dated as of June 8, 1998, between Sprint Communications
                         Company, L.P. and Roberts Wireless Communications,
                         L.L.C., filed as Exhibit 10.38 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.39           Sprint Spectrum Trademark and Service Mark License
                         Agreement, dated as of December 8, 1998, between Sprint
                         Spectrum L.P. and Roberts Wireless Communications,
                         L.L.C., filed as Exhibit 10.39 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.40           Sprint PCS Management Agreement, dated as of January
                         25, 1999, as amended by Addendum I - III, between
                         Sprint Spectrum L.P., WirelessCo, L.P. and Washington
                         Oregon Wireless, LLC, filed as Exhibit 10.40 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.




         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.41           Sprint PCS Services Agreement, dated as of January 25,
                         1999, between Sprint Spectrum L.P. and Washington
                         Oregon Wireless, LLC, filed as Exhibit 10.41 to Form
                         10-K of Alamosa Holdings, Inc. for the year ended
                         December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.42 Sprint Trademark and Service Mark License Agreement, dated as of January 25, 1999, between Sprint
                         Communications Company, L.P. and Washington Oregon
                         Wireless, LLC, filed as Exhibit 10.42 to Form 10-K of
                         Alamosa Holdings, Inc. for the year ended December 31,
                         2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.43           Sprint Spectrum Trademark and Service Mark License
                         Agreement, dated as of January 25, 1999, between Sprint
                         Spectrum L.P. and Washington Oregon Wireless, LLC, filed as Exhibit 10.43 to Form 10-K of Alamosa
                         Holdings, Inc. for the year ended December 31, 2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.44+ Employment Agreement, effective as of July 24, 2000, by and between Alamosa PCS Holdings, Inc. and Anthony
                         Sabatino, filed as Exhibit 10.44 to Form 10-K of
                         Alamosa Holdings, Inc. for the year ended December 31,
                         2000, dated March 27, 2001, which exhibit is incorporated herein by reference.

         10.45++         Addendum VI to Sprint PCS Management Agreement
                         (Wisconsin), dated March 30, 2001, by and between Sprint Spectrum L.P., WirelessCo, L.P., Sprint
                         Communications Company, L.P. and Alamosa Wisconsin
                         Limited Partnership, as an amendment to Exhibit 10.5 above.

         10.46++ Addendum VII to Sprint PCS Management Agreement, dated as of March 30, 2001, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P. and Texas Telecommunications, LP, as an amendment to Exhibit 10.13 above.

         10.47++ Addendum IX to Sprint PCS Management Agreement, dated as of March 30, 2001, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P. and Roberts Wireless Communications, as an amendment to Exhibit 10.36 above.

         10.48++ Addendum IV to Sprint PCS Management Agreement, dated as of March 30, 2001, by and between Sprint Spectrum
                         L.P., WirelessCo, L.P., Sprint Communications Company,
                         L.P. and Washington Oregon Wireless, LLC, as an amendment to Exhibit 10.40 above.

         10.49++ Sprint PCS Management Agreement, dated March 30, 2001, as amended by Addendum IV, by and between Sprint
                         Spectrum, L.P., SprintCom, Inc. and Southwest PCS, L.P.

         10.50++ Sprint PCS Services Agreement, dated July 10, 1998, between Sprint Spectrum L.P. and Southwest PCS, L.P.





         EXHIBIT
         NUMBER:         EXHIBIT TITLE

         10.51++ Sprint Trademark and Service Mark License Agreement, dated July 10, 1998, between Sprint Communications
                         Company, L.P. and Southwest PCS, L.P.

         10.52++         Sprint Spectrum Trademark and Service Mark License
                         Agreement, dated July 10, 1998, between Sprint Spectrum
                         L.P. and Southwest PCS, L.P.

         12.1++          Statement Regarding the Computation of Ratio of
                         Earnings to Fixed Charges.

         21.1++          List of Subsidiaries.

         23.1+++         Consent of PricewaterhouseCoopers.

         23.2+++         Consent of Aldrich, Kilbride & Tatone, LLP.

         23.3+++         Consent of Melman, Alton & Co.

         23.4+++         Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                         (included in Exhibit 5.1 above).

         23.5+++         Consent of PricewaterhouseCoopers.

         24.1++ Powers of Attorney (included as part of signature pages to this registration statement).

         25.1++ Statement of Eligibility and Qualification on Form T-1 of Wells Fargo Bank Minnesota, N.A., as Trustee, under the Indenture filed as Exhibit 4.4 hereto.

         99.1++          Form of Letter of Transmittal.

         99.2++          Form of Notice of Guaranteed Delivery.

         99.3++          Form of Letter to Brokers.

         99.4++          Form of Letter to Clients.


+        Exhibit is a management contract or compensatory plan.
++ Previously filed together with the Registration Statement on Form S-4, dated May 9, 2001 (Registration No. 333-60572) of Alamosa (Delaware), Inc. and herein incorporated by reference.
+++      Filed with this prospectus.